Preliminary Offering Circular dated March 24, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A TIER II OFFERING

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED MARCH 24, 2022, SUBJECT TO COMPLETION

MedMen Enterprises Inc.

Maximum Offering Amount: $20,000,000

133,333,333 Class B Subordinate Voting Shares

At a price range of $0.10 to $0.15 per Share

10115 Jefferson Boulevard

Culver City, CA 90232

www.medmen.com

(424) 330-2082

This is the public offering (the “Offering”) of securities of MedMen Enterprises Inc. (the “Company”) We are offering a maximum of 133,333,333 shares of Class B Subordinate Voting Shares, no par value (“Subordinate Voting Shares”), at an offering price of between $0.10 and $0.15 per share (the “Shares”). The price will be fixed and established after qualification. Once the price is set, it will remain fixed for the duration of the Offering.

All of our shares of Class B Subordinate Voting Shares are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. This Offering will be conducted directly by the Company and its management to investors or we may engage broker-dealers and selling agents. For sales through the Company and its management, our officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares, and will not receive any commission or any other remuneration for these sales.

Our Subordinate Voting Shares trade on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”. The closing sales price of our Subordinate Voting Shares on the CSE on March 22, 2022 was C$0.1450 per share. Our Subordinate Voting Shares also trade on the OTCQX under the symbol “MMNFF.” The last reported sales price of our Subordinate Voting Shares on the OTCQX on March 22, 2022 was $-0.1170 per share.

Title of Class of Securities to be Qualified	Price to Public (1)	Agent Commissions (2)	Proceeds to the Company (3)	Proceeds to other persons
Per Share	$0.15	$0	$0.15	None
Total Maximum Shares	$20,000,000.00	$0	$20,000,000.00	None

(1)	Assumes the maximum of the Offering Price range of the Shares pursuant to Instruction 1(j) to Form 1-A and Rule 251(a) of Regulation A.
(2)	The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(3)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $50,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the maximum amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum amount or (ii) the termination date. We expect to commence the sale of the Shares within two calendar days of the date on which the offering statement of which this Offering Circular is a part is qualified by the U.S. Securities and Exchange Commission (“SEC”). This Offering will terminate on the earlier of (i) two years from the date of qualification by the SEC, (ii) the date on which the maximum offering is sold, or (iii) when the Board of Directors of the Company elects to terminate the offering (in each such case, the “Termination Date”). There is no aggregate minimum requirement for the Offering to become effective, therefore we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including without limitation, research and development expenses, inventory, offering expenses, working capital and general corporate purposes and other uses as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

These securities are speculative and involve a high degree of risk. You should purchase Shares and Warrants only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 5, to read about the risks you should consider before buying Shares.

These securities are being offered in Canada under applicable prospectus exemptions. None of the securities are being offered in the United States and residents of the United States will not be permitted to invest in the Offering unless it has been qualified in the investor’s state of residence.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The securities underlying this Offering Circular may not be sold until qualified by the Securities and Exchange Commission. This Offering Circular is not an offer to sell, nor soliciting an offer to buy, any of our Class B Subordinate Voting Shares in any state or other jurisdiction in which such sale is prohibited.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a smaller reporting company within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form S-1.

The date of this Offering Circular is        , 2022.

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of an offering statement (the “Offering Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using a continuous offering process. Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “MedMen Enterprises”, “MedMen” or the “Company,” “we,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of MedMen Enterprises Inc., a company organized under the laws of British Columbia, Canada, and its subsidiaries. The Company’s principal address is 10115 Jefferson Boulevard, Culver City, California 90232.

Financial Information

The Company presents its consolidated financial statements in United States dollars, and the financial statements of the Company in this Offering Circular are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and to evaluate the Company’s financial performance.

Additional Information

We are offering to sell, and seeking offers to buy, the Shares and Warrants only in jurisdictions where offers and sales are permitted. None of the Shares or Warrants are being offered in the United States and residents of the United States will not be permitted to invest in the Offering unless it has been qualified in the investor’s state of residence. Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of the securities. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some, but not all, cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “objective”, “plan”, “possible”, “potential”, “project”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	the business, revenue, results and future activities of, and developments related to, the Company after the date of this MD&A, including as a result of the impact of COVID-19, and planned reductions of operating expenses,

●	future business strategy, competitive strengths, goals, future expansion and growth of the Company’s business and operations,

●	the successful implementation of cost reduction strategies and plans, expectations and any targets for such strategies and plans, including expected additional improvements in reduction of Corporate SG&A (Non-GAAP) in upcoming quarters,

●	whether any proposed transactions will be completed on the current terms and contemplated timing,

●	expectations for the effects of any such proposed transactions, including the potential number and location of dispensaries or licenses to be acquired or disposed of,

●	the ability of the Company to successfully achieve its business objectives as a result of completing such proposed acquisitions or dispositions,

●	the contemplated use of proceeds remaining from previously completed capital raising activities,

●	the application for additional licenses and the grant of licenses or renewals of existing licenses for which the Company has applied or expects to apply,

●	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts,

●	the expansion into additional markets,

●	expectations as to the development and distribution of the Company’s brands and products,

●	new revenue streams,

●	the impact of the Company’s digital and online strategy,

●	the implementation or expansion of the Company’s in-store and curbside pickup services and delivery,

●	the ability of the Company to successfully execute its strategic plans,

●	any changes to the business or operations as a result of any potential future legalization of adult-use and/or medical cannabis under U.S. federal law,

●	expectations of market size and growth in the United States and the states in which the Company operates or contemplates future operations and the effect that such growth will have on the Company’s financial performance,

●	statements that imply or suggest that returns may be experienced by investors or the level thereof,

●	expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally,

●	the outcome of litigation and other proceedings, and

●	other events or conditions that may occur in the future.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on assumptions, estimates, analysis and opinions of management of the Company at the time they were provided or made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements.

Forward-looking information and statements are not a guarantee of future performance and are based upon estimates and assumptions of management at the date the statements are made. While the Company considers these estimates and assumptions to be reasonable, the estimates and assumptions are inherently subject to significant business, social, economic, political, regulatory, public health, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many estimates and assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct. Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, among others:

●	cannabis remains illegal under federal law, and enforcement of cannabis laws could change,

●	uncertain and changing U.S. regulatory landscape and enforcement related to cannabis, including political risks,

●	risks and uncertainties related to the outbreak of COVID-19 and the impact it may have on the global economy and retail sector, particularly the cannabis retail sector in the states in which the Company operates, and on regulation of the Company’s activities in the states in which it operates, particularly if there is any resurgence of the pandemic in the future,

●	the ability to raise sufficient capital to advance the business of the Company and to fund planned operating and capital expenditures and acquisitions,

●	achieving the anticipated results of the Company’s strategic plans,

●	the inability to effectively manage growth,

●	the ability to manage anticipated and unanticipated costs,

●	recurring losses from operations and a net working capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern,

●	the inability to satisfy operational and financial covenants under the Company’s existing debt obligations and other ongoing obligations as they become payable,

●	risks related to contracts with and the inability to satisfy obligations to third-party service providers,

●	adverse changes in public opinion and perception of the cannabis industry,

●	the level of demand for cannabis products, including the Company’s and third-party products sold by the Company,

●	competition for the acquisition and leasing of properties suitable for the cultivation, production and sale of medical and adult use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition,

●	operating in a highly regulated sector and ability to fully comply with applicable regulatory requirements in all jurisdictions where our business is conducted,

●	limitations on ownership of cannabis licenses,

●	the inability to consummate proposed dispositions and the inability to obtain required regulatory approvals and third-party consents and the satisfaction of other conditions to the consummation of the proposed dispositions on the proposed terms and schedule,

●	the potential adverse impacts of the announcement or consummation of proposed dispositions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors,

●	the diversion of management time on the proposed dispositions,

●	risks related to future acquisitions or dispositions, resulting in unanticipated liabilities,

●	reliance on the expertise and judgment of senior management of the Company as well as the ability to attract and maintain key personnel,

●	increasing competition in the industry,

●	risk of costly litigation (both financially and to the brand and reputation of the Company and relationships with third parties),

●	risks associated with jointly owned investments,

●	the continuing availability of third-party service providers, products and other inputs for the Company’s operations,

●	inputs, suppliers and skilled labor being unavailable or available only at uneconomic costs,

●	civil asset forfeiture and being subject to proceeds of crime statutes,

●	risks relating to anti-money laundering laws and regulation,

●	risks of new and changing governmental and environmental regulation,

●	risk of becoming subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco and Firearms,

●	risks related to the unenforceability of contracts,

●	risks inherent in an agricultural business,

●	risks related to proprietary intellectual property and potential infringement by third parties,

v

●	costs associated with the Company being a publicly-traded company under U.S. securities laws,

●	the dilutive impact of raising additional financing through equity or convertible debt,

●	increases in energy costs,

●	risks associated with cannabis products manufactured for human consumption, including potential product recalls,

●	the Company’s ability to conduct operations in a safe, efficient and effective manner,

●	breaches of and unauthorized access to the Company’s systems and related cybersecurity risks,

●	constraints on marketing cannabis products,

●	fraudulent activity by employees, contractors and consultants,

●	tax and insurance related risks, including any changes in cannabis or cultivation tax rates,

●	risks related to its insurance coverage and uninsurable risks,

●	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada,

●	sales by existing shareholders negatively impacting market prices,

●	the limited market for securities of the Company, and

●	general economic risks and challenging global economic conditions.

Readers are cautioned that the foregoing lists are not exhaustive of all factors, estimates and assumptions that may apply to or impact the Company’s results. Although the Company has attempted to identify important factors that could cause actual results to differ materially from the forward-looking information and statements contained in this Offering Circular, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented to assist readers in understanding the Company’s expected financial and operating performance and the Company’s plans and objectives and may not be appropriate for other purposes. The forward-looking information and statements contained in this Offering Circular represents the Company’s views and expectations as of the date of this prospectus unless otherwise indicated. The Company anticipates that subsequent events and developments may cause its views and expectations to change. However, while the Company may elect to update such forward-looking information and statements at a future time, it has no current intention of and assumes no obligation for doing so, except to the extent required by applicable law.

Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of this prospectus.

This Offering Circular contains references to both United States dollars and Canadian dollars. Unless otherwise noted herein, references to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

General

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, and Chicago. MedMen offers a robust selection of high-quality products, including MedMen-owned brands, LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up.

As of September 15, 2021, the Company operates 23 store locations across California (12), Florida (6), Nevada (3), Illinois (1), and Arizona (1). The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets. The Company has plans to open additional retail stores over the next 12 months, including, but not limited to the following cities:

●	San Francisco, CA

●	Morton Grove, IL

●	Boston, MA

●	Newton, MA

●	Miami - South Beach, FL

●	Jacksonville, FL

●	Deerfield Beach, FL

●	Tampa, FL

●	Sarasota, FL

●	Tallahassee, FL

The Company expects to continue strengthening its pipeline of stores through acquisitions, partnerships and applications for new licenses, with a focus on recreational states such as California, Nevada, Arizona, Illinois and Massachusetts and medical states such as Florida.

In addition to expanding its physical store network in markets across the U.S., the Company plans to continue scaling its digital platform. The Company launched statewide same-day delivery in California in August 2019 and launched delivery in Nevada in September 2019. See “In-Store Pickup and Delivery” under the Section “Business” for further information about the Company’s delivery operations.

The Company launched MedMen Buds, the Company’s loyalty program in July 2019. The program currently is offered in all of the Company’s stores in Arizona, Nevada, Florida, and California and has more than 500,000 members. See “Loyalty Program” under the Section “Business” for further information about the Company’s loyalty program.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. In California and Nevada, the Company is in discussions for the potential sublease of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. See “Cultivation and Production Operations” under the Section “Business” for further information about the Company’s cultivation and production operations.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, and Massachusetts. Pursuant to an investment agreement entered into in February 2021, the Company is currently in the process of transferring the licenses its holds within New York, which are subject to regulatory approval. The Company views Nevada, California, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California. See “Management Services” under the Section “Description of Business” for further information about the Company’s management services.

The Company is operated by an executive team that has significant experience in the cannabis industry and other analogous industries such as retail, technology, consumer packaged goods, alcohol and apparel.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company while either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. We intend to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, such as reduced disclosure obligations regarding executive compensation in this Offering Circular and our periodic reports and proxy statements. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

MedMen Enterprises Inc. was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia) in 1987 under the name T.M.T. Resources Inc., which was then changed to Ladera Ventures Corp (“Ladera”) in 2017. On May 28, 2018, Ladera completed a reverse takeover with MM Enterprises USA, LLC, pursuant to which Ladera became the parent of MM Enterprises USA, LLC and Ladera changed its name to “MedMen Enterprises Inc.” On May 29, 2018, the Company’s Class B Subordinate Voting Shares began trading on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”.

The Company operates through its wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp.”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”, or the “LLC”). MedMen Enterprises USA has 41 wholly-owned (either directly or indirectly) material subsidiaries. Such subsidiaries are incorporated or otherwise organized under the laws of California, Nevada, Delaware, New York, Florida, Arizona, Illinois, Massachusetts and Virginia.

The Company’s principal address is 10115 Jefferson Boulevard, Culver City, California 90232.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and thus we file annual, quarterly and special reports and other information with the Securities and Exchange Commission. Copies of documents we file with the SEC, including this prospectus and the related exhibits, may be read and copies at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the Commission are also available through the Commission’s website at the following address: http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website for free via the “Investor Relations” section at www.medmen.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this offering circular.

We intend to satisfy our Regulation A reporting obligations through the filing of our reports under the Exchange Act.

THE OFFERING

Issuer:	MedMen Enterprises Inc.

Securities offered and price per share:	A maximum of 133,333,333 Class B Subordinate Voting Shares at an offering price range of $0.11 to $0.15 per Share

Best efforts offering	There is no minimum number of Offering Shares that we must sell in order to conduct a closing in this offering. Our directors and officers shall be entitled to purchase Shares in the offering.

Number of shares of Class B Subordinate Voting Shares Outstanding before the offering	1,200,227,625 issued and outstanding as of February 28, , 2022.

Number of shares of Class B Subordinate Voting Shares Outstanding after the offering:	253,356,095 if the maximum amount of Offered Shares are sold.

Use of Proceeds:	We will use net proceeds for working capital and general corporate purposes. See “Use of Proceeds.”

Investor Residence:	The securities are being offered in all jurisdictions of Canada and may be offered in certain jurisdictions other than the United States, subject to the applicable rules and regulations of that jurisdiction. None of the securities are being offered in the United States and residents of the United States will not be permitted to invest in the Offering unless it has been qualified in the investor’s state of residence.

Risk factors	Investing in our Subordinate Voting Shares involves a high degree of risk. See “Risk Factors” beginning at page 5.

RISK FACTORS

An investment in our shares involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our shares could decline and you may lose all or part of your investment. See “Cautionary Statement Regarding Forward Looking Statements” on page iii above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

REGULATORY RISKS ASSOCIATED WITH OUR BUSINESS

Cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act and the operations of the Company may be deemed to be criminal in nature and/or subject the Company to substantial civil penalties.

MedMen both directly and indirectly engages in the medical and adult-use marijuana industry in the United States where local state law permits such activities. Investors are cautioned that in the United States, cannabis is largely regulated at the state level. Currently, in the United States, 37 states, the District of Columbia, Puerto Rico, Guam, and the U.S. Virgin Islands have legalized medical cannabis, and 18 states, in addition to the District of Columbia, the Commonwealth of the Northern Mariana Islands, and Guam, have legalized cannabis for recreational purposes or “adult-use”. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a controlled substance under the CSA and as such, cultivation, distribution, sale and possession of cannabis violates federal law in the United States. The inconsistency between federal and state laws and regulations is a major risk factor.

At this time it is uncertain what policies the current President or Attorney General will take regarding the enforcement of federal cannabis laws. Although, the Attorney General has indicated he would deprioritize enforcement of low-level cannabis crimes such as possession, it is not yet known whether the Department of Justice under President Biden and Attorney General Garland will re-adopt the United States Department of Justice Memorandum drafted by former Deputy Attorney General James Michael Cole in 2013 (the “Cole Memo”), which offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states. Due to the fact the leadership of the DOJ has changed and has not therefore introduced policies regarding the enforcement of the federal cannabis laws, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

Federal law pre-empts state law in these circumstances, so that the federal government can assert criminal violations of federal law despite state law. The level of prosecutions of state-legal cannabis operations is entirely unknown, and the current administration and DOJ has not articulated a policy regarding state legal cannabis. If the Department of Justice policy were to be to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then we could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries; and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis. Additionally, as has recently been affirmed by U.S. Customs and Border Protection, employees, directors, officers, managers and investors of MedMen who are not U.S. citizens face the risk of being barred from entry into the United States for life.

If the new Administration and Attorney General do not adopt a policy incorporating some or all of the policies articulated in the Cole Memo, then the Department of Justice or an aggressive federal prosecutor could allege that we and our Board and, potentially our shareholders, “aided and abetted” violations of federal law by providing finances and services to its operating subsidiaries. Under these circumstances, it is possible that a federal prosecutor could seek to seize our assets, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, our operations would cease, MedMen shareholders may lose their entire investment and directors, officers and/or MedMen shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on MedMen, including our reputation and ability to conduct business, its holding (directly or indirectly) of medical and adult-use cannabis licenses in the United States, the listing of our securities on the CSE or other applicable exchanges, our capital, financial position, operating results, profitability or liquidity or the market price of our listed securities.

Overall, an investor’s contribution to and involvement in MedMen’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Rohrabacher-Farr Amendment may not be Renewed Potentially Resulting in DOJ Enforcement Activities Against Entities in the Cannabis Industry.

The Rohrabacher-Farr Amendment, prohibits the DOJ from spending funds appropriated by Congress to enforce the tenets of the CSA against the medical cannabis industry in states which have legalized such activity. On December 27, 2020, the amendment was renewed through the signing of the fiscal year 2021 omnibus spending bill and is effective through September 30, 2021. There can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with state law. Such potential proceedings could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company, even if such proceedings were concluded successfully in favor of the Company.

Our business is highly regulated and dependent in large part on the ability to obtain or renew government permits and licenses for our current and contemplated operations, of which there can be no assurance.

Our business is subject to a variety of laws, regulations and guidelines relating to the cultivation, manufacture, management, transportation, storage, sale and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of our business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond our control may cause material adverse effects to our business operations.

We are required to obtain or renew government permits and licenses for our current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority and planning and zoning requirements with respect to our locations. We may not be able to obtain, amend or renew permits or licenses that are necessary to our operations. In August 2020, we received a notice from the City of Pasadena that a determination was made that there had been a material change in ownership and/or management of MedMen such that the initial application was no longer valid, resulting in losing the right to proceed through the cannabis permitting process in Pasadena. In response, we filed a lawsuit challenging the city’s determination. Any unexpected delays or costs associated with the permitting and licensing process could impede our ongoing or proposed operations. To the extent necessary permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, we may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on our business, financial condition, results of operations or prospects.

While compliance controls have been developed to mitigate the risk of any material violations of any license or certificate we hold, there is no assurance that our licenses or certificates will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses or certificates held by MedMen could impede our ongoing or planned operations and have a material adverse effect on our business, financial condition, results of operations or prospects.

We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of funds, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition, results of operations or prospects.

Public opinion and perception may significantly influence government policy and regulation of the cannabis industry, which could have a material adverse effect on our business, results of operations and prospects.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States, Canada or elsewhere. Public opinion and support for medical and adult-use marijuana has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use marijuana, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical marijuana as opposed to legalization in general). Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have a material adverse effect on our business, results of operations or prospects. There is no assurance that such adverse publicity reports or other media attention will not arise. A negative shift in the public’s perception of cannabis, including vaping or other forms of cannabis administration, in the United States, Canada or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which we could expand and perception of negative health effects from the use of vaporizers to consume cannabis could result in state and local prohibitions on the sale of vaping products for an indefinite period of time. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, results of operations or prospects. Among other things, such a shift could also cause states that have already legalized medical and/or adult-use cannabis to reevaluate the extent of, and introduce new restrictions on, the permitted activities and permitted cannabis products within their jurisdictions, which may have a material adverse effect on the Company’s business, results of operations or prospects. Recent medical alerts by the Centers for Disease Control and Prevention (the “CDC”) and state health agencies on vaping related illness and other issues directly related to cannabis consumption could potentially create an inability to fully implement our expansion strategy or could restrict the products which we sell at our existing operations, which may have a material adverse effect on our business, results of operations or prospects.

Adverse legal, regulatory or political changes could have a material adverse effect on our current and planned operations.

The success of our business strategy depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. Currently, in the United States, 37 states, the District of Columbia, Puerto Rico, Guam, and the U.S. Virgin Islands have legalized medical cannabis, and 18 states, in addition to the District of Columbia, the Commonwealth of the Northern Mariana Islands, and Guam, have legalized cannabis for recreational purposes or “adult-use”, including the states in which MedMen operates; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital. Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth targets, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict the sale of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect us and our business, results of operations, financial condition and prospects.

We are aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon our business, results of operations, financial condition or prospects. Currently, we have a large outstanding tax liability. For further information, see Note 24, “Provision For Income Taxes and Deferred Income Taxes” to our Consolidated Financial Statements included in this Offering Circular.

The commercial medical and adult-use cannabis industry is in its infancy and we anticipate that such regulations will be subject to change as the jurisdictions in which we conduct business matures. We have in place a detailed compliance program headed by our SVP of Legal who oversees, maintains, and implements the compliance program and personnel. In addition to our robust legal and compliance departments, we also have local regulatory/compliance counsel engaged in every jurisdiction (state and local) in which we operate. Such counsel regularly provides legal advice regarding compliance with state and local laws and regulation and our legal and compliance exposures under United States federal law. Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Additionally, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. We will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the cannabis industry.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at the local, state and federal levels. Our inability to respond to the changing regulatory landscape may cause us to not be successful in capturing significant market share and could otherwise harm our business, results of operations, financial condition or prospects.

We are subject to risk of civil asset forfeiture.

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

In the event that any of our operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime.

We are subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Sections 1956 and 1957 of U.S.C. Title 18 (the Money Laundering Control Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of banking and financial services presents unique and significant challenges to businesses in the marijuana industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

In February 2014, the Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) issued a memo (the “FinCEN Memo”) providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. While the FinCEN Memo has not been rescinded by the Department of Justice at this time, it remains unclear whether the current administration will follow its guidelines. Overall, the Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the Department of Justice’s current enforcement priorities could change for any number of reasons, including a change in the opinions of the President of the United States or the United States Attorney General. A change in the Department of Justice’s enforcement priorities could result in the Department of Justice prosecuting banks and financial institutions for crimes that previously were not prosecuted.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions. Furthermore, while there are no current intentions to declare or pay dividends on the Subordinate Voting Shares in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

There remains doubt and uncertainty that we will be able to legally enforce contracts we enter into.

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level, judges in multiple U.S. states have on a number of occasions refused to enforce contracts, including for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. There remains doubt and uncertainty that we will be able to legally enforce contracts we enter into, if necessary. We cannot be assured that we will have a remedy for breach of contract, which could have a material adverse effect on our business, revenues, operating results, financial condition and prospects.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions against us, and civil or criminal fines or penalties.

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. We cannot provide any assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our current or proposed production, manufacturing or sale of cannabis or cannabis products or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions against us, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production, manufacturing or sale of cannabis or cannabis products, or more stringent implementation thereof, could have a material adverse impact on our business and cause increases in expenses, capital expenditures or production or manufacturing costs or reduction in levels of production, manufacturing or sale or require abandonment or delays in development.

Since Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances, the Company will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses.

Section 280E of the United States Internal Revenue Code, as amended (the “Code”), prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). The United States Internal Revenue Service (the “IRS”) has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are licensed under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Overall, under Section 280E of the Code, normal business expenses incurred in the business of selling marijuana and its derivatives are not deductible in calculating income tax liability. Therefore, we will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses. There is no certainty that the impact that Section 280E has on our margins will ever be reduced.

If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to our United States operations, which would materially adversely affect our prospects and on the rights of our lenders and securityholders.

Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to our United States operations, which could have a material adverse effect on our business, capital, financial condition and prospects and on the rights of our lenders and securityholders.

Our emerging growth company status allows us certain exemptions from various reporting requirements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Subordinate Voting Shares less attractive because we will rely on these exemptions. If some investors find our Subordinate Voting Shares less attractive as a result, then there may be a less active trading market for our Subordinate Voting Shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the last day of the year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the first sale of the common equity securities pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”), expected to be December 31, 2024; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

RISKS RELATED TO MACRO-ECONOMIC CONDITIONS

The global COVID-19 pandemic has and will continue to have an adverse effect on our results of operations.

The COVID-19 pandemic has adversely impacted commercial and economic activity and contributed to significant volatility in the equity and debt markets in the U.S. The impact of the outbreak continues to develop and many jurisdictions, including the State of California and local municipalities, have instituted quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues. Individual businesses and industries are also implementing similar precautionary measures. Those measures, as well as the general uncertainty surrounding the dangers and effects of COVID-19, have created significant disruption in supply chains and economic activity. New strains of the virus have been identified originating in the U.S. and elsewhere. These new strains may have different transmission, morbidity and mortality rates than the original virus, and the COVID-19 vaccines developed to date may not be effective to provide immunization against new strains of the virus. While the Company has continuously sought to assess the potential impact of the pandemic on its financial condition and operating results, any assessment is subject to extreme uncertainty as to probability, severity and duration. The continued spread of the virus globally could result in a protracted world-wide economic downturn, the effects of which could last for some period after the pandemic is controlled and/or abated and our business, financial condition, results of operations and cash flows could be materially adversely affected. The impact of COVID-19 could have the effect of heightening many of the other risk factors described herein.

Despite being deemed as an essential retailer in its core markets, the Company experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment, and declining tourism. Revenue for the year ended June 26, 2021 decreased 7% compared to revenue for the year ended June 27, 2020 primarily as a result of these factors. The overall impact of the COVID-19 pandemic affected the Company’s operations for the majority of the current fiscal year compared to the latter four months of the prior fiscal year. The Company experienced decreased sales in certain locations within California due to reduced foot traffic as a result of business and occupancy restrictions and a slowdown in tourism, resulting in retail revenue in California for the year ended June 26, 2021 to decrease $21.6 million compared to the year ended June 27, 2020.

The Company has implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. For the majority of the fiscal year ended June 26, 2021, the Company maintained modified store operations based on Centers for Disease Control and Prevention guidelines and local ordinances which limit in-store traffic for certain locations and consequently increased focus on direct-to-consumer delivery, including curbside pickup. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased, and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have, a material adverse effect on our business, financial condition and results of operations.

The COVID-19 pandemic has continued to increase economic uncertainty and has led to disruption and volatility in the global capital markets, which could increase the cost of and accessibility to capital. Given that the COVID-19 pandemic has caused a significant economic slowdown, it appears increasingly likely that it could cause a global recession, which could be of an unknown duration. A global recession would have a significant impact on our ongoing operations and cash flows. There has been a recent spike in the number of reported COVID-19 cases, including new variant and strains, in many states where a substantial portion of the Company’s business and operations are located. The Company is unable to currently quantify the economic effect, if any, of this increase on the Company’s results of operations.

The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing.

Our operations and financial condition could be adversely impacted by a material downturn in global financial conditions.

Global financial conditions have historically experienced extreme volatility. Economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favorable to us. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. Further, in such an event, our operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and its operating costs and profit margins and the price of its securities. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.

RISKS RELATED TO FINANCIAL AND BUSINESS MATTERS

Our historical audited financial statements were prepared on a going concern basis.

Although not applicable to our audited financial statements for the fiscal year ended June 26, 2021, our audited financial statements for the fiscal year ended June 27, 2020 were prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Generally, our primary sources of capital resources are comprised of cash and cash equivalents and the issuance of equity and debt securities. We continuously monitor our capital structure and, based on changes in operations and economic conditions, may adjust the structure by issuing new shares or new debt as necessary. Our ability to continue to implement our business strategy is dependent on obtaining additional financing, the ability to successfully settle liabilities and achieving and maintaining profitable operations. While we have been successful in securing both equity and debt financing from the public and private capital markets to date as applicable in Canada, the United States and internationally, there are no guarantees that we will be able to continue to secure any such public or private equity or debt financing in the future on terms acceptable to us, if at all, or be able to achieve profitability. This could in turn have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects.

As a high growth enterprise, we do not have a history of profitability. As such, we have immediate prospect of generating profit from our intended operations. We are therefore subject to many of the risks common to high growth enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of earnings. In addition, we are currently incurring expenditures related to our operating activities that have generated negative operating cash flows. We cannot provide any assurance that we will generate sufficient revenues in the near future, and we may continue to incur negative operating cash flows for the foreseeable future. We cannot provide assurance that we will be successful in achieving a return on shareholders’ investment.

We will require additional financing to achieve our business objectives.

The continued development of our business will require additional financing. There is no guarantee that we will be able to achieve our business objectives. We intend to fund our business objectives by way of additional offerings of equity and/or debt financing. The failure to raise or procure such additional funds could result in the delay or indefinite postponement of our current business objectives. We cannot provide any assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to us. If additional funds are raised by offering equity securities or convertible debt, existing shareholders could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against our assets and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We have completed the sale and leaseback of certain properties. The reduction in our real estate assets could cause securing any additional debt financing to be more difficult or on less favorable terms to us, such as on higher interest rates, than as otherwise may have been expected. We will require additional financing to fund our operations until positive cash flow is achieved. Although we believe that we will be able to obtain the necessary funding as in the past, there can be no assurance of the success of these plans.

Our existing credit facilities impose significant restrictive provisions on our current and planned operations.

We have significant outstanding indebtedness further to which our assets and assets of out subsidiaries as well as the ownership interests of certain of our subsidiaries, have been pledged as security for the obligations thereunder. In addition, the terms and conditions of our credit facilities contain restrictive covenants that limit our ability to engage in activities that may be in the Company’s long-term best interest. In addition, the terms and conditions thereof contain financial, operational and reporting covenants, and compliance with the covenants by us may increase our legal and financial costs, make certain activities, such as the payment of dividends or other distributions, more difficult or restricted, time-consuming or costly and increase demand on our systems and resources. Our failure to comply with any such covenants, which may be affected by events beyond our control, could result in an event of default which, if not cured or waived, could result in the acceleration of repayment of our debt or realization on the security granted or trigger cross-default or cross-acceleration provisions in any other agreements, including as between agreements pertaining to our existing credit facilities, any of which would have a material adverse effect on our business, capital, financial condition, results of operations, cash flows and prospects.

We have incurred substantial indebtedness and may not be able to refinance, extend or repay this indebtedness on a timely basis or at all.

We have a substantial amount of existing indebtedness. If we are unable to raise sufficient capital to repay these obligations at maturity and are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations, that any obligations that are convertible will be converted into equity or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, the lenders under such debt would have the right to exercise their rights and remedies to collect, which would include the ability to foreclose on the our assets. Accordingly, a default by us would have a material adverse effect on our business, capital, financial condition and prospects, and we would likely be forced to seek bankruptcy protection.

We previously identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

During the year ended June 27, 2020, our independent auditors identified a material weakness in our internal control over financial reporting relating to its assessment of goodwill and long-lived asset for impairment. Plus, in connection with the SEC’s review of our Form 10, we determined that we had a material weakness in our internal control over financial reporting relating to the appropriate review of the presentation and disclosure of non-routine transactions, including impairments of goodwill and long-lived assets, changes in the fair value of contingent consideration and restructuring expenses. To address these material weaknesses, we have instituted a number of accounting processes and procedures, which includes (i) formal, documented process to identify, assess and calculate impairment on goodwill and long-lived assets, and (ii) the preparation of presentation and disclosure requirement checklists to be reviewed by management for all new transactions and accounting standards.

To remediate the material weakness related to the assessment of goodwill and long-lived asset for impairment, we implemented the new control procedures for the fiscal year beginning June 28, 2020. Management concluded that these controls were operating effectively as of June 26, 2021 and this internal control weakness was considered remediated. To remediate the material weakness related to the financial statement presentation of non-routine transactions, we implemented additional controls around the review of financial statement presentation and disclosure for such transactions, including the preparation and review of a quarterly disclosure checklist. Management concluded that these controls were operating effectively as of June 26, 2021 and this internal control weakness was considered remediated. The actions we have taken are subject to continued review, supported by confirmation and testing by management. While we have remediated these material weaknesses, we may identify additional material weaknesses in the future, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows.

Furthermore, our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

The identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including our filing of quarterly or annual reports with the SEC on a timely and accurate basis. Moreover, the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements, which may adversely affect the market price of our shares and we may be unable to maintain compliance with exchange listing requirements.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries. As a result, investors in MedMen are subject to the risks attributable to its subsidiaries. Consequently, our cash flows and ability to complete current or desirable future opportunities are dependent on the earnings of our subsidiaries. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such entities and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before MedMen.

Adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect on our results of operations.

We believe the adult-use and medical marijuana industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of the marijuana produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of marijuana products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for adult- use or medical marijuana and on our business, results of operations, financial condition, cash flows or prospects. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports, findings or other media attention will not arise.

We may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

As a manufacturer and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of marijuana involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of marijuana alone or in combination with other medications or substances could occur. As a manufacturer, distributor and retailer of adult-use and medical marijuana, or in our role as an investor in or service provider to an entity that is a manufacturer, distributor and/or retailer of adult-use or medical marijuana, we may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with its clients and consumers generally, and could have a material adverse effect on our business, results of operations, financial condition or prospects. There can be no assurances that we will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products or otherwise have a material adverse effect on our business, results of operations, financial condition or prospects.

If one of our brands were subject to product recalls, the image of that brand and MedMen could be harmed.

Cultivators, manufacturers, distributors and retailers of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Such recalls cause unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. This can cause loss of a significant amount of sales. In addition, a product recall may require significant management attention. There can be no assurance that any of our products that we sell will not be the subject of a product recall, regulatory action or lawsuit. Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our brands were subject to recall, the image of that brand and MedMen could be harmed. Additionally, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We are subject to those risks inherent in an agricultural business.

Adult-use and medical marijuana are agricultural products. There are risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of our products.

Adult-use and medical marijuana growing operations consume considerable energy, making us potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact our business, results of operations, financial condition or prospects.

Our business is dependent on suppliers and skilled labor.

Our ability to compete and grow will be dependent on us having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our management, and may be greater than funds available to us, in which circumstance we may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on our business, financial condition, results of operations or prospects.

We face intense competition from other companies and increasing legalization of cannabis and rapid growth and consolidation in the cannabis industry may further intensify competition.

The cannabis industry is undergoing rapid growth and substantial change, and the legal landscape for medical and recreational cannabis is rapidly changing internationally. An increasing number of jurisdictions globally are passing legislation allowing for the production and distribution of medical and/or recreational cannabis in some form or another. Entry into the cannabis market by international competitors might lower the demand for our products.

The foregoing legalization and growth trends in the cannabis industry has resulted in an increase in competitors, consolidation and formation of strategic relationships. Such acquisitions or other consolidating transactions could harm us in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing us to expend greater resources to meet new or additional competitive threats, all of which could harm our operating results. As competitors enter the market and become increasingly sophisticated, competition in the cannabis industry may intensify and place downward pressure on retail prices for products and services, which could negatively impact profitability.

We also face intense competition from other companies, some of which have longer operating histories and more financial resources and experience than us. We also expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect our business, financial condition, results of operations or prospects. Increased competition could materially and adversely affect our business, financial condition, results of operations or prospects.

In addition, the pharmaceutical industry may attempt to dominate the marijuana industry through the development and distribution of synthetic products which emulate the effects and treatment of organic marijuana. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the marijuana industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business. There may be unknown additional regulatory fees and taxes that may be assessed in the future.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent unauthorized conduct that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual arrangements, including confidentiality requirements. It may not always be possible for us to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with applicable laws or regulations or contractual requirements. If any such actions are instituted against us, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

Certain remedies may be limited.

Our governing documents may provide that the liability of our Board and its officers is eliminated to the fullest extent permitted under the laws of the Province of British Columbia. Thus, we and our shareholders may be prevented from recovering damages for alleged errors or omissions made by the members of our Board and its officers. Our governing documents may also provide that we will, to the fullest extent permitted by law, indemnify members of our Board and its officers for certain liabilities incurred by them by virtue of their acts on behalf of MedMen.

Future material acquisitions or dispositions or strategic transactions.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of our ongoing business, (ii) distraction of management, (iii) we may become more financially leveraged, (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected, (v) increasing the scope and complexity of our operations, and (vi) loss or reduction of control over certain of our assets. Additionally, we may issue additional equity interests in connection with such transactions, which would dilute a shareholder’s holdings in the Company.

Risks associated with pending transactions.

Our pending transactions, such as the investment agreement regarding MedMen NY, are subject to certain conditions, many of which are outside of our control and there can be no assurance that they will be completed, on a timely basis or at all. As a consequence, there is a risk that one or more of the proposed transactions will not close in a timely fashion or at all. If one or more of the proposed transactions is not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed such transactions, we will be subject to a number of risks, including, without limitation, (i) we may experience negative reactions from the financial markets, including negative impacts on our stock price, (ii) in the case of a proposed acquisition, we may need to find an alternative use for any capital earmarked for such proposed acquisitions, (iii) in the case of a proposed disposition, we will not receive the anticipated proceeds of such disposition and accordingly may not be able to execute on other business opportunities for which such proceeds have been earmarked, and (iv) matters relating to proposed transactions will require substantial commitments of time and resources by our management which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to the Company.

Risks associated with failure to manage growth effectively.

Our growth has placed and may continue to place significant demands on management and their operational and financial infrastructures. As our operations grow in size, scope and complexity and as new opportunities are identified and pursued, we may need to increase in scale our infrastructure (financial, management, informational, personnel and otherwise). In addition, we will need to effectively execute on business opportunities and continue to build on and deploy its corporate development and marketing assets as well as access sufficient new capital, as may be required. Our ability to successfully execute our growth strategy may redirect our limited resources and require expansion of its infrastructure. This will require the commitment of financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase.

There can be no assurance that we will be able to respond adequately or quickly enough to the changing demands that its proposed growth plans will impose on management, team members and existing infrastructure, and changes to our operating structure may result in increased costs or inefficiencies that cannot be anticipated. Changes as we grow may have a negative impact on our operations, and cost increases resulting from the inability to effectively manage its growth could adversely impact its profitability. In addition, continued growth could also strain the ability to maintain reliable service levels for its clients, develop and approve its operational, financial and management controls, enhance its reporting systems and procedures and recruit, train and retain highly-skilled personnel. Failure to effectively manage growth could result in difficulty or delays in servicing clients, declines in quality or client satisfaction, increases in costs, difficulties in introducing new products or applications or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

We may have limited intellectual property protection.

We possess certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. We rely on this intellectual property, know-how and other proprietary information, and require employees, consultants and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for such breaches. Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to MedMen. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we cannot provide assurance that we will ever obtain any protection of our intellectual property, whether on a federal, provincial, state or local level. While many states do offer the ability to protect trademarks independent of the federal government, patent protection is wholly unavailable on a state level, and state-registered trademarks provide a lower degree of protection than would federally-registered marks.

Any failure of our information systems or the effect of any cyber-attacks may adversely impact our reputation and results of operations.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

In addition, we collect and store personal information about our customers and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly customer lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition, results of operations and prospects.

ADDITIONAL RISKS RELATED TO LEGAL AND REGULATORY MATTERS

We have been and may in the future be subject to investigations, civil claims, lawsuits and other proceedings.

We may be subject to investigations (regulatory or otherwise), civil claims, lawsuits and other proceedings in the ordinary course of its business, across the various aspects of our business, including securities, employment, regulatory, intellectual property, commercial, real estate and other matters. The results of any legal proceedings to the which we are or may become subject cannot be predicted with certainty due to the uncertainty inherent in regulatory actions and litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. Defense and settlement costs of legal disputes can be substantial, even with claims that have no merit. There can be no assurance that any pending or future litigation, regulatory, agency or civil proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources.

The cannabis industry is a new industry, and we are a fast growing and relatively new enterprise. It is therefore more difficult to predict the types of claims, proceedings and allegations and the quantum of costs related to such claims and proceedings and the direct and indirect effects of such allegations that we may face or experience. Management is committed to conducting business in an ethical and responsible manner, which we believe will reduce the risk of legal disputes and allegations. However, if we are subject to legal disputes or negative allegations, there can be no assurances that these matters will not have a material adverse effect on our business, financial condition, capital, results of operations, cash flows or prospects. Should any litigation, proceeding or audit in which we become involved be determined against us, such a decision could adversely affect our business, financial condition, capital, results of operations, cash flows or prospects and the market price for the Subordinate Voting Shares and other listed securities of the Company. Any such litigation, proceeding or audit may also create a negative perception of our brand.

United States Tax Classification of the Company.

The Company, which is and will continue to be a Canadian corporation as of the date of this Offering Circular, would be classified as a non-United States corporation under general rules of United States federal income taxation. Section 7874 of the Code, however, contains rules that can cause a non-United States corporation to be treated as a United States corporation for United States federal income tax purposes.

We intend to be treated as a United States corporation for United States federal income tax purposes under section 7874 of the Code and expect to be subject to United States federal income tax on our worldwide income. However, for Canadian tax purposes, we will be treated as a Canadian corporation (as defined in the Tax Act) for Canadian income tax purposes regardless of any application of section 7874 of the Code. As a result, we can be subject to taxation both in Canada and the United States which could have a material adverse effect on our financial condition and results of operations.

RISKS ASSOCIATED WITH THE SECURITIES OF THE COMPANY

Heightened scrutiny by securities regulatory authorities in the United States and Canada may impact investors’ ability to transact in the Company’s securities.

The Company’s operations in the United States cannabis market may become the subject of heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities in Canada. It has been reported by certain publications in Canada that the Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement with regard to these reports. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, CDS signed the CDS Memorandum of Understanding (“MOU”) with The Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSX Venture Exchange. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules and procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with cannabis -related activities in the United States. However, if CDS were to proceed in the manner suggested by these publications, and apply such a ban on the clearing of securities of the Company, it would have a material adverse effect on the ability of the Company’s shareholders to effect trades of shares through the facilities of a stock exchange in Canada, as a result of which such shares could become highly illiquid.

The Depositary Trust Company (“DTC”) is the primary depository for securities in the United States. Several major U.S. securities clearing companies that provide clearance, custody and settlement services in the United States terminated providing clearance services to issuers in the cannabis industry, including those that operate entirely outside the United States, in response to the Sessions Memo. As a result of these decisions, U.S. securityholders may experience difficulties depositing securities of cannabis companies in the DTC system or reselling their securities in open market transactions, including transactions facilitated through the CSE. Many larger U.S. broker-dealers own U.S. securities companies that self-clear transactions. However, some U.S. brokerages have adopted policies precluding their clients from trading securities of cannabis issuers.

Potential voting control and representation on the Company’s Board of Directors by significant shareholders may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

On August 17, 2021, in connection with the Company’s Fourth Amended and Restated Securities Purchase Agreement (the “Fourth Restatement”), Superhero Acquisition, L.P. (“Superhero LP”), acquired from certain funds associated with Gotham Green Partners, LLC (“GGP”) an aggregate principal amount of approximately $165.8 million of the convertible notes and 135,266,664 warrants issued under the Convertible Facility. The general partner of Superhero LP is Superhero Acquisition Corp (“Superhero GP”). Tilray, Inc., a public company with Class 2 common stock listed on the Nasdaq Global Select Market, owns approximately two-thirds of the outstanding equity interests in Superhero GP and MOS Holdings Inc. (“MOS”), which is solely owned by Michael Serruya, holds approximately one-third of the outstanding equity interests in Superhero GP. Accordingly, for purposes of Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), Tilray and MOS may be deemed the beneficial owners with respect to the securities held of record by Superhero LP and have shared voting and investment power with respect to such securities. As a result of the transfer of the notes and warrants from GGP to Superhero LP, Superhero LP, Superhero GP, Tilray and MOS, as of October 4, 2021, each beneficially owns approximately 44% of the Company’s Subordinate Voting Shares and GGP beneficially owns for purposes of Rule 13d-3 under the Exchange Act approximately 19% of the Subordinated Voting Shares, in each case assuming conversion of their respective notes and warrants. Tilray also owns an 68% interest as a limited partner in Superhero LP and S5 Holdings Inc. (“S5 Holdings”), which is owned by Michael Serruya, has an 8% interest as a limited partner in Superhero LP. Together with additional securities held directly by S5 Holdings, Michael Serruya beneficially owns approximately 44.7% of the Subordinated Voting Shares. For further information about beneficial ownership of the Company’s securities, refer to “Security Ownership of Certain Beneficial Owners and Management.”

In connection with Fourth Restatement, the Company also entered into a Board Nomination Rights Agreement with S5 Holdings pursuant to which so long as S5 Holdings’ diluted ownership percentage of MedMen (including the proportionate equity ownership of securities held by Superhero LP) is at least 9%, S5 Holdings will be entitled to designate one individual to be nominated to serve as a director of the Company. S5 Holdings has initially designated Michael Serruya. The Company also entered into a Board Nomination Rights Agreement with GGP pursuant to which so long as GGP and certain associated investors’ diluted ownership percentage of MedMen is at least 9%, GGP will be entitled to designate one individual to be nominated to serve as a director of the Company. GGP has not yet designated a director. The Company also granted Tilray the right to appoint two non-voting observers to the Company’s board of directors.

This concentration of control, to the extent outstanding notes and warrants are converted and exercised, may adversely affect the trading price for the Subordinate Voting Shares because investors often perceive disadvantages in owning stock in companies with potential controlling stockholders. Also, some or all of our significant stockholders, if they were to convert their notes and exercise their warrants and act together, would be able to control our management and affairs and matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. In addition, the interests of these shareholders may not align with our interests as a company or the interests of our other shareholders. Accordingly, if these shareholders were to convert their notes and exercise the warrants, and subject to approval by the Board and requirements, if any, to obtain approval of a majority of the minority shareholders, they could cause us to enter into transactions or agreements of which our shareholders would not approve or make decisions with which our shareholders would disagree. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other shareholders and may prevent our shareholders from realizing a premium over the current market price for their shares. Furthermore, our significant shareholders may also have interests that differ from yours and may vote their Subordinate Voting Shares in a way with which you disagree and which may be adverse to your interests.

Our capital structure may cause unpredictability.

Given the other unique features of our capital structure, including the existence of a significant amount of redeemable equity securities that have been issued by, and are issuable pursuant to the exercise, conversion or exchange of the applicable convertible securities of, certain subsidiaries of MedMen, such subsidiaries being MedMen Corp. and the LLC, which equity securities are redeemable from time to time for Subordinate Voting Shares or cash, in accordance with their terms, we are not able to predict whether this structure and control will result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to MedMen or other adverse consequences.

Future sales of Subordinate Voting Shares in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the Subordinate Voting Shares.

We may issue additional securities in the future, which may dilute our shareholder’s holdings in MedMen. Our articles permit the issuance of an unlimited number of Subordinate Voting Shares, and our shareholders will have no pre-emptive rights in connection with such further issuance. The MedMen Board has discretion to determine the price and the terms of further issuances. Moreover, additional Subordinate Voting Shares will be issued by MedMen on the exercise, conversion or redemption of certain outstanding securities of MedMen, MedMen Corp. and the LLC in accordance with their terms. While we currently do not have any pending acquisitions, we may also issue Subordinate Voting Shares to finance future acquisitions. We cannot predict the size of future issuances of Subordinate Voting Shares or the effect that future issuances and sales of Subordinate Voting Shares will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, investors will suffer dilution to their voting power and we may experience dilution in our revenue per share.

Additionally, the subsidiaries of MedMen, such as MedMen Corp. and the LLC, may issue additional securities that may be redeemed into Subordinate Voting Shares of MedMen, including MedMen Corp Redeemable Shares, LLC Redeemable Units and LTIP Units to new or existing shareholders, members or securityholders, including in exchange for services performed or to be performed on behalf of such entities or to finance future acquisitions. Any such issuances could result in substantial dilution to the indirect equity interest of the holders of our Subordinate Voting Shares.

The market price of our Subordinate Voting Shares is volatile and subject to wide fluctuations.

The market price of the Subordinate Voting Shares has been or may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Subordinate Voting Shares or such other securities to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares or such other securities may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or competitive, regulatory or economic trends, adverse changes in the economic performance or market valuations of companies in the industry in which we operate, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments or other material public announcements by us or our competitors or government and regulatory authorities, operating and share price performance of the companies that investors deem comparable to us, addition or departure of our executive officers, directors and other key personnel, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares or such other securities.

Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity and convertible securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares and other listed securities of MedMen from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue or arise, our operations may be adversely impacted and the trading price of the Subordinate Voting Shares and such other securities may be materially adversely affected.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Subordinate Voting Shares outstanding) that occurs for any given share of stock when additional Subordinate Voting Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 10% of the total Subordinate Voting Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Subordinate Voting Shares, other shares or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase Shares in this Offering, your ownership interest in our Class B Subordinate Voting Shares will be diluted immediately, to the extent of the difference between the price to investors charged for each share in this Offering and the net tangible book value per share of our Class B Subordinate Voting Shares after this Offering.

Our net tangible book value as of December 25, 2021 was $(359,807) or $(0.2998) per share based on 1,200,227,625 outstanding shares of Class B Subordinating Voting Shares as of February 28, 2022. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Class B Subordinating Voting Shares, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $0.15 in this offering (after deducting estimated offering expenses of $50,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Funding Level	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Price to the public charged for each share in this offering	$0.15	$0.15	$0.15	$0.15
Historical net tangible book value per share as of June 26, 2021 (1)	$(0.2998)	$(0.2998)	$(0.2998)	$(0.2998)
Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.5546	$0.5650	$0.5759	$0.5875
Net tangible book value per share, after this offering	$(0.2548)	$(0.2652)	$(0.2762)	$(0.2877)
Dilution per share to new investors	$0.4048	$0.4152	$0.4262	$0.4377

(1)	Based on net tangible book value, which also excludes goodwill, as of December 25, 2021 of $ (359,807) and 1,200,227,625 outstanding shares of Class B Subordinating Voting Shares as of February 28, 2022.

(2)	After deducting estimated offering expenses of $50,000.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The Shares are being sold through our officers and employees. We believe that our officers and employees are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Such persons:

●	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	are not associated persons of a broker or dealer; and

●	meet the following conditions:

○	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

○	were not brokers or dealers, or associated persons of a broker or dealer, within the preceding 12 months; and

○	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

We may also engage broker-dealers or selling agents to sell the Shares. We have not yet engaged anyone else to sell Shares in this offering.

This is an offering of Subordinate Voting Shares issued by the Company. None of our officers, directors, or affiliates is selling any securities in this offering. There is no minimum number of Shares that we must sell in order to conduct a closing in this offering.

If we do engage a broker-dealer or selling agent, we will arrange for the sale of securities to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the securities. Any third party we engage may sell some of the Offering Shares through selected dealers.

The offering price of the Shares was determined by us. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering. See “Dilution” on page 22.

Our officers and directors shall be entitled to purchase Shares in the offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

Procedures for Subscribing

We will hold an initial closing on any number of Shares at any time during the Offering Period when we determine and thereafter may hold one or more additional closings until we determine to cease having any additional closings during the Offering Period. We will close on proceeds based upon the order in which they are received. We will consider various factors in determining the timing of any additional closings following the initial closing, including the amount of proceeds received at the initial closing and any prior additional closings.

We may decide to close the offering early or cancel it, in our sole discretion. If we extend the offering, we will provide that information in an amendment to this offering circular. If we close the offering early or cancel it, we may do so without notice to you, although if we cancel the offering all funds that may have been provided by any investors will be promptly returned without interest or deduction.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or obtain a refund of your subscription funds. All accepted subscription agreements are irrevocable.

Discounts, Commissions and Expenses

We shall be responsible for and pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Shares to be sold in the offering with the SEC and the filing of the offering materials with the OTC Markets, as applicable; (b) all fees and expenses relating to the registration or qualification of the Shares; as required under the “blue sky” laws, including the fees of counsel selected by us; (c) the costs of all mailing and printing of the offering documents; (d) fees and expenses of the transfer agent for such shares; (e) our road show expenses; (f) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives; and (g) any fees or commissions we may incur if we engage a broker-dealer or selling agent to market the offering.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, all non-accredited investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following criteria, you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares;

NOTE: For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the purchase of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.

(iii)	You are an executive officer of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Book-Entry Shares; Transfer Agent; Resale Restrictions

All Shares will be issued to investors in book-entry form on the books and records of our transfer agent in accordance with the direct registration system (“DRS”), which allows securities to be held without having a physical certificate issued as evidence of ownership. Subsequent transfers of Shares will be facilitated through our transfer agent, Odyssey Trust Company.

The distribution of the Shares in Canada is exempt from the requirement that the Company prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, the Shares may be subject to a four-month statutory hold period under applicable Canadian securities legislation. Any resale of the Shares in Canada must be made in accordance with applicable Canadian securities laws which may require resales to be made in accordance with prospectus and dealer registration requirements or exemptions from the prospectus and dealer registration requirements. Canadian investors are advised to seek legal advice prior to any resale of the Shares.

With respect to resales in the United States, the Shares will be freely tradable; however, any Shares acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144 under the Securities Act.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the lead selling agent that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction outside of the U.S., except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

Market for Our Subordinate Voting Shares

Our Subordinate Voting Shares trade on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”. Our Subordinate Voting Shares also trade on the OTCQX under the symbol “MMNFF.”

USE OF PROCEEDS

If the maximum amount is sold in this Offering, the maximum gross proceeds from the sale of the Shares will be US$20,000,000 The net proceeds from the Offering are expected to be approximately $19.9 million if the maximum amount of Shares are sold, after the payment of offering costs, including dealer fees, legal and accounting costs, filing fees, marketing and selling expenses.

DESCRIPTION OF BUSINESS

General

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, and Chicago. MedMen offers a robust selection of high-quality products, including MedMen-owned brands, LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up.

As of September 15, 2021, the Company operates 23 store locations across California (12), Florida (6), Nevada (3), Illinois (1), and Arizona (1). The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets. The Company has plans to open additional retail stores over the next 12 months, including, but not limited to the following cities:

●	San Francisco, CA

●	Morton Grove, IL

●	Boston, MA

●	Newton, MA

●	Miami - South Beach, FL

●	Jacksonville, FL

●	Deerfield Beach, FL

●	Tampa, FL

●	Sarasota, FL

●	Tallahassee, FL

The Company expects to continue strengthening its pipeline of stores through acquisitions, partnerships and applications for new licenses, with a focus on recreational states such as California, Nevada, Arizona, Illinois and Massachusetts and medical states such as Florida.

In addition to expanding its physical store network in markets across the U.S., the Company plans to continue scaling its digital platform. The Company launched statewide same-day delivery in California in August 2019 and launched delivery in Nevada in September 2019. See “Retail Operations - In-Store Pickup and Delivery” for further information about the Company’s delivery operations.

The Company launched MedMen Buds, the Company’s loyalty program in July 2019. The program currently is offered in all of the Company’s stores in Arizona, Nevada, Florida, and California and has more than 500,000 members. See “Retail Operations - Loyalty Program” for further information about the Company’s loyalty program.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. In California and Nevada, the Company is in discussions for the potential sublease of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. See “Description of the Business - Cultivation and Production Operations” for further information about the Company’s cultivation and production operations.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, and Massachusetts. Pursuant to an investment agreement entered into in February 2021, the Company is currently in the process of transferring the licenses its holds within New York, which are subject to regulatory approval. The Company views Nevada, California, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California. See “Management Services” for further information about the Company’s management services.

The Company is operated by an executive team that has significant experience in the cannabis industry and other analogous industries such as retail, technology, consumer packaged goods, alcohol and apparel.

Market Opportunity

Management expects the legalization of cannabis throughout the United States to continue to expand both recreationally and medically. In the United States, 18 states, in addition to the District of Columbia, the Commonwealth of the Northern Mariana Islands, and Guam, have legalized cannabis for recreational purposes or “adult-use”. These states are Alaska, Arizona, California, Colorado, Connecticut, Illinois, Maine, Massachusetts, Michigan, Montana, New Jersey, New Mexico, Nevada, Oregon, South Dakota, Vermont, Virginia and Washington. In these markets, recreational sales are expected to grow as cannabis retailers, as permitted by law, benefit from a shift in consumers from illegal sales to legal sales and from new cannabis consumers. MedMen plans on capitalizing on the projected increase in cannabis consumption in these recreational markets through both an expansion of its retail footprint in markets such as California, Nevada, Arizona, Illinois and Massachusetts, as well an entry into other sizable recreational markets across the U.S.

With respect to medical marijuana, as more research centers study the effects of cannabis-based products in treating or addressing therapeutic needs, and assuming that research findings demonstrate that such products are effective in doing so, management believes that the size of the U.S. medical cannabis market will also continue to grow as more states expand their medical marijuana programs and new states legalize medical marijuana. In the United States, 37 states, the District of Columbia, Puerto Rico, Guam, and the U.S. Virgin Islands have legalized medical cannabis. Given MedMen’s experience in New York and Florida, we believe that MedMen is well-versed in operating within a medical-only market and will continue to seek opportunities to expand. These markets provide the Company a national platform to execute on its medical strategy, allowing the Company to serve both medical and recreational consumers.

Retail Operations

MedMen prides itself on providing a best in class, inclusive and informative environment where the customer can comfortably navigate its extensive selection of cannabis products with the assistance of highly trained employees.

MedMen operates its retail operations through a number of wholly-owned subsidiaries in California, Nevada, Florida, Arizona, and Illinois. MedMen currently operates 12 retail stores in California, one retail store in Arizona, three retail stores in Nevada, and one retail store in Illinois, all of which serve both recreational and medical marijuana patients, and six retail stores in Florida that serve medical marijuana patients. Of the Company’s 12 retail stores in California, the Company owns and operates 10 retail stores and manages the operations of two through long-term management services agreements. The Company previously intended to sell its assets in Arizona; however, following the passage and expeditious roll-out of adult-use sales in Arizona, the Company reclassified its Arizona operations from discontinued to continuing operations in the fourth quarter of 2021.

In February 2021, in connection with an investment agreement whereby Ascend Wellness Holdings, LLC will obtain a controlling interest in the Company’s New York subsidiary, MedMen NY, Inc. (“MMNY”), MMNY entered into a management agreement pursuant to which Ascend will advise on MMNY’s operations pending regulatory approval of the investment transaction. Accordingly, four retail locations within the state of New York have been classified as discontinued operations.

Expanding upon its omni-channel experience, the Company launched its same-day delivery platform in California in August 2019 and in September 2019, MedMen’s delivery service was launched in Nevada. Over time, the Company expects to expand its delivery service in each of its states, where permissible by the regulatory framework. Delivery service is available seven days a week, 365 days a year. Both MedMen Buds and MedMen Delivery cement the Company’s commitment to continuously evolving the consumer experience.

Real Estate Strategy

MedMen is focused on entering geographic markets which it believes has significant demand potential for cannabis (assessed through industry research, such as financial analyst reports covering the cannabis industry and consumer and retail information from data providers, and management estimates, such as top-down estimates that evaluate the total addressable market (factoring in potential penetration of cannabis consumption within a specific market) as well as using the Company’s own store performance in similar markets to evaluate potential revenue and profitability), and high barriers to entry, such as limited retail licenses, zoning restrictions and licensing requirements. MedMen’s real estate strategy is focused on prime locations with significant foot traffic and proximity to popular attractions (restaurants, malls, sports arenas, hotels, etc.). MedMen targets retail spaces with a footprint of 2,000 to 5,000 square feet, depending on the market and available real estate. MedMen utilizes both its internal real estate team and a network of real estate brokers to negotiate leases on behalf of the Company. MedMen typically prefers to secure long-term leases for its store locations instead of acquiring real estate. Where leasing of the applicable property is not possible, the Company will generally seek a financing partner to assign the purchase and sale agreement to prior to closing and after the Company has secured the license, and then enter into a leaseback transaction with that purchaser.

Branding and Marketing

MedMen utilizes consistent branding and messaging across its dispensaries under the “MedMen” name. In order to support its retail operations, MedMen has a dedicated marketing team that engages potential customers through in-store demos, social media and promotions, including the MedMen Buds loyalty program, which is described below.

MedMen continues to focus on growing market share and allocating capital to maximize shareholder value, which begins with providing a superior retail experience for its consumers. This includes building and supporting spaces where customers feel safe and educated, while discovering the benefits of cannabis.

The Company curates unique cannabis products and resources that reflect the interests of its customers.

MedMen works diligently to identify emerging cannabis trends and influencers within beauty, wellness, fashion, sports, and entertainment lifestyle verticals. As cannabis gains popularity across these categories, MedMen aims to become a leading lifestyle destination for the next-generation cannabis consumer.

In order to continue enhancing its customer experience, the Company launched MedMen Buds, a rewards program that encompasses over 500,000 individual participants and continues to grow daily, with members across California, Florida, Arizona and Nevada. MedMen understands that in the current retail landscape, building loyalty with core customers is a key driver of continued growth. The Company’s understanding of what its customers value, and how it can meet those needs is critical in deepening its connection with its core customers.

Creating a true omni-channel experience for customers has been a priority for the Company since its inception. In support of that endeavor, the Company successfully launched a fully-owned and operated delivery service in the California and Nevada markets. MedMen is held to the highest standard as it releases “first-to-market” goods and services to cannabis consumers, and as such, the Company takes great pride in the initial positive feedback towards its enhanced omni-channel offering.

Banking and Processing

MedMen deposits funds from its dispensary operations into its banking partners in each respective market. The banks are fully aware of the nature of MedMen’s business and continue to remain supportive of MedMen’s growth plans. MedMen’s dispensaries currently accept only cash and debit card and do not process credit card payments. The Company believes that, as regulations continue to evolve, over time most forms of payment will be accepted, however, it is unclear exactly when this may occur.

Product Selection and Offerings

Product selection decisions are currently made by MedMen’s team of buyers, which negotiates and receives bids from potential brand vendors across all product categories including flower, vape pens, oils, extracts, edibles and pre-rolls. MedMen bases its product selection decisions on product quality, margin potential, consumer feedback and the ability for the respective brands to scale.

MedMen currently sells its own branded products in California, Nevada, New York and Florida under MedMen RED and LuxLyte brands. MedMen manufactures its own products in New York and Florida, and expects to leverage contract manufacturers in California, Nevada and Illinois for its own branded products.

MedMen’s retail locations in California, Illinois, and Nevada make available a variety of MedMen and third party (resale) cannabis and cannabis products. Cannabis and cannabis products for sale include but are not limited to: cannabis dry flower, concentrated cannabis oil, vaporizer forms of cannabis, cannabis edible products and other cannabis products.

MedMen is approved in New York to produce tinctures, vaporizers, cartridges and gel capsules. MedMen currently produces five THC:CBD ratios for tinctures and gel capsules in Wellness (0:1), Harmony (1:1), Awake (20:1), Calm (50:1) and Sleep (100:1). MedMen produces 14 vaporizers in Awake (20:1), Calm (50:1), Harmony (1:1) and Sleep (100:1) THC:CBD ratios. It provides nine cartridges in the same ratios as its vaporizers, in addition to Gold (250:1). MedMen offers a total of 33 products at each of its retail locations in New York.

Product Pricing

MedMen’s prices vary based on the market conditions and product pricing of vendor partners. Generally, MedMen strives to keep pricing consistent across all store locations within a state. Cannabis product pricing is usually based on operating costs, materials costs, distribution costs, and quality and strength of ingredients.

The states of California, Nevada, Florida, Illinois and Massachusetts do not regulate pricing and licensed dispensing organizations within such states may set their own prices for cannabis and cannabis products. The state of New York does regulate pricing of all approved medical marijuana products.

Notwithstanding that most of the foregoing states do not regulate pricing of cannabis and cannabis products permitted to be sold in such states, many of them impose taxes on the sale of permitted products, as follows.

●	Arizona – Subject to a 16% cannabis excise, a local cannabis excise tax which varies by city and/or county of up to 6.3% and sales tax.

●	California – Subject to a 15% cannabis excise tax, a local cannabis excise tax which varies by city and/or county, and state sales tax of 7.25% with an additional local sales tax of up to 3%.

●	Nevada – Subject to a 10% cannabis excise and 8.375% sales tax.

●	New York – Medical cannabis is subject to a 7% cannabis excise payable by the cultivation facility, which is then included in the retail price of the products by the Company.

●	Florida – Not currently subject to an excise or sales tax.

●	Illinois – Medical cannabis is subject to state and local retailers’ occupation taxes at the same rate as other qualifying drugs, i.e., 1% State Retailers’ Occupation Tax rate and is generally exempt from locally imposed retailers’ occupation taxes (except for Regional Transportation Authority and Metro-East Transit District retailers’ occupation taxes). Recreational cannabis sales are subject to the following cannabis excise and sales tax structure:

○	10% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with 35% THC or less;

○	25% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with greater than 35% THC;

○	20% of taxable receipts from the sale of adult use cannabis-infused products;

○	6.25 % Retailer’s Occupation Tax (sales tax);

○	Up to a 3% Municipal Cannabis Retailer’s Occupation Tax (sales tax);

○	County Cannabis Retailer’s Occupation Tax:

●	Up to 3.75% in unincorporated areas of the county; and

●	Up to 3% in a municipality located in a county.

In-Store Pickup and Delivery

MedMen offers in-store pickup in most retail locations, accessible from MedMen’s website. Measures to enhance this offering and expand its availability into certain of the Company’s other operating states, where permitted under applicable laws and regulations, are underway.

The Company launched statewide same-day delivery in California in August 2019.

Loyalty Program

MedMen launched its loyalty program, MedMen Buds, in July 2019. In addition to providing exclusive access to sales and discounts, members of MedMen Buds earn points for every purchase that lead to rewards. MedMen Buds is currently live in all of the Company’s stores across California, Nevada, Florida and Arizona and counts over 500,000 members.

Inventory Management

MedMen has comprehensive inventory management procedures, which are compliant with applicable state and local laws, regulations, ordinances, and other requirements. These procedures ensure strict control over MedMen’s cannabis and cannabis product inventory from delivery by a licensed distributor to sale or delivery to a consumer, or disposal as cannabis waste. Such inventory management procedures also include measures to prevent contamination and maintain the safety and quality of the products dispensed at MedMen’s retail locations. MedMen understands its responsibility to the greater community and the environment and is committed to providing consumers with a consistent and high-quality supply of cannabis.

Managed Dispensaries

MedMen uses the same proprietary, best-practices policies and procedures in both owned and managed dispensaries in order to ensure systematic operations and consistent customer experience. By design, a customer or employee should notice no distinct differences between owned and managed stores. Additionally, MedMen enters into long-term management services agreements, as further described under “Management Services” below.

Cultivation and Production Operations

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in that market. In California and Nevada, the Company is in discussions with partners who may operate its cultivation and production facilities so it can focus on retail operations. The Company may sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. In February 2021, the Company entered into an investment agreement with respect to its New York operations whereby a controlling interest will be acquired by a third party. Accordingly, the operations within the state of New York have been classified as discontinued operations but the Company will continue to advise on the New York operations pending regulatory approval of the investment transaction.

Nevada (Mustang)

MedMen operates a cultivation and production facility in northern Nevada. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and sits on a total of 4.27 acres of land. The 30,000 square foot high-tech Dutch hybrid greenhouse allows for 22,000 square feet of canopy space. The production facility includes state-of-the-art production and extraction equipment.

California (Desert Hot Springs)

MedMen operates a cultivation and production facility in Desert Hot Springs, California. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and its design is based on the Mustang facility.

New York (Utica)

MedMen operates a cultivation and production facility in Utica, New York in order to service medical marijuana patients in the state through its master license, which allows for cultivation, production and retail sales.

Florida (Eustis)

MedMen operates a cultivation and production facility in Eustis, Florida, which is approximately an hour’s drive north from Orlando.

Arizona (Mesa)

The Company operates a 20,000 square foot cultivation and production facility in Mesa, Arizona.

Management Services

In addition to owning its own retail licenses, MedMen has signed long-term management services contracts with third-party license owners seeking MedMen’s management services. Management services include the use of the “MedMen” brand, retail operations support, human resources, finance and accounting, marketing, sales, legal and compliance. MedMen currently has two management services agreements in place with license owners in California. The two managed dispensaries are located in Venice Beach (Abbot Kinney) and the Los Angeles Airport area.

The management services agreements are typically 30 years in length with 10-year renewals and significant penalties if an operator sells its interest in a managed licensed entity (20% of net sale price of licensee with respect to a change of control transaction). The management services agreements currently in place comprise of the following fees: (i) 1.5% of gross revenue for marketing and soft costs, (ii) $20,000 per month shared services fee, (iii) 25% of monthly EBITDA, (iv) 1.5% of construction budget for construction design services, and (v) 5% of construction budget for construction management services.

Employees

As of June 26, 2021, MedMen had approximately 875 employees across its operating jurisdictions, of which approximately 600 were full-time employees and approximately 125 of which were employed at the corporate level. The remaining employees are employed at retail, cultivation, production, quality assurance/quality control and supply chain/distribution.

MedMen is committed to:

●	Providing equal employment opportunities to all employees and applicants: These policies extend to all aspects of MedMen’s employment practices, including but not limited to, recruiting, hiring, discipline, termination, promotions, transfers, compensation, benefits, training, leaves of absence, and other terms and conditions of employment.

●	Providing a work environment that is free of unlawful harassment, discrimination and retaliation: In furtherance of this commitment, MedMen strictly prohibits all forms of unlawful discrimination and harassment.

●	Complying with all laws protecting qualified individuals with disabilities, as well as employees’, independent contractors’ and vendors’ religious beliefs and observances.

MedMen is committed to all of the above without regards to race, ethnicity, religion, color, sex, gender, gender identity or expression, sexual orientation, national origin, ancestry, citizenship status, uniform service member and veteran status, marital status, pregnancy, age, protected medical condition, genetic information, disability, or any other protected status in accordance with all applicable federal, state, provincial and local laws.

MedMen’s employees are highly-talented individuals who have educational achievements ranging from Ph.D, Masters, and undergraduate degrees in a wide range of disciplines, as well as staff who have been trained on the job to uphold the highest standards as set by MedMen. It is a requirement that all of MedMen’s employees pass background checks and drug screening. MedMen recruits, hires and promotes individuals that are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share its core values as a company.

In addition, the safety of MedMen’s employees is a priority and MedMen is committed to the prevention of illness and injury through the provision and maintenance of a healthy workplace. MedMen takes all reasonable steps to ensure staff is appropriately informed and trained to ensure the safety of themselves as well as others around them.

MedMen partners with the United Food and Commercial Workers (the “UFCW”). The UFCW is a national labor union that represents cannabis workers throughout the United States. The eligible staff of all current retail locations of MedMen in California is represented by the UFCW. MedMen entered into a collective bargaining agreement with UFCW Local 770 and its sister locals in Southern California in 2018 and has expanded that relationship to include UFCW Local 5 in Northern California. In New York, MedMen has entered into a collective bargaining agreement with the Retail, Wholesale and Department Store Union, a division of the UFCW, which represents MedMen’s cultivation and retail staff in New York state.

Competition

With respect to retail operations, MedMen expects to compete with other retail license holders across the states in which it operates, and additional states, as it expands its retail operations into those states either organically or by way of acquisition. Many of MedMen’s competitors in the markets in which MedMen operates in are small local operators. In certain markets such as Los Angeles, there are also a number of illegally operating dispensaries, which serve as competition. In addition to physical dispensaries, MedMen also competes with third-party delivery services, which provide direct-to-consumer delivery services.

Further, as more U.S. jurisdictions pass state legislation allowing recreational use of cannabis, the Company expects an increased level of competition in the U.S. market. For example, since January 1, 2018, the legalization of recreational cannabis in California has spurred an increase of new entrants. A number of companies listed on the CSE are expanding operations to states that have decriminalized cannabis consumption. The increasingly competitive U.S. state markets may adversely affect the business, financial condition, results of operations and prospects of the Company.

Intellectual Property

MedMen has developed numerous proprietary technologies and processes. These proprietary technologies and processes include its seed-to-sale software, cultivation and extraction techniques, and cultivation equipment and irrigation systems. While actively exploring the patentability of these techniques and processes, MedMen relies on non-disclosure/confidentiality arrangements and trade secret protection.

MedMen has invested significant resources towards developing a recognizable and unique brand consistent with premium, high-end retailers in analogous industries. To date, MedMen has 13 registered federal trademarks with the United States Patent and Trademark Office, two registered trademarks in Canada, two trademark applications in Israel, six registered trademarks in Mexico, one registered trademark in California, 17 registered trademarks in Nevada, five registered trademarks in Florida and three registered trademarks in New York. All U.S. federal registered trademarks are further described below.

MedMen’s in-house and outside legal counsel monitor and swiftly respond to potential intellectual property infringement. Additionally, MedMen maintains strict standards and operating procedures regarding its intellectual property, including the regular use of non-disclosure, confidentiality, and intellectual property assignment agreements.

Trademarks

As of the date hereof, MedMen has registered the following 13 federal trademarks in the United States, including the “MedMen” name itself, related logos, and design marks distinctive to MedMen’s brand:

●

“MEDMEN” was registered under registration number 4916626 on March 15, 2016, registration numbers 5301055, 5301056, 5301058, and 5301059 on October 3, 2017 and registration number 5612033 on November 20, 2018. This mark was registered for use in association with providing a range of services including “arranging of seminars; conducting workshops and seminars in the fields of business management, entrepreneurship, and investing”, “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding”, “business advice and information; business consultation; business consultation services”, “on-line journals, namely, blogs featuring social and medical benefits of cannabis” and for use in association with the following products: “hoodies; jackets; shirts; sweatshirts; long-sleeved shirts; t-shirts” and “plastic water bottles sold empty”.

●

“MYMEDMEN” was registered under registration number 5301054 on October 3, 2017 for use in association with “computer software that provides real-time, integrated business management intelligence by combining information from various databases and presenting it in an easy-to-understand user interface”.

●	The stylized red text logo for “MedMen”, as registered under registration number 4788802 on August 11, 2015 for use in association with “business consultancy; business consultation services”.

●	The stylized red “M”, was registered under registration number 4825297 on October 5, 2015 for use in association with “business consultancy; business consultation; business consultation services”.

●

The stylized geometric marijuana leaf, was registered under registration numbers 5333804 and 5333805 on November 14, 2017 and registration number 5421419 on March 13, 2018. This design mark was registered for use in association with products, namely “hoodies; long- sleeved shirts; shirts; sweat shirts; t-shirts” and for use in association with services including “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding” and “business management consultancy services not including services related to supply chain and inventory management”.

●

The stylized text logo for “EMBER”, was registered under registration number 5616303 on November 27, 2018 for use in association with “general feature magazine in the field of cannabis, general feature magazines”.

All federal registered trademarks in the United States described above are subject to renewal 10 years from the date of registration.

DESCRIPTION OF PROPERTY

The following is a list of the Company’s principal physical properties, all of which are leased, as of June 26, 2021:

Corporate Properties

●	10115 Jefferson Blvd, Culver City, California

Retail Stores

Arizona		Florida
●	Scottsdale	●	Fort Lauderdale
California		●	Jacksonville (3 locations)(1)
●	Emeryville	●	Key West(1)
●	Long Beach	●	Miami South Beach (Collins Ave)
●	Los Angeles – Beverly Hills	●	Miami South Beach (Alton Rd)(1)
●	Los Angeles – LAX Airport	●	Orlando (University Blvd.)
●	Los Angeles – DTLA	●	Orlando (International Dr.)(1)
●	Pasadena(1)	●	Pensacola
●	San Diego – Kearny Mesa	●	Saint Petersburg
●	San Diego – Sorrento Valley	●	Sarasota(1)
●	San Francisco (two locations)(1)	●	Tallahassee(1)
●	San Jose	●	Tampa(1)
●	Santa Ana	●	Deerfield Beach(1)
●	Venice – Abbot Kinney	●	West Palm Beach
●	Venice – Lincoln Blvd.	New York(2)
●	West Hollywood	●	Buffalo
Illinois		●	Long Island
●	Morton Grove(1)	●	New York City, Manhattan
●	Oak Park	●	Syracuse
Nevada		Massachusetts
●	Las Vegas – Downtown	●	Boston/Fenway(1)
●	Las Vegas – Paradise	●	Newton(1)
●	Las Vegas -Spring Valley

Notes:

(1)	Pending opening.
(2)

In February 2021, the Company entered into an investment agreement with Ascend Wellness Holdings whereby, subject to regulatory approval, MedMen will no longer hold a controlling interest in its New York operations. Currently, MedMen operates the four New York medical dispensaries.

Cultivation Facilities

●	Desert Hot Springs, California

●	Sparks, Nevada

●	Utica, New York

●	Mesa, Arizona

●	Eustis, Florida

The Company also has a distribution facility located in Los Angeles, California

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” starting on page 5, “Cautionary Statement Regarding Forward-Looking Statements” starting on page iii, and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies.

We are a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act. Accordingly, we have omitted certain information called for by this section as permitted by applicable scaled disclosure rules.

Basis of Presentation

All references to “$” and “dollars” refer to U.S. dollars. References to C$ refer to Canadian dollars. Certain totals, subtotals and percentages throughout this MD&A may not reconcile due to rounding.

Fiscal Period

The Company’s fiscal year is a 52/53-week year ending on the last Saturday in June. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The Company’s fiscal years ended June 26, 2021 and June 27, 2020 included 52 weeks.

The following table sets forth the Company’s selected consolidated financial data for the periods, and as of the dates, indicated. The Consolidated Statements of Operations data for the fiscal years ended June 26, 2021 and June 27, 2020 have been derived from the audited Consolidated Financial Statements of the Company and its subsidiaries, which are included in this prospectus.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and the Consolidated Financial Statements and the accompanying notes presented in this prospectus. The Company’s Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and on a going concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

	Three Months Ended		Year Ended
	June 26,	June 27,	June 26,	June 27,
($ in Millions)	2021	2020	2021	2020
Revenue	$42.0	$27.3	$145.1	$155.3
Gross Profit	$19.7	$11.0	$67.3	$55.4
Loss from Operations	$(21.7)	$(265.6)	$(67.6)	$(432.3)
Total Other Expense	$20.0	$13.8	$76.0	$65.2
Net Loss from Continuing Operations	$(41.4)	$(296.8)	$(145.4)	$(456.6)
Net Loss from Discontinued Operations	$(4.8)	$(21.0)	$(12.2)	$(69.9)
Net Loss	$(46.2)	$(317.8)	$(157.6)	$(526.5)
Net Loss Attributable to Non-Controlling Interest	$(7.3)	$(161.0)	$(33.5)	$(279.3)
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(38.9)	$(156.8)	$(124.1)	$(247.2)
Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(37.4)	$(118.9)	$(139.2)	$(199.5)
EBITDA from Continuing Operations (Non-GAAP)	$(13.1)	$(249.3)	$(49.1)	$(418.7)
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(9.7)	$(22.7)	$(46.0)	$(112.7)

Fiscal Year 2021 Highlights

Continued Strategic Partnership with Gotham Green Partners

On April 23, 2019, the Company secured a senior secured convertible credit facility (the “Convertible Facility”) to provide up to $250,000,000 in gross proceeds, arranged by Gotham Green Partners (“GGP”). The Convertible Facility has been accessed to date through issuances to the lenders of convertible senior secured notes (“GGP Notes”) co-issued by the Company and MM Can USA, Inc. (“MM CAN” or “MedMen Corp.”). Refer to “Note 19 – Senior Secured Convertible Credit Facility” of the Consolidated Financial Statements in this prospectus for further information. As of June 26, 2021, the Company has drawn down on a total of $165,000,000 on the Convertible Facility, of which approximately $15,000,000 was during the current fiscal year. The principal amount of the Convertible Facility has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes.

On July 2, 2020, the Company amended and restated the securities purchase agreement under the Convertible Facility (“Fourth Amendment”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The Fourth Amendment also released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. The payment-in-kind feature was extended whereby 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The amendment allowed for immediate prepayment with a 5% penalty until the second anniversary of the Fourth Amendment and a 3% penalty thereafter. In addition, the Fourth Amendment provided the holders of the GGP Notes down-round protection. Refer to “Note 19 – Senior Secured Convertible Credit Facility” of the consolidated financial statements in this prospectus for further information. As consideration for the Fourth Amendment, the conversion price for 52% of Tranches 1 through 3 and certain amendment fee notes were amended to $0.34 per share, and an amendment fee of $2,000,000 was paid through the issuance of additional notes at a conversion price of $0.28 per share.

On September 14, 2020, the Company had drawn down $5,000,000 through Tranche IA-2 of the Convertible Facility. In connection with the funding of Tranche IA-2, the Company issued 25,000,000 warrants to the lenders at an exercise price of $0.20 per share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per share. Pursuant to the terms of the Convertible Facility, the conversion price for 5.0% of the existing GGP Notes outstanding prior to Tranche 4 and the Incremental Advance, which was 5.0% of $170,729,923, was amended to $0.20 per share. In connection with the incremental advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per share.

On September 16, 2020 and September 28, 2020, the down round feature on the convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature on convertible notes and warrants was determined to be $32,744,770 and $6,723,954, respectively, during the fiscal year ended June 26, 2021.

On November 1, 2020, the Company repaid $8,000,000 of borrowings under the Convertible Facility.

On January 11, 2021, the Company amended and restated the Convertible Facility (the “Fifth Amendment”) pursuant to which the Company received an additional advance of $10,000,000 evidenced by the issuance of senior secured convertible notes (the “Notes”) with a conversion price of $0.16 per Class B Subordinate Voting Share (a “Share”). In connection with the Fifth Restatement, the Company paid a fee to the lenders of $937,127 evidenced by the issuance of senior secured convertible notes with a conversion price of $0.16 per Share (the “Restatement Fee Notes”). The Company also issued to the lenders 62,174,567 share purchase warrants exercisable for five years at a purchase price of $0.16 per Share (the “Warrants”). The Notes, Restatement Fee Notes and Warrants include down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price.

Pursuant to the terms of the Convertible Facility, of the $168,100,000 senior secured convertible notes outstanding prior to Tranche 4 and the Incremental Advances thereunder (including paid-in-kind interest accrued on such notes), the conversion price of $47,100,000 of the notes was changed to $0.17 per Share, of which $16,800,000 of the notes will continue to be subject to down round adjustment provisions. In addition, the Company cancelled an aggregate of 2,160,507 warrants that were issued with such notes and, in exchange, issued 41,967,832 warrants with an exercise price of $0.16 per Subordinate Voting Share.

The Convertible Facility was also amended to, among other things, modify the minimum liquidity covenant, which extends the period during which it is waived from December 31, 2020 to June 30, 2021, reset the minimum liquidity threshold to $7,500,000 effective on July 1, 2021 through December 31, 2021, and $15,000,000 thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget.

On April 21, 2021, the Company cancelled existing warrants totaling 97,785,140 warrants issued to GGP following two consecutive quarters of positive retail cash flow for the periods ended September 26, 2020 and December 26, 2020 pursuant to the Fifth Amendment. The following warrants were immediately and automatically cancelled in the amounts of 32,451,923, 6,490,385, 16,875,000 and 41,967,832 which were exercisable at $0.26, $0.26, $0.20 and $0.16, respectively.

On May 11, 2021, the Company entered into an agreement letter (the “Letter”) with GGP in which the Company received reprieve from certain potential non-compliance with certain covenants under the Fifth Amendment dated January 11, 2021, such as potential non-compliance with certain reporting and notice requirements, pay certain liabilities when due, deliver control agreements for certain bank accounts, obtain consent from the lenders prior to hire certain executives, obtain consent from the lenders for certain matters and related items. No amounts were paid by the Company for the Letter.

Secured Term Loan Amendments

In October 2018, MedMen Corp. completed a $77,675,000 senior secured term loan (the “2018 Term Loan”) with funds managed by Hankey Capital, LLC and with an affiliate of Stable Road Capital. On January 13, 2020, the 2018 Term Loan was amended wherein the maturity date was extended to January 31, 2022 and the interest rate was increased to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind. Certain ownership interests of the Company’s subsidiaries have been pledged as security for the obligations under the 2018 Term Loan. Additionally, the Company guaranteed the obligations of MedMen Corp. under the 2018 Term Loan. Refer to “Note 18 – Notes Payable” of the Consolidated Financial Statements in this prospectus for further information.

On July 2, 2020, the Company further amended the 2018 Term Loan wherein the interest rate of 15.5% per annum will accrue monthly to the principal amount of the debt as a payment-in-kind effective March 1, 2020 through July 2, 2021 and thereafter until maturity on January 31, 2022, 7.75% interest per annum will be payable monthly in cash and 7.75% interest per annum will be paid-in-kind. Certain reporting and financial covenants were added and amended, and the minimum liquidity covenant was waived until September 30, 2020. The Company may request an increase to the 2018 Term Loan through December 31, 2020 to be funded through incremental term loans. As consideration for the amendment, the Company cancelled 20,227,863 existing warrants exercisable at $0.60 per share held by the lenders of the 2018 Term Loan, and MM CAN issued 20,227,863 warrants at $0.34 per share that are exercisable until July 2, 2025. The Company also incurred an amendment fee of $834,000 that was added to the outstanding principal balance.

On September 16, 2020, the Company executed an amendment to the 2018 Term Loan in which the funds available under the facility was increased by $12,000,000 available through incremental term loans (the “2020 Term Loan”), of which $5,700,000 was fully committed by the lenders through October 31, 2020. The additional funds accrue interest at 18.0% per annum wherein 12.0% will be paid in cash monthly in arrears and 6.0% per annum accrues monthly as payment-in-kind. As consideration for the amendment, the Company cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share, and MM CAN issued 20,227,863 warrants exercisable at $0.34 per share until September 16, 2025.

On September 16, 2020, the Company closed on an incremental term loan of $3,000,000 under the 2020 Term Loan. In connection with the incremental term loan, MM CAN issued 30,000,000 warrants with an exercise price of $0.20 per share until December 31, 2025. The newly issued warrants may be exercised at the election of their holders on a cashless basis.

On September 16, 2020 and September 28, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature was determined to be $405,480 during the fiscal year ended June 26, 2021.

On October 30, 2020, the Company closed on an incremental term loan of $7,705,279 under the 2020 Term Loan. In connection with the incremental term loan, MM CAN issued 77,052,790 warrants with an exercise price of $0.20 per share until September 14, 2025. The newly issued warrants may be exercised at the election of their holders on a cashless basis. As of June 26, 2021, the Company has received total gross proceeds of $10,705,279 under the 2020 Term Loan. The principal amount of the 2020 Term Loan has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes.

On May 11, 2021, the Company executed an amendment to the secured term loan in which certain covenants were added and amended. Specifically, the minimum liquidity covenant was amended to which the covenant will not apply if the Company pays and has paid the cash portion of interest accrued under the senior secured term loan facility when such cash interest becomes due and payable. Such covenant will continue to be applied in the event the Company has failed to make payments. The minimum liquidity balance was not amended. In addition, application of payments was added wherein proceeds from the sale of the New York disposal group shall be applied to the amended and restated Facility on July 2, 2020 in the principal amount of $83,123,291. As consideration for the amendment, the Company incurred a modification fee of $1,000,000 which will be due on the earliest of (a) receipt of Level-Up proceeds, (b) the date of the Investment Agreement Ascend Wellness Holdings, LLC, and (c) the earlier of January 31, 2022. Cash fees paid to the Lender in connection with the amendment totaled $225,035.

Unsecured Convertible Facility

On September 16, 2020, the Company entered into an unsecured convertible debenture facility (the “Unsecured Convertible Facility”) for total available proceeds of $10,000,000 wherein the convertible debentures will have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest at a rate of 7.5% per annum payable semi-annually in cash. The unsecured facility is callable in additional tranches in the amount of $1,000,000 each, up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The debentures provide for the automatic conversion into Subordinate Voting Shares in the event that the VWAP is 50% above the conversion price on the CSE for 45 consecutive trading days. The principal amounts funded under the Unsecured Convertible Facility has been and is anticipated to be used for ongoing operations, capital expenditures and other corporate purposes.

On September 16, 2020, the Company closed on an initial $1,000,000 under the facility with a conversion price of $0.17 per Subordinate Voting Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on a second tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the second tranche, the Company issued 3,777,475 warrants for an equal number of Shares with an exercise price of $0.17 per share. On November 20, 2020, the Company closed on a third tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the third tranche, the Company issued 3,592,425 warrants for an equal number of Shares with an exercise price of $0.17 per share. On December 17, 2020, the Company closed on a fourth tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the fourth tranche, the Company issued 3,597,100 warrants for an equal number of Shares with an exercise price of $0.18 per share. On January 29, 2021, the Company closed on a fifth tranche of $1,000,000 under the facility with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share. As of June 26, 2021, the Company has received total gross proceeds of $5,000,000 under the Unsecured Convertible Facility.

On June 14, 2021, a portion of the Unsecured Convertible Facility was automatically converted into 16,014,663 Class B Subordinate Voting Shares in the amount of $2,371,782. In addition, 8,807,605 of the outstanding warrants issued in connection with the facility were exercised at varying prices for gross proceeds of $1,622,377.

Private Placements

On February 16, 2021, the Company entered into subscription agreements with institutional investors for the sale of $2,866,000 in units at a purchase price of $0.37 per unit. Each unit consists of one Class B Subordinate Voting Share of the Company and one warrant. Each warrant is exercisable for a period of five years to purchase one share at an exercise price of $0.46 per share, subject to the terms and conditions set forth in the warrant. The proceeds have been and is anticipated to be used for ongoing operations and general corporate purposes.

On March 18, 2021, the Company issued 50,000,000 units to an institutional investor at a purchase price of C$0.40 per unit for an aggregate of C$20,000,000. Each unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one share for a period of three years from the date of issuance at an exercise price of C$0.50 per share, subject to the terms and conditions set forth in the warrant. The proceeds have been and will be used to: (i) support MedMen’s Florida strategic growth plan, and (ii) fund certain costs related to opening locations in Massachusetts, Illinois and California, and (iii) for general corporate purposes.

On May 17, 2021, the Company entered into a non-brokered private placement for the sale of $10,000,000 units at a purchase price of $0.32 per unit. Each unit consists of one Class B Subordinate Voting Share of the Company and one warrant. Each warrant is exercisable for a period of three years to purchase one share at an exercise price of $0.35 per share. The proceeds have been and will be used for capital expenditures for new store openings in the Company’s Fenway location in Boston, Massachusetts and two retail locations in San Francisco, California.

Landlord Support for Company Turnaround

The Company currently has lease arrangements with affiliates of Treehouse Real Estate Investment Trust (the “REIT”), which include 14 retail and cultivation properties across the U.S. On July 3, 2020, the Company announced modifications to its existing lease arrangements with the REIT, in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years. As part of the agreement, the Company will pursue a partnership with a cannabis cultivation company for the Company’s Desert Hot Springs and Mustang facilities that are leased from the REIT in order to continue the Company’s focus on retail operations.

Discontinued Operations

On November 15, 2019, the Company announced its plan to sell its operations in the state of Arizona and accordingly, classified all assets and liabilities within the state of Arizona as held for sale and all profits and losses related to its Arizona operations as discontinued operations. On November 5, 2020, the Company sold and transferred 100% of the outstanding membership interests in Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) for a total sales price of $25,150,000, of which the Company has not received any cash proceeds as of June 26, 2021. As of November 2020, Level Up was fully deconsolidated by the Company and all profits and losses related to Level Up are presented as discontinued operations for all periods presented.

During the fiscal fourth quarter of 2021, the Company had a change in plan of sale for the remaining Arizona entities and determined that it will continue to build on its success at its retail location in Scottsdale, Arizona and in its wholesale operations through its cultivation and manufacturing facility in Mesa, Arizona. Accordingly, the Company reclassified the assets and liabilities allocable to the remaining Arizona entities as held and used for all periods presented. As the Company’s operations in the state of Arizona no longer met the criteria for discontinued operations, all profits and losses related to the remaining Arizona entities were reclassified as continuing operations for all periods presented. Refer to “Note 28 – Discontinued Operations” of the Consolidated Financial Statements for the year ended June 26, 2021 and June 27, 2020 included in this prospectus for further information.

On February 25, 2021, MedMen NY, Inc. (“MMNY”) and its parent, MM Enterprises USA, LLC (“MM Enterprises USA”), entered into an investment agreement (the “Investment Agreement”) with Ascend Wellness Holdings, LLC (“AWH NY”), and Ascend Wellness Holdings, LLC (“AWH”) whereby, subject to approval from the New York State Department of Health and other applicable regulatory bodies, AWH agreed to purchase shares of common stock of MMNY for an aggregate purchase price of up to $73,000,000 million as follows: (a) $35,000,000 million in cash to be invested in MMNY (as may be adjusted in accordance with the Investment Agreement), (b) AWH NY will issue a senior secured promissory note with a principal amount of $28,000,000 million, guaranteed by AWH, (c) and within five business days after the first sale by MMNY of adult use cannabis products at one or more of its retail store locations, AWH will purchase additional shares of MMNY for $10,000,000 million in cash, which cash investments and note will be used to repay a portion of the Secured Term Loan. As of June 26, 2021, the initial closing of the investment has not occurred and is expected to close within the next twelve months.

As a result, assets and liabilities allocable to the operations within the state of New York were classified as held for sale in the Consolidated Balance Sheets for all periods presented. In addition, revenue and expenses, gains or losses relating to the discontinuation of New York operations were classified as discontinued operations and were eliminated from profit or loss from the Company’s continuing operations for all periods presented. Discontinued operations are presented separately from continuing operations in the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows.

Assets Held for Sale

On July 1, 2020, the Company entered into definite agreements for the sale of a cannabis retail license located in Evanston, Illinois for a total sales price of $20,000,000, of which $18,000,000 was received in cash and $2,000,000 in the form of a secured promissory note payable three months following the Closing Date in exchange for all of the Company’s membership interests in Evanston. As of March 12, 2021 (“Amendment Date”), the secured promissory note was amended to waive any default arising from non-payment of principal and interest prior to the Amendment Date if Purchaser pays principal of $1,000,000 and all accrued interest of 2% per annum through the Amendment Date. Interest will accrue at 9% per annum following the Amendment Date. As of June 26, 2021, the Company received cash payment in accordance with the amended secured promissory note. Transfer of the cannabis license is pending regulatory approval. On August 10, 2020, the Company transferred governance and control of MME Evanston Retail, LLC through a consulting agreement. All assets and liabilities related to Evanston are excluded from the Company’s Consolidated Balance Sheets as of June 26, 2021 and all profits or losses from the Evanston operations subsequent to August 10, 2020 are excluded from the Consolidated Statements of Operations.

On June 26, 2020, the Company entered into a non-binding term sheet for the retail location located in Seaside, California for an aggregate sales price of $1,500,000 wherein $750,000 is to be paid upon the date of close in addition to $750,000 paid in equal monthly installments over twelve months through a promissory note. The Company transferred all outstanding membership interests in PHSL, LLC (“Seaside”) in October 2020. All assets and liabilities related to Seaside are excluded from the Consolidated Balance Sheets as of June 26, 2021 and all profits or losses from the Seaside location subsequent to October 9, 2020 are excluded from the Consolidated Statements of Operations.

In December 2020, the Company entered into a purchase agreement to sell a non-operational cannabis license in Grover Beach, California for a total consideration of $3,750,000 of which $3,500,000 will be received in cash and $250,000 will be received in equity consideration. All assets and liabilities related to Grover Beach are excluded from the Consolidated Balance Sheets as of June 26, 2021 and all profits or losses from this subsidiary subsequent to March 5, 2021 are excluded from the Consolidated Statements of Operations.

Management Changes and Shareholder Meeting Results

On November 11, 2020, the Company held an annual general meeting of shareholders at which the number of Board of Directors (the “Board”) of the Company was set to seven, subject to permitted increases. Benjamin Rose, Niki Christoff, Mel Elias, Al Harrington, Tom Lynch, Errol Schweizer and Cameron Smith were elected as members of the Board of Directors of the Company until the next annual general meeting of shareholders.

On December 3, 2020, the Company named Tracy McCourt to the Company’s new role of Chief Revenue Officer who will lead the omni-channel marketing strategy as well as the Company’s buying, merchandising and business intelligence efforts.

On December 16, 2020, the Company announced that Benjamin Rose resigned as Chairman of the Board of Directors and as a Board member. Tom Lynch, the Company’s interim Chief Executive Officer, was elected as Chairman of the Board of Directors.

On December 18, 2020, the Company announced that Zeeshan Hyder resigned as Chief Financial Officer and Reece Fulgham, managing director at SierraConstellation Partners LLC (“SCP”), was appointed to the role of Chief Financial Officer.

Cancellation of Super Voting Shares

On December 24, 2020, the Company announced the cancellation of 815,295 Class A Super Voting Shares which had been held by Andrew Modlin and granted via proxy to Benjamin Rose since December 2019. Effective as of December 10, 2020, the Company has only one class of outstanding shares, the Class B Subordinate Voting Shares as a result of the share cancellation.

COVID-19 Pandemic

In March 2020, the World Health Organization declared COVID-19 a global pandemic. Despite being deemed as an essential retailer in its core markets, the Company has experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment and declining tourism. Although the Company permanently closed one store as a result of COVID-19, certain markets, such as California and Nevada, experienced a greater impact on sales due to reduced store hours and foot traffic in certain locations, as well as limits on the number of customers that may be in a store at any one time. Other markets, such as Illinois, Florida and New York have not been significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales. Due to its strong vendor partnerships in each market, the Company has not experienced a significant impact to its supply chain in each market. At this time, it is unclear how long these measures may remain in place, what additional measures may be imposed, or when our operations will be restored to the levels that existed prior to the COVID-19 pandemic.

Factors Affecting Performance

Company management believes that the nascent cannabis industry represents an extraordinary opportunity in which the Company’s performance and success depend on a number of factors:

●	Market Expansion. The Company’s success in achieving a desirable retail footprint is attributable to its market expansion strategy, which was a key driver of revenue growth. The Company exercises discretion in focusing on investing in retail locations that can deliver near term increased earnings to the Company.

●	Retail Growth. MedMen stores are located in premium locations in markets such as California, Nevada, Arizona, Illinois and Florida. As it continues to increase sales, the Company expects to leverage its retail footprint to develop a robust distribution model.

●	Direct-to-Consumer Channel Rollout. MedMen Delivery is available in California. The Company benefited from increased traction with in-store pickup as well as delivery service, curbside pickup and loyalty rewards program.

●	COVID-19. On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. The Company’s business depends on the uninterrupted operation of its stores and facilities. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s stores or other facilities, the Company could suffer reputational harm or other potential liability. To date, the Company has generally implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have a material adverse effect on our business, financial condition and results of operations. The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic as well as uncertainty regarding all of the foregoing. At this time, it is unclear how long these measures may remain in place, what additional measures maybe imposed, or when our operations will be restored to the levels that existed prior to the COVID-19 pandemic.

Trends

MedMen is subject to various trends that could have a material impact on the Company, its financial performance and condition, and its future outlook. A deviation from expectations for these trends could cause actual results to differ materially from those expressed or implied in forward-looking information included in this MD&A and the Company’s financial statements. These trends include, but are not limited to, the following:

●	Liberalization of Cannabis Laws. The Company is reliant on the existing legal and regulatory administration as to the sale and consumption of cannabis in the states in which the Company operates not being repealed or overturned and on the current approach to enforcement of federal laws by the federal government. The Company is also reliant on the continuation of the trend toward increased liberalization of cannabis laws throughout the United States, including the adoption of medical cannabis regulations in states without cannabis programs and the conversion of medical cannabis laws to recreational cannabis laws in states with medical cannabis programs. Although the Company is focused on California, Nevada, Arizona, Illinois and Florida, this trend provides MedMen with new opportunities to deploy capital and expand geographically. The opportunity for geographic expansion is important because some jurisdictions with existing cannabis programs limit the number of retail locations that can be owned by a single entity.

●	Popular Support for Cannabis Legalization. The Company is reliant on the continuation of the trend toward increased popular support and acceptance of cannabis legalization. This trend could change if there is new research conducted that challenges the health benefits of cannabis or that calls into question its safety or efficacy or significant product recalls or broad-based deleterious health effects. This trend could also be influenced by a shift in the political climate, or by a decision of the United States government to enforce federal laws that make cannabis illegal. Such a change in popular support could undermine the trend toward cannabis legalization and possibly lead states with existing cannabis programs to roll them back, either of which would negatively impact the Company’s growth plans.

●	Balanced Supply and Demand in States. The Company is reliant on the maintenance of a balance between supply and demand in the various states in which it operates cannabis retail stores. Federal law provides that cannabis and cannabis products may not be transported across state lines in the United States. As a result, all cannabis consumed in a state must be grown and produced in that same state. This dynamic could make it more difficult, in the short term, to maintain a balance between supply and demand. If excess cultivation and production capacity is created in any given state and this is not matched by increased demand in that state, then this could exert downward pressure on the retail price for products. A substantial increase in retail licenses offered by state authorities in any given state could result in increased competition and exert downward pressure on the retail pricing. If cultivation and production in a state fails to match demand, there could be insufficient supply of product in a state to meet demand, causing retail revenue in that state to fall or stagnate, including due to retail locations closing while supply is increased.

Components of Results of Operations

Revenue

For the fiscal year ended June 26, 2021, the Company derives the majority of its revenue from direct sales to customers in its retail stores. Approximately 61% of revenue was generated from operations in California, with the remaining 39% from operations in Arizona, Nevada, Illinois and Florida. Revenue through retail stores is recognized upon delivery of the goods to the customer and when collection is reasonably assured, net of an estimated allowance for sales returns.

Cost of Goods Sold and Gross Profit

Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, packaging and other supplies, fees for services and processing, and allocated overhead, such as allocations of rent, administrative salaries, utilities and related costs. Cannabis costs are affected by various state regulations that limit the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures gross profit as a percentage of revenue.

Expenses

General and administrative expenses represent costs incurred in MedMen’s corporate offices, primarily related to personnel costs, including salaries, incentive compensation, benefits, share-based compensation and professional service costs, including legal and accounting. Sales and marketing expenses consist of selling costs to support customer relationships and to deliver product to retail stores. It also includes an investment in marketing and brand activities and the corporate infrastructure required to support the ongoing business. Depreciation and amortization expenses represent the portion of the Company’s definite-lived property, plant and equipment and intangible assets that is being used up during the reporting period. Changes in fair value of contingent consideration expense represent the realized gain or loss upon the settlement of contingent liabilities related to the Company’s business acquisitions and the unrealized gain or loss on the changes in fair value of such outstanding liabilities upon remeasurement at each reporting period. Impairment expense represents the permanent reduction of an assets carrying value down to fair value and may include inventory, property, plant, and equipment, intangible assets, goodwill and other assets. Other operating income and expenses consist of the gain or loss on disposal of assets from assets held for sale and discontinued operations, restructuring fees or reorganization expenses, gain or loss on settlement of accounts payable, and gain on lease terminations.

Income Taxes

MedMen is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the legal cannabis industry, the Company is subject to the limits of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. However, the state of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

Year Ended June 26, 2021 Compared to Year Ended June 27, 2020

	Year Ended
	June 26,	June 27,
($ in Millions)	2021	2020	$ Change	% Change
Revenue	$145.1	$155.3	$(10.2)	(7)%
Cost of Goods Sold	77.8	99.9	(22.1)	(22)%
Gross Profit	67.3	55.4	11.9	21%

Expenses:
General and Administrative	124.6	192.7	(68.1)	(35)%
Sales and Marketing	1.1	10.7	(9.6)	(90)%
Depreciation and Amortization	31.1	37.7	(6.6)	(18)%
Realized and Unrealized Changes in Fair Value of Contingent Consideration	0.4	9.0	(8.6)	(96)%
Impairment Expense	2.4	246.7	(244.3)	(99)%
Other Operating Income	(24.7)	(9.1)	(15.6)	171%
Total Expenses	134.9	487.7	(352.8)	(72)%
Loss from Operations	(67.6)	(432.3)	364.7	(84)%

Other Expense (Income):
Interest Expense	36.6	34.2	2.4	7%
Interest Income	(0.6)	(0.8)	0.2	(25)%
Amortization of Debt Discount and Loan Origination Fees	24.8	4.7	20.1	428%
Change in Fair Value of Derivatives	(0.9)	(8.8)	7.9	(90)%
Realized and Unrealized Gain on Investments and Other Assets	-	(7.9)	7.9	(100)%
Loss on Extinguishment of Debt	16.1	43.8	(27.7)	(63)%
Total Other Expense	76.0	65.2	10.8	17%
Loss from Continuing Operations Before Provision for Income Taxes	(143.6)	(497.5)	353.9	(71)%
Provision for Income Tax (Expense) Benefit	(1.8)	40.9	(42.7)	(104)%
Net Loss from Continuing Operations	(145.4)	(456.6)	311.2	(68)%
Net Loss from Discontinued Operations, Net of Taxes	(12.2)	(69.9)	57.7	(83)%
Net Loss	(157.6)	(526.5)	368.9	(70)%
Net Loss Attributable to Non-Controlling Interest	(33.5)	(279.3)	245.8	(88)%
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(124.1)	$(247.2)	$123.1	(50)%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(139.2)	$(199.5)	$60.3	(30)%
EBITDA from Continuing Operations (Non-GAAP)	$(49.1)	$(418.7)	$369.6	(88)%
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(46.0)	$(112.7)	$66.7	(59)%

Revenue

Revenue for the year ended June 26, 2021 was $145.1 million, a decrease of $10.2 million, or 7%, compared to revenue of $155.3 million for the year ended June 27, 2020. The decrease in revenue was primarily due to the impact of COVID-19 on overall retail traffic and tourism as further discussed below. During the fiscal year ended June 26, 2021, MedMen had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which four retail locations located within the state of New York were classified as discontinued operations, compared to 26 active retail locations for the same period in the prior year. Since June 27, 2020, the Company opened their Fort Lauderdale and Miami locations in Florida as well as their Emeryville location in California and temporarily closed five retail locations in the state of Florida to redirect inventory from its Eustis facility to its highest performing stores. The Company also divested three retail locations in Illinois and Arizona since June 27, 2020 to raise non-dilutive financing through the sale of non-core assets. During the year ended June 26, 2021, the Company contemplated the sale of four retail stores in New York and entered into a definitive investment agreement to sell a controlling interest, subject to regulatory approval. As of June 26, 2021, the Company had 22 active retail locations related to continuing operations.

The decrease in revenue was primarily related to the overall impact of the COVID-19 pandemic which affected the Company’s operations for the majority of the current fiscal year compared to the latter four months of the prior fiscal year. The Company experienced decreased sales in certain locations within California due to reduced foot traffic as a result of business and occupancy restrictions and a slowdown in tourism. Retail revenue for the year ended June 26, 2021 in California decreased $21.6 million compared to the year ended June 27, 2020. In Florida and Illinois, revenues have not been significantly impacted by COVID-19 with retail locations in those markets having increased sales by $5.9 million and $4.2 million, respectively, during the year ended June 26, 2021. During the year ended June 26, 2021, the Company continues to enhance its retail experience through better product assortment, customer service and purchasing options with an emphasis on curbside pickup and delivery in response to the COVID-19 pandemic. For the majority of the fiscal year ended June 26, 2021, the Company maintained modified store operations based on Centers for Disease Control and Prevention guidelines and local ordinances which limit in-store traffic for certain locations and consequently increased focus on direct-to-consumer delivery, including curbside pickup. MedMen expects to continue offering a variety of purchasing options for its customers to navigate through the COVID-19 pandemic, which is expected to increase revenues in the coming periods.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the fiscal year ended June 26, 2021 was $77.8 million, a decrease of $22.1 million, or 22%, compared with $99.9 million of cost of goods sold for fiscal year ended June 27, 2020. The decrease in cost of goods sold is primarily driven by the decrease in cultivation and manufacturing facilities. For the year ended June 26, 2021, the Company had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which four retail locations located within the state of New York were classified as discontinued operations, compared to 26 active retail locations for the same period in the prior year. Gross profit for the year ended June 26, 2021 was $67.3 million, representing a gross margin of 46%, compared with gross profit of $55.4 million, representing a gross margin of 36%, for the year ended June 27, 2020. The increase in gross margin is primarily due to the Company’s focus on retail profitability and improvements in its supply chain and cultivation facilities. During the year ended June 26, 2021, the Company strategically closed five retail locations in Florida to provide better and consistent supply for its patients. While these dispensaries remain temporarily closed as of June 26, 2021, the Company saw improved plant yields and quality driving improved margins. For the year ended June 26, 2021, MedMen operated five cultivation and production facilities, of which one facility located in New York was classified as discontinued operations, compared to six facilities in the comparative prior period. In November 2020, the Company completed the sale of one facility in Arizona (Tempe) as a result of the Company’s plan to divest non-core assets. During the year ended June 26, 2021, the Company also reduced the cash burn associated with cultivation and manufacturing operations in California and Nevada and continues to evaluate strategic partnerships for these facilities. MedMen expects margins to improve in the coming periods as the Company restructures certain operations and divests licenses in non-core markets.

Total Expenses

Total expenses for the fiscal year ended June 26, 2021 were $134.9 million, a decrease of $352.8 million, or 72%, compared to total expenses of $487.7 million for the fiscal year ended June 27, 2020, which represents 93% of revenue for the fiscal year ended June 26, 2021 compared to 314% of revenue for the fiscal year ended June 27, 2020. The decrease in total expenses was attributable to the factors described below.

General and administrative expenses for the year ended June 26, 2021 and June 27, 2020 were $124.6 million and $192.7 million, respectively, a decrease of $68.1 million, or 35%. General and administrative expenses have decreased primarily due to the Company’s focus on right-sizing its corporate infrastructure by reducing company-wide SG&A while improving efficiency. Key drivers of the decrease in general and administrative expenses include overall corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in several departments. The decrease of $68.1 million compared to the year ended June 27, 2020 was primarily related to a decrease in payroll and payroll related expenses of $29.4 million, a decrease of $5.5 million in licenses, fees and taxes, a decrease in professional fees of $3.9 million and a decrease in stock compensation expense of $6.8 million.

Sales and marketing expenses for the year ended June 26, 2021 and June 27, 2020 were $1.1 million and $10.7 million, respectively, a decrease of $9.6 million, or 90%. The decrease in sales and marketing expenses is primarily attributed to the reduction in marketing and sales related spending due to the implementation of the Company’s cost-cutting strategy. During the current fiscal year, the Company maintained its focus on budget allocation to marketing and redefined its marketing initiatives to target its changing customer base. The Company shifted its approach from third-party listing services to integration efforts with its point-of-sale systems to increase awareness in local customers and improve the customer experience while providing higher returns. Traditional and digital paid media marketing campaign of $7.2 million in the comparative prior period was reduced to $0.1 million during the year ended June 26, 2021.

Depreciation and amortization for the year ended June 26, 2021 and June 27, 2020 was $31.1 million and $37.7 million, respectively, a decrease of $6.6 million, or 18%. The decrease is attributable to the reduction in capital expenditures through a slow-down in new store buildouts of the Company’s operations through acquisitions and a delay of capital-intensive projects during the current fiscal year as a result of the COVID-19 pandemic and the Company’s turnaround plan.

Realized and unrealized changes in fair value of contingent consideration for the year ended June 26, 2021 and June 27, 2020 was a loss of $0.4 million and $9.0 million, respectively, a decrease of $8.6 million, or 96%. The contingent consideration is related to an acquisition of a California dispensary license during the year ended June 27, 2020 wherein the expiration of the lock-up period occurred during the fiscal second quarter of 2021.

Impairment expense for the year ended June 26, 2021 and June 27, 2020 was $2.4 million and $246.7 million, respectively, a decrease of $244.3 million, or 99%. During the year ended June 26, 2021, the Company recorded impairment on an intellectual property asset in the amount of $1.6 million. During the comparative period, the Company recognized an impairment expense of $143.0 million on property and equipment, $39.0 million on intangible assets, $33.5 million on goodwill, $19.8 million on operating lease right-of-use assets, $5.9 million on other assets, and $5.6 million on assets held for sale.

Other operating income for the year ended June 26, 2021 and June 27, 2020 was $24.7 million and $9.1 million, respectively, an increase of $15.6 million, or 171%. The change was primarily attributable to the $16.3 million gain related to the lease deferral with the REIT during the fiscal first quarter of 2021 as the decrease in present value of lease payments was greater than the remaining net asset balance of finance lease assets. The Company also recognized a $2.9 million gain on lease terminations in Florida and Illinois during the fiscal second quarter of 2021. Such gains were offset by restructuring fees of $5.0 million during the year ended June 26, 2021.

Total Other Expense

Total other expense for the fiscal year ended June 26, 2021 was $76.0 million, an increase of $10.8 million compared to total other expense of $65.2 million, or 17%, for the fiscal year ended June 27, 2020. The increase in total other expense was primarily a result of the decrease of loss on extinguishment of debt which totaled $43.8 million during the year ended June 27, 2020 primarily related to the First and Third Amendment of the Convertible Facility, compared to a net loss on extinguishment of debt of $16.1 million during the current period of which $10.1 million was due to the Fourth Amendment of the Convertible Facility and $4.0 million was related to a commitment to issue warrants in connection with the Unsecured Convertible Facility. This decrease was offset by an increase of amortization of debt discount of $20.1 million compared to the year ended June 27, 2020 as a result of the Company’s higher debt balance. During the current period, proceeds from issuances of the Convertible Facility totaled $14.6 million and proceeds from issuances of notes payable, including the 2020 Term Loan and the Unsecured Convertible Facility, totaled $15.8 million. Additionally, the Company saw a $7.9 million decrease in gains on investments and other assets and a $7.9 million decrease in changes in fair value of derivatives which are based on the closing price of the Company’s warrants related to bought deals traded on the Canadian Securities Exchange under the ticker symbol “MMEN.WT” which have stabilized during the year ended June 26, 2021, compared to the same period prior.

Provision for Income Taxes

The provision for income tax expense for the fiscal year ended June 26, 2021 was $1.8 million compared to the provision benefit for income tax benefit of $40.9 million for the year ended June 27, 2020, primarily due to the Company reporting increased expenses subject to IRC Section 280E relative to pre-tax book loss. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations which resulted in income tax expense being incurred while there were pre-tax losses for the year ended June 26, 2021.

Net Loss

Net loss from continuing operations for the year ended June 26, 2021 was $145.4 million, a decrease of $311.2 million, or 68%, compared to a net loss from continuing operations of $456.6 million for the year ended June 27, 2020. The decrease in net loss from continuing operations was mainly attributable to the decrease impairment expense recognized during the current fiscal year and the decrease in general and administrative expenses and sales and marketing expenses as a direct result of the Company’s turnaround plan which includes efforts to optimize SG&A and right-size the Company’s corporate infrastructure. Net loss attributable to non-controlling interest for the year ended June 26, 2021 was $33.5 million, resulting in net loss of $124.1 million attributable to the shareholders of MedMen Enterprises Inc. compared to $247.2 million for the year ended June 27, 2020.

Three Months Ended June 26, 2021 Compared to Three Months Ended June 27, 2020

	Three Months Ended
	June 26,	June 27,
($ in Millions)	2021	2020	$ Change	% Change
Revenue	$42.0	$27.3	$14.7	54%
Cost of Goods Sold	22.3	16.3	6.0	37%
Gross Profit	19.7	11.0	8.7	79%

Expenses:
General and Administrative	32.9	38.6	(5.7)	(15)%
Sales and Marketing	0.6	0.2	0.4	200%
Depreciation and Amortization	6.1	15.0	(8.9)	(59)%
Realized and Unrealized Changes in Fair Value of Contingent Consideration	-	0.5	(0.5)	(100)%
Impairment Expense	-	229.8	(229.8)	(100)%
Other Operating Expense (Income)	1.8	(7.5)	9.3	(124)%
Total Expenses	41.4	276.6	(235.2)	(85)%
Loss from Operations	(21.7)	(265.6)	243.9	(92)%

Other Expense (Income):
Interest Expense	10.0	12.9	(2.9)	(22)%
Interest Income	-	-	-	-
Amortization of Debt Discount and Loan Origination Fees	10.2	1.4	8.8	629%
Change in Fair Value of Derivatives	1.2	(0.7)	1.9	(271)%
Realized and Unrealized Loss on Investments and Other Assets	-	0.2	(0.2)	(100)%
Gain on Extinguishment of Debt	(1.4)	-	(1.4)	-
Total Other Expense	20.0	13.8	6.2	45%
Loss from Continuing Operations Before Provision for Income Taxes	(41.7)	(279.4)	237.7	(85)%
Provision for Income Tax (Expense) Benefit	0.3	(17.4)	17.7	(102)%
Net Loss from Continuing Operations	(41.4)	(296.8)	255.4	(86)%
Net Income from Discontinued Operations, Net of Taxes	(4.8)	(21.0)	16.2	(77)%
Net Loss	(46.2)	(317.8)	271.6	(85)%
Net Loss Attributable to Non-Controlling Interest	(7.3)	(161.0)	153.7	(95)%
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(38.9)	$(156.8)	$117.9	(75)%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(37.4)	$(118.9)	$81.5	(69)%
EBITDA from Continuing Operations (Non-GAAP)	$(13.1)	$(249.3)	$236.2	(95)%
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(9.7)	$(22.7)	$13.0	(57)%

Revenue

Revenue for the three months ended June 26, 2021 was $42.0 million, an increase of $14.7 million, or 54%, compared to revenue of $27.3 million for the three months ended June 27, 2020. For the three months ended June 26, 2021, MedMen had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which four were located within the state of New York were classified as discontinued operations, which was consistent with the same period in the prior year. During the fiscal fourth quarter of 2021, five retail locations in the state of Florida remained temporarily closed in order to redirect inventory from its Eustis cultivation facility to its highest performing stores and thus excluded from the number of active retail locations as of June 26, 2021. As of June 26, 2021, the Company had 22 active retail locations related to continuing operations.

The increase in revenue was primarily related to the Company’s continued initiatives in light of the COVID-19 pandemic as well as the gradual reopening across the country. During the three months ended June 26, 2021, the Company continued to enhance its retail experience through better product assortment, customer service and purchasing options with an emphasis on curbside pickup and delivery which have proven to be effective service enhancements in response to the COVID-19 pandemic. Previously modified store operations based on Centers for Disease Control and Prevention guidelines and local ordinances, which limit in-store traffic for certain locations, began to operate at a less restrictive scale during the fiscal fourth quarter of 2021 as COVID-related restrictions began to lift, resulting in increased tourism and normalizing retail traffic levels. MedMen expects to continue offering a variety of purchasing options for its customers to navigate through the COVID-19 pandemic, which is expected to continue to increase revenues in the coming periods. As the Company’s key markets continue to recover from the pandemic, MedMen also expects to utilize their marketing communications and revised assortment to drive and serve retail traffic at a much higher volume and rate.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the three months ended June 26, 2021was $22.3 million, an increase of $6.0 million, or 37%, compared with $16.3 million of cost of goods sold for the three months ended June 27, 2020. Gross profit for the three months ended June 26, 2021 was $19.7 million, representing a gross margin of 47%, compared with gross profit of $11.0 million, representing a gross margin of 40%, for the three months ended June 27, 2020. The increase in gross margin is primarily due to the Company’s retail optimization efforts in which improvements in the Company’s product sourcing and favorable changes to pricing and payment terms in key vendor agreements resulted in improved margins for the fiscal fourth quarter of 2021. In addition, the Company’s shrink-to-grow plan in Florida continues to drive results in which manufacturing consistency and cultivation yields has produced additional margins.

For the three months ended June 26, 2021, the Company had 26 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida, of which four were located within the state of New York were classified as discontinued operations, compared to 26 active retail locations for the comparative prior period. MedMen operated five cultivation and production facilities in the states of Nevada, California, New York, Florida and Arizona, of which one facility located in New York was classified as discontinued operations, compared to six cultivation facilities for the three months ended June 27, 2020. During the fiscal fourth quarter of 2020, five retail locations in Florida were temporarily closed in order to shift supply levels from its Eustis cultivation facility to the Company’s highest-performing stores in Florida which remain closed as of June 26, 2021. As of the fiscal fourth quarter of 2021, the Company continues to evaluate strategic partnerships for its cultivation and production facilities in California and Nevada where the Company continues to incur significant fixed costs. MedMen expects margins to improve in the coming periods as the Company restructures certain operations and divests licenses in non-core markets.

Total Expenses

Total expenses for the three months ended June 26, 2021 were $41.4 million, a decrease of $235.2 million, or 85%, compared to total expenses of $276.6 million for the three months ended June 27, 2020, which represents 99% of revenue for the three months ended June 26, 2021, compared to 1,013% of revenue for the three months ended June 27, 2020. The decrease in total expenses was attributable to the factors described below.

General and administrative expenses for the three months ended June 26, 2021 and June 27, 2020 were $32.9 million and $38.6 million, respectively, a decrease of $5.7 million, or 15%. General and administrative expenses have decreased primarily due to the Company’s continued efforts to reduce company-wide selling, general and administrative expenses (“SG&A”). Key drivers of the decrease in general and administrative expenses include overall corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in several departments, resulting in a decrease in deal costs of $5.6 million and a decrease in banking fee and charges of $0.5 million.

Sales and marketing expenses for the three months ended June 26, 2021 and June 27, 2020 were $0.6 million and $0.2 million, respectively, an increase of $0.4 million, or 200%. The increase in sales and marketing expenses is primarily attributed to an increase in marketing and promotions of $0.2 million and an increase in public relations expense of $0.1 million for the three months ended June 26, 2021 compared to the same period prior.

Depreciation and amortization for the three months ended June 26, 2021 and June 27, 2020 was $6.1 million and $15.0 million, respectively, a decrease of $8.9 million, or 59%. The decrease is attributable to the reduction in capital expenditures through a slow-down in new store buildouts of the Company’s operations through acquisitions and a delay in capital-intensive projects throughout the fiscal year ended June 26, 2021, resulting in a decrease in property, plant and equipment and intangible assets.

Realized and unrealized changes in fair value of contingent consideration remained generally consistent for the three months ended June 26, 2021 and June 27, 2020 in the amount of nil and $0.5 million, respectively.

Impairment expense for the three months ended June 26, 2021 and June 27, 2020 was nil and $229.8 million, respectively, a decrease of $229.8 million, or 100%. The Company did not identify indicators of impairment of its goodwill or long-lived assets during their annual impairment assessment during the fourth fiscal quarter of 2021. In the prior year, the Company recognized a significant amount of impairment expense as a result of the economic and market conditions related to the COVID-19 pandemic and the regulatory environment, which has been less volatile during the current period.

Other operating expense (income) for the three months ended June 26, 2021 was $1.8 million, a decrease of $9.3 million, or 124% from the income of $7.5 million for the three months ended June 27, 2020. During the three months ended June 26, 2021, the Company recognized $2.3 million of restructuring fees which was offset by a gain on disposal of assets held for sale of $1.6 million, a gain on disposal of assets of $0.2 million and a gain on settlement of accounts payable of $0.3 million.

Total Other Expense

Total other expense for the three months ended June 26, 2021 was $20.0 million, an increase of $6.2 million, or 45%, compared to total other expense of $13.8 million for the three months ended June 27, 2020. The increase in total other expense was primarily attributable to the Company’s higher debt balance as of June 26, 2021 which increased $26.6 million compared to June 27, 2020 as a result of the 2020 Term Loan and the Unsecured Convertible Facility as well as issuances from the Convertible Facility. Accordingly, amortization of debt discount and loan origination fees of $10.2 million for the three months ended June 26, 2021 increased by $8.8 million compared to $1.4 million for the three months ended June 27, 2020. This was offset by interest expense of $10.0 million during the three months ended June 26, 2021 which decreased by $2.9 million compared to $12.9 million for the three months ended June 27, 2020.

Provision for Income Taxes

The provision for income tax benefit for the three months ended June 26, 2021 was $0.3 million, a decrease of $17.7 million, or 102% compared to the provision for income tax expense of $17.4 million for the three months ended June 27, 2020, primarily attributable to an increase in expenses incurred during the three months ended June 26, 2021 that carry deferred tax impacts resulting in no effect on the annual estimated tax rate relative to pre-tax book income.

Net Loss

Net loss from continuing operations for the three months ended June 26, 2021 was $41.4 million, a decrease of $255.4 million, or 86%, compared to a net loss from continuing operations of $296.8 million for the three months ended June 27, 2020. The decrease in net loss from continuing operations was mainly attributable to the decrease of $229.8 million in impairment expense as described above. In addition, the Company’s continued focus on cost efficiency within the corporate structure, which includes strategic headcount reductions, elimination of non-core functions and overhead in several departments, and renegotiation of ancillary cost to the business has resulted in additional cost savings during the fiscal fourth quarter of 2021. Net loss attributable to non-controlling interest for the three months ended June 26, 2021 was $7.3 million, resulting in net loss of $38.9 million attributable to the shareholders of MedMen Enterprises Inc. compared to $156.8 million for the three months ended June 27, 2020.

Three and Six Months Ended December 25, 2021 Compared to Three Months Ended December 26, 2020

	Three Months Ended				Six Months Ended
	December 25,	December 26,			December 25,	December 26,
($ in Millions)	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
	(unaudited)	(unaudited)			(unaudited)	(unaudited)
Revenue	$39.1	$32.6	$6.5	20%	$78.9	$67.7	$11.2	17%
Cost of Goods Sold	19.9	15.8	4.1	26%	42.2	34.4	7.8	23%
Gross Profit	19.2	16.8	2.4	14%	36.7	33.3	3.4	10%

Operating Expenses:
General and Administrative	35.3	31.8	3.5	11%	71.8	62.0	9.8	16%
Sales and Marketing	1.1	0.2	0.9	450%	1.8	0.4	1.4	350%
Depreciation and Amortization	7.6	8.9	(1.3)	(15%)	14.7	16.9	(2.2)	(13%)
Realized and Unrealized Changes in Fair Value of Contingent Consideration	(0.3)	0.1	(0.4)	(400%)	(0.3)	0.4	(0.7)	(175%)
Impairment Expense	-	-	-	100%	0.4	0.8	(0.4)	100%
Other Operating Expense (Income)	0.6	2.7	(2.1)	(78%)	2.5	(26.4)	28.9	(109%)
Total Operating Expenses	44.3	43.7	0.6	1%	90.9	54.2	36.8	68%
Loss from Operations	(25.1)	(26.9)	1.8	(7%)	(54.2)	(20.9)	(33.3)	159%

Non-Operating Expense (Income):
Interest Expense	9.7	7.7	2.0	26%	19.6	16.4	3.2	20%
Interest Income	-	(0.5)	0.5	(100%)	-	(0.5)	0.5	(100%)
Amortization of Debt Discount and Loan Origination Fees	2.3	4.8	(2.5)	(52%)	10.2	6.5	3.7	57%
Change in Fair Value of Derivatives	(14.1)	0.2	(14.3)	(7,150%)	(16.2)	(0.1)	(16.1)	16,100%
(Gain) Loss on Extinguishment of Debt	-	0.9	(0.9)	(100%)	(10.2)	11.1	(21.3)	(192%)
Total Non-Operating (Income) Expense	(2.1)	13.1	(15.2)	(116%)	3.3	33.3	(30.0)	(90%)
Loss from Continuing Operations Before Provision for Income Taxes	(23.0)	(40.0)	17.0	(43%)	(57.5)	(54.2)	(3.3)	6%
Provision for Income Tax Benefit (Expense)	8.1	(22.6)	30.7	(136%)	(11.6)	(34.8)	23.2	(67%)
Net Loss from Continuing Operations	(14.9)	(62.6)	47.7	(76%)	(69.0)	(89.1)	20.1	(23%)
Net Loss from Discontinued Operations, Net of Taxes	(5.5)	(6.4)	0.9	(14%)	(11.9)	(12.6)	0.7	(6%)
Net Loss	(20.4)	(69.0)	48.6	(70%)	(81.0)	(101.7)	20.8	(20%)
Net Loss Attributable to Non-Controlling Interest	(1.3)	(19.2)	17.9	(93%)	(6.6)	(30.1)	23.5	(78%)
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(19.1)	$(49.8)	$30.7	(62%)	$(74.4)	$(71.6)	$(2.8)	4%

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(26.7)	$(57.0)	$30.3	(53%)	$(86.6)	$(92.1)	$5.5	(6%)
EBITDA from Continuing Operations (Non-GAAP)	$(3.3)	$(19.0)	$15.7	(83%)	$(12.4)	$(14.7)	$2.3	(16%)
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(15.2)	$(13.0)	$(2.2)	17%	$(29.8)	$(25.7)	$(4.1)	16%

Revenue

Revenue for the three and six months ended December 25, 2021 was $39.1 million and $78.9 million, an increase of $6.5 million and $11.2 million, or 20% and 17%, compared to revenue of $32.6 million and $67.7 million for the three months and six ended December 26, 2020.

The increase in revenue was primarily related to the Company’s initiatives as it recovers from the COVID-19 impact on business and occupancy restrictions. During the three months ended December 25, 2021, the Company continued to elevate its product offering, revamp its pricing and assortment strategy, and focus on driving retail traffic. Specifically in California, where retail revenue increased $3.6 million during the current period compared to the prior year quarter, the Company saw increased engagement through its customer relationship strategy and focused on marketing and advertising initiatives as COVID-19 restrictions began to lift. In addition, revenue in Arizona increased $2.5 million compared to the three months ended December 26, 2020 as a result of the Company’s focus on driving retail traffic after the state-wide transition to adult-use during the spring of calendar year 2021. Previously modified store operations based on Centers for Disease Control and Prevention guidelines and local ordinances, which limit in-store traffic for certain locations, began to operate at a less restrictive scale since the fiscal fourth quarter of 2021 as COVID-19 related restrictions began to lift, resulting in increased tourism and normalizing retail traffic levels. As the Company’s key markets continue to recover from the pandemic, MedMen expects to continue utilizing their tailored marketing initiatives and revised assortment to drive and serve retail traffic at a much higher volume and rate.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the three and six months ended December 25, 2021 was $19.9 million and $42.2 million, an increase of $4.1 million and $7.8 million, or 26% and 23%, compared with $15.8 million and $34.4 million of cost of goods sold for the three and six months ended December 26, 2020. Gross profit for the three and six months ended December 25, 2021 was $19.2 million and $36.7 million compared with gross profit of $16.8 million and $33.3 million, for the three and six months ended December 26, 2020. The increase in gross profit is primarily due to our revenue growth offset by an increase in promotional discounts and a one-time write down of inventory at one of its cultivation facilities. MedMen expects gross profit to improve slightly during the remaining of fiscal year 2022. During the second quarter of 2022, the Company completed its strategic partnership for its cultivation and production facilities in California and Nevada where the Company had incurred significant fixed costs, wherein licensed operations will be carried on under management agreements while also supplying product for the Company’s private label in California and Nevada.

Operating Expenses

Operating expenses for the three months ended December 25, 2021 increased to $44.3 million from $43.7 million as compared to the same period prior year, and increased to $90.9 million from $54.2 million as compared to six months ended December 26, 2020. These changes were attributable to the factors described below.

General and administrative expenses for the three and six months ended December 25, 2021 were $35.5 million and $71.8 million, compared to $31.8 million and $62.0 million, an increase of $3.5 million and $9.8 million, or 11% and 16% as compared to the same prior year periods. The overall increase in the comparable periods is primarily due to an increase in professional fees which is a direct result of litigation costs associated with previous officers of the Company. On a sequential quarter basis, we achieved a reduction of $1.2 million from $36.5 million reported in our first fiscal quarter. Management continues to focus in reducing company-wide selling, general and administrative expenses (“SG&A”).

Sales and marketing expenses for the three and six months ended December 25, 2021 were $1.1 million and $1.8 million, compared to $0.2 million and $0.4 million. In comparison to the prior year periods, the increase in sales and marketing expenses is primarily attributed to an increase in marketing and advertising of $0.6 million and $0.9 million and an increase in customer relationship tools of $0.2 million and $0.3 million from increased marketing initiatives to drive retail traffic as COVID-19 restrictions began to lift, tourism increased, and certain states moved towards regulatory approval of recreational marijuana.

Depreciation and amortization for the three and six months ended December 25, 2021 was $7.6 million and $14.7 million, as compared to $8.9 million and $16.9 million. The overall decrease is attributable to the reduction in capital expenditures resulting from a delay and in capital-intensive projects as part of the Company’s turnaround plan and the COVID-19 pandemic.

Realized and unrealized changes in fair value of contingent consideration for the three and six months ended December 25, 2021 was $(0.3) million as compared to $0.1 million and $0.4 million for the three and six months ended December 26, 2020, respectively. The increase in fair value of the contingent liabilities was due to the increase in the Company’s share price compared to prior year.

Impairment expense for the six months ended December 25, 2021 related an impairment on an intellectual property asset in the amount of $0.4 million.

Other operating expense (income) for the three and six months ended December 25, 2021 was $0.6 million and $2.5 million, as compared to $2.7 million and $(26.1) million for the three and six months ended December 26, 2020, respectively. For the six months ended December 25, 2021, the change was primarily attributable to the $16.3 million gain related to the lease deferral with the REIT and $2.9 million gain on lease terminations in the comparative prior period. For the six months ended December 25, 2021, other operating expense (income) included restructuring and reorganizational expenses of $2.2 million.

Non-Operating Expense

Non-operating (income) expense for the three and six months ended December 25, 2021, was $(2.1) million and $3.3 million as compared to $13.1 million and $33.3 million in the prior year periods. The decrease in total other expense includes a loss on extinguishment of debt of $10.1 million in the comparative prior period, compared to the net gain on extinguishment of debt of $10.2 million in the current period as a result of the $12.4 million gain on extinguishment of debt related to the Sixth Amendment, offset by the $2.2 million loss on extinguishment of debt related to the settlement of the unsecured promissory note in connection with the Private Placement. In addition, a gain on changes in fair value of derivatives of $14.1 million and $16.2 million for the three and six months ended December 25, 2021 contributed to the decrease in total non-operating expenses as a result of the derivative liabilities recognized in the fiscal first quarter of 2022.

Provision for Income Taxes

MedMen is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the legal cannabis industry, the Company is subject to the limits of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. However, the state of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

The provision for income taxes for the three and six months ended December 25, 2021 was a benefit of $8.1 million and an expense of $11.6 million, respectively, compared to the provision for income tax expense of $22.6 million and $34.8 million for the three months ended December 26, 2020, primarily due to the Company’s forecasted income, related IRC Section 280E expenditures and interest due to the Internal Revenue Service. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations which resulted in income tax expense being incurred while there were pre-tax losses for the current period.

Net Loss

Net loss from continuing operations for the three months ended December 25, 2021 was $14.9 million, compared to a net loss from continuing operations of $62.6 million for the same period prior year. The improvement in net loss from continuing operations was mainly attributable to the changes in fair value of derivatives of $14.1 million during the fiscal second quarter of 2021, and a decrease in our provision for income taxes. Net loss from continuing operations for the six months ended December 25, 2021 also decreased to $69.0 million from $89.1 million for the same period prior year. The decrease during the six months period as compared to the same period prior year was primarily as result of the effects of non-operating activities that occurred in the prior year, including a loss in extinguishment of debt which did not occur in 2022.

Non-GAAP Financial Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures (collectively, the “non-GAAP financial measures”) are:

Adjusted Net Loss from Continuing Operations	Net Loss from Continuing Operations adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs. This non-GAAP measure represents the profitability of the Company excluding unusual and infrequent expenditures and non-cash operating costs.

EBITDA from Continuing Operations	Net Loss from Continuing Operations adjusted for interest and financing costs, income taxes, depreciation, and amortization. This non-GAAP measure represents the Company’s current operating profitability and ability to generate cash flow.

Adjusted EBITDA from Continuing Operations	EBITDA from Continuing Operations (Non-GAAP) adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs, such as changes in fair value of derivative liabilities and unrealized changes in fair value of investments. This non-GAAP measure represents the Company’s current operating profitability and ability to generate cash flow excluding non-recurring, irregular or one-time expenditures in order improve comparability.

Working Capital	Current assets less current liabilities. This non-GAAP measure represents operating liquidity available to the Company.

Corporate SG&A	Selling, general and administrative expenses related to the Company’s corporate functions. This non-GAAP measure represents scalable expenditures that are not directly correlated with the Company’s retail operations.

Retail Revenue	Consolidated revenue less non-retail revenue, such as cultivation and manufacturing revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Cost of Goods Sold	Consolidated cost of goods sold less non-retail cost of goods sold. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Gross Margin	Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). Retail Gross Margin (Non-GAAP) is reconciled to consolidated gross margin as follows: consolidated revenue less non-retail revenue reduced by consolidated cost of goods sold less non-retail cost of goods sold. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Gross Margin Rate	Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP). Retail Gross Margin Rate (Non-GAAP) is reconciled to consolidated gross margin rate as follows: consolidated revenue less non-retail revenue reduced by consolidated cost of goods sold less non-retail cost of goods sold, divided by consolidated revenue less non-retail revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Adjusted EBITDA Margin	Retail Gross Margin (Non-GAAP) less direct store operating expenses, including rent, payroll, security, insurance, office supplies and payment processing fees, local cannabis and excise taxes, distribution expenses, and inventory adjustments. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

Retail Adjusted EBITDA Margin Rate	Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), which is calculated as consolidated revenue less non-retail revenue. This non-GAAP measure provides a standalone basis of the Company’s performance as a cannabis retailer in the U.S. considering the Company’s long-term viability is correlated with cash flows provided by or used in retail operations.

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and to evaluate the Company’s financial performance. Non-GAAP financial measures are financial measures that are not defined under GAAP. Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. The Company uses these non-GAAP financial measures and believes they enhance an investors’ understanding of the Company’s financial and operating performance from period to period. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management.

In particular, the Company continues to make investments in its cannabis properties and management resources to better position the organization to achieve its strategic growth objectives which have resulted in outflows of economic resources. Accordingly, the Company uses these metrics to measure its core financial and operating performance for business planning purposes. In addition, the Company believes investors use both GAAP and non-GAAP measures to assess management’s past and future decisions associated with its priorities and allocation of capital, as well as to analyze how the business operates in, or responds to, swings in economic cycles or to other events that impact the cannabis industry. However, these measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies in the Company’s industry. Accordingly, these non-GAAP financial measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. These financial measures are not intended to represent and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. These non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for any standardized measure under GAAP. For example, certain of these non-GAAP financial measures:

●	exclude certain tax payments that may reduce cash available to the Company;

●	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

●	do not reflect changes in, or cash requirements for, working capital needs; and

●	do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on debt.

Other companies in the cannabis industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Fiscal Period ended June 26, 2021 Compared to Immediate Preceding Period

Retail Performance

Within the cannabis industry, MedMen is uniquely focused on the retail component of the value chain. For the fiscal fourth quarter of 2021, the Company is providing detail with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”) attributable to the Company’s national retail operations to show how it is leveraging its retail footprint and strategically investing in the future. The table below highlights the Company’s national Retail Adjusted EBITDA Margin (Non-GAAP), which excludes corporate marketing expenses, distribution expenses, inventory adjustments, and local cannabis and excise taxes. Entity-wide Adjusted EBITDA (Non-GAAP) is presented under “Reconciliations of Non-GAAP Financial Measures”.

	Fiscal Quarter Ended
	June 26,	March 27,
($ in Millions)	2021	2021	$ Change	% Change
Gross Profit	$19.7	$14.3	$5.4	38%
Gross Margin Rate	47%	40%	7%	16%
Cultivation & Wholesale Revenue	(1.3)	(1.6)	0.3	(19)%
Cultivation & Wholesale Cost of Goods Sold	(3.9)	(6.1)	2.2	(36)%
Non-Retail Gross Margin	(2.6)	(4.5)	1.9	(42)%
Retail Gross Margin (Non-GAAP)	$22.3	$18.8	$3.5	19%
Retail Gross Margin Rate (Non-GAAP)	55%	56%	(1)%	(1)%

	Fiscal Quarter Ended
	June 26,	March 27,
($ in Millions)	2021	2021	$ Change	% Change
Net Loss	$(46.2)	$(9.7)	$(36.5)	376%
Net Loss from Discontinued Operations, Net of Taxes	4.8	(6.9)	11.7	(170)%
Provision for Income Tax (Benefit) Expense	(0.3)	(32.7)	32.4	(99)%
Other Expense	20.0	22.7	(2.7)	(12)%
Excluded Items(1)	1.8	3.0	(1.2)	(40)%
Loss from Operations Before Excluded Items	(19.9)	(23.6)	3.7	(16)%
Non-Retail Gross Margin	(2.6)	(4.5)	1.9	(42)%
Non-Retail Operating Expenses(2)	(26.2)	(27.3)	1.0	(4)%
Non-Retail EBITDA Margin	(28.8)	(31.8)	3.0	(9)%
Retail Adjusted EBITDA Margin (Non-GAAP)	$8.9	$8.2	$0.7	9%
Retail Adjusted EBITDA Margin Rate (Non-GAAP)	22%	24%	(2)%	(8)%

(1)	Items adjusted from Net Loss for the fiscal quarters ended June 26, 2021 and March 27, 2021 include impairment expense of nil and $1.5 million, respectively, and other operating expense of $1.8 million and $1.5 million, respectively.
(2)	Non-retail operating expenses is comprised of the following items:

	Fiscal Quarter Ended
	June 26,	March 27,
($ in Millions)	2021	2021	$ Change	% Change
Cultivation & Wholesale	$1.4	$1.5	$(0.1)	(7)%
Corporate SG&A	16.8	16.4	0.4	2%
Depreciation & Amortization	6.1	8.1	(2.0)	(25)%
Other(3)	1.9	1.3	0.6	46%
Non-Retail Operating Expenses	26.2	27.3	(1.1)	(4)%

Direct Store Operating Expenses(4)	13.4	10.6	2.8	26%
Excluded Items(1)	1.8	3.0	(1.2)	(40)%
Total Expenses	$41.4	$40.9	$0.5	1%

(3)	Other non-retail operating expenses excluded from Retail Adjusted EBITDA Margin (Non-GAAP) for the fiscal quarters ended June 26, 2021 and March 27, 2021 primarily consist of transaction costs and restructuring costs of $3.1 million and $4.4 million, respectively, and share-based compensation of $1.0 million and $0.1 million, respectively, as commonly excluded from Adjusted EBITDA from Continuing Operations (Non-GAAP). Refer to “Reconciliations of Non-GAAP Financial Measures” below.
(4)	For the current period, direct store operating expenses now includes local taxes of $0.5 million and $(0.7) million for the fiscal quarters ended June 26, 2021 and March 27, 2021, respectively. Local taxes include cannabis sales and excise taxes imposed by municipalities in which the Company has active retail operations and vary by jurisdiction. Local taxes are not a cost required to directly operate the Company’s stores, but rather a byproduct of retail operations. In addition, distribution expenses of $0.8 million and $0.7 million for the fiscal quarters ended June 26, 2021 and March 27, 2021, respectively, are also included in direct store operating expenses for the current reporting period. Distribution expenses relate to additional porter fees. Such expenses were presented as additional adjustments to arrive at Retail Adjusted EBITDA Margin (Non-GAAP) in prior periods and are now presented within retail operating expenses for a condensed presentation of Retail Adjusted EBITDA Margin (Non-GAAP).

The non-GAAP retail performance measures demonstrate the Company’s four-wall margins which reflect the sales of the Company’s retail operations relative to the direct costs required to operate such dispensaries. Retail revenue is related to net sales from the Company’s stores, excluding non-retail revenue, such as cultivation and manufacturing revenue. Similarly, retail cost of goods sold and direct store operating expenses are directly related to the Company’s retail operations. Non-Retail Revenue includes revenue from third-party wholesale sales. Non-Retail Cost of Goods Sold includes costs directly related to third-party wholesale sales produced by the Company’s cultivation and production facilities, such as packaging, materials, payroll, rent, utilities, security, etc. While third-party sales were not significant for the fiscal quarter ended June 26, 2021, Non-Retail Cost of Goods Sold related to cultivation and wholesale operations was $3.9 million due to unallocated overages from increased production burn rate. Non-Retail Operating Expenses include ongoing costs related to the Company’s cultivation and wholesale operations, corporate spending, and depreciation and amortization. Non-Retail EBITDA Margin reflects the gross margins of the Company’s cultivation and wholesale operations excluding any related operating expenses. To determine the Company’s four-wall margins, certain costs that do not directly support the Company’s retail function are excluded from Retail Adjusted EBITDA Margin (Non-GAAP).

For the fiscal fourth quarter of 2021, retail revenue was $40.7 million across the Company’s continuing operations in California, Nevada, Arizona, Illinois and Florida. This represents a 20% increase, or $6.9 million, over the fiscal third quarter of 2021 of $33.8 million. The increase in retail revenue from continuing operations was driven primarily by increased consumer spending during the fiscal fourth quarter of 2021 wherein the number of COVID-19 cases nationwide declined and vaccines became available, allowing certain states to reopen and slowly lift restrictions. In particular, the gradual reopening in California during the fiscal fourth quarter of 2021, which is the largest market in which the Company operates in, resulted in an increase in retail revenue of $4.9 million compared to the prior quarter. Similarly in Nevada, Las Vegas is starting to return to normalcy with increased tourism during the fiscal fourth quarter of 2021 in which retail revenue increased $1.4 million compared to the fiscal third quarter of 2021. The Company expects traffic levels to normalize as the Company’s key markets continue to recover from the pandemic. Retail Gross Margin Rate (Non-GAAP), which is Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), for the fiscal fourth quarter of 2021 was 55% compared to the fiscal third quarter of 2021 of 56%. Retail Gross Margin (Non-GAAP) is Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). The Company had an aggregate Retail Adjusted EBITDA Margin Rate (Non-GAAP), which is Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), of 22% for the fiscal fourth quarter of 2021 which represents a decrease compared to the 24% realized in the fiscal third quarter of 2021 primarily due to direct store operating expenses which include, but are not limited to, rent, utilities, payroll and payroll related expenses, employee benefits, and security. Direct store operating expenses increased $2.8 million, or 26%, compared to the fiscal third quarter of 2021, primarily driven by higher general and administrative expenses and local tax adjustments during the current period.

Corporate SG&A

Corporate-level general and administrative expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security (collectively referred to as “Corporate SG&A”) are combined to account for a significant proportion of the Company’s total general and administrative expenses. For the current reporting period, Corporate SG&A now includes pre-opening expenses of $4.7 million and $5.4 million for the fiscal quarter ended June 26, 2021 and March 27, 2021, respectively, which were presented as non-Corporate SG&A in prior periods. Pre-opening expenses is excluded from Retail Adjusted EBITDA Margin (Non-GAAP) and thus more appropriately classified as Corporate SG&A.

	Fiscal Quarter Ended
	June 26,	March 27,
($ in Millions)	2021	2021	$ Change	% Change
General and Administrative	$32.9	$29.6	$3.3	11%
Sales and Marketing	0.6	0.1	0.5	500%
Consolidated SG&A	33.5	29.7	3.8	13%
Direct Store Operating Expenses(1)	13.4	10.6	2.8	26%
Cultivation & Wholesale	1.4	1.5	(0.1)	(7)%
Other(2)	1.9	1.2	0.7	58%
Less: Non-Corporate SG&A	16.7	13.3	3.4	26%
Corporate SG&A as a Component of Adjusted EBITDA from Continuing Operations (Non-GAAP)	$16.8	$16.4	$0.4	2%

(1)	For the periods presented, direct store operating expenses now include local taxes of $0.5 million and $(0.7) and million and distribution expenses of $0.8 million and $0.7 million for the fiscal quarters ended June 26, 2021 and March 27, 2021, respectively. Refer to “Retail Performance” and notes therein for further information.
(2)	Other non-Corporate SG&A for the fiscal quarters ended June 26, 2021 and March 27, 2021 primarily consist of transaction costs and restructuring costs of $3.1 million and $4.4 million, respectively, and share-based compensation of $1.0 million and $0.1 million, respectively, as commonly excluded from Adjusted EBITDA (Non-GAAP). Refer to “Retail Performance” and notes therein for further information.

For the fiscal fourth quarter of 2021, Adjusted EBITDA from Continuing Operations (Non-GAAP) includes Corporate SG&A (Non-GAAP) of $16.8 million, representing an increase of $0.4 million, or 2%, from the $16.4 million that Corporate SG&A (Non-GAAP) contributed to Adjusted EBITDA Loss from Continuing Operations (Non-GAAP) in the fiscal third quarter of 2021. The increase was related to higher accounting and legal fees as well as salaries and benefits.

Reconciliations of Non-GAAP Financial Measures

The table below reconciles Net Loss to Adjusted Net Loss from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Year Ended
	June 26,	June 27,	June 26,	June 27,
($ in Millions)	2021	2020	2021	2020
Net Loss	$(46.2)	$(317.8)	$(157.6)	$(526.5)

Less: Net Loss from Discontinued Operations, Net of Taxes	4.8	21.0	12.2	69.9
Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	3.1	5.2	11.0	27.6
Share-Based Compensation	1.0	(0.4)	3.8	10.4
Other Non-Cash Operating Costs(1)	(0.6)	221.8	(11.7)	268.1
Income Tax Effects(2)	0.5	(48.7)	3.1	(49.0)
Total Adjustments	4.0	177.9	6.2	257.1
Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(37.4)	$(118.9)	$(139.2)	$(199.5)

The table below reconciles Adjusted Net Loss to EBITDA from Continuing Operations (Non-GAAP) and Adjusted EBITDA from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Year Ended
	June 26,	June 27,	June 26,	June 27,
($ in Millions)	2021	2020	2021	2020
Net Loss	$(46.2)	$(317.8)	$(157.6)	$(526.5)

Less: Net Loss from Discontinued Operations, Net of Taxes	4.8	21.0	12.2	69.9
Add (Deduct) Impact of:
Net Interest and Other Financing Costs	9.9	12.9	35.9	33.5
Provision for Income Taxes	(0.3)	17.4	1.8	(40.9)
Amortization and Depreciation	18.7	17.2	58.6	45.3
Total Adjustments	28.3	47.5	96.3	37.9
EBITDA from Continuing Operations (Non-GAAP)	$(13.1)	$(249.3)	$(49.1)	$(418.7)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	3.0	5.2	11.0	27.6
Share-Based Compensation	1.0	(0.4)	3.8	10.4
Other Non-Cash Operating Costs(1)	(0.6)	221.8	(11.7)	268.0
Total Adjustments	3.4	226.6	3.1	306.0
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(9.7)	$(22.7)	$(46.0)	$(112.7)

(1)	Other non-cash operating costs for the periods presented were as follows:

	Three Months Ended		Year Ended
	June 26,	June 27,	June 26,	June 27,
	2021	2020	2021	2020
Change in Fair Value of Derivative Liabilities	$1.2	$(0.7)	$(0.9)	$(8.8)
Gain on Disposal of Assets Held For Sale	(1.6)	-	(12.3)	(8.4)
Change in Fair Value of Contingent Consideration	-	0.5	0.4	9.0
Gain/Loss on Lease Termination	-	(0.1)	(17.7)	(0.3)
Gain/Loss on Extinguishment of Debt	(1.4)	-	16.1	43.8
Gain/Loss from Disposal of Assets	(0.2)	(8.3)	0.6	(7.3)
Impairment Expense	-	229.8	2.4	246.7
Other Non-Cash Operating Costs	1.4	0.6	(0.3)	(6.7)
Total Other Non-Cash Operating Costs	$(0.6)	$221.8	$(11.7)	$268.0

(2)	Income tax effects to arrive at Adjusted Net Loss from Continuing Operations (Non-GAAP) are related to temporary tax differences in which a future income tax benefit exists, such as changes in fair value of investments, assets held for sale and other assets, changes in fair value of contingent consideration, gain/loss from disposal of assets, and impairment expense. The income tax effect is calculated using the federal statutory rate of 21.0% and statutory rate for the state in which the related asset is held or the transaction occurs, most of which is in California with a statutory rate of 8.84%.

Adjusted Net Loss from Continuing Operations (Non-GAAP) represents the profitability of the Company excluding unusual and infrequent expenditures and non-cash operating costs. The change in Adjusted Net Loss from Continuing Operations (Non-GAAP) was primarily due to reductions in SG&A as a direct result of successful implementation of the Company’s cost reduction initiatives. Accordingly, Adjusted Net Loss from Continuing Operations (Non-GAAP) improved in the fiscal fourth quarter of 2021 compared to the prior period.

EBITDA from Continuing Operations (Non-GAAP) represents the Company’s current operating profitability and ability to generate cash flow and includes significant non-cash operating costs. Net Loss is adjusted for interest and financing costs as a direct result of debt financings, income taxes, and amortization and depreciation expense to arrive at EBITDA from Continuing Operations (Non-GAAP). Considering these adjustments, the Company had EBITDA from Continuing Operations (Non-GAAP) of $(13.1) million and $(49.1) million for the three months and year ended June 26, 2021 improved compared to the comparative prior periods. The change in EBITDA from Continuing Operations (Non-GAAP) was primarily due to the impairments recognized during the 2020 fiscal year as a result of the economic and market conditions related to the COVID-19 pandemic and regulatory environment.

For the three months and year ended June 26, 2021, the Company saw an improvement in Adjusted EBITDA from Continuing Operations (Non-GAAP) of $(9.7) million and $(46.0) million, respectively, compared to $(22.7) million and $(112.7) million for the three months and year ended June 27, 2020, respectively. The improvement is the direct result of the Company’s turnaround progress and execution on their transition to growth during fiscal year 2021. The financial performance of the Company is expected to further improve as the Company has a clear path towards profitability, and coupled with significant deleveraging of its balance sheet, will reposition the Company for growth. Refer to “Liquidity and Capital Resources” for further discussion of management’s future outlook and executed strategic plan.

Refer to “Retail Performance” above for reconciliations of Retail Adjusted EBITDA.

Fiscal Period ended December 25, 2021 Compared to Immediate Preceding Period

Retail Performance Non- GAAP Financial Measures Within the cannabis industry, MedMen is uniquely focused on the retail component of the value chain. On a sequential quarter basis, the Company is providing detail with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”) attributable to the Company’s national retail operations to show how it is leveraging its retail footprint and strategically investing in the future. The table below highlights the Company’s national Retail Adjusted EBITDA Margin (Non-GAAP), which excludes corporate marketing expenses, distribution expenses, inventory adjustments, and local cannabis and excise taxes. Entity-wide Adjusted EBITDA (Non-GAAP) follows our Retail Performance non-GAAP financial measures.

Retail Gross Margin (Non-GAAP)

	Fiscal Quarter Ended
	December 25,	September 25,
	2021	2021	$ Change	% Change
Gross Profit	$19.2	$17.5	$1.7	10%

Gross Margin Rate	49%	44%	5%	12%

Cultivation & Wholesale Revenue	(1.3)	(1.3)	-	100%
Cultivation & Wholesale Cost of Goods Sold	(1.3)	(4.0)	2.7	(68%)
Non-Retail Gross Margin	-	(2.7)	2.7	(100%)

Retail Gross Margin (Non-GAAP)	$19.2	$20.2	$(1.0)	(5%)
Retail Gross Margin Rate (Non-GAAP)	51%	52%	-2%	(3%)

	Fiscal Quarter Ended
	December 25,	September 25,
	2021	2021	$ Change	% Change
Net Loss	$(20.4)	$(60.6)	$40.2	(66%)
Net Loss from Discontinued Operations, Net of Taxes	5.5	6.4	(0.9)	(14%)
Provision for Income Tax (Benefit) Expense	(8.1)	19.7	(27.8)	(141%)
Other (Income) Expense	(2.1)	5.5	(7.6)	(138%)
Excluded Items(1)	0.3	2.2	(1.9)	(86%)
Loss from Operations Before Excluded Items	$(24.8)	$(26.7)	$1.9	(7%)

Non-Retail Gross Margin	-	(2.7)	2.7	(100%)
Non-Retail Operating Expenses(2)	(29.4)	(30.7)	1.3	(4%)
Non-Retail EBITDA Margin	(29.4)	(33.4)	4.0	(12%)

Retail Adjusted EBITDA Margin (Non-GAAP)	$4.6	$6.7	$(2.1)	(31%)
Retail Adjusted EBITDA Margin Rate (Non-GAAP)	12%	17%	(7%)	(40%)

(1)	Items adjusted from Net Loss for the fiscal quarters ended December 25, 2021 and September 25, 2021 include:

	December 25,	September 25,
	2021	2021
Realized and Unrealized Loss on Changes in Fair Value of Contingent Consideration	$(0.3)	$-
Impairment Expense	-	0.4
(Gain) Loss On Disposals of Assets, Restructuring Fees and Other Expenses	0.6	1.8
Total Excluded Items	$0.3	$2.2

(2)	Non-Retail Operating Expenses Included in Retail Adjusted EBITDA Margin (Non-GAAP) is comprised of the following items:

	Fiscal Quarter Ended
	December 25,	September 25,
	2021	2021	$ Change	% Change
Cultivation & Wholesale	$1.1	$0.9	$0.2	22%
Corporate SG&A	18.9	18.9	-	-
Depreciation & Amortization	7.6	7.0	0.6	9%
Other(3)	1.8	3.9	(2.1)	(54%)
Non-Retail Operating Expenses	29.4	30.7	(1.3)	(4%)

Direct Store Operating Expenses(4)	14.6	13.5	1.1	8%
Excluded Items(1)	0.3	2.3	(2.0)	(87%)
Total Expenses	$44.3	$46.5	$(2.2)	(5%)

(3)	Other non-retail operating expenses excluded from Retail Adjusted EBITDA Margin (Non-GAAP) for the fiscal quarters ended December 25, 2021 and September 25, 2021 primarily consist of transaction costs and restructuring costs of $1.6 million and $5.2 million, respectively, and share-based compensation of $0.7 million and $1.6 million, respectively, as commonly excluded from Adjusted EBITDA from Continuing Operations (Non-GAAP).
(4)	For the fiscal quarters ended December 25, 2021 and September 25, 2021, direct store operating expenses include, but are not limited to, rent, utilities, payroll and payroll related expenses, employee benefits, and security, totaling $13.7 million and $12.9 million, local taxes of nil and $0.3 million, and distribution expenses of $0.9 million and $0.8 million, respectively. Local taxes include cannabis sales and excise taxes imposed by municipalities in which the Company has active retail operations and vary by jurisdiction. Distribution expenses relate to additional porter fees.

The non-GAAP retail performance measures demonstrate the Company’s four-wall margins which reflect the sales of the Company’s retail operations relative to the direct costs required to operate such dispensaries. Retail revenue is related to net sales from the Company’s stores, excluding non-retail revenue, such as cultivation and manufacturing revenue. Similarly, retail cost of goods sold and direct store operating expenses are directly related to the Company’s retail operations. Non-Retail Revenue includes revenue from third-party wholesale sales. Non-Retail Cost of Goods Sold includes costs directly related to third-party wholesale sales produced by the Company’s cultivation and production facilities, such as packaging, materials, payroll, rent, utilities, security, etc. While third-party sales were not significant for the fiscal quarter ended December 25, 2021, Non-Retail Cost of Goods Sold related to cultivation and wholesale operations was $1.3 million due to unallocated overages from increased production burn rate. Non-Retail Operating Expenses include ongoing costs related to the Company’s cultivation and wholesale operations, corporate spending, and depreciation and amortization. Non-Retail EBITDA Margin reflects the gross margins of the Company’s cultivation and wholesale operations excluding any related operating expenses. To determine the Company’s four-wall margins, certain costs that do not directly support the Company’s retail function are excluded from Retail Adjusted EBITDA Margin (Non-GAAP). For the fiscal second quarter of 2022, retail revenue was $37.8 million across the Company’s continuing operations in California, Nevada, Arizona, Illinois and Florida. This represents a 2% decrease, or $0.7 million, over the fiscal first quarter of 2022 of $38.5 million. The decrease in retail revenue from continuing operations was primarily driven by a decrease of $1.2 million in California offset by an increase of $0.5 million in Florida. While there were multiple reasons for the decrease in retail revenue, we believe the primary factors were heightened restrictions due to the Delta and Omicron variant of COVID-19 and increased competition in certain markets. Retail Gross Margin Rate (Non-GAAP), which is Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), for the fiscal second quarter of 2022 was 51% compared to the fiscal first quarter of 2022 of 52%. Retail Gross Margin (Non-GAAP) is Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). The Company had an aggregate Retail Adjusted EBITDA Margin Rate (Non-GAAP), which is Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), of 12% for the fiscal second quarter of 2022 which represents a decrease compared to the 17% realized in the fiscal first quarter of 2022 primarily due to increased marketing to drive retail traffic and increased payroll expenses as a result of incremental payroll from stores reopening and the impact of COVID-19 on staffing.

Corporate SG&A as a Component of Adjusted EBITDA from Continuing Operations (Non-GAAP)

Corporate-level general and administrative expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security (collectively referred to as “Corporate SG&A”) are combined to account for a significant proportion of the Company’s total general and administrative expenses. Corporate SG&A also includes pre-opening expenses related to general and administrative expenses incurred by the Company at non-operational retail locations, which such expenses would be classified as direct store operating expenses following its opening.

	Fiscal Quarter Ended
	December 25,	September 25,
($ in Millions)	2021	2021	$ Change	% Change
General and Administrative	$35.3	$36.5	$(1.2)	(3%)
Sales and Marketing	1.1	0.7	0.4	57%

Consolidated SG&A	36.4	37.2	(0.8)	(2%)

Direct Store Operating Expenses(1)	14.6	13.5	1.1	8%
Cultivation & Wholesale	1.1	0.9	0.2	22%
Other(2)	1.8	3.9	(2.1)	(54%)
Less: Non-Corporate SG&A	17.5	18.3	(0.8)	(4%)

Corporate SG&A as a Component of Adjusted EBITDA from Continuing Operations (Non-GAAP)	$18.9	$18.9	$-	-

(1)	Other non-Corporate SG&A for the fiscal quarters ended December 25, 2021 and September 25, 2021 primarily consist of transaction costs and restructuring costs of $1.6 million and $5.2 million, respectively, and share-based compensation of $0.7 million and $1.6 million, respectively, as commonly excluded from Adjusted EBITDA (Non-GAAP).

For the fiscal second quarter of 2022, Adjusted EBITDA from Continuing Operations (Non-GAAP) includes Corporate SG&A (Non-GAAP) of $18.9 million, which is consistent with the fiscal first quarter of 2022.

Adjusted Net Loss from Continuing Operations (Non-GAAP)

The table below reconciles Net Loss to Adjusted Net Loss from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
($ in Millions)	2021	2020	2021	2020
Net Loss	$(20.4)	$(69.0)	$(81.0)	$(101.7)

Less: Net Loss from Discontinued Operations, Net of Taxes	5.5	6.4	11.9	12.6
Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	1.6	2.7	6.8	3.5
Share-Based Compensation	0.7	1.6	2.4	2.6
Other Non-Cash Operating Costs(1)	(14.2)	1.7	(26.6)	(17.1)
Income Tax Effects(2)	0.1	(0.4)	(0.1)	8.0

Total Adjustments	(11.8)	5.6	(17.5)	(3.0)

Adjusted Net Loss from Continuing Operations (Non-GAAP)	$(26.7)	$(57.0)	$(86.6)	$(92.1)

Adjusted Net Loss from Continuing Operations (Non-GAAP) represents the profitability of the Company excluding unusual and infrequent expenditures and non-cash operating costs. The improvements in Adjusted Net Loss from Continuing Operations (Non-GAAP) were primarily due to the increase revenue and gross profit as the Company recovers from the COVID-19 impact compared to the prior period and changes in the provision for income taxes as described above.

EBITDA and Adjusted EBITDA from Continuing Operations (Non-GAAP)

The table below reconciles Adjusted Net Loss to EBITDA from Continuing Operations (Non-GAAP) and Adjusted EBITDA from Continuing Operations (Non-GAAP) for the periods indicated.

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
($ in Millions)	2021	2020	2021	2020
Net Loss	$(20.4)	$(69.0)	$(81.0)	$(101.7)

Less: Net Loss from Discontinued Operations, Net of Taxes	5.5	6.4	11.9	12.6
Add (Deduct) Impact of:
Net Interest and Other Financing Costs	9.6	7.1	19.6	15.9
Provision for Income Taxes	(8.1)	22.6	11.6	34.8
Amortization and Depreciation	10.1	13.9	25.5	23.7

Total Adjustments	11.6	43.6	56.7	74.4

EBITDA from Continuing Operations (Non-GAAP)	$(3.3)	$(19.0)	$(12.4)	$(14.7)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	1.6	2.7	6.8	3.5
Share-Based Compensation	0.7	1.6	2.4	2.6
Other Non-Cash Operating Costs(1)	(14.2)	1.7	(26.6)	(17.1)

Total Adjustments	(11.9)	6.0	(17.4)	(11.0)

Adjusted EBITDA from Continuing Operations (Non-GAAP)	$(15.2)	$(13.0)	$(29.8)	$(25.7)

(1)	Other non-cash operating costs for the periods presented were as follows:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
($ in Millions)	2021	2020	2021	2020
Change in Fair Value of Derivative Liabilities	$(14.1)	$0.2	$(16.2)	$(0.1)
Gain on Disposal of Assets Held For Sale	-	2.0	-	(10.5)
Change in Fair Value of Contingent Consideration	(0.3)	0.1	(0.3)	0.4
Gain/Loss on Lease Termination	0.2	(1.3)	0.2	(17.9)
Gain/Loss on Extinguishment of Debt	-	0.9	(10.2)	11.1
Gain/Loss from Disposal of Assets	(0.1)	0.5	(0.1)	0.4
Impairment Expense	-	-	0.4	0.8
Other Non-Cash Operating Costs	0.2	(0.7)	(0.3)	(1.2)
Total Other Non-Cash Operating Costs	$(14.2)	$1.7	$(26.6)	$(17.1)

(2)	Income tax effects to arrive at Adjusted Net Loss from Continuing Operations (Non-GAAP) are related to temporary tax differences in which a future income tax benefit exists, such as changes in fair value of investments, assets held for sale and other assets, changes in fair value of contingent consideration, loss from disposal of assets, and impairment expense. The income tax effect is calculated using the federal statutory rate of 21.0% and statutory rate for the state in which the related asset is held or the transaction occurs, most of which is in California with a statutory rate of 8.84%.

EBITDA from Continuing Operations (Non-GAAP) represents the Company’s current operating profitability and ability to generate cash flow and includes significant non-cash operating costs. Net Loss is adjusted for interest and financing costs as a direct result of debt financings, income taxes, and amortization and depreciation expense to arrive at EBITDA from Continuing Operations (Non-GAAP). Considering these adjustments, the Company had EBITDA from Continuing Operations (NonGAAP) of $(3.3) million and $(12.4) million for the three and six months ended December 25, 2021 compared to $(19.0) million and $(14.7) million for the comparative prior period. The change in EBITDA from Continuing Operations (Non-GAAP) was primarily due to other non-cash operating costs for the changes in fair value of derivative liabilities and extinguishments of debt as described above. For the three and six months ended December 25, 2021, Adjusted EBITDA from Continuing Operations (Non-GAAP) of $(15.2) million and $(29.8) million compared to $(13.0) million and $(25.7) million for the three and six months ended December 26, 2020, respectively. The increase of $1.9 million for the six months ended December 25, 2021 and December 26, 2020 is primarily due to an increase in general and administrative expenses affecting Net Loss, offset by the increase in revenue and gross profit. The financial performance of the Company is expected to improve as the Company has a clear path towards profitability, and coupled with its stabilized liquidity, is properly repositioned the Company for growth. Refer to Item 2 “Liquidity and Capital Resources” for further discussion of management’s future outlook.

Cash Flows

The following table summarizes the Company’s consolidated cash flows for the years ended June 26, 2021 and June 27, 2020:

	Year Ended
	June 26,	June 27,
($ in Millions)	2021	2020	$ Change	% Change
Net Cash Used in Operating Activities	$(59.7)	$(109.7)	$50.0	(46)%
Net Cash Provided by (Used in) Investing Activities	11.2	(19.3)	30.5	(158)%
Net Cash Provided by Financing Activities	50.7	107.1	(56.4)	(53)%
Net Decrease in Cash and Cash Equivalents	2.3	(21.9)	24.2	(111)%
Cash Included in Assets Held for Sale(1)	-	(0.7)	0.7	(100)%
Cash and Cash Equivalents, Beginning of Period	9.6	32.2	(22.6)	(70)%
Cash and Cash Equivalents, End of Period	$11.9	$9.6	$2.3	24%

Cash Flow from Operating Activities

Net cash used in operating activities was $59.7 million for the fiscal year ended June 26, 2021, a decrease in $50.0 million, or 46%, compared to $109.7 million for the year ended June 27, 2020. The decrease in cash used was primarily due to implementation of the Company’s cost rationalization strategy during the fiscal year ended June 26, 2021. Specifically, general and administrative expenses include corporate-level expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security which are combined to account for a significant proportion of the Company’s total general and administrative expenses. In addition, the COVID-19 pandemic impacted the majority of the fiscal year ended June 26, 2021, versus the last fourth months of the fiscal year ended June 27, 2020, which resulted in a decrease in traffic levels due to retail occupancy restrictions and a significant slowdown in tourism.

Cash Flow from Investing Activities

Net cash provided by investing activities was $11.2 million for the fiscal year ended June 26, 2021, a decrease of $30.5 million, or 158%, compared to $19.3 million used for the year ended June 27, 2020. The increase in net cash provided in investing activities was primarily due to the Company’s strategic plan to limit cash outlays and divest non-core assets. Net cash was positively impacted by a decrease in purchases of property and equipment of $50.6 million, offset by a decrease in proceeds from the sale of investments of $12.5 million and a decrease in proceeds from the sale of property of $9.3 million.

Cash Flow from Financing Activities

Net cash provided by financing activities was $50.7 million for the fiscal year ended June 26, 2021, a decrease of $56.4 million, or 53%, compared to $107.1 million for the year ended June 27, 2020. The decrease in change of net cash provided by financing activities was primarily due to a decrease of $33.7 million in the issuance of equity instruments for cash and a decrease of $35.4 million in proceeds from the credit facility with Gotham Green Partners. The decrease in debt and equity financings was offset by an increase in principal repayments of the credit facility with Gotham Green Partners in the amount of $8.0 million and a decrease of $14.0 million in principal repayments on notes payable compared to the same period in the prior year.

The following table summarizes the Company’s consolidated cash flows for the six months ended December 25, 2021 and December 26, 2020:

	Six Months Ended
	December 25,	December 26,
($ in Millions)	2021	2020	$ Change	% Change
Net Cash Used in Operating Activities	$(49.5)	$(30.3)	$(19.2)	63%
Net Cash (Used in) Provided by Investing Activities	(7.6)	15.7	(23.3)	(148%)
Net Cash Provided by Financing Activities	93.2	11.8	81.4	690%

Net Increase (Decrease) in Cash and Cash Equivalents	36.1	(2.8)	38.9	(1,389%)
Cash Included in Assets Held for Sale	(0.3)	-	(0.3)	100%
Cash and Cash Equivalents, Beginning of Period	11.9	9.6	2.3	24%

Cash and Cash Equivalents, End of Period	$47.7	$6.8	$40.9	601%

Cash Flow from Operating Activities

Net cash used in operating activities was $49.5 million for the three months ended December 25, 2021, an increase of $19.2 million, or 63%, compared to $30.3 million for the six months ended December 26, 2020. The increase was primarily driven by an increase in cash used for income taxes.

Cash Flow from Investing Activities

Net cash used in investing activities was $7.6 million for the six months ended December 25, 2021, a decrease of $23.3 million, from the $15.7 million of net cash provided from investing activities in the prior year. The decrease in net cash provided in investing activities was primarily in the prior period due to the Company’s strategic plan to divest non-core assets during the comparative prior period, resulting in $18.8 million received from proceeds from the sale of assets held for sale. In the prior period net cash used was also impacted by an increase in purchases of property and equipment in the current period of $7.1 million as compared to $1.2 million in the prior year as the Company reopened construction-in-progress in fiscal year 2022.

Cash Flow from Financing Activities

Net cash provided by financing activities was $93.2 million for the three months ended December 25, 2021, an increase of $81.4 million, compared to $11.8 million for the six months ended December 26, 2020. The increase in change of net cash provided by financing activities was primarily due to the $95.0 million for the issuance of equity instruments for cash and the $5.0 million from the unsecured promissory note. The increase in debt and equity financings was offset by payments of stock issuance costs of $5.4 million in connection with such capital transactions.

Financial Condition

As of December 25, 2021, the Company had cash and cash equivalents of $47.7 million and net working capital deficit of $191.2 million. The Company has incurred losses from continuing operations of $23.0 million and $57.5 million for the three and six months then ended, respectively, used cash in continued operating activities of $45.6 million so far in the first half of the year and anticipates that the Company will continue to incur losses until such time as revenues exceed operating costs. On January 31, 2022, the Company’s term loans of $113.6 million as of December 25, 2021 became due and the Company entered into an agreement (the “Sixth Modification to Senior Secured Term Loan”, or the “Sixth Modification”) with the lender to extend the maturity date until July 31, 2022 and August 1, 2021 for the various loans included in the Senior Secured Term Loan Facility. See “Note 10 – Notes Payable”, for additional information about the Senior Secured Term Loan Facility, and “Note 23 – Subsequent Events” for more information about the Sixth Modification. The conditions described above raise substantial doubt with respect to the Company’s ability to meet its obligations for at least one year from the issuance of these Condensed Consolidated Financial Statements, and therefore, to continue as a going concern. The Sixth Modification requires the Company to execute certain actions including the conditional purchase of the term loans by Superhero Acquisition, L.P., an existing lender in the Company’s Convertible Facility, also covenants related to strategic actions the Company must implement it if it is unable to pay the term loans by the extended maturity date. The Company plans to continue to fund its operations through the implementation of its strategic cost savings plan, the various strategic actions which may include divesting of non-core assets, as well continuing its on-going revenue strategy of market expansion and retail revenue growth. If the above conditional purchase of the term loans and/or the strategic actions, for any reason, are inaccessible, it would have a significantly negative effect on the Company’s financial condition. Additionally, we expect to continue to manage the Company’s operating expenses and reduce its projected cash requirements through reduction of its expenses by delaying new store development, permanently or temporarily closing stores that are deemed performing below expectations, and/or implementing other restructuring activities. Furthermore, COVID-19 and the impact the global pandemic has had and will continue to have on the broader retail environment could also have a significant impact on the Company’s financial operations. As of December 25, 2021, the accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to our ability to continue as a going concern.

The following table summarizes certain aspects of the Company’s financial condition as of June 26, 2021 and June 27, 2020:

	June 26,	June 27,
($ in Millions)	2021	2020	$ Change	% Change
Cash and Cash Equivalents	$11.9	$9.6	$2.3	24%
Total Current Assets	$96.7	$72.7	$24.0	33%
Total Assets	$472.5	$574.3	$(101.8)	(18)%
Total Current Liabilities	$288.6	$182.8	$105.8	58%
Notes Payable, Net of Current Portion	$258.4	$319.2	$(60.8)	(19)%
Total Liabilities	$726.1	$751.2	$(25.1)	(3)%
Total Shareholders’ Equity	$(253.6)	$(176.9)	$(76.7)	43%
Working Capital Deficit	$(191.9)	$(110.1)	$(81.8)	74%

As of June 26, 2021, the Company had $11.9 million of cash and cash equivalents and $191.9 million of working capital deficit, compared to $9.6 million of cash and cash equivalents and $110.1 million of working capital deficit as of June 27, 2020. The increase in cash and cash equivalents was associated with the Company’s continued focus on its cost rationalization strategy and the Company’s turnaround plan. During the fiscal year ended June 26, 2021, the Company stabilized liquidity by successfully accessing the equity and debt capital markets to properly position the Company for growth. In addition, the Company has the support of certain lenders, including Gotham Green Partners, Stable Road Capital and affiliates, and its most significant landlord, Treehouse Real Estate Investment Trust, as a part of its financial restructuring and turnaround plan to support the expansion of the Company’s retail footprint. On July 2, 2020, the Company amended the Convertible Facility and 2018 Term Loan wherein all interest payable through June 2021 will be paid-in-kind. Further, on July 2, 2020, the Company also amended its lease terms with the REIT wherein a portion of the total current monthly base rent will be deferred for the 36-month period between July 1, 2020 and July 1, 2023.

The $81.8 million increase in working capital deficit was primarily related to an increase of $24.7 million assets held for sale related to the Company’s divestiture of non-core assets during the year ended June 26, 2021, an increase of $2.3 million in cash as described above, and a decrease of $3.1 million in due from related party as individuals previously identified as related party as of June 27, 2020 were no longer deemed related as of June 26, 2021. The net increase in current liabilities was due to the an increase of $87.3 million in current notes payable primarily related the senior secured term loan with Hankey Capital LLC, an increase of $18.1 million in liabilities held for sale, and a $21.4 million increase in income taxes payable, offset by a decrease of $19.5 million of accounts payable and accrued liabilities.

The Company’s working capital will be significantly impacted by continued growth in retail operations, operationalizing existing licenses, and the success of the Company’s cost-cutting measures. The ability to fund working capital needs will also be dependent on the Company’s ability to raise additional debt and equity financing.

The following table summarizes certain aspects of the Company’s financial condition as of December 25, 2021 and June 26, 2021:

	December 25,	June 26,
($ in Millions)	2021	2021	$ Change	% Change
Cash and Cash Equivalents	$47.7	$11.9	$35.8	301%
Total Current Assets	$134.8	$96.7	$38.1	39%
Total Assets	$490.9	$472.5	$18.4	4%
Total Current Liabilities	$333.6	$288.6	$45.0	16%
Notes Payable, Net of Current Portion	$78.0	$87.6	$(9.6)	(11%)
Total Liabilities	$710.2	$726.1	$(15.9)	(2%)
Total Shareholders’ Equity	$(219.3)	$(253.6)	$34.3	(14%)
Working Capital Deficit	$(191.2)	$(191.9)	$(0.7)	0%

As of December 25, 2021, the Company had $47.7 million of cash and cash equivalents and $191.2 million of working capital deficit, compared to $11.9 million of cash and cash equivalents and $191.9 million of working capital deficit as of June 26, 2021. The increase in cash and cash equivalents was primarily due the $100.0 million Private Placement during the fiscal first quarter of 2022 which helped stabilize liquidity and will allow the Company to prioritize new market opportunities and existing operations over near-term balance sheet management. In addition, on August 17, 2021, the Company amended the Convertible Facility wherein the maturity date was extended to August 17, 2028 and any cash interest obligation was eliminated, instead providing for paid-in-kind interest. The $6.8 million decrease in working capital deficit was primarily related to an increase of $35.8 million in cash as described above and an increase of $1.6 million in accounts receivable and prepaid expenses. The increase in current liabilities was due to an increase of $14.3 million in derivative liabilities related to the top-up provision of the Convertible Facility and the Short-Term Warrant under the Private Placement recognized during the fiscal first quarter of 2022, an increase of $18.4 million in current notes payable primarily related to the existing senior secured term loan, and an increase of $15.7 million in income taxes payable, offset by a $3.4 million decrease in other current liabilities related to a decrease in acquisition payable as a result of settlements during the current period and a decrease in accrued interest payable as a result of the Sixth Amendment of the Convertible Facility. The Company’s working capital will be significantly impacted by continued growth in retail operations, the operationalization of existing licenses, and the continued stewardship of the Company’s financial resources. The ability to fund working capital needs will also be dependent on the Company’s ability to raise additional debt and equity financing.

Liquidity and Capital Resources

The primary need for liquidity is to fund working capital requirements of the business, including operationalizing existing licenses, capital expenditures, debt service and acquisitions. The primary source of liquidity has primarily been private and/or public financing and to a lesser extent by cash generated from sales. The ability to fund operations, to make planned capital expenditures, to execute on the growth/acquisition strategy, to make scheduled debt and rent payments and to repay or refinance indebtedness depends on the Company’s future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond its control. Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

As of June 26, 2021, the Company had $11.9 million of cash and cash equivalents and $191.9 million of working capital deficit, compared to $9.6 million of cash and cash equivalents and $110.1 million of working capital deficit as of June 27, 2020. For the fiscal year ended June 26, 2021, the Company’s monthly burn rate, which was calculated as cash spent per month in operating activities, was approximately $5.0 million compared to a monthly burn rate of approximately $9.1 million for the fiscal year ended June 27, 2020. During the fiscal year ending June 26, 2021, management continued their efforts of executing the Company’s strategic plan to limit significant cash outlays and reduce the overall cash burn. As of June 26, 2021, cash generated from ongoing operations may not be sufficient to fund operations and, in particular, to fund the Company’s growth strategy in the short-term or long-term.

During the fiscal year ended June 26, 2021, management focused its efforts on a disciplined turnaround plan which has allowed the Company’s story to turn from one of turnaround to one of growth. Subsequent to June 26, 2021, management preserved its strategic plan, which includes, but is not limited to, capital raised subsequent to year-end, monitoring of corporate-level expenses, and rationalization of capital expenditures to correlate to our new store opening strategy. The Company maintains its focus on the optimization of SG&A expenses while improving overall efficiency and attracting world-class talent. Revisions to its dynamic pricing model has resulted in gains and management constantly seeks improvements in its cost structure to achieve better margins. The Company is focused on improving its supply chain and cultivation facilities to increase manufacturing consistency and cultivation yields to drive additional gains in EBITDA, particularly in Florida where they have expanded their cultivation capacity while improving the quality of flower production. Management believes the Florida market is an exciting area for expansion as MedMen executes against a disciplined growth plan. To further drive revenue growth, ongoing initiatives include marketing campaigns and digital media to drive retail traffic, investment in its delivery program by offering service enhancements, and revamped assortment to serve customers at higher volume and rate. In addition, capital raised subsequent to year-end has given MedMen the cash and flexibility to continue the expansion of its retail footprint. Prior to U.S. federal legalization of cannabis, and subject to compliance with applicable laws and stock exchange rules, MedMen will actively explore opportunities to expand MedMen’s footprint across international markets. The Company continues to execute on its plan to achieve its growth and profitability goals and explore additional strategic opportunities.

The Company continues to explore avenues of raising additional funds from debt and equity financing subsequent to June 26, 2021 to mitigate any potential liquidity risk. The Company intends to continue raising capital by utilizing debt and equity financings on an as needed basis. Management evaluated its financial condition as of June 26, 2021 in conjunction with recent financings and transactions which provide capital subsequent to the fiscal year ended June 26, 2021 as discussed below.

Amendment and Extension of Gotham Green Convertible Notes

On August 17, 2021, the Company announced that Tilray, Inc. (“Tilray”) acquired a majority of the outstanding senior secured convertible notes under the Convertible Facility (the “Notes”) from Gotham Green Partners, LLC and other funds. Under the terms of the transaction, a newly formed limited partnership (the “SPV”) established by Tilray and other strategic investors acquired an aggregate principal amount of approximately $165.8 million of the Notes and warrants issued in connection with the Convertible Facility, all of which were originally issued by MedMen and held by GGP, representing 75% of the outstanding Notes and 65% of the outstanding warrants under the Convertible Facility. Specifically, Tilray’s interest in the SPV represents rights to 68% of the Notes and related warrants held by the SPV, which are convertible into, and exercisable for, approximately 21% of the outstanding Class B Subordinate Voting Shares of MedMen upon closing of the transaction. Tilray’s ability to convert the Notes and exercise the warrants is dependent upon U.S. federal legalization of cannabis or Tilray’s waiver of such requirement as well as any additional regulatory approvals.

In connection with the sale of the Notes, the Company amended and restated the Convertible Facility (“Sixth Amendment”) to, among other things, extend the maturity date to August 17, 2028, eliminate any cash interest obligations and instead provide for payment-in-kind interest, eliminate certain repricing provisions, and eliminate and revise certain restrictive covenants. The amendments are intended to provide MedMen the flexibility to execute on its growth priorities and explore additional strategic opportunities. In connection with the Sixth Amendment, accrued payment-in-kind interest on the Notes will be convertible at price equal to the trailing 30-day volume weighted average price of the Company’s Subordinate Voting Shares. The Notes may not be prepaid until the federal legalization of marijuana. The Notes will also provide the holders with a top-up right to acquire additional Subordinate Voting Shares and a pre-emptive right with respect to future financings of the Company, subject to certain exceptions, upon the issuance by MedMen of certain equity or equity-linked securities. No changes have been made to the conversion and exercise prices of the Notes or related Warrants.

$100 Million Equity Investment and Backstop Commitment

On August 17, 2021, the Company entered into subscription agreements with various investors led by Serruya Private Equity Inc. (“SPE”) to purchase $100,000,000 of units of the Company at a purchase price of $0.24 per unit (the “August 2021 Private Placement”) wherein certain investors associated with SPE agreed to backstop the August 2021 Private Placement (the “Backstop Commitment”). The proceeds from the August 2021 Private Placement will allow MedMen to expand its operations in key markets such as California, Florida, Illinois and Massachusetts and identify and accelerate further growth opportunities across the United States.

Each unit consists of one Subordinate Voting Share and one-quarter share purchase warrant (each, an “August 2021 Warrant”). Each whole August 2021 Warrant permits the holder to purchase one Subordinate Voting Share for a period of five years from the date of issuance at an exercise price of $0.288 per share. Each unit issued to certain SPE purchasers consists of one Subordinate Voting Share and one-quarter of one August 2021 Warrant plus a proportionate interest in a short-term subscription right (the “Short-Term Subscription Right”) which expires on December 31, 2021. The Short-Term Subscription Right entitles the holders to acquire, at the option of the holders and upon payment of $30,000,000, an aggregate of 125,000,000 units at an exercise price of $0.24 per unit, or $30,000,000 principal amount of notes at par, convertible into 125,000,000 Subordinate Voting Shares at a conversion price of $0.24 per share. The Company will use any proceeds from exercise of the Short-Term Subscription Right to pay down an existing debt instrument. In consideration for the Backstop Commitment, certain investors associated with SPE received a fee of $2,500,000 paid in the form of 10,416,666 Subordinate Voting Shares at a deemed price of $0.24 per share.

Partnership with Foundry Works, Inc.

On October 1, 2021, the Company announced that LitHouse Farms, a subsidiary of Foundry Works, Inc. (“Foundry”), will manage its cultivation and manufacturing operations at its facilities in Desert Hot Springs, California (“DHS”) and Sparks, Nevada (“Sparks”). Licensed operations at the facilities will be carried on under management agreements which include purchase options for nominal consideration, subject to regulatory approval. Concurrent with the transaction, Foundry entered into a sublease agreement for DHS worth approximately $3,200,000 per year beginning in its first year, increasing to approximately $4,600,000 per year in its sixth year, subject to 3% annual escalators thereafter through March 2039. Foundry also entered into a sublease agreement for Sparks worth approximately $2,400,000 per year beginning in its first year, increasing to approximately $3,400,000 per year in its sixth year, subject to 3% annual escalators thereafter through January 2039. The cash flow accretive partnership will help reduce the significant fixed costs associated with the facilities. For the six months ended December 25, 2021, the Company’s monthly burn rate, which was calculated as cash spent per month in operating activities, was approximately $8.3 million compared to a monthly burn rate of approximately $5.1 million for the six months ended December 26, 2020. During the fiscal first quarter of 2022, the Company shifted its focus from a turnaround plan that took place during fiscal year 2021, which resulted in the divestiture of non-core assets and lease modifications, and turned to a growth plan with new capital to capitalize on further opportunities. As of December 25, 2021, cash generated from ongoing operations may not be sufficient to fund operations and, in particular, to fund the Company’s growth strategy in the short-term or long-term. The restructuring of the Convertible Facility and the successful closing of the Private Placement with investors led by SPE during the fiscal first quarter of 2022 stabilized the Company’s liquidity and properly positions the Company for growth to profitability. Management evaluated its financial condition as of December 25, 2021 in conjunction with recent transactions which free up capital subsequent to the current reporting period as discussed below.

Sixth Modification to Senior Secured Term Loan Facility

On January 3, 2022, the Company announced the termination of the investment agreement to sell a controlling interest in the Company’s operations in the state of New York. Refer to “Note 22 – Discontinued Operations” for further information. Subsequently, the third party filed a complaint against the Company seeking specific performance of the investment agreement. Sixth Modification to Senior Secured Term Loan Facility On February 2, 2022, the Company executed the Sixth Modification to its Senior Secured Term Loan Facility, (the “Sixth Modification”), with Hankey Capital, LLC, (the “Lender) extending the maturity date and making certain amendments to the Commercial Loan Agreement, dated October 1, 2018, as amended, restated, supplemented, and/or as modified. As of December 25, 2021, the date of these financial statements, and as of February 2, 2022, the date of the Sixth Modification, the outstanding amounts due are approximately $113,600 and $114,300, respectively. The Sixth Modification extends the stated maturity date of January 31, 2022 of the Facility for a period of six months; specifically, July 31, 2022 with respect to Facility, and August 1, 2022 with respect to the incremental term loans (collectively, the “Term Loans”). The Sixth Modification makes no modification to the current interest rate. The Sixth Modification provides that the definitive documentation with respect to the conditional purchase of the Term Loans by Superhero Acquisition, L.P., an existing lender under the Company’s Senior Secured Convertible Purchase Agreement dated August 7, 2021, must be entered within 45 days or the stated maturity date of the Term Loans become due. Refer to “Note 10 – Notes Payable” for further information about the debt due to the lender. The Sixth Modification requires that the Company make a mandatory prepayment of at least $37,500 in the event the sale of certain assets and imposes covenants in regards strategic actions the Company must implement if it is unable to pay the Term Loans by the extended stated maturity date. The Company agreed to prepay $20,000 on the Term Loans and pay a fee of $1,000 to the Term Loan lenders in consideration of the Sixth Modification, which fee will be paid in Class B Subordinate Voting Shares (“Shares”) with a deemed price of $0.1247 (C$0.1582) for a total of 8,021,593 Shares (the “Fee Shares”), with any difference in realized net proceeds that is less than $1,000 from the sale of the Fee Shares during a 30-day period, to the extent such Fee Shares are sold, reimbursed in cash. The Company agreed to file with the Securities and Exchange Commission a registration statement on Form S-1 registering for resale the Fee Shares. The issuance of the Fee Shares as part of the Sixth Modification triggered the right of holders of convertible notes under the Convertible Facility to be issued five-year warrants in order to maintain their pro rata ownership interest (on a partially diluted basis) in the Shares. A total of 6,682,567 warrants (the “Top-up Warrants”), each entitling the holder to purchase one Share at a purchase price of $0.1247 (C$0.1582), will be issued to the holders of convertible notes under the Convertible Facility.

Off-Balance Sheet Arrangements

The Company has no material undisclosed off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations, financial condition, revenues or expenses, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies, Significant Judgments and Estimates and Recent Accounting Pronouncements

A detailed description of our critical accounting policies and recent accounting pronouncements are detailed in the Company’s annual Consolidated Financial Statements included in this prospectus.

The Company makes judgments, estimates and assumptions about the future that affect the policies and reported amounts of assets and liabilities, and revenues and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods.

The preparation of the Company’s annual Consolidated Financial Statements in conformity with GAAP requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses during the reporting period which are not readily apparent from other sources. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the annual Consolidated Financial Statements are described below.

Depreciation of Property and Equipment

Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the terms and methods in accordance with GAAP. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

Amortization of Intangible Assets

Amortization of intangible assets is dependent upon estimates of useful lives and residual values which are determined through the exercise of judgment. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions.

Inventory Valuation

The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is dependent on expected future use.

Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are accounted for using the acquisition method. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Management exercises judgment in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies”, as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805, “Business Combinations”. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Convertible Instruments and Derivative Liabilities

The identification of components embedded within financial instruments is based on interpretations of the substance of the contractual arrangement and therefore requires judgment from management. The separation of the components affects the initial recognition of the financial instruments at issuance and the subsequent recognition of interest on the liability component. Where the conversion option has a variable conversion rate, the conversion option is recognized as a derivative liability measured at fair value, with changes in fair value reported in the Consolidated Statements of Operations. The instrument is recognized as a financial liability and subsequently measured at amortized cost. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Share-Based Compensation

The Company uses the Black-Scholes option-pricing model or the Monte-Carlo simulation model to determine the fair value of equity-based grants. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk-free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

Goodwill Impairment, Other Intangible Assets, Long-Lived Assets and Purchase Asset Valuations

Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of goodwill has been impaired. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. The Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the recoverable amount.

Long-lived assets, including amortizable intangible assets, are tested annually for impairment if events or changes in circumstances indicate that the carrying amount may not be recoverable. Once a triggering event has occurred, the impairment test employed is based on whether the intent is to hold the asset for continued use or to hold the asset for sale. The impairment test for assets held for use requires a comparison of cash flows expected to be generated over the useful life of an asset group to the carrying value of the asset group. An asset group is established by identifying the lowest level of cash flows generated by a group of assets that are largely independent of the cash flows of other assets and could include assets used across multiple businesses or segments. If the carrying value of an asset group exceeds the estimated undiscounted future cash flows, an impairment would be measured as the difference between the fair value of the group’s long-lived assets and the carrying value of the group’s long-lived assets. The impairment is only to the extent the carrying value of each asset is above its fair value. For assets held for sale, to the extent the carrying value is greater than the asset’s fair value less costs to sell, an impairment loss is recognized for the difference. Determining whether a long-lived asset is impaired requires various estimates and assumptions, including whether a triggering event has occurred, the identification of the asset groups, estimates of future cash flows and the discount rate used to determine fair values.

The estimates and assumptions used in management’s impairment analysis are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about its impairment analysis. The impairment estimates and assumptions bear the risk of change due to its inherent nature and subjectivity. The unanticipated effects of a longer or more severe COVID-19 outbreaks and decreases in consumer demand could reasonably expected to negatively affect the key assumptions and estimates.

Deferred Tax Assets

Deferred tax assets, including those arising from tax loss carryforwards, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

Income Taxes

Current tax assets and/or liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Income taxes are accounted for under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that the Company believe that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence are considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset valuation allowance is recorded, which would reduce the provision for income taxes

Uncertain tax positions are recorded in accordance with ASC 740 on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Right-of-Use Assets and Lease Liabilities

Right-of-use assets are measured at cost, which is calculated as the amount of the initial measurement of lease liability plus any lease payments made at or before the commencement date, any initial direct costs and related restoration costs. The right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term or estimates of economic life. The Company’s lease liability is recognized net of lease incentives receivable. The lease payments are discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the lessee’s incremental borrowing rate. The period over which the lease payments are discounted is the expected lease term, including renewal and termination options that the Company is reasonably certain to exercise. Refer to “Note 2 – Summary of Significant Accounting Policies” of the Consolidated Financial Statements for the fiscal years ended June 26, 2021 and June 27, 2020 included in this prospectus.

Assets Held for Sale and Discontinued Operations

Assets held for sale are measured at the lower of its carrying amount or fair value less cost to sell (“FVLCTS”) unless the asset held for sale meets the exceptions as denoted by ASC 360. FVLCTS is the amount obtainable from the sale of the asset in an arm’s length transaction, less the costs of disposal. A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. A discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale.

Down Round Features

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260)” wherein the amendments change the classification of certain equity-linked financial instruments (or embedded features) with down round features. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with ASC 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. For freestanding equity-classified financial instruments, the value of the effect of the down round feature is measured as the difference in fair value of the financial instrument without the down round feature with a strike price corresponding to the stated strike price versus the reduced strike price upon the down round feature being triggered. The fair value is measured in accordance with the measurement guidance in ASC 820, “Fair Value Measurement” in which the Company utilizes the Black-Scholes pricing model. Convertible instruments with embedded conversion options that have down round features are subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). During the year ended June 26, 2021, a down round feature present in the Convertible Facility and the 2020 Term Loan was triggered. Refer to Note 18 and Note 19 of the Consolidated Financial Statements for the year ended June 26, 2021 included in this prospectus.

Allocation of Interest to Discontinued Operations

Under ASC 205-20 “Discontinued Operations”, interest on debt that is to be assumed by the buyer and interest on debt that is required to be repaid as a result of a disposal transaction is allocated to discontinued operations. The amount of interest expense reclassified to discontinued operations is directly related to the amount of debt that will be repaid with funds received from the sale of discontinued operations. During the year ended June 26, 2021, the Company classified its New York operations as discontinued operations as a result of definitive agreements wherein the aggregate proceeds will be assigned to the lender of the 2020 Term Loan in partial satisfaction of the outstanding debt. Refer to Note 28 of the Consolidated Financial Statements for the year ended June 26, 2021 included in this prospectus. The Company elected not to reclassify other interest expenses which are not directly attributable to discontinued operations as permitted under ASC 205-20.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Section 2(a) of the Exchange Act, as modified by the Jumpstart Our Business Start-ups Act of 2012, or the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards applicable to public companies. The Company has elected to take advantage of this extended transition period and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers and Directors

Executive Officers and Directors

The following are our executive officers and directors.

Name	Position Held with Our Company	Age
Michael Serruya	Interim Chief Executive Officer and Director	57
Rozlyn Lipsey	Chief Operating Officer	51
Ana Bowman	Chief Financial Officer	53
Tyson Rossi	Chief Strategy Officer	44
Ed Record	Director	53
Melvin Elias	Director	53
David Hsu	Director	39
Cameron Smith	Director	56

Business Experience

The following is a brief overview of the education and business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Michael Serruya was appointed interim Chief Executive Officer in November 2021, previously serving as a director of the Company since August 2021 and was appointed pursuant to a Board Nomination Rights Agreement dated August 17, 2021 between the Company and S5 Holdings LLC. Mr. Serruya serves as Managing Director of Serruya Private Equity Inc. Previously, Mr. Serruya co-founded Yogen Früz Worldwide Inc., a global chain currently consisting of more than 1,400 locations, and co-founded CoolBrands International Inc. where from 1994 to 2000 he served as Chairman and Chief Executive Officer. CoolBrands was a leading consumer packaged goods company focused on frozen desserts, which included such brands as Weight Watchers, Eskimo Pie, Tropicana and Godiva Ice Cream. From 2013 to 2016, Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands, a multinational franchisor with over 1,400 stores globally. Kahala Brands owned Cold Stone Creamery, Taco Time and Blimpie Subs. From 2018 to 2021, Mr. Serruya was Chairman of Global Franchise Group, a multinational franchisor with over 800 stores globally. Global Franchise Group owned Round Table Pizza, Marble Slab Creamery, Hot Dog on a Stick, Pretzelmaker and MaggieMoo’s Ice Cream and Treatery. Mr. Serruya’s qualifications to serve on the Board has extensive business experience in the consumer and retail industry.

Rozlyn Lipsey was appointed as Chief Operating Officer in October 2021. Rozlyn Lipsey, 51, has been employed at the Company since January 2019, serving as Director Wholesale until July 2019, Vice President, Wholesale until October 2019 and then the Company’s Senior Vice President of Business Operations. Prior to that, from October 2014 to December 2018, she was employed at Jokake Management Services, Inc., which, during that period, contracted out Ms. Lipsey’s services as President at WhiteStar Solutions, a real estate, rental and leasing company. Ms. Lipsey holds a Bachelor of Economics from Allegheny College and a Master of Business Administration from Kent State University.

Ana Bowman was appointed Chief Financial Officer in February 2022. Ana Bowman, 53, was Vice President, Financial Reporting and FP&A at Tilray Brands, Inc., (Nasdaq: TLRY), a global cannabis lifestyle and consumer packaged goods company, since April 2021, previously serving as Global Controller since April 2020. Prior to that, from September 2015 to April 2020, Ms. Bowman was Controller at Omeros Corporation, (Nasdaq: OMER), a biopharmaceutical company. Ms. Bowman received a BA in Business Administration, Accounting from the University of Washington.

Tyson Rossi was appointed Chief Strategy Officer in January 2022, previously serving as Senior Vice President of Product and Revenue since July 2021 and Head of Product since February 2021. Previously, from August 2016 to August 2019, Mr. Rossi was Chief Operating Officer of Bodee Holdings Inc., a consulting company that he co-founded that provides services for the commercialization of cannabis and CBD, and from August 2015 to September 2016, he was Chief Marketing Officer for Flourish Cannabis, a multi-state operator that sold edibles products.

Melvin Elias has been a director since February 2020. Mr. Elias is an active investor, entrepreneur and developer in Los Angeles. He has past and present board experience in CPG and consumer facing businesses both in the US and internationally. Since October 2019, Mr. Elias has been actively involved with DivergentIP, LLC, a start-up he recently co-founded, which will be launching a coffee capsule system in the U.S., and is currently an advisor to various venture funds and businesses. He was President and CEO of The Coffee Bean & Tea Leaf for six years, until it was sold to private equity in 2013 where he was responsible for almost 1,000 stores and a global omni-channel business in excess of $500 million in systemwide sales. He remained on the board of The Coffee Bean & Tea Leaf with additional advisory duties until the company was recently sold again in September 2019. Prior to his career in coffee retail, Mr. Elias was the Managing Director of the Tower Records Franchise in Malaysia and practiced law in Singapore for two years. Mr. Elias graduated from the London School of Economics and served in the Singapore Military for two and a half years. Mr. Elias’s qualifications to serve on our Board includes leadership and transactional experience, as well as special expertise with respect to large retail business and operations.

David Hsu has been a director since November 2021. David Hsu, 39, has served on the Board of Directors of Urban-Gro, Inc. (Nasdaq: UGRO), where he is a member of the Audit and Compensation committees, since June 2021. Mr. Hsu completed a Certification in Financing and Deploying Clean Energy from Yale University in 2021. Prior to that, Mr. Hsu served as the Chief Operating Officer of The Cronos Group, a leading global cannabinoid company (“Cronos”), from 2016 to 2019. While at Cronos, Mr. Hsu’s primary duties included overseeing all of Cronos’s operations including construction, cultivation, and manufacturing. Prior to joining Cronos, from 2006 to 2016, Mr. Hsu served in various roles with CRG Partners (“CRG”), and later Deloitte upon Deloitte’s acquisition of CRG in 2012, including as Vice President, where he operated and managed distressed companies with revenues of more than $500.0 million. Mr. Hsu received his Bachelor of Science in Business Management from Babson College in 2003 and holds a Certification in Artificial Intelligence: Business Strategies and Applications from the University of California Berkley, which he received in 2020. Ms. Hsu’s qualifications to serve on our board of directors includes his experience with the cannabis industry and related associations.

Ed Record has been a director since November 2021. Ed Record, 53, previously served as Executive Vice President and Chief Financial Officer at Hudson’s Bay Company from 2017 to January 2021. From 2014 until July 2017, he served as Executive Vice President and Chief Financial Officer of JC Penney. Prior to joining JC Penney, Mr. Record served in positions of increasing responsibility with Stage Stores, Inc. (apparel retailer), including Executive Vice President and Chief Operating Officer from 2010 to 2014, Chief Financial Officer from 2007 to 2010 and Executive Vice President and Chief Administrative Officer from May 2007 to September 2007. Mr. Record also served as Senior Vice President of Finance of Kohl’s Corporation (department store retailer) from 2005 to 2007. Prior to that, he served with Belk, Inc. (department store retailer) as Senior Vice President of Finance and Controller from April 2005 to October 2005 and Senior Vice President and Controller from 2002 to 2005. Mr. Record received his Bachelor of Arts in Economics from Princeton University in 1990 and an MSIA from Carnegie Mellon University in 1995. Mr. Record’s qualifications to serve on our Board include his operational and financial experience with retail companies.

Cameron Smith has been a director since February 2020. Since July 2017, Mr. Smith has operated a private angel investment and advisory fund that focuses on better-for-you foods. Prior to his investment and advisory business, since October 2007, Mr. Smith was the President of Quantlab Financial, a Houston based quantitative trading company that trades globally in multiple asset classes. Mr. Smith came to Quantlab after working for various electronic markets that pioneered the introduction of fair, open, transparent stock exchanges in the United States, Europe and Canada. Mr. Smith began his career at the United States Securities and Exchange Commission and was the General Counsel for Island ECN, Inc. Mr. Smith’s qualifications to serve on our Board includes experience engaging with regulators, government and the media as an executive at various high profile companies in the heavily regulated securities industry.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Code of Ethics

MedMen Enterprises Inc. and its subsidiaries, including MM Enterprises USA, LLC have adopted the Code of Business Conduct and Ethics (the “Code”) to assist all directors, officers, employees (whether temporary, fixed-term or permanent), consultants and contractors (collectively, the “MedMen Representatives”) of the Company and its subsidiaries to maintain the highest standards of ethical conduct in corporate affairs. Our Code also includes codes of ethics for our chief executive and principal financial officers and any persons performing similar functions.

The purpose of this Code is to encourage among MedMen Representatives a culture of honesty, accountability and fair business practice. We believe our Code is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the Code. Each MedMen Representative must adhere to this Code and cooperate fully in any investigations initiated by MedMen under this Code or by securities regulators or other competent legal authorities.

The Code is not intended to limit, prevent, impede or interfere in any way with any MedMen Representatives’ right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company’s past or future conduct, or engage in any activities protected under whistleblower statutes.

Further information on the Company’s Code can be found on the investor relations portal on our website at investors.medmen.com. Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Board Leadership Structure

Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Mr. Lynch serving as our Chairman and our Chief Executive Officer. We currently believe that Mr. Lynch serving in both capacities best serves the Company and suits the talents, expertise and experience that Mr. Lynch brings to the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We have established an audit committee consisting of Mel Elias, Edward Record, and David Hsu. In addition, our Board has determined that Mel Elias, Chairman of the audit committee, is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	assist the Board in the discharge of its duties relating to the Corporation’s financial reporting, including the audits of the Corporation’s financial statements and the integrity of the Corporation’s financial statements and internal controls;

●	establish and maintain a direct line of communication with the Corporation’s external auditor and assess their performance and independence;

●	oversee the work of the external auditor engaged to prepare or issue an auditor’s report or to prepare other audit, review or attest services for the Corporation, including resolution of disagreements between management and the external auditor regarding financial reporting;

●	ensure that management has designed, implemented and is maintaining an effective system of internal controls and disclosure controls and procedures;

●	monitor the credibility and objectivity of the Corporation’s financial reports;

●	report regularly to the Board on the fulfillment of the Committee’s duties, including any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the external auditor or the internal audit function;

●	assist, with the assistance of the Corporation’s legal counsel, the Board in discharging its duties relating to the Corporation’s compliance with legal and regulatory requirements; and

●	assist the Board in discharging its duties relating to risk assessment and risk management.

Compensation Committee

Our compensation committee currently consists of Cameron Smith, who is the chair of the committee, and David Hsu and Michael Serruya, each of whom are independent in accordance with the standards of Nasdaq. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The functions of the compensation committee include:

●	reviewing and, if deemed appropriate, recommending to our board of directors policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

●	determining or recommending to the board of directors the compensation of our executive officers; and

●	advising and consulting with our officers regarding managerial personnel and development.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on our website at http://medmen.com/investors.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee currently consists of Edward Record and Michael Serruya. The corporate governance and nominating committee has adopted a committee charter, which details the principal functions of the committee, including:

●	Develop and recommend to the Board a set of corporate governance guidelines, policies and procedures, and annually assess the Company’s corporate governance guidelines, policies and procedures, as well as the charter for the Board committees.

●	Make recommendations regarding the size and composition of the Board with a view to maintain the composition of the Board in a way which provides the best mix of skills, experience, age, gender and diversity to guide the long-term strategy and ongoing business operations of the Company.

●	Establish and recommend to the Board, qualification criteria for the selection of directors to serve on the Board and annually review the appropriate experience, skills and characteristics required of each existing and new director of the Company.

●	Approve an appropriate orientation and education program for directors and oversee the training and orientation of directors, and evaluate the performance and effectiveness of the Board, the Chair, and each committee.

●	Review and recommend to the Board, succession planning programs for Senior Executives and contingency preparedness.

In recommending nominations to the Board, the Nominating Committee is to (i) consider whether the candidate’s competencies, skills and personal qualities are aligned with the Company’s needs and any criteria for selecting new directors established by the Nominating Committee; (ii) consider the commitment of time and resources that the candidate is able to devote to the Company as a member of the Board in light of what the Company expects from the candidate; (iii) consider the recommendations of the Chair of the Board, if any; and (iv) ensure that the candidate understands the demands and expectations of being a director of the Company.

Director Compensation

The Company’s non-employee directors each receive an annual fee, which is paid on a quarterly basis, of $250,000, of which one-third is paid in cash and two-thirds is paid in Subordinate Voting Shares. The number of shares is based upon the higher of the closing share price on the CSE on either of the two days prior to each individual non-employee director’s appointment to the Board. In addition, the Chairperson of the Audit Committee receives an additional $50,000 annually, which is paid on a quarterly basis, in the form of Subordinate Voting Shares, the number of which is based on the closing price of the Subordinate Voting Shares on the CSE as of the last trading day of the fiscal quarter. The annual fee for non-employee directors is reviewed annually. Directors are also reimbursed for Company-related out-of-pocket expenses, including travel expenses. The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Niki Christoff (former director)(3)	$87,500	$84,674	$172,174
Melvin Elias	$87,500	$110,000	$197,500
Al Harrington (former director)(3)	$65,138	$72,803	$137,941
Errol Schweizer (former director)(3)	$87,500	$100,000	$187,500
Cameron Smith	$87,500	$110,000	$197,500
Benjamin Rose (former director)(3)	$60,833	$75,725	$136,558
Christopher Ganan (former director)(3)	$39,954	$79,909	$119,863

(1)	The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 21 - Share Based Compensation” to our consolidated financial statements for the year ended June 26, 2021. For each director, the number of shares issued was determined by dividing the issue date value of the award by the closing price of the Subordinate Voting Shares on the date of issuance.
(2)

During fiscal year ended 2021, the directors received the following Subordinate Voting Shares as part of their compensation:

Ms. Christoff – 271,436 shares

Mr. Elias – 362,704 shares

Mr. Harrington – 423,155 shares

Mr. Schweizer – 551,160 shares

Mr. Smith – 362,704 shares

Mr. Rose – 323,193shares

Mr. Ganan – 232,897 shares

(3)	Ms. Christoff and Mr. Harrington resigned as directors in October 2021. Mr. Schweizer resigned as a director in January 2022. Mr. Rose resigned as a director on December 14, 2020. Mr. Ganan’s term as a director expired on November 10, 2020.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company or on the Compensation Committee, during fiscal 2021. None of the Company’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, during fiscal 2021.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of the Company’s directors or executive officers. The compensation of the directors and executive officers is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for fixing compensation levels for the directors and executive officers and for entering into employment, severance protection, change in control and related agreements and plans for the CEO and other executive officers, provided that any individual agreement with the CEO is subject to Board approval. In addition, the Compensation Committee is charged with reviewing the Stock and Incentive Plan (as hereinafter defined) and proposing changes thereto, approving any awards of options under the Stock and Incentive Plan and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on the Company’s succession plans for its executive officers.

The Compensation Committee endeavors to ensure that the philosophy and operation of the Company’s compensation program reinforces its culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of the Company’s shareholders. In addition, the Compensation Committee is to review the Company’s annual disclosure regarding executive compensation for inclusion where appropriate in the Company’s disclosure documents.

Elements of Compensation

Base Salary

Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance and the time which the executive officer is required to devote to the Company in fulfilling his or her responsibilities.

Short-Term Incentive Awards

A cash incentive payment or bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives in the context of overall corporate performance. Cash bonuses are designed to motivate executive officers to achieve personal business objectives and to be accountable for their relative contribution to the Company’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the Compensation Committee and the Board consider factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Company’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Company.

Long-Term Equity Incentive Awards

Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of, Long-Term Incentive Plan Units, (“LTIP”), nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”) (collectively, “Options”) and restricted stock units (“RSU Awards”) to be granted, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as the Company. The Compensation Committee and the Board also consider previous grants of Options or RSU Awards and the overall number of Options or RSU Awards that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options or RSU Awards and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the Compensation Committee and the Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Board members in determining the level of long-term equity incentive awards.

Summary Compensation Table

The following table sets forth all compensation paid to or earned by the named executive officers of the Company during the fiscal years ended June 26, 2021 and June 27, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Tom Lynch	2021	‒	‒	$635,553	$16,607	‒	‒	$652,160
Chief Executive Officer(2)	2020	‒	‒	‒	‒	‒	‒	‒

Reece Fulgham	2021	‒	‒	‒	‒	‒	‒	‒
Chief Financial Officer(3)

Tim Bossidy(4)	2021	‒	‒	$635,553	$16,607	‒	‒	$652,160
Chief Operating Officer

Mike Lane(5)	2021	$275,001	‒	$121,328	$50,226	‒	‒	$446,555
Chief Information Officer	2020	$253,717	‒	$27,500	$76,903	‒	‒	$358,120

Tracy McCourt(6)	2021	$299,000	‒	‒	$40,854	‒	‒	$339,854
Chief Revenue Officer

Zeeshan Hyder	2021	$180,865	‒	$171,554		‒	‒	$352,419
Former Chief Financial Officer(7)	2020	$541,563	‒	$350,706	‒	‒	‒	$892,269

(1)	The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 21 - Share-Based Compensation” to our consolidated financial statements for the fiscal year ended June 26, 2021.
(2)	Mr. Lynch resigned in November 2021. Mr. Lynch is a Partner and Senior Managing Director at SierraConstellation Partners LLC (“SCP”), which in March 2020 was retained to support the Company in the development and execution of its turnaround and restructuring plan. For a description of the terms of the Management Services Agreement, see “Certain Relationships and Related Transactions and Director Independence.” During the fiscal year ended June 26, 2021, Mr. Lynch was granted options to purchase 124,868 Subordinate Voting Shares with an exercise price of $0.17 per share and an aggregate of 1,696,135 RSUs.

(3)	Mr. Fulgham resigned in February 2022. Mr. Fulgham is a Managing Director at SCP, which in March 2020 was retained to support the Company in the development and execution of its turnaround and restructuring plan. For a description of the terms of the Management Services Agreement, see “Certain Relationships and Related Transactions and Director Independence.”

(4)	Mr. Bossidy was appointed Chief Operating Officer in March 2020 and resigned effective October 15, 2021. Mr. Bossidy is Senior Director at SCP, which in March 2020 was retained to support the Company in the development and execution of its turnaround and restructuring plan. For a description of the terms of the Management Services Agreement, see “Certain Relationships and Related Transactions and Director Independence.” During the fiscal year ended June 26, 2021, Mr. Bossidy was granted options to purchase 124,868 Subordinate Voting Shares with an exercise price of $0.17 per share and an aggregate of 1,696,135 RSUs.
(5)	Mr. Lane became Chief Information Officer in June 2020, had been employed by the Company since 2018 and resigned, effective October 8, 2021. During the year ended June 26, 2021, Mr. Lane was granted options to purchase 377,644 Subordinate Voting Shares with an exercise price of $0.17 per share and 1,324,098 RSUs.
(6)	Ms. McCourt was appointed Chief Revenue Officer on December 7, 2020 and resigned on February 8, 2022. During the fiscal year ended June 26, 2021, Ms. McCourt was granted options to purchase 307,180 Subordinate Voting Shares with an exercise price of $0.20 per share.
(7)	Mr. Hyder became Chief Financial Officer in October 2019 and resigned on December 16, 2020. See also “Separation Agreement” below for further information. During the fiscal year ended June 26, 2021, Mr. Hyder was granted options to purchase 377,644 Subordinate Voting Shares with an exercise price of $0.17 per share and 1,324,098 RSUs.

Employment and Severance Agreements

Chief Financial Officer

In connection with her appointment as Chief Financial Officer, Ana Bowman and the Company entered into a letter agreement whereby Ms. Bowman will receive an annual salary of $275,001 and will participate in the Company’s 2020 Employee Bonus Program (the “Program”) which, unless otherwise determined by the Compensation Committee, in its sole discretion, any performance bonuses granted under the Program will be comprised of 80% restricted stock units (RSUs) and 20% stock options (herein referred to as the “Awards”) granted pursuant to the Company’s 2018 Stock and Incentive Plan. The value of the Awards granted under the Program will equal up to 100% of Ms. Bowman’s applicable salary and may be subject to change only upon approval by the Compensation Committee in its sole discretion. Additionally, in the event a change of control of the Company any unvested stock Awards outstanding on the date of the change of control will immediately vest. Furthermore, if during the 12-month period commencing on the date of the change of control, the Company terminates Ms. Bowman without cause or Ms. Bowman initiates a termination of employment by resigning for good reason (reduction in compensation or material change in duties and responsibilities), Ms. Bowman shall receive six (6) months of her base salary at the time of employment termination.

Sierra Constellation Partners

On July 12, 2021, in connection with Mr. Lynch’s appoint as permanent Chief Executive Officer (“CEO”), the Company and SierraConstellation Partners LLC (“SCP”) entered into a Transaction and Retention Bonus Agreement (the “Retention Agreement”). Previously, in March 2020, the Company retained SCP, an interim management and advisory firm, to support the Company in the development and execution of its turnaround and restructuring plan and Mr. Lynch to serve as the Company’s interim Chief Executive Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. For fees paid to SCP, of which Mr. Lynch, the Company’s former Chief Executive Officer, is a Partner and Senior Managing Director, see “Certain Relationships and Related Transactions.”

Pursuant to the Retention Agreement, the Company paid SCP, in connection with the CEO’s continued service, a bonus award in the aggregate amount of $750,000, $500,000 of which would become payable upon the consummation of a transaction that occurred prior to June 1, 2022, and $250,000 of which would become payable on June 1, 2022, each subject to the CEO’s continued service. If a transaction was not consummated prior to June 1, 2022, the transaction bonus amount would not become payable and would be forfeited. As a condition of SCP receiving any portion of the bonus award, Mr. Lynch must have continuously and actively served as CEO of the Company on the applicable payment date of each part of the award. If the CEO’s service with the Company terminated prior to any payment date, the bonus award would not become payable.

On November 21, 2021, the Company provided notice to SCP of its termination of the Retention Agreement. As a result of the termination of the Retention Agreement, the Board also terminated Mr. Lynch as Chief Executive Officer of the Company. In connection with his termination, the Company and Mr. Lynch entered into a Mutual Release and Separation Agreement pursuant to which the Company agreed that 124,868 stock options with an exercise price of C$0.22 per share and 214,030 stock options with an exercise price of C$0.355 per share will continue to remain exercisable for a period of six months from the date of the Separation Agreement. Furthermore, 477,531 unvested RSUs vested immediately and the remaining 1,432,591 RSUs were immediately terminated and forfeited.

Separation Agreement

On December 31, 2020, in connection with the resignation of Zeeshan Hyder as Chief Financial Officer, the Company and Mr. Hyder entered into a Separation Agreement. Pursuant to the terms of the Separation Agreement, (a) Non-Qualified Stock Options exercisable for 377,644 shares of Class B Subordinate Voting Shares, which were granted to Mr. Hyder on September 9, 2020 with an exercise price per share of C$0.22, will remain exercisable for a period of three months after the filing by the Company of a Registration Statement on Form S-8 that includes the shares underlying such options, (b) 248,268 Restricted Stock Units (“RSUs”), which were part of an award of 1,324,098 RSUs granted on September 9, 2020, immediately vested, and (c) 123,007 shares, which were part of a Restricted Stock Award of 173,656 shares granted on July 30, 2019, immediately vested. As of December 31, 2020, Mr. Hyder also held vested stock options exercisable for 162,291 shares at an exercise price of C$5.25 per share, which were granted on May 29, 2018, that will be exercisable for a period of three months after his departure. All remaining unvested awards held by Mr. Hyder were immediately forfeited and terminated pursuant to the terms of the 2018 Stock and Incentive Plan and applicable award agreements.

Outstanding Equity Awards Table

The following table provides information with respect to option awards held by the named executive officers as of June 26, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Tom Lynch(2)	124,868	‒	$0.18	9/9/2025	‒	‒
Reece Fulgham	‒	‒	‒	‒	‒	‒
Tim Bossidy(2)	124,868	‒	$0.18	‒	‒	‒
Mike Lane(3)	‒	543,471	$2.16	9/9/2025	543,471	$1,175,885
	76,490	20,130	$4.27	5/29/2028	20,130	$85,963
	377,644	‒	$0.18	9/9/2025	‒	‒
Tracy McCourt(4)	307,180	‒	$0.20	12/7/2025	‒	‒
Zeeshan Hyder	‒	‒	‒	‒	‒	‒

(1)	Assumes CAD/USD exchange rate of $0.813405. Market value of stock awards is based on the closing price per share on June 25, 2021 on the CSE.
(2)	For each officer, the options were granted on September 9, 2020 and vested immediately upon grant. Mr. Bossidy resigned from the Company effective October 15, 2021.
(3)	Options exercisable for 543,471 Subordinate Voting Shares were granted on July 31, 2019 and vest as follows: 33% when the share price on the CSE surpasses C$15.00, 33% when the share price surpasses C$30.00 and 33% when the share price surpasses C$60.00. Options exercisable for 96,620 Subordinate Voting Shares vest as follows: 25% on the one-year anniversary of the grant date of May 29, 2018 and 1/48 per month thereafter. Options exercisable for 377,644 Subordinate Voting Shares were granted on September 9, 2020 and vested immediately upon grant. Mr. Lane resigned from the Company effective October 8, 2021.
(4)	Options were granted on December 7, 2020 and vested immediately upon grant.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Subordinate Voting Shares for:

●	Each of our directors.

●	Each of our executive officers.

●	All of our directors and executive officers as a group.

●	Each person who we know beneficially owns more than five percent of our Subordinate Voting Shares.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o MedMen Enterprises Inc., 10115 Jefferson Boulevard, Culver City, California, 90232.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Subordinate Voting Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 1,200,227,625 Subordinate Voting Shares outstanding at February 28, 2022. There are no Class A Super Voting Shares outstanding. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options, warrants, units, Redeemable Units, LTIP Units and MedMen Corp. Redeemable Shares held by that person that are currently exercisable or exercisable within 60 days of February 28, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*”.

	Class B Subordinate Voting Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors
Michael Serruya(1)(5)	971,801,417	45.1%
Rozlyn Lipsey(2)	893,007	*
Tyson Rossi(3)	82,388	*
Ana Bowman	--	--
Ed Record	14,924	*
Mel Elias	878,323	*
David Hsu	14,924	*
Cameron Smith	840,573	*
All executive officers and directors as a group (9 persons)(4)	975,652,148	45.2%
5% Security Holders
Superhero Acquisition Corp.(5)	949,428,456	44.2%
Tilray, Inc.(5)	949,428,456	44.2%
MOS Holdings Inc.(5)	949,428,456	44.2%
Gotham Green Partners, LLC(6)	285,373,563	19.2%
Parallax Master Fund, L.P(7)	83,670,470	6.7%
Wicklow Capital, Inc.(8)	60,858,526	5.1%

(1)	Includes the following securities held directly by Superhero Acquisition L.P. (“Superhero LP”): (a) 814,161,792 Subordinate Voting Shares issuable upon conversion of the outstanding principal and accrued interest of Facility Notes as of September 30, 2021, and (b) 135,266,664 Subordinate Voting Shares issuable upon exercise of warrants, Superhero Acquisition Corp. (“Superhero GP”) is the general partner of Superhero LP. See footnote (5) below for a further description of Superhero LP and Superhero GP. Also includes the following securities held directly by S5 Holdings Limited Liability Company (“S5 Holdings”): (a) 18,054,621 Subordinate Voting Shares and (b) 4,318,343 Subordinate Voting Shares issuable upon exercise of warrants. Michael Serruya controls S5 Holdings. Mr. Serruya for purposes of Rule 13d-3 under the Exchange Act may be deemed the beneficial owner with respect to the securities held directly record by Superhero LP and S5 Holdings. Michael Serruya has sole voting and investment power with respect to securities directly held by S5 Holdings and shared voting and investment power with respect to securities held directly by Superhero LP. Mr. Serruya disclaims beneficial ownership over the securities held directly by Superhero LP, except with respect to such securities that represent the proportionate interest held by S5 Holdings in Superhero LP. The address for Michael Serruya is 210 Shields Court, Markham, Ontario L3R 8V2 Canada.

(2)	Includes an aggregate of (a) 384,157 Subordinate Voting Shares issuable upon exercise of vested options and (b) 325,006 vested RSUs for which the underlying Subordinate Voting Shares have not been issued.
(3)	Includes an aggregate of (a) 77,409 Subordinate Voting Shares issuable upon exercise of vested options and (b) 4,979 vested RSUs for which the underlying Subordinate Voting Shares have not been issued.
(4)	Includes securities referenced in footnotes (1), (2) and (3).
(5)	Consists of 814,161,792 Subordinate Voting Shares issuable upon conversion of the outstanding principal and accrued interest of Facility Notes as of September 30, 2021, and 135,266,665 Subordinate Voting Shares issuable upon exercise of warrants directly held by Superhero LP, of which Superhero GP is the general partner. Tilray, Inc., a public company with Class 2 common stock listed on the Nasdaq Global Select Market, owns approximately two-thirds of the outstanding equity interests in Superhero GP. MOS, which is solely owned by Michael Serruya, holds approximately one-third of the outstanding equity interests in Superhero GP. Accordingly, for purposes of Rule 13d-3 under the Exchange Act, Tilray and MOS may be deemed the beneficial owners with respect to the securities held of record by Superhero LP and have shared voting and investment power with respect to such securities. The address of MOS is 210 Shields Court, Markham, Ontario L3R 8V2 Canada. The address of Tilray, Inc. is 655 Madison Ave., Suite 1900, New York, New York 10065.
(6)	Based on information provided in a Schedule 13G/A filed on August 27, 2021. Consists of securities held by the following entities:

Entity	Subordinate Voting Shares underlying Facility Notes*	Subordinate Voting Shares underlying Warrants
Gotham Green Fund I HoldCo, LLC	4,625,432	1,511,744
Gotham Green Fund I(Q) HoldCo, LLC	18,504,618	6,047,925
Gotham Green Fund II HoldCo, LLC	10,152,392	1,023,324
Gotham Green Fund II(Q) HoldCo, LLC	59,090,494	5,956,100
Gotham Green Partners SPV IV Hold Co, LLC	105,712,233	3,449,154
Gotham Green Partners SPV VI HoldCo, LLC	31,982,234	37,317,913

*	Includes outstanding principal and accrued interest of such convertible notes as of September 30, 2021.

Gotham Green Partners LLC is the SEC registered investment adviser to the funds referenced below. Gotham Green GP 1 LLC is the manager of Gotham Green Fund 1 HoldCo, LLC and Gotham Green Fund 1(Q) HoldCo, LLC, and also the general partner of Gotham Green Fund 1, L.P. and Gotham Green Fund 1(Q), L.P. Gotham Green GP II, LLC is the manager of Gotham Green Fund II HoldCo, LLC and Gotham Green Fund II(Q) HoldCo, LLC, and also the general partner of Gotham Green Fund II, L.P. and Gotham Green Fund II(Q), L.P. Gotham Green Partners SPV IV GP, LLC is the manager of Gotham Green Partners SPV IV HoldCo, LLC, and also the general partner of Gotham Green Partners SPV IV, L.P. Gotham Green Partners SPV VI GP, LLC is the manager of Gotham Green Partners SPV VI HoldCo, LLC and the general partner of Gotham Green Partners SPV VI, L.P. Jason Adler is the managing member of each manager of each HoldCo and Gotham Green Partners, LLC. Each HoldCo also has an independent committee that has exclusive control over operational and governance decisions of the Company, to the extent applicable, that each HoldCo may be able to influence as a result of its holding of MedMen securities. Gotham Green Partners, LLC disclaims beneficial ownership, as defined in Rule 13d-3 under the Securities Act, of any of such securities. The address of Gotham Green Partners, LLC is 1437 4th Street, Santa Monica, CA 90401.

(7)	Based on information provided in a Schedule 13G/A filed on August 23, 2021. Consists of (a) 31,250,000 Subordinate Voting Shares, (b) 9,725,081 Subordinate Voting Shares issuable upon conversion of a Senior Secured Convertible Note, including principal and accrued interest as of September 30, 2021, (c) 11,445,389 Subordinate Voting Shares issuable on exercise of warrants dated as of August 17, 2021, and (d) 31,250,000 shares issuable on exercise of Warrants dated as of May 17, 2021. Parallax Volatility Advisers, L.P. (the “Parallax Advisers”), and Parallax Partners, LLC (the “Parallax Partners”), are the investment adviser and general partner, respectively, of investment funds, including the Parallax Master Fund, L.P. S. Daniel Hutchison and William F. Bartlett are the control persons of Parallax Advisors and Parallax Partners. Such persons share voting and investment power. Each disclaims membership in a group and disclaims beneficial ownership of such Subordinate Voting Shares except to the extent of that person’s pecuniary interest therein. The address for such holders is 88 Kearny Street, 20th Floor, San Francisco, California 94108.
(8)	Based on information provided by such shareholder. Consists of (a) 36,863,404 Subordinate Voting Shares held directly by Clarence LP (“Clarence”), and (b) 23,995,122 Subordinate Voting Shares held directly by Milestone Investments, LP (“Milestone”), Wicklow Capital, Inc (“Wicklow”) is the general partner of Milestone and Clarence. The Daniel V. Tierney 2003 Trust (the “Trust”) is the sole stockholder of Wicklow and the sole limited partner of Milestone and Clarence. Mr. Daniel V. Tierney is the trustee and sole beneficiary of the Trust and has sole voting and dispositive power over the securities held by the Trust. The address for such persons is 737 N. Michigan Ave., Suite 2100, Chicago, IL 60311.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Transactions with Related Parties

All related party balances due to the Company as of June 26, 2021 and June 27, 2020 did not have any formal contractual agreements regarding payment terms or interest. As of June 27, 2020, amounts due from MMOF GP II (“Fund LP II”) and MedMen Opportunity Fund GP, LLC (“Fund LP”) were $1,820,204 and $1,289,513, respectively, were recorded in the Consolidated Balance Sheets. As of December 25, 2021 and June 26, 2021, other amounts due to related parties was $1,476,921 and $1,476,921, respectively, were recorded in the unaudited interim Condensed Consolidated Balance Sheets. As of June 27, 2020, amounts due to Fund LP II, Fund LP and other related parties were $1,093,896, $1,986,697 and $1,476,221, respectively, were recorded in the Consolidated Balance Sheets.

Senior Secured Convertible Credit Facility

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business - Recent Developments”, in April 2019, the Company entered into a senior secured convertible credit facility (the “Convertible Facility”) to provide up to $250.0 million in gross proceeds, arranged by Gotham Green Partners (“GGP”). The Convertible Facility is accessed through issuances by the Company to the lenders of convertible senior secured notes with an interest rate equal to LIBOR plus 6.0% per annum (“Facility Notes”). In connection with the Convertible Facility, the Company has also issued share purchase warrants (the “Warrants”) to purchase Subordinate Voting Shares. During fiscal years ended June 27, 2020 and June 26, 2021, the Convertible Facility was amended at various times modifying certain covenants, amending the conversion and exercise prices of securities issued pursuant to the Convertible Facility, cancelling and issuing new warrants and providing additional financing with the issuance of Facility Notes. As of June 26, 2021, there was outstanding $219.6 million of Facility Notes, including accrued interest, with a weighted average conversion price of approximately $0.24 per share and an aggregate of 208,102,561 warrants with a weighted average exercise price of $0.37 per share.

Second Restatement

On July 2, 2020, the Company amended and restated the Convertible Facility (the “Second Restatement”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The payment-in-kind feature on the Convertible Facility was also extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The Second Restatement released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. The Second Restatement allowed for immediate prepayment of amounts under the Convertible Facility with a 5% prepayment penalty until 2nd anniversary of the Second Restatement and 3% prepayment penalty thereafter. As part of the Second Restatement, holders of Facility Notes were provided down-round protection where issuances of equity interests (including securities that are convertible or exchangeable for equity interests) by the Company at less than the higher of (i) lowest conversion price under the amended and restated notes of the Convertible Facility amendment dated March 27, 2020 and (ii) the highest conversion price determined for any incremental advances, will automatically adjust the conversion/exercise price of the previous tranches and incremental tranche 4 warrants and the related replacement warrants to the price of the newly issued equity interests. Certain issuances of equity interests were exempted such as issuances to existing lenders, equity interests in contemplation at the time of Second Restatement and equity interests issued to employees, consultants, directors, advisors or other third parties, in exchange for goods and services or compensation. As consideration for the amendment, the conversion price for 52% of the tranches 1 through 3 and the first amendment fee notes outstanding under the Convertible Facility were amended to $0.34 per share. An amendment fee of $2,000,000 was also paid through the issuance of additional notes at a conversion price of $0.28 per share.

Pursuant to a side letter executed on July 2, 2020 in conjunction with the Second Restatement, Wicklow Capital and GGP had the right to approve director nominees submitted by the Company. See “Note 19 – Senior Secured Convertible Credit Facility” for a full disclosure of transactions and balances related to GGP during the fiscal year ended June 26, 2021.

On September 14, 2020, the Company was advanced an additional $5,000,000 in gross proceeds (the “Incremental Advance”) under the Convertible Facility and the Company issued additional Facility Notes with a conversion price per share of $0.20. In connection with the Incremental Advance, the Company issued 25,000,000 Facility Warrants with an exercise price of $0.20 per share. In addition, 1,080,255 existing Facility Warrants were cancelled and replaced with 16,875,001 Facility Warrants with an exercise price of $0.20 per share. Pursuant to the terms of the Convertible Facility, the conversion price for 5.0% of the existing Facility Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per share. As consideration for the additional advance, the Company also issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per share.

The Convertible Facility was also amended to include, among other things, a modification to the minimum liquidity covenant, which extends the period during which it is waived from September 30, 2020 to December 31, 2020. The minimum liquidity threshold resets to $5.0 million thereafter to $7.5 million effective on March 31, 2021 and then to $15.0 million effective on December 31, 2021.

On September 16, 2020 and September 28, 2020, the down round feature on the Facility Notes and Facility Warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively.

Third Restatement

On January 11, 2021, the Company amended and restated the Convertible Facility (the “Third Restatement”) pursuant to which the Company received an additional advance of $10.0 million evidenced by the issuance of Facility Notes with a conversion price of $0.1608 per Subordinate Voting Share. In connection with the Third Restatement, the Company paid a fee of $937,127, which amount is also evidenced by the issuance of Facility Notes with a conversion price of $0.1608 per Share. The Company also issued 62,174,567 Facility Warrants exercisable for five years at a purchase price of $0.1608 per Share. The Facility Notes, and Facility Warrants issued pursuant to the Third Restatement included down round adjustment provisions, with certain exceptions, if the Company issued securities at a lower price.

Pursuant to the terms of the Third Restatement, of the $168.1 million Facility Notes outstanding prior to Tranche 4 and the Incremental Advances thereunder (including paid-in-kind interest accrued on such notes), the conversion price of $47.1 million of the Facility Notes was changed to $0.17 per share ($16.8 million of which continued to be subject to down round adjustment provisions), and the Company cancelled an aggregate of 2,160,507 Facility Warrants that were issued with such notes and, in exchange, issued 41,967,832 Facility Warrants with an exercise price of $0.1608 per share.

At the time of the Third Restatement, the Convertible Facility included certain negative covenants, including restrictions on incurring liens and debt, sale of assets, conducting mergers, investments and affiliate transactions and making certain payments. The Convertible Facility was also amended to, among other things, modify the minimum liquidity covenant, which extended the period during which it was waived from December 31, 2020 to June 30, 2021, reset the minimum liquidity threshold to $7.5 million effective on July 1, 2021 through December 31, 2021, and $15.0 million thereafter, and waived of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A were tied to a board of directors approved budget.

As a result of issuances of convertible debentures pursuant to the Company’s unsecured convertible debenture facility entered into on September 16, 2020, under the terms of the Convertible Facility (prior to the Third Restatement), the conversion prices of a total of approximately $63.9 million Facility Notes and the exercise prices of 130,804,447 Facility Warrants were reduced to $0.1529 per share.

On May 11, 2021, the Company entered into an agreement letter (the “Waiver”) with GGP wherein the Company received reprieve from certain potential non-compliance with certain covenants under the Third Restatement dated January 11, 2021, such as potential non-compliance with certain reporting and notice requirements, pay certain liabilities when due, deliver control agreements for certain bank accounts, obtain consent from the lenders prior to hiring certain executives, obtain consent from the lenders for certain matters and related items. No amounts were paid by the Company for the Waiver. Refer to “Note 19 - Senior Secured Convertible Credit Facility”, “Note 26 - Related Party Transactions” and “Note 29 - Subsequent Events” of the Consolidated Financial Statements for the fiscal years ended June 26, 2021 and June 27, 2020 included in this prospectus.

Fourth Restatement

On August 17, 2021, the Company entered into an amended and restated Convertible Facility (“Fourth Restatement”) pursuant to which certain terms were amended, including among other things, extension of the maturity date of the Facility Notes to August 17, 2028, elimination of any cash interest payable and instead providing for paid-in-kind interest, elimination of certain repricing provisions that apply to the Facility Notes and the Facility Warrants, elimination of and revision to certain restrictive covenants and amendment to the minimum liquidity covenant. Accrued paid-in-kind interest will be convertible at the higher of (i) the per Share volume-weighted average price of the Shares on the Canadian Securities Exchange (or, if not listed on the Canadian Securities Exchange, such other recognized stock exchange or quotation system on which the Shares are listed for trading) for the period from the scheduled open of trading until the scheduled close of trading of the primary trading session over the 30 consecutive trading days prior to and including the relevant interest payment date, determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, and (ii) the price per share determined using the lowest discounted price available pursuant to the pricing policies of the Canadian Securities Exchange or otherwise permitted by the Canadian Securities Exchange. Following the Fourth Restatement, (i) the Facility Notes held by the holders on the effective date of the Fourth Restatement may not be prepaid without the prior written consent of the collateral agent until legalization of the general cultivation, distribution and possession of marijuana at the federal level in the United States, or the removal of the regulation of such activities from the U.S. federal laws, following which any such prepayment shall require no less than six months’ notice from MedMen to the holders of such Facility Notes. The Convertible Facility continues to include affirmative and negative covenants, including restrictions on the following: incurring liens and debt, selling assets, conducting mergers, investments and affiliate transactions and making certain equity distributions, in each case, subject to customary exceptions. No changes were made to the conversion and exercise prices of the Facility Notes or Facility Warrants.

The Fourth Restatement also provides the holders of the Facility Notes with a top-up right upon the issuance by MedMen of certain Subordinate Voting Shares, or securities convertible, exchangeable or exercisable for Subordinate Voting Shares, in the form of warrants to acquire additional Subordinate Voting Shares, intended generally to maintain their “as converted” equity interest, and a pre-emptive right with respect to certain future equity financings of the Company, subject to certain exceptions.

An event of default may result in the accelerated maturity of all amounts outstanding under the Facility Notes and also an increase in the interest rate under the Convertible Facility by up to 3% per annum. An event of default includes but is not limited to failure to pay any amounts owed pursuant to the Convertible Facility, failure to comply with covenants, the filing of certain judgements and liens against the Company, filing of bankruptcy, prohibition by a governmental authority to conduct the Company’s material business or a material adverse change to business, loss of a cannabis license that results in a material adverse effect, default under any material agreement, a change of control, or de-listing for a securities stock exchange.

In connection with the Fourth Restatement, a newly formed limited partnership (the “Superhero LP”) established by Tilray, Inc. (“Tilray”) and other strategic investors, acquired an aggregate principal amount of approximately $165.8 million of the Facility Notes and 135,266,664 Facility Warrants, all of which were originally issued by MedMen and held by certain funds associated with GGP and certain other investors. The Company granted Tilray the right to appoint two non-voting observers to the Company’s board of directors.

In connection with the Amendment and Restatement, the Company and its subsidiaries, the existing holders of Facility Notes, and certain of the investors in the August 2021 Private Placement (as discussed below) entered into a Mutual Release dated August 17, 2021 with respect to the transactions described above, the Third Restatement and any predecessor documents.

On August 17, 2021, Superhero Acquisition, L.P., in which Tilray is an investor, acquired the majority of the outstanding senior secured convertible notes and warrants held by GGP and GGP no longer held significant influence over the Company and therefore as of September 25, 2021, was not considered a related party under ASC 850, “Related Party Disclosures” (“ASC 850”), however GGP was during the fiscal year ended June 26, 2021. As of August 17, 2021, the Company determined Tilray to be a related party as a result of Tilray having significant influence over the Company. See “Note 11 – Senior Secured Convertible Credit Facility” for a full disclosure of the SPV and A&R 4.

On August 17, 2021, the Company entered an equity investment through private placement led by SPE. In connection with the private placement, the Company appointed Michael Serruya, SPE’s Managing Director, as a member of its board of directors. As of August 17, 2021, the Company determined SPE to be a related party as a result of the private placement and involvement with the Board. See “Note 12 – Shareholders’ Equity” for discussion on the private placement transaction. In November 2021, the Company appointed Mr. Serruya as Chairman of the Board and interim Chief Executive Officer.

$100 Million Equity Investment

On August 17, 2021, the Company entered into subscription agreements with various investors, including a backstop letter agreement (the “Backstop Commitment”) with investors associated Serruya Private Equity Inc. (“SPE”), to purchase $100 million of units of MedMen at a purchase price of $0.24 per unit (the “August 2021 Private Placement”). Each unit consisted of one Subordinate Voting Share and one quarter share purchase warrant (each, a “August 2021 Warrant”). Each whole August 2021 Warrant permits the holder to purchase one Subordinate Voting Share for a period of five years from the date of issuance at an exercise price of $0.288 per Share. In consideration for providing the Backstop Commitment, the applicable SPE investors received a fee of $2.5 million paid in the form of 10,416,666 Subordinate Voting Shares at a deemed price of $0.24 per Share. Pursuant to the August 2021 Private Placement, the Company issued an aggregate of 416,666,640 Subordinate Voting Shares and August 2021 Warrants to purchase 104,166,660 Subordinate Voting Shares, including 18,054,620 Subordinate Voting Shares and August 2021 Warrants to purchase 4,318,341 Subordinate Voting Shares to S5 Holdings Limited Liability Company, which is controlled by Michael Serruya, a director of MedMen.

Each unit issued to certain funds associated with SPE also included a proportionate interest in a short-term subscription right (the “Short-Term Subscription Right”). The Short-Term Subscription Right entitles the holders to acquire, on payment of $30 million, at the option of the holders, an aggregate of 125,000,000 units at an exercise price of $0.24 per unit, or $30 million principal amount of notes at par, convertible into 125,000,000 Subordinate Voting Shares at a conversion price of $0.24 per share. The Company will use any proceeds from exercise of the Short-Term Subscription Right to pay down an existing debt instrument.

Board Nomination Rights Agreements

On August 17, 2021, the Company entered into a Board Nomination Rights Agreement (the “S5 Holdings Nomination Agreement”) with S5 Holdings LLC (“S5 Holdings”) pursuant to which so long as S5 Holdings’ diluted ownership percentage of MedMen (including the proportionate equity ownership of securities held by the SPV) is at least 9%, S5 Holdings will be entitled to designate one individual to be nominated to serve as a director of the Company, which S5 Holdings has initially designated as Michael Serruya.

On August 17, 2021, the Company entered into a Board Nomination Rights Agreement with Gotham Green Partners, LLC (the “GGP Nomination Agreement”) pursuant to which so long as GGP and certain associated investors’ diluted ownership percentage of MedMen is at least 10%, GGP will be entitled to designate one individual to be nominated to serve as a director of the Company.

Wicklow Capital, Inc.

In August 2019, Benjamin Rose became the non-executive Chairman of the Board and later became the Executive Chairman of the Board in May 2019. Mr. Rose is the Chief Investment Officer of Wicklow Capital, Inc. On December 11, 2019, the Company announced that Mr. Rose was granted a limited proxy of 815,295 Class A Super Voting Shares, which represented 50% of the total Class A Super Voting Shares, for a period of one year, which expired on December 10, 2020. As a result of the proxy, Mr. Rose had joint control of the Company. Mr. Rose resigned as a director on December 14, 2020.

In August 2019, GGP and Wicklow Capital completed a $30.0 million non-brokered financing of Subordinate Voting Shares at a price equal to $2.37 per share wherein the Company issued 14,634,147 Subordinate Voting Shares to the investors. In December 2019, the Company engaged in a non-broker partner placement wherein Wicklow Capital in the offering in which the Company issued 23,720,929 Subordinate Voting Shares for aggregate gross proceeds of $10.2 million to the investors. In April 2020, the Company granted 5,458,749 restricted stock units to Benjamin Rose, the former Executive Chairman of the Board. The units vested on December 10, 2020.

Pursuant to the Side Letter executed on July 2, 2020 in conjunction with the Second Restatement of the Convertible Facility with GGP, Wicklow Capital and GGP had the right to approve director nominees submitted by the Company. See “Note 18 – Notes Payable” for a disclosure of transaction related to the unsecured convertible facility during the fiscal year ended June 26, 2021.

SierraConstellation Partners

In March 2020, the Company retained interim management and advisory firm, SierraConstellation Partners (“SCP”), to support the Company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as interim Chief Executive Officer and Chief Restructuring Officer, Tim Bossidy was appointed as Chief Operating Officer, and in December 2020, Reece Fulgham was appointed as interim Chief Financial Officer. On July 12, 2021, in connection with Mr. Lynch’s appoint as the permanent Chief Executive Officer, the Company and SCP entered into the Retention Agreement, and, on November 21, 2021, the Company provided notice to SCP of its termination of the Retention Agreement and also of Mr. Lynch as Chief Executive Officer of the Company, as further described above under “Employment and Severance Agreements”. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. Mr. Fulgham is a Managing Director of SCP. As of June 26, 2021, the Company had paid $3,113,364 in fees to SCP for interim management and restructuring support during the current fiscal year. In addition, during the year ended June 26, 2021, Mr. Lynch, Mr. Bossidy and Mr. Fulgham each received awards of stock options and restricted stock units, as further described above under “Executive Compensation”.

As of December 25, 2021, Mr. Lynch and Mr. Bossidy are no longer with the Company. In December 2020, Reece Fulgham of SCP was appointed as Chief Financial Officer and resigned on February 15, 2022. During the six months ended December 25, 2021, the Company had paid $1,897 in fees to SCP for interim management and restructuring support. During the six months ended December 25, 2021, Mr. Lynch and Mr. Bossidy each received 214,030 stock options and 850,036 restricted stock units.

Director Independence

Our board of directors is composed of five “independent directors” as defined under the rules of NASDAQ. Although the Company’s securities are not listed on NASDAQ, solely for disclosure purposes in accordance with SEC rules, we use the definition of “independence” of NASDAQ to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mel Elias, Cameron Smith, Ed Record, and David Hsu are all independent directors of the Company. However, our shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements, other than as may be required pursuant to rules of the CSE.

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our Certificate of Incorporation and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Current Offering

The Company is offering up to $20,000,000 total of Class B Subordinate Voting Shares, no par value.

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the MedMen Subordinate Voting Shares (including, without restriction, the MedMen Super Voting Shares as to the issue price paid in respect thereof), entitled to participate ratably along with all other holders of Subordinate Voting Shares. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Certain Provisions of Our Charter Documents and British Columbia Law

Anti-takeover Provisions of our Articles

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors.

Certain Provisions of Canadian Securities Law Governing Transactions

All provinces and territories of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of certain provisions of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their instruments. Unlike some jurisdictions where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces or territories of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of the offeree issuer is in such province or territory, where the securities subject to the offer to acquire, together with the securities beneficially owned or controlled or directed by the offeror, or any other person acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be beneficially owned by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires beneficial ownership of, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into voting or equity securities of any class of the reporting issuer that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release and certain additional prescribed information.

In addition, where an offeror is required to file an early warning report and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class or securities convertible into 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of or control or direction over outstanding securities of the class to below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership or control or direction of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Business combinations, related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Listing of Class B Subordinate Voting Shares

Our Subordinate Voting Shares are listed on the CSE under the symbol “MMEN.” Our Subordinate Voting Shares also trade on the OTCQX under the symbol “MMNFF.”

Transfer Agent and Registrar

The transfer agent and registrar for our Subordinate Voting Shares is Odyssey Trust Company.

LEGAL MATTERS

The validity of the Subordinate Voting Shares being offered hereby has been passed upon by Cassels Brock & Blackwell LLP.

EXPERTS

The consolidated financial statements of the Company at June 26, 2021 and June 27, 2020, and for each of the 52 week periods then ended, have been included herein in reliance upon the report of MNP LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Class B Subordinate Voting Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class B Subordinate Voting Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

These filings and other documents are available and may be accessed on our website at www.medmen.com/investors. You may request a copy of these filings at no cost, by writing 10115 Jefferson Boulevard, Culver City, California, 90232.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this Offering Circular.

INDEX TO FINANCIAL STATEMENTS

MEDMEN ENTERPRISES INC.

Index to Consolidated Financial Statements

Unaudited Condensed Consolidated Financial Statements as of December 25, 2021 and June 26, 2021

Consolidated Financial Statements as of June 26, 2021 and June 27, 2020

MEDMEN ENTERPRISES INC.

Condensed Consolidated Balance Sheets (Unaudited)

As of December 25, 2021 and June 26, 2021

(Amounts Expressed in Thousands of United States Dollars, Except for Share Data)

	December 25,	June 26,
	2021	2021
	(unaudited)	(audited)
ASSETS

Current Assets:
Cash and Cash Equivalents	$47,724	$11,874
Accounts Receivable and Prepaid Expenses	9,369	7,791
Inventory	20,735	20,093
Assets Held for Sale	48,048	49,051
Other Assets	8,939	7,870

Total Current Assets	134,815	96,679

Operating Lease Right-of-Use Assets	69,354	77,422
Property and Equipment, Net	134,563	137,830
Intangible Assets, Net	107,578	115,380
Goodwill	32,900	32,900
Other Assets	11,662	12,252

TOTAL ASSETS	$490,872	$472,463

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$54,250	$57,139
Income Taxes Payable	77,163	61,463
Other Liabilities	12,300	15,678
Derivative Liabilities	21,224	6,935
Current Portion of Operating Lease Liabilities	9,147	9,236
Current Portion of Finance Lease Liabilities	205	205
Current Portion of Notes Payable	114,339	103,496
Liabilities Held for Sale	35,919	32,978
Due to Related Party	1,477	1,477

Total Current Liabilities	326,024	288,607

Operating Lease Liabilities	94,998	99,976
Finance Lease Liabilities	29,825	29,047
Other Liabilities	3,366	3,649
Deferred Tax Liability	50,800	46,378
Senior Secured Convertible Credit Facility	119,655	170,821
Notes Payable	85,533	87,619

TOTAL LIABILITIES	710,201	726,097

SHAREHOLDERS’ EQUITY:
Preferred Shares (no par value, unlimited shares authorized and no shares issued and outstanding)	-	-
Subordinate Voting Shares (no par value, unlimited shares authorized, 1,200,119,292 and 726,866,374 shares issued and outstanding as of December 25, 2021 and June 26, 2021, respectively)	-	-
Additional Paid-In Capital	1,025,405	908,993
Accumulated Deficit	(791,208)	(717,233)

Total Equity Attributable to Shareholders of MedMen Enterprises Inc.	234,197	191,760
Non-Controlling Interest	(453,526)	(445,394)

TOTAL SHAREHOLDERS’ EQUITY	(219,329)	(253,634)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$490,872	$472,463

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Condensed Consolidated Statements of Operations (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Revenue	$39,124	$32,591	$78,930	$67,701
Cost of Goods Sold	19,882	15,795	42,217	34,446

Gross Profit	19,242	16,796	36,713	33,255

Operating Expenses:
General and Administrative	35,303	31,810	71,794	62,049
Sales and Marketing	1,129	222	1,820	415
Depreciation and Amortization	7,634	8,872	14,663	16,901
Realized and Unrealized Changes in Fair Value of Contingent Consideration	(301)	88	(301)	391
Impairment Expense	-	-	435	790
Other Operating Expense (Income)	631	2,702	2,478	(26,374)

Total Operating Expenses	44,396	43,694	90,889	54,172

Loss from Operations	(25,154)	(26,898)	(54,176)	(20,917)

Non-Operating (Income) Expense:
Interest Expense	9,660	7,651	19,627	16,437
Interest Income	(23)	(540)	(46)	(541)
Amortization of Debt Discount and Loan Origination Fees	2,319	4,781	10,163	6,468
Change in Fair Value of Derivatives	(14,106)	178	(16,212)	(128)
(Gain) Loss on Extinguishment of Debt	-	944	(10,234)	11,073

Total Non-Operating (Income) Expense	(2,150)	13,014	3,298	33,309

Loss from Continuing Operations Before Provision for Income Taxes	(23,004)	(39,912)	(57,474)	(54,226)
Provision for Income Tax Benefit (Expense)	8,138	(22,560)	(11,555)	(34,843)

Net Loss from Continuing Operations	(14,866)	(62,472)	(69,029)	(89,069)
Net Loss from Discontinued Operations, Net of Taxes	(5,492)	(6,390)	(11,939)	(12,638)

Net Loss	(20,358)	(68,862)	(80,968)	(101,707)

Net Loss Attributable to Non-Controlling Interest	(1,331)	(19,165)	(6,611)	(30,093)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(19,027)	$(49,697)	$(74,357)	$(71,614)

Loss Per Share - Basic and Diluted:
From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.01)	$(0.09)	$(0.06)	$(0.14)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$0.00	$(0.01)	$(0.01)	$(0.03)

Weighted-Average Shares Outstanding - Basic and Diluted	1,198,515,279	482,903,106	1,070,605,666	452,806,117

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Condensed Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share Data)

	Mezzanine Equity						TOTAL EQUITY
	Units	$ Amount	Units	$ Amount			ATTRIBUTABLE
	Super	Super	Subordinate	Subordinate	Additional		TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY
BALANCE AS OF JUNE 28, 2020	815,295	$83	403,907,218	$-	$791,173	$(631,366)	$159,889	$(336,778)	$(176,888)

Net Loss	-	-	-	-	-	(71,615)	(71,615)	(30,093)	(101,708)

Controlling Interest Equity Transactions
Shares Issued to Settle Accounts Payable and Liabilities	-	-	7,205,754	-	1,159	-	1,159	-	1,159
Equity Component of Debt - New and Amended	-	-	-	-	33,590	-	33,590	-	33,590
Redemption of MedMen Corp Redeemable Shares	-	-	88,945,434	-	13,655	34,925	48,580	(48,580)	-
Shares Issued for Vested Restricted Stock Units	-	-	7,173,256	-	437	-	437	-	437
Shares Issued for Acquisition Costs	-	-	2,082,890	-	318	-	318	-	318
Stock Grants for Compensation	-	-	3,001,282	-	817	-	817	-	817
Deemed Dividend - Down Round Feature of Warrants	-	-	-	-	6,364	(6,364)	-	-	-
Deferred Tax Impact On Conversion Feature	-	-	-	-	(10,023)	-	(10,023)	(1,210)	(11,233)
Share-Based Compensation	-	-	-	-	2,546	-	2,546	-	2,546
Cancellation of Super Voting Shares	(815,295)	(83)	-	-	83	-	-	-	-
		-
Non-Controlling Interest Equity Transactions:		-
Equity Component on Debt and Debt Modification	-	-	-	-	-	-	-	4,055	4,055

BALANCE AS OF DECEMBER 26, 2020	-	$-	512,315,834	$-	$840,119	$(674,420)	$165,698	$(412,606)	$(246,907)

					TOTAL EQUITY
	Units	$ Amount			ATTRIBUTABLE
	Subordinate	Subordinate	Additional		TO	Non-	TOTAL
	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY
BALANCE AS OF JUNE 27, 2021	726,866,374	$-	$908,993	$(717,233)	$191,760	$(445,394)	$(253,634)
						-
Net Loss	-	-	-	(74,357)	(74,357)	(6,611)	(80,968)

Controlling Interest Equity Transactions
Shares Issued for Cash, Net of Fees	406,249,973	-	73,394	-	73,394	-	73,394
Shares Issued to Settle Debt and Accrued Interest	20,833,333	-	4,030	-	4,030	-	4,030
Shares Issued to Settle Accounts Payable and Liabilities	4,280,848	-	715	-	715	-	715
Equity Component of Debt - New and Amended	-	-	41,388	-	41,388	-	41,388
Redemption of MedMen Corp Redeemable Shares	4,138,883	-	1,139	382	1,521	(1,521)	-
Shares Issued for Vested Restricted Stock Units and Cashless Exercise of Options	10,757,840	-	-	-	-	-	-
Shares Issued for Exercise of Warrants	8,807,605	-	1,274	-	1,274	-	1,274
Shares Issued for Conversion of Debt	16,014,665	-	2,371	-	2,371	-	2,371
Stock Grants for Compensation	2,169,771	-	1,629	-	1,629	-	1,629
Deferred Tax Impact On Conversion Feature	-	-	(11,712)	-	(11,712)	-	(11,712)
Share-Based Compensation	-	-	2,184	-	2,184	-	2,184

BALANCE AS OF DECEMBER 25, 2021	1,200,119,292	$-	$1,025,405	$(791,208)	$234,197	$(452,426)	$(219,329)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	December 25,	December 26,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss from Continuing Operations	$(69,029)	(100,228)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Tax Recovery	(9,365)	(13,458)
Depreciation and Amortization	15,843	17,378
Non-Cash Operating Lease Costs	13,052	14,023
Accretion of Debt Discount and Loan Origination Fees	10,163	10,104
Loss on Disposals of Asset	-	670
Gain on Lease Terminations	-	(17,909)
Accretion of Deferred Gain on Sale of Property	(283)	(283)
Impairment of Assets	435	790
Realized and Unrealized Gain on Investments and Other Assets	-	(10,455)
Realized and Unrealized Changes in Fair Value of Contingent Consideration	-	391
Change in Fair Value of Derivative Liabilities	(16,212)	(128)
(Gain) Loss on Extinguishment of Debt	(10,234)	10,430
Share-Based Compensation	3,812	3,801
Interest Capitalized to Senior Secured Convertible Debt and Notes Payable	13,008	-
Interest Capitalized to Finance Lease Liabilities	778	-
Shares Issued for Acquisition Costs	-	318
Changes in Operating Assets and Liabilities:
Accounts Receivable and Prepaid Expenses	(1,914)	(465)
Inventory	(2,032)	(2,055)
Other Current Assets	322	5,496
Other Assets	473	326
Accounts Payable and Accrued Liabilities	2,420	3,802
Interest Payments on Finance Leases	(3,510)	(1,984)
Cash Payments - Operating Lease Liabilities	(9,788)	(14,633)
Income Taxes Payable	17,776	48,205
Other Current Liabilities	(1,271)	16,955
Due to Related Party	-	(182)

NET CASH USED IN CONTINUED OPERATING ACTIVITIES	(45,556)	(29,091)

Net Cash Used in Discontinued Operating Activities	(3,909)	(1,197)

NET CASH USED IN OPERATING ACTIVITIES	(49,465)	(30,288)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(7,082)	(1,194)
Additions to Intangible Assets	(487)	(1,892)
Proceeds from Sale of Assets Held for Sale and Other Assets	-	18,752

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(7,569)	15,666

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Subordinate Voting Shares for Cash	95,000	-
Payment of Stock Issuance Costs Relating to Private Placement	(5,353)	-
Exercise of Warrants for Cash	1,274	-
Payment of Debt Issuance Costs Relating to Senior Secured Convertible Credit Facility	(2,609)	5,469
Proceeds from Issuance of Notes Payable	5,000	14,830
Principal Repayments of Notes Payable	(153)	(482)
Principal Repayments of Senior Secured Convertible Credit Facility	-	(8,000)
Principal Repayments of Finance Lease Liability	(1)	(40)

NET CASH PROVIDED BY FINANCING ACTIVITIES	93,158	11,777

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	36,124	(2,845)
Cash Included in Assets Held for Sale	(274)	-
Cash and Cash Equivalents, Beginning of Period	11,874	9,599

CASH AND CASH EQUIVALENTS, END OF PERIOD	$47,724	$6,754

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars)

	Six Months Ended
	December 25,	December 26,
	2021	2020
SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION
Cash Paid for Interest	$5,318	$4,542

Non-Cash Investing and Financing Activities:
Net Assets Transferred to Held for Sale	$4,477	$6,615
Receivable Recorded on Asset Held for Sale	$-	$2,877
Lease Terminations and Amendments	$-	$36,768
Paid-in-Kind Interest Capitalized to Debt	$-	$24,033
Redemption of MedMen Corp Redeemable Shares	$1,522	$48,580
Derivative Liability Incurred on Convertible Facility and Equity Financing	$30,500	$-
Equity Component of Debt Modification - New and Amended	$-	$5,310
Conversion of Convertible Debentures	$2,371	$-
Shares Issued to Settle Debt and Lender Fees	$4,030	$-
Shares Issued to Settle Accounts Payable and Liabilities	$715	$1,159
Equity Component of Debt – New and Amended	$41,388	$-
Release of Investments for Liabilities	$-	$750
Deferred Tax Impact on Conversion Feature	$11,712	$11,233

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

1.	NATURE OF OPERATIONS

MedMen Enterprises Inc, and its wholly owned subsidiaries (collectively “MedMen”, the “Company”, “we” or “us”) is a premier cannabis retailer based in the U.S. with an operational footprint in California, Nevada, Illinois, Arizona, Massachusetts, Florida, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands – MedMen Red and LuxLyte – through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content.

As of December 25, 2021, the Company owns 29 store locations across California (12), Nevada (3), Illinois (1), Arizona (1), Massachusetts (1), Florida (7) and New York (4). In accordance with our planned growth strategy, during the second quarter we opened one new retail store in Boston’s famed Fenway Park area, officially entering Massachusetts cannabis market. Beginning on October 1, 2021, the Company no longer operates the cultivation and production facilities in California and Nevada pursuant to its management agreement with Foundry Works, Inc. In February 2021, the Company entered into an investment agreement to sell a controlling interest in MedMen NY, Inc. and thus classified all assets and liabilities and profit or loss allocable to its operations in the state of New York as discontinued operations. On January 3, 2022, the Company announced the termination of this investment agreement.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying Condensed Consolidated Financial Statements have been prepared on a going concern basis in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information. The Condensed Consolidated Financial Statements include the accounts of MedMen Enterprises, its subsidiaries and variable interest entities (“VIEs”) where the Company is considered the primary beneficiary, if any, after elimination of intercompany accounts and transactions. Investments in entities in which the Company has significant influence, but less than a controlling financial interest, are accounted for using the equity method.

In the opinion of management, all adjustments considered necessary for a fair presentation of the consolidated financial position of the Company as of and for the interim periods presented have been included.

The accompanying Condensed Consolidated Financial Statements do not include all of the information required for full annual financial statements. Accordingly, certain information, footnotes and disclosures normally included in the annual financial statements have been condensed or omitted in accordance with SEC rules for interim financial information. The financial data presented herein should be read in conjunction with the audited Consolidated Financial Statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended June 26, 2021, as filed with the SEC on September 24, 2021 (the “2021 Form 10-K”).

Going Concern

As of December 25, 2021, the Company had cash and cash equivalents of $47.7 million and net working capital deficit of $191.2 million. The Company has incurred losses from continuing operations of $23.0 million and $57.5 million for the three and six months then ended, respectively, used cash in continued operating activities of $45.6 million so far in the first half of the year and anticipates that the Company will continue to incur losses until such time as revenues exceed operating costs. On January 31, 2022, the Company’s term loans of $113.6 million as of December 25, 2021 became due and the Company entered into an agreement (the “Sixth Modification to Senior Secured Term Loan”, or the “Sixth Modification”) with the lender to extend the maturity date until July 31, 2022 and August 1, 2021 for the various loans included in the Senior Secured Term Loan Facility. See “Note 10 – Notes Payable”, for additional information about the Senior Secured Term Loan Facility, and “Note 23 – Subsequent Events” for more information about the Sixth Modification. The conditions described above raise substantial doubt with respect to the Company’s ability to meet its obligations for at least one year from the issuance of these Condensed Consolidated Financial Statements, and therefore, to continue as a going concern.

The Sixth Modification requires the Company to execute certain actions including the conditional purchase of the term loans by Superhero Acquisition, L.P., an existing lender in the Company’s Senior Secured Convertible Purchase Agreement dated August 7, 2021 (the “Convertible Facility”), also covenants related to strategic actions the Company must implement it if it is unable to pay the term loans by the extended maturity date. The Company plans to continue to fund its operations through the implementation of its strategic cost savings plan, the various strategic actions, which may include divesting of non-core assets, as well continuing its on-going revenue strategy of market expansion and retail revenue growth. If the above conditional purchase of the term loans and/or the strategic actions, for any reason, are inaccessible, it would have a significantly negative effect on the Company’s financial condition. Additionally, we expect to continue to manage the Company’s operating expenses and reduce its projected cash requirements through reduction of its expenses by delaying new store development, permanently or temporarily closing stores that are deemed performing below expectations, and/or implementing other restructuring activities. Furthermore, COVID-19 and the impact the global pandemic has had and will continue to have on the broader retail environment could also have a significant impact on the Company’s financial operations.

As of December 25, 2021, the accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to our ability to continue as a going concern.

COVID-19

Due to impacts from the COVID-19 pandemic and the uncertain pace of recovery, including the impact of the Delta and Omicron variants, the Company’s business operations may be materially and adversely affected if a significant number of the Company’s employees are impacted by the virus. Operating results for the three and six months ended December 25, 2021 are not necessarily indicative of operating results for the entire year.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

Basis of Consolidation

Subsidiaries are entities controlled by the Company. Control exists when the Company either has a controlling voting interest or is the primary beneficiary of a variable interest entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. A complete list of our subsidiaries that existed prior to our most recent year-end is included in the Company’s 2021 Form 10-K.

During the fiscal second quarter of 2022, the Company effectuated the Management Agreement with an unrelated third party and no longer has a controlling financial interest in previously consolidated entities, Manlin DHS Development, LLC (“DHS”) and Project Mustang Development, LLC (“Mustang”), and therefore these entities are no longer included in the Company’s financial statements. The deconsolidation did not have a material impact on the Company’s Condensed Financial Statements.

Significant Accounting Policies

The significant accounting policies and critical estimates applied by the Company in these Condensed Consolidated Financial Statements are the same as those applied in the Company’s audited Consolidated Financial Statements and accompanying notes included in the Company’s 2021 Form 10-K, unless otherwise disclosed in these accompanying notes to the Condensed Consolidated Financial Statements for the interim period ended December 25, 2021.

Loss per Share

The Company calculates basic loss per share by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting profit or loss attributable to common shareholders and the weighted-average number of common shares outstanding, for the effects of all dilutive potential common shares, which comprise convertible debentures, restricted stock units, warrants and stock options issued.

Recently Adopted Accounting Standards

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted ASU 2019-12 on June 27, 2021. The adoption of the standard did not have a material impact on the Company’s condensed consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, “Investments — Equity Securities (Topic 321)”, “Investments—Equity Method and Joint Ventures (Topic 323)”, and “Derivatives and Hedging (Topic 815)” (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods therein. The Company adopted ASU 2020-01 on June 27, 2021. The adoption of the standard did not have a material impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt With Conversion and Other Options (Subtopic 470-20)” and “Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Adoption is applied on a modified or full retrospective transition approach. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In May 2021, the FASB issued ASU 2021-04, “Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2021-04”), which amends existing guidance for earnings per share (“EPS”) in accordance with Topic 260. ASU 2021-04 is effective for the Company beginning June 1, 2022. This update should be applied prospectively on or after the effective date of the amendments. The Company is currently evaluating the effect of adopting this ASU.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Subtopic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”), which is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency. ASU 2021-08 is effective for the Company beginning June 1, 2023. This update should be applied prospectively on or after the effective date of the amendments. The Company is currently evaluating the effect of adopting this ASU.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

3.	INVENTORY

Inventory consists of the following:

	December 25,	June 26,
	2021	2021
Raw Materials	$361	$670
Work-in-Process	2,345	5,174
Finished Goods	18,029	14,249

Total Inventory	$20,735	$20,093

During the three and six months ended December 25, 2021, the Company recognized an impairment of approximately nil and $864, respectively, to write down inventory to its net realizable value.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

4.	ASSETS HELD FOR SALE

PharmaCann Assets

In October 2019 and in connection with the Company’s determination to termination certain business acquisition, the Company recorded as held for sale certain land and license related to its non-core operations in Staunton, Virginia. As of December 25, 2021, the Company continues to pursue its plan for sale.

Discontinued Operations

In February 2021, the Company entered into an investment agreement with respect to its New York operations whereby a controlling interest would be acquired by a third party. The operations within the state of New York qualified as discontinued operations. The assets associated with the New York component were measured at the lower of the carrying amount or FVLCTS (Fair Value Less Cost to Sell) upon classification as held for sale wherein the fair value based on the exit price of $73,000 under ASC 820 was greater than the carrying value. See “Note 22 – Discontinued Operations” for further information. On January 3, 2022, the Company announced its termination of the investment agreement. Refer to “Note 23 – Subsequent Events”.

A reconciliation of our assets held for sale is as follows:

	PharmaCann Assets	Available for Sale Subsidiaries	Discontinued Operations	TOTAL
Balance as of June 26, 2021	$152	$-	$48,899	$49,051
Transferred In	-	4,478	-	4,478
Ongoing Activities	-	(2,297)	(1,158)	(3,455)
Transferred to Investments	-	(1,966)	-	(1,966)
Other	(60)	-	-	(60)

Balance as of December 25, 2021	$92	$215	$47,741	$48,048

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

5.	PROPERTY AND EQUIPMENT

As of December 25, 2021 and June 26, 2021, property and equipment consists of the following:

	December 25,	June 26,
	2021	2021
Land and Buildings	$36,180	$37,400
Finance Lease Right-of-Use Assets	7,554	9,154
Furniture and Fixtures	12,544	12,525
Leasehold Improvements	68,726	68,438
Equipment and Software	25,419	26,832
Construction in Progress	31,147	27,145

Total Property and Equipment	181,570	181,494

Less Accumulated Depreciation	(47,007)	(43,664)

Property and Equipment, Net	$134,563	$137,830

Depreciation expense related to continuing operations of $4,390 and $8,121 was recorded for the three and six months ended December 25, 2021, respectively, of which $609 and $1,179, respectively, is included in cost of goods sold. Depreciation expense related to continuing operations of $3,759 and $8,859 was recorded for the three and six months ended December 26, 2020, respectively, of which $496 and $558, respectively, is included in cost of goods sold.

During the three and six months ended December 25, 2021, borrowing costs totaling $440 and $815, respectively, were capitalized using an average capitalization rate of 12.37% and 12.16%, respectively. Borrowing costs were not capitalized as there were no active construction projects in progress during the three and six months ended December 26, 2020.

6.	INTANGIBLE ASSETS

As of December 25, 2021 and June 26, 2021, intangible assets consist of the following:

	December 25,	June 26,
	2021	2021
Dispensary Licenses	$121,292	$121,292
Customer Relationships	17,748	17,748
Management Agreement	7,595	7,595
Capitalized Software	10,158	9,697
Intellectual Property	5,534	6,277

Total Intangible Assets	162,327	162,609

Dispensary Licenses	(24,941)	(22,127)
Customer Relationships	(19,290)	(16,463)
Management Agreement	(864)	(765)
Capitalized Software	(5,843)	(4,667)
Intellectual Property	(3,811)	(3,207)

Less Accumulated Amortization	(54,749)	(47,229)

Intangible Assets, Net	$107,578	$115,380

The Company recorded amortization expense related to continuing operations of $3,853 and $7,722 for the three and six months ended December 25, 2021, respectively. The Company recorded amortization expense related to continuing operations of $5,608 and $8,601 for the three and six months ended December 26, 2020, respectively. During the three and six months ended December 25, 2021, the Company recognized an impairment on an intellectual property asset in the amount of nil and $435, respectively.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

7.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 25, 2021 and June 26, 2021, accounts payable and accrued liabilities consist of the following:

	December 25,	June 26,
	2021	2021
Accounts Payable	$32,566	$35,064
Accrued Liabilities	7,260	7,348
Accrued Deal Costs	4,123	4,123
Accrued Payroll	3,162	2,716
Local & State Taxes Payable	6,573	7,321
Other Accrued Liabilities	566	567

Total Accounts Payable and Accrued Liabilities	$54,250	$57,139

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

8.	DERIVATIVE LIABILITIES

A reconciliation of the beginning and ending balance of derivative liabilities and change in fair value of derivative liabilities for the six months ended December 25, 2021 is as follows:

December 25,
2021
Balance at Beginning of Period	$6,935

Initial Recognition of Derivative Liabilities	30,501
Change in Fair Value of Derivative Liabilities	(16,212)

Balance at End of Period	$21,224

On August 17, 2021, in connection with the amended and restated senior secured convertible credit facility (the Sixth Amendment”), the Company provided the note holders top-up and preemptive rights which were bifurcated from the related notes and classified as a derivative due to the variability of the number and price of shares issuable under these rights. See “Note 11 – Senior Secured Convertible Credit Facility” for further information.

On August 17, 2021, the Company completed an equity investment through a private placement of 416,666,640 units at a price of $0.24 per unit (the “Private Placement”). Each unit consisted of one Subordinate Voting Share and one-quarter of one share purchase warrant of the Company. Certain investors also received a portion of the Short-Term Warrant with an exercise price of $30,000 and an expiration date of December 31, 2021. At the option of the holder, the Short-Term Warrant may be exercisable into equity or convertible promissory notes under the Convertible Facility, in which net cash settlement is outside of the Company’s control. See “Note 12 – Shareholders’ Equity” for further information. Accordingly, the Short-Term Warrant was accounted for as a derivative liability and measured at fair value, in the amount of $19,400 on August 17, 2021, with changes in fair value recognized in the Condensed Consolidated Statements of Operations. Subsequent to the fiscal second quarter of 2022, the Short-Term Warrant expired unexercised.

The fair value of the top-up provision in connection with Sixth Amendment of the Convertible Facility and the Short-Term Warrant in connection with the Private Placement was determined using the Monte Carlo simulation model based on Level 3 inputs on the fair value hierarchy. The following assumptions were used at period end:

	Top-Up Provision	Short-Term Warrant
Average Stock Price	$0.18	$0.18
Weighted-Average Probability	75.00%	nil
Term (in Years)	5.00	0.02
Expected Stock Price Volatility	115.00%	115.00%

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

The following are the warrants issued related to the equity financing transactions that were accounted for as derivative liabilities:

	Number of Warrants
September 2018 Bought Deal Equity Financing	7,840,909	(1)
December 2018 Bought Deal Equity Financing	13,640,000	(2)
March 2021 Private Placement	50,000,000	(3)

	71,480,909

(1)	On September 27, 2018, the Company completed a bought deal financing (the “September Offering”) of 15,681,818 units (the “September Units”) at a price of C$5.50 per September Unit (the “September Issue Price”). Each September Unit consisted of one Subordinate Voting Share and one-half of one share purchase warrant of the Company (each whole share purchase warrant, a “September Warrant”). Each September Warrant entitles the holder to acquire, one Subordinate Voting Share at an exercise price of C$6.87 for a period of 36 months following the closing of the September Offering.

(2)	On December 5, 2018, the Company completed a bought deal financing (the “December Offering”) of 13,640,000 units (the “December Units”) at a price of C$5.50 per December Unit (the “December Issue Price”). Each December Unit consisted of one Subordinate Voting Share and one share purchase warrant of the Company (“December Warrant”). Each December Warrant entitles the holder thereof to acquire one Subordinate Voting Share at an exercise price of C$6.87 until September 27, 2021.

(3)	During the year ended June 26, 2021, the Company issued 50,000,000 warrants for Subordinate Voting Shares with an exercise price of C$0.50 per warrant and an expiration date of March 27, 2024. The exercise price of the warrants was denominated in a price other than the Company’s functional currency.

The fair value of the September 2018 and December 2018 bought deal warrants was measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants at the time of grant to estimate fair value of the derivative liability. The fair value of the March 2021 private placement warrants was measured based on Level 3 inputs on the fair value hierarchy using the Black-Scholes Option pricing model using the following variables:

Expected Stock Price Volatility	52.60%
Risk-Free Annual Interest Rate	0.06%
Expected Life (in Years)	0.23
Share Price	$0.23
Exercise Price	$0.39

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

9.	LEASES

The below are the details of the lease cost and other disclosures regarding the Company’s leases for the three and six months ended December 25, 2021 and December 26, 2020:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Finance Lease Cost:
Amortization of Finance Lease Right-of-Use Assets	$251	$83	$535	$398
Interest on Lease Liabilities	1,726	460	3,510	1,984
Operating Lease Cost	6,456	6,310	13,051	13,051
Sublease Income	(1,444)	-	(1,444)	-
Total Lease Expenses	$6,989	$6,853	$15,652	$15,433

Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Financing Cash Flows from Finance Leases	$-	$-	$-	$40
Operating Cash Flows from Operating Leases	$4,045	$6,222	$9,788	$14,633

The weighted-average remaining lease term and discount rate related to the Company’s finance and operating lease liabilities as of December 25, 2021 and December 26, 2020 is as follows:

	December 25,	December 26,
	2021	2020
Weighted-Average Remaining Lease Term (Years) - Finance Leases	47	42
Weighted-Average Remaining Lease Term (Years) - Operating Leases	7	8
Weighted-Average Discount Rate - Finance Leases	17.81%	15.93%
Weighted-Average Discount Rate - Operating Leases	13.60%	13.38%

Future lease payments under non-cancellable operating leases and finance leases as of December 25, 2021 are as follows:

Fiscal Year Ending	Operating Leases	Finance Leases
June 25, 2022 (remaining)	$10,735	$2,676
June 24, 2023	21,753	5,484
June 29, 2024	28,122	9,860
June 28, 2025	21,988	6,517
June 27, 2026	22,407	6,713
Thereafter	97,303	1,070,693

Total Lease Payments	202,308	1,101,943
Less Interest	$(98,163)	$(1,071,913)

Lease Liability Recognized	$104,145	$30,030

The Company entered into a management agreement (the “Management Agreement”) with a third party to operate its cultivation facilities in California and Nevada (the “Cultivation Facilities”). On September 30, 2021, the landlord approved the third party to operate the leased facilities which effectuated the Management Agreement. The Management Agreement provides the third party an option to acquire all the assets used in the Cultivation Facilities, including the cannabis licenses and equipment, for $1 (the “Purchase Option”). The fee for the services under the Management Agreement is 100% and 30% of the California and Nevada Cultivation Facilities net revenue, respectively. The term of the Management Agreement remains in effect until the earlier of (a) the closing of any sale pursuant to the Purchase Option and (b) the expiration of the term, as applicable, of the master lease, at which time this Management Agreement shall automatically terminate without any further action of the Parties. As of December 25, 2021, the Management Agreement remains in effect as neither termination condition has occurred.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

10.	NOTES PAYABLE

As of December 25, 2021 and June 26, 2021, notes payable consist of the following:

	December 25,	June 26,
	2021	2021
Financing liability incurred on various dates between January 2019 through September 2019 with implied interest rates ranging from 0.7% to 17.0% per annum.	$83,400	$83,400

Non-revolving, senior secured term notes dated between October 1, 2018 and October 30, 2020, issued to accredited investors, which mature on January 31, 2022, and bear interest at a rate of 15.5% and 18.0% per annum.	113,590	109,318

Convertible debentures dated between September 16, 2020 through January 29, 2021, issued to accredited investors and qualified institutional buyers, which mature two years from issuance, and bear interest at a rate of 7.5% per annum.	-	2,500

Promissory notes dated between January 15, 2019 through March 29, 2019, issued for deferred payments on acquisitions, which mature on varying dates from July 31, 2021 to April 1, 2022 and bear interest at rates ranging from 8.0% to 9.0% per annum.	2,148	2,204

Promissory notes dated November 7, 2018, issued to Lessor for tenant improvements as part of sales and leaseback transactions, which mature on November 7, 2028, bear interest at a rate of 10.0% per annum and require minimum monthly payments of $15,660 and $18,471.	2,120	2,196

Other	16	16

Total Notes Payable	201,274	199,634
Less Unamortized Debt Issuance Costs and Loan Origination Fees	(1,402)	(8,519)

Net Amount	$199,872	$191,115
Less Current Portion of Notes Payable	(114,339)	(103,496)

Notes Payable, Net of Current Portion	$85,533	$87,619

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

A reconciliation of the beginning and ending balances of notes payable for the six months ended December 25, 2021 is as follows:

December 25,
2021
Balance at Beginning of Period	$191,115

Cash Additions	5,000
Paid-In-Kind Interest Capitalized	4,287
Cash Payments	(153)
Conversion of Convertible Debentures	(2,371)
Derivative Liability Incurred on Settlement of Debt	(3,145)
Shares Issued to Settle Debt	(4,030)
Non-Cash Loss on Extinguishment of Debt	2,176
Accretion of Debt Discount	2,543
Accretion of Debt Discount Included in Discontinued Operations	4,450

Balance at End of Period	199,872

Less Current Portion of Notes Payable	(114,339)

Notes Payable, Net of Current Portion	$85,533

Senior Secured Term Loan Facility

On October 1, 2018, the Company closed a $73,275 senior secured term loan facility (the “Facility”) with funds managed by Hankey Capital and with an affiliate of Stable Road Capital (the “Lenders”). On October 3, 2018, the Company closed an additional tranche of the Facility, which increased the principal amount of the loan to $77,675. The principal amount under the Facility will accrue interest at a rate of 7.5% per annum, paid monthly, with a maturity date of 24 months following the date of closing on October 1, 2018. The Company may repay the balance of the Facility at any time and from time to time, in whole or in part, with a prepayment penalty of 1% of the outstanding principal amount repaid if repaid before December 31, 2019. In connection with the Facility, the Company’s equity interests in MMOF SD LLC, MMOF VENICE LLC, MMOF DOWNTOWN COLLECTIVE LLC, MMOF BH LLC, and MMOF VEGAS 2 LLC were pledged as security.

Additionally, MM CAN issued to the Lenders 8,105,642 warrants, each being exercisable for one Class B Common Share of such company at a purchase price per share of $4.97 for 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company. In connection with the increased principal under the Facility, MM CAN issued to the Lenders an additional 511,628 warrants, each being exercisable for one Class B Common Share of such affiliate at a purchase price per share of $4.73 for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

In addition to providing a portion of the Facility, Stable Road Capital provided advisory services to the Company. Advisory services included introducing the Company to brands and various service providers, advice on the Facility and providing advice with respect to the Company’s planned structured sale of real estate assets. For its advisory services, MM CAN issued to Stable Road Capital 8,105,642 warrants at a purchase price per share of $4.97 and 511,628 warrants at a purchase price per share of $4.73, each being exercisable for one Class B Common Share of such company for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

Amendments to Senior Secured Term Loan Facility

On January 13, 2020, the Company completed an amendment of the Facility wherein the maturity date was extended from October 1, 2020 to January 31, 2022 and the interest rate was increased from a fixed rate of 7.5% per annum to 15.5% per annum. In addition, the Company may prepay the amounts outstanding, on a non-revolving basis, at any time and from time to time, in whole or in part, without penalty. The amendment secured the Facility by a pledge of 100% of the equity interest in Project Compassion NY, LLC, which includes MedMen NY, Inc. and MMOF NY Retail, LLC. The amendment to the term loan facility was not deemed to be a substantial modification under ASC Subtopic 470-50, “Modifications and Extinguishments” (“ASC Subtopic 470-50”).

Further, the Company cancelled the existing 16,211,284 and 1,023,256 warrants issued to the lenders exercisable at $4.97 and $4.73 per share, respectively, representing 100% of the loan amount. The Company issued new warrants to the lenders totaling 40,455,729 warrants exercisable at $0.60 per share until December 31, 2022. The new warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815, “Derivatives and Hedging” and are classified as equity instruments. The warrants are measured at fair value and recorded as a debt discount in connection with the term loan facility. See “Note 13 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

On July 2, 2020, the Company completed an amendment of the Facility wherein the entirety of the interest at a rate of 15.5% per annum shall accrue monthly to the outstanding principal as payment-in-kind effective March 1, 2020 through July 2, 2021. Thereafter until maturity on January 31, 2022, one-half of the interest (7.75% per annum) shall be payable monthly in cash and one-half of the interest (7.75% per annum) shall be paid-in-kind. In addition, the Company may request an increase to the Facility through December 31, 2020 to be funded through incremental term loans. Certain reporting and financial covenants were added, and the minimum liquidity covenant was waived until September 30, 2020 wherein the amount of required cash balance thereafter was amended. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50.

The Company incurred an amendment fee of $834 that was added to the outstanding principal balance. As consideration for the amendment to the Facility, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until July 2, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815 and are classified as equity instruments. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility. See “Note 13 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

On September 16, 2020, the Company entered into further amendments wherein the amount of funds available under the Facility was increased by $12,000, of which $5,700 was fully committed by the lenders through October 31, 2020. The additional amounts are funded through incremental term loans at an interest rate of 18.0% per annum wherein 12.0% shall be paid in cash monthly in arrears and 6.0% shall accrue monthly as payment-in-kind. In connection with each incremental draw under the amended Facility, the Company shall issue warrants equal to 200% of the incremental term loan amount, divided by the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price (“VWAP”) of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche, which shall be the exercise price of the issued warrant. Such warrants are subject to a down round feature wherein the exercise price would be decreased in the event of the exercise of a down-round price reset of select warrants under the Convertible Facility. Refer to “Note 11 – Senior Secured Convertible Credit Facility” for further information. In addition, certain covenants and terms were added or amended, and the minimum liquidity covenant was waived until December 31, 2020. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50. As consideration for the amendment, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until September 16, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility.

On September 16, 2020, the Company closed on an incremental term loan of $3,000 under the amended Facility and issued 30,000,000 warrants with an exercise price of $0.20 per share until September 16, 2025. On October 30, 2020, the Company closed on an incremental term loan of $7,705 under the amended Facility and issued 77,052,790 warrants with an exercise price of $0.20 per share until September 14, 2025. The warrants may be exercised at the election of their holders on a cashless basis and are classified as equity instruments. See “Note 12 – Shareholders’ Equity” and “Note 13 – Share-Based Compensation” for further information.

On September 16, 2020 and September 28, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature was determined to be $405 and recognized as an increase in additional paid-in capital during the six months ended December 26, 2020.

On May 11, 2021, the Company completed an amendment of the Facility wherein certain covenants were added and amended. Specifically, the minimum liquidity covenant was amended to which the covenant will not apply if the Company pays and has paid the cash portion of interest accrued under the Facility when such cash interest becomes due and payable. Such covenant will continue to be applied in the event the Company has failed to make payments. The minimum liquidity balance was not amended. In addition, application of payments was added wherein proceeds from the sale of the New York disposal group shall be applied to the amended and restated Facility as of the amendment on July 2, 2020 in the principal amount of $83,123. As consideration for the amendment, the Company incurred a modification fee of $1,000 which is due from the earliest of (a) receipt of Level-Up proceeds, (b) the date of the Investment Agreement, and (c) the earlier of January 31, 2022. Fees paid to the Lender in connection with the amendment totaled $225. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50.

Unsecured Convertible Facility

On June 28, 2021, the remaining principal amount of the unsecured convertible debenture facility of $2,500 was automatically converted into 16,014,664 Class B Subordinate Voting Shares in the amount of $2,008. In addition, 8,807,605 of the outstanding warrants under the unsecured convertible facility were exercised at varying prices for a net exercise price of $1,622.

Unsecured Promissory Note

On July 29, 2021, the Company entered into a short-term unsecured promissory note in the amount of $5,000 with various investors led by Serruya Private Equity Inc. (“SPE”), a related party, wherein the note bears interest at a rate of 6.0% per annum payable quarterly in arrears with a maturity date of August 18, 2021.

In connection with the equity investment on August 17, 2021, the Company settled the promissory note by the issuance of 20,833,333 units, consisting of 20,833,333 Subordinate Voting Shares and 5,208,333 warrants, based on an issue price of $0.24 and the relative portion of the Short-Term Warrant. Refer to “Note 12 – Shareholders’ Equity” for further information on the equity investment through private placement. The fair value of the equity instruments allocated to the settlement of debt was $4,030 and the fair value of the derivative liability allocated was $3,146. Accordingly, the Company recorded a loss on extinguishment of debt of $2,176 in the first quarter of 2022.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

11.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY

As of December 25, 2021 and June 26, 2021, senior secured convertible credit facility consists of the following:

		December 25,	June 26,
	Tranche	2021	2021
Senior secured convertible notes dated April 23, 2019, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	1A	$21,952	$21,113

Senior secured convertible notes dated May 22, 2019, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	1B	94,545	91,185

Senior secured convertible notes dated July 12, 2019, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	2	30,744	29,580

Senior secured convertible notes dated November 27, 2019, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	3	11,905	11,454

Senior secured convertible notes dated March 27, 2020, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	4	14,003	13,497

Amendment fee converted to senior secured convertible notes dated October 29, 2019, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	-	22,474	21,624

Senior secured convertible notes dated April 24, 2020, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	IA-1	3,143	3,027

Senior secured convertible notes dated September 14, 2020, issued to accredited investors, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	IA-2	6,078	5,848

Restatement fee issued in senior secured convertible notes dated March 27, 2020, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	-	9,488	9,105

Second restatement fee issued in senior secured convertible notes dated July 2, 2020, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	-	2,102	2,022

Third restatement advance issued in senior secured convertible notes dated January 11, 2021, which mature on August 17, 2028 and bear interest at LIBOR plus 6.0% per annum.	-	11,820	11,373

Total Drawn on Senior Secured Convertible Credit Facility		228,254	219,828

Less Unamortized Debt Discount		(108,599)	(49,007)

Senior Secured Convertible Credit Facility, Net		$119,655	$170,821

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

A reconciliation of the beginning and ending balances of senior secured convertible credit facility for the six months ended December 25, 2021 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Incremental Advance - 1	Incremental Advance - 2	3rd Advance	Amendment Fee Notes	Restatement Fee Notes	2nd Restatement Fee Notes	TOTAL
Balance as of June 26, 2021	$97,900	$25,266	$9,716	$2,407	$1,392	$3,195	$4,081	$18,973	$5,866	$2,023	$170,819

Paid-In-Kind Interest Capitalized	4,363	1,199	464	522	117	226	439	876	394	121	8,721
Net Effect on Debt from Extinguishment	730	1,036	464	(6,023)	(1,634)	(1,529)	(3,386)	176	(2,244)	-	(12,410)
Equity Component Debt - New and Amended	(25,909)	(6,957)	(2,694)	3,710	218	(1,684)	(805)	(5,086)	(2,181)	-	(41,388)
Net Effect on Debt from Derivative	(5,665)	(1,495)	(579)	(681)	(153)	(296)	(575)	(1,093)	(461)	(102)	(11,100)
Cash Paid for Debt Issuance Costs	(1,332)	(351)	(136)	(160)	(36)	(69)	(135)	(257)	(108)	(24)	(2,608)
Amortization of Debt Discounts	3,461	776	307	685	193	344	745	648	460	2	7,621

Balance as of December 25, 2021	$73,548	$19,474	$7,542	$460	$97	$187	$364	$14,237	$1,726	$2,020	$119,655

On August 17, 2021, the Company announced that Tilray, Inc. (“Tilray”) acquired a majority of the outstanding senior secured convertible notes (the “Notes”) under the senior secured convertible credit facility (the “Convertible Facility”) with Gotham Green Partners (“GGP”). Under the terms of the transaction, a newly formed limited partnership (the “SPV”) established by Tilray and other strategic investors acquired an aggregate principal amount of approximately $165,800 of the Notes and warrants issued in connection with the Convertible Facility, representing 75% of the outstanding Notes and 65% of the outstanding warrants under the Convertible Facility. Specifically, Tilray’s interest in the SPV represents rights to 68% of the Notes and related warrants held by the SPV, which are convertible into, and exercisable for, approximately 21% of the outstanding Subordinate Voting Shares of MedMen upon closing of the transaction. Tilray also has the right to appoint two non-voting observers of the Company’s Board of Directors.

In connection with the sale of the Notes, the Company amended and restated the securities purchase agreement (“A&R 4”, or the “Sixth Amendment”) to, among other things, extend the maturity date to August 17, 2028, eliminate any cash interest obligations and instead provide for payment-in-kind (“PIK”) interest, eliminate certain repricing/down-round provisions, and eliminate and revise certain restrictive covenants. All or a portion of the Notes and unpaid accrued interest are convertible into Subordinate Voting Shares at the option of the Note holder prior to the Notes repayment. The conversion price of the Notes and unpaid and accrued PIK interest prior to A&R 4 ranges from $0.1529 to $0.3400. Accrued payment-in-kind interest on the Notes incurred after A&R 4 will be convertible at price equal to the higher of 1) the trailing 30-day volume weighted average price of the Subordinate Voting Shares, and 2) lowest discounted price available pursuant to the pricing policies of the Canadian Securities Exchange (the “CSE”). A&R 4 PIK was classified as a liability in accordance with ASC 480, “Distinguishing Liabilities from Equity”. The Notes may not be prepaid until the federal legalization of cannabis. Under A&R 4, the Company is subject to certain financial covenants including minimum liquidity and maintenance of the annual budget, and certain negative covenants, including restrictions on incurring liens, debt and contingent obligations, sale of assets, conducting mergers, investments and affiliate transactions, making certain payments, organizational changes, and sale-leaseback transactions. The Company was in compliance with its covenants as of December 25, 2021. The Sixth Amendment was deemed to be a substantial modification under ASC Subtopic 470-50, “Modifications and Extinguishments” and the Company recorded a gain on extinguishment of debt in the amount of $12,410 in the first quarter of 2022.

The Notes will also provide the holders with a top-up (“Top-up”) right to acquire additional Subordinate Voting Shares and a preemptive (“Preemptive”) right with respect to future financings of the Company, subject to certain exceptions, upon the issuance by MedMen of certain Subordinate Voting Shares or Subordinate Voting Share-linked securities. Top-up rights provides the Note holders warrants for the number of Subordinate Voting Shares that maintains the Note holders their as-if converted ownership percentage of Subordinate Voting Shares (the “Top-up Warrants”). The Top-up Warrants exercise price is equal to the issue or conversion price of the Subordinate Voting Shares that triggered the Top-up Warrants. The Top-up Warrants expire at the earlier of five years or the date cannabis possession is federally legal. Preemptive rights allow the Note holders a first right to acquire its pro rata portion of certain future Subordinate Voting Share issuances at the price proposed by the Company. The Top-up and Preemptive rights were bifurcated from the Notes and classified as derivatives due to the variability in the number of shares and price in accordance with ASC 815, “Derivatives and Hedging”. See “Note 8 – Derivative Liabilities” for further discussion.

In connection with A&R 4, GGP has the ability to nominate an individual to serve on the Company’s Board of Directors for so long as GGP’s diluted ownership percentage is at least 10%.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

12.	SHAREHOLDERS’ EQUITY

Issued and Outstanding

A reconciliation of the beginning and ending issued and outstanding shares is as follows:

	Subordinate Voting Shares	Super Voting Shares	MM CAN USA Class B Redeemable Units	MM Enterprises USA Common Units
Balance as of June 26, 2021	726,866,374	-	95,212,601	725,016

Shares Issued for Cash, Net of Fees	406,249,973	-	-	-
Shares Issued to Settle Debt and Accrued Interest	20,833,333	-	-	-
Shares Issued to Settle Accounts Payable and Liabilities	4,280,848	-	-	-
Redemption of MedMen Corp Redeemable Shares	4,138,883	-	(4,138,883)	-
Shares Issued for Vested Restricted Stock Units and Cashless Exercise of Options	10,757,840	-	-	-
Shares Issued for Exercise of Warrants	8,807,605	-	-	-
Shares Issued for Conversion of Debt	16,014,665	-	-	-
Stock Grants for Compensation	2,169,771	-	-	-

Balance as of December 25, 2021	1,200,119,292	-	91,073,718	725,016

Equity Investment Through Private Placement

On August 17, 2021, the Company entered into subscription agreements with various investors led by Serruya Private Equity Inc. (“SPE”) to purchase $100,000 of units (each, a “Unit”) of the Company at a purchase price of $0.24 per Unit (the “Private Placement”) wherein each Unit consisted of one Class B Subordinate Voting Share and one-quarter share purchase warrant. Each warrant permits the holder to purchase one additional Subordinate Voting Share at an exercise price of $0.288 per share for a period of five years from the date of issuance. The warrants were classified within shareholders’ equity as additional paid-in capital in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”) and recorded at fair value. The Company issued a total of 416,666,640 Subordinate Voting Shares and 104,166,660 warrants for gross proceeds of $100,000 including the settlement of the unsecured promissory note of $5,000. The Company incurred stock issuance costs totaling $7,853, including the Backstop Commitment fee noted below, which were recorded as reductions in additional paid-in capital. Accordingly, the Company received proceeds totaling $92,147 net of fees in the first quarter of 2022. Refer to “Note 10 – Notes Payable” for further information. In connection with private placement, S5 Holdings LLC has the ability to nominate an individual to serve on the Company’s Board of Directors for so long as their diluted ownership percentage is at least 9%.

Each Unit issued to certain funds associated with SPE consisted of one Class B Subordinate Voting Share and one-quarter of one share purchase warrant, plus a proportionate interest in a short-term warrant (the “Short-Term Warrant”) which expires on December 31, 2021. At the option of the holders and upon payment of $30,000, the Short-Term Warrant entitles the holders to acquire (i) an aggregate of 125,000,000 Units at an exercise price of $0.24 per Unit, or (ii) $30,000 principal amount of notes at par, convertible into 125,000,000 Subordinate Voting Shares at a conversion price of $0.24 per share under the terms of the Convertible Facility. The proceeds from the exercise of the Short-Term Warrant, less fees and expenses, must be used to repay the senior secured term loan with Hankey Capital if any indebtedness is then outstanding. The Short-Term Warrant was classified as a liability in accordance with ASC 815-10 and recorded at fair value in the amount of $19,400. See “Note 8 – Derivative Liabilities” for further information.

Certain investors associated with SPE agreed to backstop the Private Placement (the “Backstop Commitment”). In consideration for providing the Backstop Commitment, the Company paid a fee of $2,500 in the form of 10,416,666 Class B Subordinate Voting Shares at a price of $0.24 per share.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

Non-Controlling Interests

Non-controlling interest represents the net assets of the subsidiaries that the holders of the Subordinate Voting Shares do not directly own. The net assets of the non-controlling interest are represented by the holders of MM CAN USA Redeemable Shares and the holders of MM Enterprises USA Common Units. Non-controlling interest also represents the net assets of the entities the Company does not directly own but controls through a management agreement. As of December 25, 2021 and June 26, 2021, the holders of the MM CAN USA Redeemable Shares represent approximately 7.05% and 11.58%, respectively, of the Company and holders of the MM Enterprises USA Common Units represent approximately 0.06% and 0.09%, respectively, of the Company.

Variable Interest Entities

The below information are entities the Company has concluded to be variable interest entities (“VIEs”) as the Company possesses the power to direct activities through management services agreements (“MSAs”). Through these MSAs, the Company can significantly impact the VIEs and thus holds a controlling financial interest. The following table represents the summarized financial information about the Company’s consolidated VIEs. VIEs include the balances of Venice Caregiver Foundation, Inc., LAX Fund II Group, LLC, and Natures Cure, Inc. This information represents amounts before intercompany eliminations.

As of and for the six months ended December 25, 2021, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL
Current Assets	$1,520	$1,006	$18,001	$20,527
Non-Current Assets	11,886	3,433	5,012	20,331

Total Assets	$13,406	$4,439	$23,013	$40,858

Current Liabilities	$8,681	$13,611	$3,662	$25,954
Non-Current Liabilities	9,481	2,413	1,146	13,040

Total Liabilities	$18,162	$16,024	$4,808	$38,994

Non-Controlling Interest	$(4,756)	$(11,585)	$18,205	$1,864

Revenues	$4,816	$-	$8,816	$13,632
Net (Loss) Income Attributable to Non-Controlling Interest	$(608)	$(2,206)	$3,911	$1,097

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

As of the year ended June 26, 2021, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL
Current Assets	$1,366	$501	$13,261	$15,128
Non-Current Assets	12,596	2,865	4,958	20,419

Total Assets	$13,962	$3,366	$18,219	$35,547

Current Liabilities	$8,761	$10,302	$2,778	$21,841
Non-Current Liabilities	9,350	2,442	1,146	12,938

Total Liabilities	$18,111	$12,744	$3,924	$34,779

Non-Controlling Interest	$(4,149)	$(9,378)	$14,295	$768

Revenues	$2,246	$-	$3,439	$5,685
Net (Loss) Income Attributable to Non-Controlling Interest	$(886)	$(764)	$1,103	$(547)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the six months ended December 25, 2021:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Other Non- Controlling Interests	TOTAL
Balance as of June 26, 2021	$(4,149)	$(9,379)	$14,294	$(446,160)	$(445,394)

Net (Loss) Income	(607)	(2,206)	3,911	(7,708)	(6,610)

Redemption of MedMen Corp Redeemable Shares	-	-	-	(1,522)	(1,522)

Balance as of December 25, 2021	$(4,756)	$(11,585)	$18,205	$(455,390)	$(453,526)

Le Cirque Rouge, LP is a Delaware limited partnership that holds substantially all of the real estate assets owned by the REIT, conducts the REIT’s operations, and is financed by the REIT. Under ASC 810, “Consolidation”, the OP was determined to be a variable interest entity in which the Company has a variable interest. The Company was determined to have an implicit variable interest in the OP based on the leasing relationship and arrangement with the REIT. The Company was not determined to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities of the VIE that most significantly affect its economic performance. As of December 25, 2021, the Company continues to have a variable interest in the OP. During the six months ended December 25, 2021, the Company did not provide any financial or other support to the REIT other than the completion of the sale and leaseback transactions and the REIT being a lessor on various leases as described in “Note 9 – Leases”. Accordingly, Le Cirque Rouge, LP is not consolidated as a variable interest entity within the Condensed Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

13.	SHARE-BASED COMPENSATION

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, restricted stock units (together, “Awards”). Stock based compensation expenses are recorded as a component of general and administrative to the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

A summary of share-based compensation expense for the three and six months ended December 25, 2021 and December 26, 2020 is as follows:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Stock Options	$98	$1,538	$1,314	$2,546
Stock Grants for Compensation	207	(60)	541	121
Restricted Stock Grants	403	280	1,957	437

Total Share-Based Compensation	$708	$1,758	$3,812	$3,104

Stock Options

A reconciliation of the beginning and ending balance of stock options outstanding is as follows:

	Number of Stock Options	Weighted- Average Exercise Price
Balance as of June 26, 2021	14,752,960	$1.40

Granted	4,084,005	$0.28
Exercised	(1,473,534)	$(0.17)
Forfeited	(2,766,781)	$(2.11)

Balance as of December 25, 2021	14,596,650	$1.12

Stock Options Exercisable as of December 25, 2021	13,783,375	$1.07

For the three and six months ended December 25, 2021, the fair value of stock options granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

Weighted-Average Risk-Free Annual Interest Rate	0.97%
Weighted-Average Expected Annual Dividend Yield	0.0%
Weighted-Average Expected Stock Price Volatility	131.7%
Weighted-Average Expected Life in Years	5.00
Weighted-Average Estimated Forfeiture Rate	0.0%

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

Long-Term Incentive Plan (“LTIP”) Units and LLC Redeemable Units

A reconciliation of the beginning and ending balances of the LTIP Units and LLC Redeemable Units issued for compensation outstanding is as follows:

Weighted
	LTIP Units	LLC	Average
	Issued and	Redeemable	Grant Date
	Outstanding	Units	Fair Value
Balance as of June 26, 2021 and December 25, 2021	19,323,878	725,016	$0.52

Restricted Stock Units

A reconciliation of the beginning and ending balance of restricted stock units outstanding is as follows:

	Issued and Outstanding	Vested (1)	Weighted- Average Fair Value
Balance as of June 26, 2021	20,888,394	897,294

Granted	19,288,397	-	$0.32
Forfeiture of Restricted Stock (2)	(5,218,765)	-	$(0.37)
Redemption of Vested Stock	(9,284,306)	(9,284,306)	$(0.44)
Vesting of Restricted Stock	-	9,004,649	$0.41

Balance as of December 25, 2021	25,673,720	617,667

(1)	Restricted stock units were issued on September 24, 2021 and vests 37.5% on the first anniversary, 12.5% on the second anniversary, 37.5% on the third anniversary, and 12.5% on the fourth anniversary of the grant date.

(2)	Restricted stock units were forfeited upon resignation of certain employees prior to their vesting during the six months ended December 25, 2021.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

Warrants

A reconciliation of the beginning and ending balance of warrants outstanding is as follows:

	Number of Warrants Outstanding
	Subordinate Voting Shares	MedMen Corp Redeemable Shares	TOTAL	Weighted- Average Exercise Price
Balance as of June 26, 2021	259,462,609	97,430,456	356,893,065	$0.33

Issued	135,716,660	-	135,716,660	$0.29
Exercised	(8,807,605)	-	(8,807,605)	$(0.18)

Balance as of December 25, 2021	386,371,664	97,430,456	483,802,120	$0.32

The fair value of warrants exercisable for MedMen Corp Redeemable Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the date of issuance:

Weighted-Average Risk-Free Annual Interest Rate	0.13%
Weighted-Average Expected Annual Dividend Yield	0%
Weighted-Average Expected Stock Price Volatility	92.06%
Weighted-Average Expected Life of Warrants	1 year

The fair value of warrants exercisable for the Company’s Subordinate Voting Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the latest modification of August 17, 2021:

Weighted-Average Risk-Free Annual Interest Rate	0.06%
Weighted-Average Expected Annual Dividend Yield	0%
Weighted-Average Expected Stock Price Volatility	175.50%
Weighted-Average Expected Life of Warrants	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

14.	LOSS PER SHARE

The following is a reconciliation for the calculation of basic and diluted loss per share for the three and six months ended December 25, 2021 and December 26, 2020:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Net Loss from Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(13,535)	$(43,306)	$(62,418)	$(58,977)
Less Deemed Dividend - Down Round Feature of Warrants	-	(1,481)	-	(6,364)

Net Loss from Continuing Operations Available to Shareholders of MedMen Enterprises Inc.	(13,535)	(44,787)	(62,418)	(65,341)
Net Loss from Discontinued Operations	(5,492)	(6,390)	(11,939)	(12,639)

Total Net Loss	$(19,027)	$(51,177)	$(74,357)	$(77,980)

Weighted-Average Shares Outstanding - Basic and Diluted	1,198,515,279	482,903,106	1,070,605,666	452,806,117

Loss Per Share - Basic and Diluted:

From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.01)	$(0.09)	$(0.06)	$(0.14)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$0.00	$(0.01)	$(0.01)	$(0.03)

Diluted loss per share is the same as basic loss per share as the issuance of shares on the exercise of convertible debentures, LTIP share units, warrants and share options is anti-dilutive.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

15.	GENERAL AND ADMINISTRATIVE EXPENSES

During the three and six months ended December 25, 2021 and December 26, 2020, general and administrative expenses consisted of the following:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Salaries and Benefits	$10,957	$8,165	$21,616	$18,639
Professional Fees	7,954	3,593	15,512	7,200
Rent	6,832	5,872	13,802	15,527
Licenses, Fees and Taxes	1,502	1,387	4,329	4,790
Share-Based Compensation	2,370	2,644	2,370	2,644
Deal Costs	1,177	2,114	2,835	2,337
Restructuring Expenses	2,764	1,180	2,764	1,180
Other General and Administrative	1,747	6,855	8,566	9,732

Total General and Administrative Expenses	$35,303	$31,810	$71,794	$62,049

16.	OTHER OPERATING EXPENSE

During the three and six months ended December 25, 2021 and December 26, 2020, other operating expense consisted of the following:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
(Gain) Loss on Disposals of Assets	$(142)	$528	$(127)	$385
Restructuring and Reorganization Expense	386	591	2,764	1,180
(Gain) Loss on Settlement of Accounts Payable	-	1,186	(530)	1,026
Loss (Gain) on Lease Terminations	174	(1,280)	174	(17,909)
Gain on Disposal of Assets Held For Sale	-	-	-	(12,415)
Other Loss	213	1,676	196	1,360

Total Other Operating Expense (Income)	$631	$2,702	$2,478	$(26,374)

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

17.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three and six months ended December 25, 2021 and December 26, 2020:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Loss from Continuing Operations Before Provision for Income Taxes	$(23,004)	$(39,912)	$(57,474)	$(54,226)
Income Tax Benefit (Expense)	$8,138	$(22,560)	$(11,555)	$(34,843)
Effective Tax Rate	35%	-57%	-20%	-64%

For the three and six months ended December 25, 2021, the Company calculated its provision for income taxes during its interim reporting periods by applying an estimate of the annual effective tax rate for the full year “ordinary” income or loss for the respective reporting period.

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal, Illinois state, Florida state, Massachusetts state and New York state income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

The Company has approximately gross $8,500 (tax effected $2,300) of Canadian non-capital losses and $6,915 (tax effected $1,833) of share issuance cost 20(1)(e) balance. The loss tax attribute has been determined to be more likely than not that the tax attribute would not yield any tax benefit. As such, the Company has recorded a full valuation allowance against the benefit. Since IRC Section 280E was not applied in the California Franchise Tax Returns, the Company has approximately $210,000 of gross California net operating losses which begin expiring in 2033 as of June 26, 2021. The Company has evaluated the realization of its California net operating loss tax attribute and has determined under the more likely than not standard that $207,000 will not be realized.

The effective tax rate for the three and six months ended December 25, 2021 varies widely from the three and six months ended December 26, 2020, respectively, primarily due to the Company’s forecasted income and related 280E expenditures. The Company incurred a large amount of expenses that were not deductible due to IRC Section 280E limitations, which resulted in income tax expense being incurred while there were pre-tax losses for the quarter.

The Company files income tax returns in the U.S. federal jurisdiction, various U.S. state jurisdictions, and in Canada. The Company is generally subject to audit by taxing authorities in various U.S., state, and in foreign jurisdictions for fiscal years 2013 through the current fiscal year. As of December 25, 2021, the Company had $16,600 of unrecognized tax benefits, all of which would reduce income tax expense and the effective tax rate if recognized. During the three and six months ended December 25, 2021, the Company recognized a net discrete tax expense of $140 primarily related on interest of past liabilities. During the next twelve months, the Company does not estimate any material reduction in its unrecognized tax benefits.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

18.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of December 25, 2021 and June 26, 2021, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 25, 2021, there were no pending or threatening lawsuits that could be reasonably assessed to have resulted in a probable loss to the Company in an amount that can be reasonably estimated. As such, no accrual has been made in the Condensed Consolidated Financial Statements relating to claims and litigations. As of December 25, 2021, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

In July 2018, a legal claim was filed against the Company related to alleged misrepresentations in respect of a financing transaction completed in May 2018. During the year ended June 26, 2021, the claim was settled for a total of C$575 of which C$250 shall be paid in Class B Subordinate Voting Shares. The settlement liability has been accrued in the Consolidated Balance Sheet.

In late January 2019, the Company’s former Chief Financial Officer (“CFO”) filed a complaint against MM Enterprises in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. In November 2021, the lawsuit was ruled in favor of the Company on all claims and determined the Company did not owe any damages.

In March 2020, litigation was filed against the Company related to a purchase agreement for a previous acquisition. The Company is currently defending against this lawsuit, which seeks damages for fraudulent inducement and breach of contract. The Company believes the likelihood of a loss contingency is neither probable nor estimable. As such, no amount has been accrued in these financial statements.

In April 2020, a complaint was filed against the Company related to a contemplated acquisition in which the plaintiffs are seeking damages for alleged breach of contract and breach of implied covenant of good faith and fair dealing. While no amounts have been identified in the claim, the Company estimated this to be approximately $5,200. The Company believes the likelihood of a loss contingency is remote. As such, no amount has been accrued in the financial statements.

In May 2020, litigation was filed against the Company related to a purchase agreement and secured promissory note for a previous acquisition. The Company is currently defending against this lawsuit, which claims for breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud. The plaintiffs are seeking damages for such claims in which the amount is currently not reasonably estimable. Therefore, pursuant to ASC 450, “Contingencies” (“ASC 450”), a liability has not been recorded in these financial statements. In response, the Company filed a counterclaim and is seeking entitlement to proceeds of the sale, net of amounts owed under the secured promissory note which is in dispute. The plaintiffs filed an appeal to the ruling on the entitlement of proceeds in excess of the secured promissory note. In accordance with ASC 450, any loss recoveries related to the Company’s counterclaim have not been recorded. In addition, net proceeds resulting from the sale was not recognized as a receivable as the amount is not reasonably estimable.

In September 2020, a legal dispute was filed against the Company related to the separation of a former officer in which the severance issued is currently being disputed. The Company believes the likelihood of loss is remote. As a result, no amount has been set up for potential damages in these financial statements.

In February 2020, a legal dispute was filed against the Company and settled in December 2020 for approximately $2,400. As of December 25, 2021, the settlement was paid in full and no balance remains in the Consolidated Balance Sheet.

In December 2020, a lawsuit was filed against the Company related to a previous acquisition alleging that the plaintiffs were owed additional compensation. In the complaint, the plaintiffs allege breach of contract, breach of implied covenant of good faith and fair delaying, fraud and unjust enrichment, among other causes of actions. The plaintiffs are seeking the issuance of 51,716,141 shares, which has been accrued in the Consolidated Balance Sheet as of December 25, 2021, and other monetary damages. The litigation is at an early stage and the likelihood of a loss contingency is remote. The amount of other monetary damages is not reasonably estimable and thus, no amount has been accrued in these financial statements. During the six months ended December 25, 2021, the parties entered into a partial settlement in the amount of $1,050 of which $245 is remaining as of December 25, 2021 and has been accrued in the Consolidated Balance Sheet.

In January 2021, a cross-complaint was filed against the Company related a lien foreclosure alleging breach of contract, quantum merit and implied indemnity. The Company is actively defending the legal matter which the claimant is seeking payment of outstanding payables totaling approximately $11,000 which has been accrued in these financial statements.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

19.	RELATED PARTY TRANSACTIONS

No related party balances due to the Company as of December 25, 2021 and June 26, 2021 had any formal contractual agreements regarding payment terms or interest. As of December 25, 2021 and June 26, 2021, other amounts due to related parties was $1,477 and $1,477, respectively, were recorded in the Condensed Consolidated Balance Sheets.

On August 17, 2021, Superhero Acquisition, L.P., in which Tilray is an investor, acquired the majority of the outstanding senior secured convertible notes and warrants held by GGP and GGP no longer held significant influence over the Company and therefore as of September 25, 2021, was not considered a related party under ASC 850,“Related Party Disclosures” (“ASC 850”), however GGP was during the fiscal year ended June 26, 2021. As of August 17, 2021, the Company determined Tilray to be a related party as a result of Tilray having significant influence over the Company. See “Note 11 – Senior Secured Convertible Credit Facility” for a full disclosure of the SPV and A&R 4.

On August 17, 2021, the Company entered an equity investment through private placement led by SPE. In connection with the private placement, the Company appointed Michael Serruya, SPE’s Managing Director, as a member of its board of directors. As of August 17, 2021, the Company determined SPE to be a related party as a result of the private placement and involvement with the Board. See “Note 12 – Shareholders’ Equity” for discussion on the private placement transaction. In November 2021, the Company appointed Mr. Serruya as Chairman of the Board and Interim Chief Executive Officer.

In March 2020, the Company entered into a restructuring plan and retained Sierra Constellation Partners LLC (“SCP”) wherein Tom Lynch of SCP was appointed as Chief Executive Officer and Chairman of the Board and Tim Bossidy of SCP was appointed as Chief Operating Officer. As of December 25, 2021, Mr. Lynch and Mr. Bossidy are no longer with the Company. In December 2020, Reece Fulgham of SCP was appointed as Chief Financial Officer. During the six months ended December 25, 2021, the Company had paid $1,897 in fees to SCP for interim management and restructuring support. During the six months ended December 25, 2021, Mr. Lynch and Mr. Bossidy each received 214,030 stock options and 850,036 restricted stock units.

The Company’s Board of Directors each receive quarterly fees of $200 of which one-third is paid in cash and two-thirds is paid in Class B Subordinate Voting Shares. The Class B Subordinate Voting Shares is recorded as a restricted stock unit until settled.

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

20.	SEGMENT INFORMATION

The Company currently operates in one segment, the production and sale of cannabis products, which is how the Company’s Chief Operating Decision Maker manages the business and makes operating decisions. The Company’s cultivation operations are not considered significant to the overall operations of the Company. Intercompany sales and transactions are eliminated in consolidation.

21.	REVENUE

While the Company operates in one segment as disclosed in “Note 20 – Segment Information”, the Company is disaggregating its revenue by geographical region in accordance with ASC 606, “Revenue from Contracts with Customers”. Revenue by state for the periods presented are as follows:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
California	$23,368	$19,775	$47,994	$40,508
Nevada	3,855	3,020	7,935	6,792
Florida	3,607	3,144	6,677	5,337
Illinois	4,105	4,909	8,434	11,723
Arizona	4,174	1,743	7,875	3,341
Massachusetts	15	-	15	-

Revenue from Continuing Operations	$39,124	$32,591	$78,930	$67,701

Revenue from Discontinued Operations	4,458	2,926	8,729	5,043

Total Revenue	$43,582	$2,926	$8,729	$5,043

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

22.	DISCONTINUED OPERATIONS

New York

In February 2021, management entered into a plan to sell MedMen NY, Inc. wherein the Company entered into a definitive investment agreement to sell a controlling interest in MedMen NY, Inc. Consequently, assets and liabilities allocable to the operations within the state of New York were classified as a discontinued operation. The assets associated with the New York component were measured at the lower of the carrying amount or fair value less cost to sell. All profit or loss relating to the New York operations were eliminated from the Company’s continuing operations and are shown as a single line item in the Condensed Consolidated Statements of Operations. Of the total sales price of $73,000, the cash purchase price was to be used to repay a portion of the Senior Secured Term Loan Facility. Accordingly, the total amount of interest expense and amortization of debt discounts allocated to discontinued operations was $5,560 and $5,151 for the three months ended December 25, 2021 and December 26, 2020, respectively, and $10,407 and $9,391 for the six months ended December 25, 2021 and December 26, 2020.

On January 3, 2022, the Company announced its termination of the investment agreement. As of December 25, 2021, the operations within the state of New York remained classified as discontinued operations. See “Note 23 – Subsequent Events”.

Arizona

During the fiscal year ended June 26, 2021, the Company had a change in plan of sale for the remaining Arizona disposal group. As a result, the assets no longer meet the held for sale criteria and are required to be reclassified as held and used at the lower of adjusted carrying value or the fair value at the date of the subsequent decision not to sell. During the six months ended December 25, 2021, revenues, net income, net depreciation and amortization, in the amounts of $7,875, $1,656 and $411, respectively, is included in continuing operations in the Condensed Consolidated Statements of Operations. During the six months ended December 26, 2020, revenues, net loss, net depreciation and amortization, in the amounts of $3,341, $1,013 and $81, respectively, were reclassified to continuing operations and is included in the Condensed Consolidated Statements of Operations.

The operating results of the discontinued operations are summarized as follows:

	Three Months Ended		Six Months Ended
	December 25,	December 26,	December 25,	December 26,
	2021	2020	2021	2020
Revenue	$4,458	$2,926	$8,729	$5,043
Cost of Goods Sold	3,427	1,260	5,669	2,680

Gross Profit	1,031	1,666	3,060	2,363

Expenses:
General and Administrative	2,318	2,479	4,095	4,898
Sales and Marketing	6	6	13	12
Depreciation and Amortization	(65)	865	(49)	1,511
Other Income	-	-	(245)	-

Total Expenses	2,259	3,350	3,814	6,421

Loss from Operations	(1,228)	(1,684)	(754)	(4,058)

Other Expense:
Interest Expense	3,172	2,586	5,994	4,944
Amortization of Debt Discount and Loan Origination Fees	2,406	2,120	4,450	3,636

Total Other Expense	5,578	4,706	10,444	8,580

Loss from Discontinued Operations Before Provision for Income Taxes	(6,806)	(6,390)	(11,198)	(12,638)
Provision for Income Tax Benefit (Expense)	1,314	-	(741)	-

Net Loss from Discontinued Operations	$(5,492)	$(6,390)	$(11,939)	$(12,638)

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

The carrying amounts of assets and liabilities in the disposal group are summarized as follows:

	December 25,	June 26,
	2021	2021
Carrying Amounts of the Assets Included in Discontinued Operations:
Cash and Cash Equivalents	$1,328	$902
Restricted Cash	5	5
Accounts Receivable and Prepaid Expenses	193	234
Inventory	4,069	4,899
Property and Equipment, Net	12,712	12,683
Operating Lease Right-of-Use Assets	18,394	19,136
Intangible Assets, Net	10,583	10,583
Other Assets	457	457

TOTAL ASSETS OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$47,741	$48,899

Carrying Amounts of the Liabilities Included in Discontinued Operations:
Accounts Payable and Accrued Liabilities	$2,251	$3,082
Income Taxes Payable	3,117	1,536
Other Current Liabilities	-	125
Current Portion of Operating Lease Liabilities	2,892	2,326
Current Portion of Finance Lease Liabilities	1	1
Operating Lease Liabilities, Net of Current Portion	19,431	20,272
Finance Lease Liabilities, Net of Current Portion	350	349
Deferred Tax Liabilities	5,842	5,458

TOTAL LIABILITIES OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$33,884	$33,149

MEDMEN ENTERPRISES INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Three and Six Months Ended December 25, 2021 and December 26, 2020

(Amounts Expressed in Thousands of United States Dollars, Except for Share and Per Share Data)

23.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 8, 2022, which is the date these Condensed Consolidated Financial Statements were issued, and has concluded that the following subsequent events have occurred that would require recognition in the Condensed Consolidated Financial Statements or disclosure in the notes to the Condensed Consolidated Financial Statements.

Termination of Investment Agreement

On January 3, 2022, the Company announced the termination of the investment agreement to sell a controlling interest in the Company’s operations in the state of New York. Refer to “Note 22 – Discontinued Operations” for further information. Subsequently, the third party filed a complaint against the Company seeking specific performance of the investment agreement.

Sixth Modification to Senior Secured Term Loan Facility

On February 2, 2022, the Company executed the Sixth Modification to its Senior Secured Term Loan Facility, (the “Sixth Modification”), with Hankey Capital, LLC, (the “Lender) extending the maturity date and making certain amendments to the Commercial Loan Agreement, dated October 1, 2018, as amended, restated, supplemented, and/or as modified. As of December 25, 2021, the date of these financial statements, and as of February 2, 2022, the date of the Sixth Modification, the outstanding amounts due are approximately $113,600 and $114,300, respectively. The Sixth Modification extends the stated maturity date of January 31, 2022 of the Facility for a period of six months; specifically, July 31, 2022 with respect to Facility, and August 1, 2022 with respect to the incremental term loans (collectively, the “Term Loans”). The Sixth Modification makes no modification to the current interest rate. The Sixth Modification provides that the definitive documentation with respect to the conditional purchase of the Term Loans by Superhero Acquisition, L.P., an existing lender under the Company’s Senior Secured Convertible Purchase Agreement dated August 7, 2021, must be entered within 45 days or the stated maturity date of the Term Loans become due. Refer to “Note 10 – Notes Payable” for further information about the debt due to the lender.

The Sixth Modification requires that the Company make a mandatory prepayment of at least $37,500 in the event the sale of certain assets and imposes covenants in regards strategic actions the Company must implement if it is unable to pay the Term Loans by the extended stated maturity date.

The Company agreed to prepay $20,000 on the Term Loans and pay a fee of $1,000 to the Term Loan lenders in consideration of the Sixth Modification, which fee will be paid in Class B Subordinate Voting Shares (“Shares”) with a deemed price of $0.1247 (C$0.1582) for a total of 8,021,593 Shares (the “Fee Shares”), with any difference in realized net proceeds that is less than $1,000 from the sale of the Fee Shares during a 30-day period, to the extent such Fee Shares are sold, reimbursed in cash. The Company agreed to file with the Securities and Exchange Commission a registration statement on Form S-1 registering for resale the Fee Shares.

The issuance of the Fee Shares as part of the Sixth Modification triggered the right of holders of convertible notes under the Convertible Facility to be issued five-year warrants in order to maintain their pro rata ownership interest (on a partially diluted basis) in the Shares. A total of 6,682,567 warrants (the “Top-up Warrants”), each entitling the holder to purchase one Share at a purchase price of $0.1247 (C$0.1582), will be issued to the holders of convertible notes under the Convertible Facility. Refer to “Note 8 – Derivative Liabilities” for further information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MedMen Enterprises Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MedMen Enterprises Inc. (the “Company”) as of June 26, 2021 and June 27, 2020, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the years in the two-year period ending June 26, 2021, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 26, 2021 and June 27, 2020, and the results of its operations and its cash flows for each of the years in the two-year period ending June 26, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Calgary, Canada

September 23, 2021

MEDMEN ENTERPRISES INC.

Consolidated Balance Sheets

As of June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2021	2020

ASSETS

Current Assets:
Cash and Cash Equivalents	$11,873,256	$9,598,736
Restricted Cash	730	1,029
Accounts Receivable and Prepaid Expenses	7,790,805	5,869,461
Inventory	20,093,018	20,676,253
Current Assets Held for Sale	49,050,887	24,342,165
Other Current Assets	7,869,974	9,151,613
Due from Related Party	-	3,109,718

Total Current Assets	96,678,670	72,748,975

Operating Lease Right-of-Use Assets	77,422,356	100,394,078
Property and Equipment, Net	137,830,268	165,986,685
Intangible Assets, Net	115,379,528	140,111,034
Goodwill	32,900,457	32,900,457
Non-Current Assets Held for Sale	-	46,228,551
Other Assets	12,252,411	15,893,773

TOTAL ASSETS	$472,463,690	$574,263,553

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$57,138,783	$76,627,718
Income Taxes Payable	61,462,662	40,111,958
Other Current Liabilities	15,678,281	19,743,193
Derivative Liabilities	6,935,520	546,076
Current Portion of Operating Lease Liabilities	9,235,822	8,514,086
Current Portion of Finance Lease Liabilities	205,595	1,644,044
Current Portion of Notes Payable	103,496,394	16,188,664
Current Liabilities Held for Sale	32,977,602	14,899,338
Due to Related Party	1,476,921	4,556,815

Total Current Liabilities	288,607,580	182,831,892

Operating Lease Liabilities, Net of Current Portion	99,975,742	115,986,348
Finance Lease Liabilities, Net of Current Portion	29,047,099	58,569,498
Other Non-Current Liabilities	3,648,904	4,215,533
Non-Current Liabilities Held for Sale	-	28,502,256
Deferred Tax Liabilities	46,377,657	41,868,106
Senior Secured Convertible Credit Facility, Net of Current Portion	170,821,393	166,368,463
Notes Payable, Net of Current Portion	87,618,934	152,809,937

TOTAL LIABILITIES	726,097,309	751,152,033

MEZZANINE EQUITY:
Super Voting Shares (no par value, unlimited shares authorized, nil and 815,295 shares issued and outstanding as of June 26, 2021 and June 27, 2020, respectively)	-	82,500

SHAREHOLDERS’ EQUITY:
Preferred Shares (no par value, unlimited shares authorized and no shares issued and outstanding)	-	-
Subordinate Voting Shares (no par value, unlimited shares authorized, 726,866,374 and 403,907,218 shares issued and outstanding as of June 26, 2021 and June 27, 2020, respectively)	-	-
Additional Paid-In Capital	908,992,686	791,172,613
Accumulated Deficit	(717,232,706)	(631,365,896)

Total Equity Attributable to Shareholders of MedMen Enterprises Inc.	191,759,980	159,889,217
Non-Controlling Interest	(445,393,599)	(336,777,697)

TOTAL MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	(253,633,619)	(176,888,480)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$472,463,690	$574,263,553

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Consolidated Statements of Operations

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2021	2020

Revenue	$145,065,771	$155,288,989
Cost of Goods Sold	77,776,601	99,936,615

Gross Profit	67,289,170	55,352,374

Expenses:
General and Administrative	124,585,936	192,740,680
Sales and Marketing	1,109,210	10,668,215
Depreciation and Amortization	31,126,430	37,670,077
Realized and Unrealized Changes in Fair Value of Contingent Consideration	390,727	8,951,795
Impairment Expense	2,363,272	246,705,365
Other Operating Income	(24,699,302)	(9,116,114)

Total Expenses	134,876,273	487,620,018

Loss from Operations	(67,587,103)	(432,267,644)

Other Expense (Income):
Interest Expense	36,584,365	34,241,477
Interest Income	(649,230)	(766,035)
Amortization of Debt Discount and Loan Origination Fees	24,785,659	4,699,741
Change in Fair Value of Derivatives	(838,767)	(8,797,409)
Realized and Unrealized Gain on Investments and Other Assets	-	(7,933,821)
Loss on Extinguishment of Debt	16,142,113	43,800,931

Total Other Expense	76,024,140	65,244,884

Loss from Continuing Operations Before Provision for Income Taxes	(143,611,243)	(497,512,528)
Provision for Income Tax (Expense) Benefit	(1,834,188)	40,932,765

Net Loss from Continuing Operations	(145,445,431)	(456,579,763)
Net Loss from Discontinued Operations, Net of Taxes	(12,152,328)	(69,950,677)

Net Loss	(157,597,759)	(526,530,440)

Net Loss Attributable to Non-Controlling Interest	(33,452,234)	(279,266,058)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(124,145,525)	$(247,264,382)

Loss Per Share - Basic and Diluted:
From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.22)	$(0.66)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.02)	$(0.26)

Weighted-Average Shares Outstanding - Basic and Diluted	530,980,011	270,418,842

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Consolidated Statements of Changes in Shareholders’ Equity

Fiscal Year Ended June 26, 2021

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity
	Units	$ Amount	Units	$ Amount			TOTAL EQUITY
	Super	Super	Subordinate	Subordinate	Additional		ATTRIBUTABLE TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY

BALANCE AS OF JUNE 28, 2020	815,295	$82,500	403,907,218	$-	$791,172,613	$(631,365,896)	$159,889,217	$(336,777,697)	$(176,888,480)

Net Loss	-	-	-	-	-	(124,145,525)	(124,145,525)	(33,452,234)	(157,597,759)

Controlling Interest Equity Transactions
Shares Issued for Cash	-	-	89,050,000	-	28,885,912	-	28,885,912	-	28,885,912
Shares Issued to Settle Debt and Lender Fees	-	-	4,305,148	-	2,010,504	-	2,010,504	-	2,010,504
Shares Issued to Settle Accounts Payable and Liabilities	-	-	17,872,181	-	3,610,650	-	3,610,650	-	3,610,650
Equity Component of Debt - New and Amended	-	-	-	-	61,689,375	-	61,689,375	-	61,689,375
Redemption of MedMen Corp Redeemable Shares	-	-	175,140,972	-	33,365,851	44,642,898	78,008,749	(78,008,749)	-
Shares Issued for Vested Restricted Stock Units	-	-	11,658,293	-	1,782,993	-	1,782,993	-	1,782,993
Shares Issued for Exercise of Warrants	-	-	8,807,605	-	1,622,377	-	1,622,377	-	1,622,377
Shares Issued for Conversion of Debt	-	-	16,014,663	-	2,371,782	-	2,371,782	-	2,371,782
Stock Grants for Compensation	-	-	110,294	-	55,163	-	55,163	-	55,163
Deferred Tax Impact on Conversion Feature	-	-	-	-	(20,418,996)	-	(20,418,996)	(1,210,052)	(21,629,048)
Share-Based Compensation	-	-	-	-	3,625,990	-	3,625,990	-	3,625,990
Cancellation of Super Voting Shares	(815,295)	(82,500)	-	-	82,500	-	-	-	-
Deemed Dividend - Down Round Feature of Warrants	-	-	-	-	6,364,183	(6,364,183)	-	-	-
Warrants Issued Pursuant to Private Placements	-	-	-	-	(7,228,211)	-	(7,228,211)	-	(7,228,211)

Non-Controlling Interest Equity Transactions
Equity Component on Debt and Debt Modification	-	-	-	-	-	-	-	4,055,133	4,055,133

BALANCE AS OF JUNE 26, 2021	-	$-	726,866,374	$-	$908,992,686	$(717,232,706)	$191,759,980	$(445,393,599)	$(253,633,619)

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Consolidated Statements of Changes in Shareholders’ Equity

Fiscal Year Ended June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity
	Units	$ Amount	Units	$ Amount			TOTAL EQUITY
	Super	Super	Subordinate	Subordinate	Additional		ATTRIBUTABLE TO	Non-	TOTAL
	Voting	Voting	Voting	Voting	Paid-In	Accumulated	SHAREHOLDERS	Controlling	SHAREHOLDERS’
	Shares	Shares	Shares	Shares	Capital	Deficit	OF MEDMEN	Interest	EQUITY

BALANCE AS OF JUNE 30, 2019	1,630,590	$164,999	173,010,922	$-	$613,356,006	$(370,382,824)	$243,138,181	$(31,867,405)	$211,270,776

Net Loss	-	-	-	-	-	(247,264,382)	(247,264,382)	(279,266,058)	(526,530,440)

Controlling Interest Equity Transactions
At-the-Market Equity Financing Program, Net	-	-	9,789,300	-	12,399,252	-	12,399,252	-	12,399,252
Shares Issued for Cash	-	-	61,596,792	-	50,193,938	-	50,193,938	-	50,193,938
Shares Issued to Settle Debt and Accrued Interest	-	-	6,801,790	-	5,255,172	-	5,255,172	-	5,255,172
Shares Issued to Settle Accounts Payable and Liabilities	-	-	24,116,461	-	7,477,045	-	7,477,045	-	7,477,045
Shares Issued to Settle Contingent Consideration	-	-	13,737,444	-	11,559,875	-	11,559,875	-	11,559,875
Asset Acquisitions	-	-	7,373,034	-	4,904,381	-	4,904,381	-	4,904,381
Equity Component of Debt - New and Amended	-	-	-	-	23,781,053	-	23,781,053	-	23,781,053
Redemption of MedMen Corp Redeemable Shares	-	-	83,119,182	-	44,878,551	(12,685,751)	32,192,800	(32,192,800)	-
Shares Issued for Vested Restricted Stock Units	-	-	329,548	-	-	-	-	-	-
Shares Issued for Other Assets	-	-	13,479,589	-	7,802,182	-	7,802,182	-	7,802,182
Shares Issued for Acquisition Costs	-	-	765,876	-	564,464	-	564,464	-	564,464
Shares Issued for Business Acquisition	-	-	5,112,263	-	9,833,000	-	9,833,000	-	9,833,000
Stock Grants for Compensation	-	-	4,675,017	-	3,621,769	-	3,621,769	35,157	3,656,926
Deferred Tax Impact On Conversion Feature	-	-	-	-	(10,452,700)	(557,289)	(11,009,989)	-	(11,009,989)
Share-Based Compensation	-	-	-	-	5,916,125	-	5,916,125	-	5,916,125
Repurchase and Cancellation of Super Voting Shares	(815,295)	(82,500)	-	-	82,500	(475,650)	(475,650)	-	(475,650)

Non-Controlling Interest Equity Transactions
Distributions	-	-	-	-	-	-	-	(310,633)	(310,633)
Equity Component on Debt and Debt Modification	-	-	-	-	-	-	-	5,331,969	5,331,969
Share-Based Compensation	-	-	-	-	-	-	-	1,492,073	1,492,073

BALANCE AS OF JUNE 27, 2020	815,295	$82,500	403,907,218	$-	$791,172,613	$(631,365,896)	$159,889,217	$(336,777,697)	$(176,888,480)

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Consolidated Statements of Cash Flows

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss from Continuing Operations	$(145,445,431)	$(456,572,858)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Tax Recovery	(19,570,524)	(58,422,755)
Depreciation and Amortization	33,808,332	40,506,869
Non-Cash Operating Lease Costs	27,700,475	27,019,202
Accretion of Debt Discount and Loan Origination Fees	24,785,659	4,699,741
Loss on Disposals of Asset	669,601	-
Gain on Lease Terminations	(17,748,458)	-
Accretion of Deferred Gain on Sale of Property	(566,629)	(566,625)
Impairment of Assets	2,363,272	246,705,365
Gain on Disposal of Assets Held for Sale	(12,338,123)	(8,439,967)
Realized and Unrealized Gain on Investments and Other Assets	-	(7,933,821)
Realized and Unrealized Changes in Fair Value of Contingent Consideration	390,727	8,951,801
Change in Fair Value of Derivative Liabilities	(838,767)	(8,797,409)
Loss on Extinguishment of Debt, Settlement of Accounts Payables and Accrued Liabilities	16,142,127	44,355,401
Share-Based Compensation	5,464,146	11,065,124
Interest Capitalized to Senior Secured Convertible Debt and Notes Payable	36,393,137	-
Shares Issued for Acquisition Costs	-	564,464
Changes in Operating Assets and Liabilities:
Accounts Receivable and Prepaid Expenses	(1,921,516)	4,791,618
Prepaid Rent - Related Party	-	2,712,237
Inventory	583,235	5,083,903
Other Current Assets	2,147,239	6,800,527
Due from Related Party	3,109,718	1,524,738
Other Assets	3,241,362	(10,834,353)
Accounts Payable and Accrued Liabilities	(1,379,949)	49,072,440
Interest Payments on Finance Leases	(6,068,291)	(6,262,019)
Cash Payments - Operating Lease Liabilities	(21,318,700)	(24,003,931)
Income Taxes Payable	25,595,390	17,178,782
Other Current Liabilities	1,360,832	16,319,120
Due to Related Party	(3,079,894)	(1,084,003)
Other Non-Current Liabilities	-	787,492

NET CASH USED IN CONTINUED OPERATING ACTIVITIES	(46,520,937)	(94,778,917)

Net Cash Used in Discontinued Operating Activities	(13,179,073)	(14,923,145)

NET CASH USED IN OPERATING ACTIVITIES	(59,700,010)	(109,702,062)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(6,887,703)	(57,452,740)
Additions to Intangible Assets	(886,314)	(4,140,786)
Proceeds from the Sale of Investments	-	12,500,000
Proceeds from Sale of Assets Held for Sale and Other Assets	19,002,185	21,947,797
Proceeds from Sale of Property	-	9,300,000
Acquisition of Businesses, Net of Cash Acquired	-	(1,000,000)
Restricted Cash	299	39,324

NET CASH PROVIDED BY (USED IN) CONTINUED INVESTING ACTIVITIES	11,228,467	(18,806,405)

Net Cash Used in Discontinued Investing Activities	-	(532,721)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	11,228,467	(19,339,126)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Subordinate Voting Shares for Cash	28,885,912	62,593,190
Exercise of Warrants for Cash	1,622,377	-
Payment of Loan Amendment Fee	(225,036)	(500,000)
Proceeds from Issuance of Senior Secured Convertible Credit Facility	14,577,000	50,000,000
Proceeds from Issuance of Notes Payable	15,830,279	13,850,000
Principal Repayments of Notes Payable	(742,860)	(14,779,090)
Principal Repayments of Senior Secured Convertible Credit Facility	(8,000,000)	-
Principal Repayments of Finance Lease Liability	(1,201,609)	(1,785,282)
Debt and Equity Issuance Costs	-	(1,939,394)
Distributions - Non-Controlling Interest	-	(310,633)

NET CASH PROVIDED BY FINANCING ACTIVITIES	50,746,063	107,128,791

NET DECREASE (INCREASE) IN CASH AND CASH EQUIVALENTS	2,274,520	(21,912,397)
Cash Included in Assets Held for Sale	-	(743,271)
Cash and Cash Equivalents, Beginning of Period	9,598,736	32,254,404

CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,873,256	$9,598,736

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Consolidated Statements of Cash Flows

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

	2021	2020

SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION
Cash Paid for Interest	$3,943,306	$32,425,137

Non-Cash Investing and Financing Activities:
Net Assets Transferred to Held for Sale	$6,614,987	$23,890,069
Receivable Recorded on Asset Held for Sale	$1,615,600	$-
Adoption of ASC 842 - Leases	$-	$152,141,639
Lease Terminations and Amendments	$34,734,132	$-
Recognition of Right-of-Use Assets for Finance Leases	$-	$45,614,041
Relief of Accounts Payable for Return of Property and Equipment	$6,172,096	$-
Settlement of Contingent Consideration with Shares	$-	$11,559,875
Increase in Fair Value of Contingent Consideration Related to Asset Acquisition	$-	$9,374,487
Issuance of Subordinate Voting Shares for Intangible Assets and Other Assets	$-	$12,706,563
Redemption of MedMen Corp Redeemable Shares	$78,008,749	$32,192,800
Fair Value of Warrants - Private Placement Cost	$7,228,211	$-
Equity Component of Debt Modification - Non-Controlling Interest	$-	$5,331,969
Conversion of Convertible Debentures	$2,371,782	$-
Shares Issued to Settle Debt and Lender Fees	$2,010,504	$4,798,343
Shares Issued to Settle Accounts Payable and Liabilities	$3,610,650	$6,908,194
Equity Component of Debt - New and Amended	$61,734,380	$23,781,053
Release of Investments for Liabilities	$750,000	$-
Accrued Interest Added to Senior Secured Convertible Debt and Notes Payable	$4,614,291	$10,247,255
Deferred Tax Impact on Property Purchases	$-	$15,948,592
Deferred Tax Impact on Intangible Purchases	$-	$(362,125)
Deferred Tax Impact on Conversion Feature	$21,629,048	$11,009,989
Accrual for the Repurchase of Class A Super Voting Shares	$-	$475,650

The accompanying notes are an integral part of these consolidated financial statements.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

1. NATURE OF OPERATIONS

MedMen Enterprises Inc. (“MedMen Enterprises” or the “Company”), formerly known as Ladera Ventures Corp., was incorporated under the Business Corporations Act (British Columbia) on May 21, 1987. The Company’s Class B Subordinate Voting Shares are listed on the Canadian Securities Exchange under the symbol “MMEN”, on the OTCQX under the symbol “MMNFF”, on the Frankfurt Stock Exchange under the symbol “OJS.F”, on the Stuttgart Stock Exchange under the symbol “OJS.SG”, on the Munich Stock Exchange under the symbol “OJS.MU”, on the Berlin Stock Exchange under the symbol “OJS.BE” and on the Dusseldorf Stock Exchange under the symbol “OJS.DU”. The head office and principal address of the Company is 10115 Jefferson Boulevard, Culver City, California 90232. The Company’s registered and records office address is 885 West Georgia Street, Suite 2200, Vancouver, British Columbia Canada V6C 3E8. The Company operates through its principal wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”).

MM CAN was converted into a California corporation (from a Delaware corporation) on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232. MM Enterprises USA was formed as a joint venture whose contributors were MMMG, LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”), The MedMen of Nevada 2, LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”) (collectively, the “MedMen Group of Companies”).

On January 24, 2018, pursuant to a Formation and Contribution Agreement (the “Agreement”), a roll-up transaction was consummated whereby the assets and liabilities of The MedMen Group of Companies were transferred into MM Enterprises USA. In return, the MedMen Group of Companies received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises USA; MMMG; Fund I; Fund II; MMNV2; DHS Owner; and Utica Owner.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying consolidated financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the accounts and operations of the Company and those of the Company’s subsidiaries in which the Company has a controlling financial interest.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of June 26, 2021 and June 27, 2020, the consolidated results of operations and cash flows for the years ended June 26, 2021 and June 27, 2020 have been included. In accordance with the provisions of FASB ASC 810, “Consolidation” (“ASC 810”), the Company consolidates any variable interest entity (“VIE”), of which the Company is the primary beneficiary.

Fiscal Year-End

The Company’s fiscal year is a 52/53 week year ending on the last Saturday in June. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The Company’s fiscal years ended June 26, 2021 and June 27, 2020 included 52 weeks.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis. The risks and uncertainties on the future of the Company’s operations due to COVID-19 and regulatory uncertainty, combined with the fact that the Company historically had a working capital deficit, net loss and negative cash flow from operating activities, have in the past, raised substantial doubt as to the Company’s ability to continue as a going concern. However, management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date these consolidated financial statements were first made available was resolved as a result of (i) capital raised subsequent to the balance sheet date, but before the financial statements were issued, as disclosed in “Note 29 – Subsequent Events”, (ii) executed debt amendments with lenders and landlords to defer cash interest and rent payments, and in certain cases, to extend maturity dates, (iii) execution of the Company’s restructuring plans and management’s on-going efforts to reduce corporate-level expenses, (iv) rationalization of capital expenditures, and (v) proceeds from the divestiture of non-core assets, including its operations in the state of New York, as disclosed in “Note 28 – Discontinued Operations”. Accordingly, management believes that there is no material uncertainty as to the Company’s ability to continue as a going concern for at least one year from the issuance of these consolidated financial statements.

COVID-19

The COVID-19 pandemic promoted various recommendations and safety measures from governmental authorities to try and limit the pandemic. The response of governmental authorities is having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. During the current reporting period, aspects of the Company’s business continue to be affected by the COVID-19 pandemic, with the Company’s offices and retail stores operating within local rules and regulations. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s store or other facilities, the Company could suffer reputational harm or other potential liability. Further, the Company’s business operations may be materially and adversely affected if a significant number of the Company’s employees are impacted by the virus.

Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) under which emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Functional Currency

The Company and its subsidiaries’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars as this is the primary economic environment of the group. All references to “C$” refer to Canadian dollars.

Consolidation of Variable Interest Entities (“VIE”)

ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. To determine whether or not a variable interest the Company holds could potentially be significant to the VIE, the Company considers both qualitative and quantitative factors regarding the nature, size and form of the Company’s involvement with the VIE. The equity method of accounting is applied to entities in which the Company is not the primary beneficiary or the entity is not a VIE and the Company does not have effective control, but can exercise influence over the entity with respect to its operations and major decisions. The Company does not consolidate a VIE in which it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIE’s on an ongoing basis to reassess if it continues to be the primary beneficiary.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following are the Company’s VIE that are included in these consolidated financial statements as of and for the fiscal years ended June 26, 2021 and June 27, 2020:

Retail Entities

				Ownership
Entity		Location	Purpose	2021	2020

Nature’s Cure, Inc.	(1) (3)	Los Angeles - LAX Airport	Dispensary	0%	0%
LAX Fund II Group, LLC	(1) (4)			0%	0%
Venice Caregiver Foundation, Inc.	(2) (3)	Venice Beach - Abbot Kinney	Dispensary	0%	0%

(1)	Nature’s Cure, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.
(2)	Venice Caregivers Foundation, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.
(3)	California Corporation
(4)	California Limited Liability Company

Basis of Consolidation

These consolidated financial statements as of and for the years ended June 26, 2021 and June 27, 2020 include the accounts of the Company, its wholly-owned subsidiaries and entities over which the Company has control as defined in ASC 810. Subsidiaries over which the Company has control are fully consolidated from the date control commences until the date control ceases. Control exists when the Company has ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity. In assessing control, potential voting rights that are currently exercisable are taken into account.

The following are the Company’s wholly-owned subsidiaries that are included in these consolidated financial statements as of and for the years ended June 26, 2021 and June 27, 2020:

Corporate Entities

				Ownership
Entity		Location	Purpose	2021	2020

MM CAN USA, Inc.	(1)	California	Manager of MM Enterprises USA, LLC	100%	100%
MM Enterprises USA, LLC	(4)	Delaware	Operating Entity	100%	100%
Convergence Management Services, Ltd.	(13)	Canada	Public Relations Entity	100%	100%

Management Entities

				Ownership
Subsidiaries		Location	Purpose	2021	2020

LCR SLP, LLC	(4)	Delaware	Holding Company	100%	100%

The following are MM Enterprises USA’s wholly-owned subsidiaries and entities over which the Company has control that are included in these consolidated financial statements as of and for the fiscal years ended June 26, 2021 and June 27, 2020:

Real Estate Entities

				Ownership
Subsidiaries		Location	Purpose	2021	2020

MMOF Venice Parking, LLC	(2)	Venice Beach - Lincoln Blvd.	Parking Lot	100%	100%
MME RE AK, LLC	(2)	Venice Beach - Abbot Kinney	Building	100%	100%
MMOF RE SD, LLC	(2)	San Diego - Kearny Mesa	Building	100%	100%
MMOF RE Vegas 2, LLC	(6)	Las Vegas - The Strip	Building	100%	100%
MMOF RE Fremont, LLC	(6)	Las Vegas - Downtown Arts District	Building	100%	100%
MME RE BH, LLC	(2)	Los Angeles - Beverly Hills	Building	100%	100%
NVGN RE Holdings, LLC	(6)	Nevada	Genetics R&D Facility	100%	100%

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Retail Entities

				Ownership
Subsidiaries		Location	Purpose	2021	2020

Manlin I, LLC	(2)	Los Angeles - West Hollywood	Dispensary	100%	100%
Farmacy Collective	(3)	Los Angeles - West Hollywood	Dispensary	100%	100%
The Source Santa Ana	(2)	Orange County - Santa Ana	Dispensary	100%	100%
SA Fund Group RT, LLC				100%	100%
CYON Corporation, Inc.	(1)	Los Angeles - Beverly Hills	Dispensary	100%	100%
BH Fund II Group, LLC	(2)			100%	100%
MMOF Downtown Collective, LLC	(2)	Los Angeles - Downtown	Dispensary	100%	100%
Advanced Patients’ Collective	(1)			100%	100%
DT Fund II Group, LLC	(1)			100%	100%
MMOF San Diego Retail, Inc.	(2)	San Diego - Kearny Mesa	Dispensary	100%	100%
San Diego Retail Group II, LLC	(1)			100%	100%
MMOF Venice, LLC	(2)	Venice Beach - Lincoln Blvd.	Dispensary	100%	100%
The Compassion Network, LLC	(1)			100%	100%
MMOF PD, LLC	(2)	Palm Desert	Dispensary	100%	100%
MMOF Palm Desert, Inc.	(1)			100%	100%
MMOF SM, LLC	(2)	Santa Monica	Dispensary	100%	100%
MMOF Santa Monica, Inc.	(1)			100%	100%
MMOF Fremont, LLC	(6)	Las Vegas - Downtown Arts District	Dispensary	100%	100%
MMOF Fremont Retail, Inc.	(5)			100%	100%
MME SF Retail, Inc.	(1)	San Francisco	Dispensary	100%	100%
MMOF Vegas, LLC	(6)	Las Vegas - North Las Vegas	Dispensary	100%	100%
MMOF Vegas Retail, Inc.	(5)			100%	100%
MMOF Vegas 2, LLC	(6)	Las Vegas - Cannacopia	Dispensary	100%	100%
MMOF Vegas Retail 2, Inc.	(5)			100%	100%
MME VMS, LLC	(3)	San Jose	Dispensary	100%	100%
Viktoriya’s Medical Supplies, LLC	(3)			100%	100%
Project Compassion Venture, LLC	(5)			100%	100%
Project Compassion Capital, LLC	(5)			100%	100%
Project Compassion NY, LLC	(5)			100%	100%
MedMen NY, Inc.	(7)	New York (Manhattan / Syracuse / Lake Success / Buffalo)	Dispensaries	100%	100%
MME IL Group LLC	(11)	Oak Park, Illinois	Dispensary	100%	100%
Future Transactions Holdings, LLC	(11)			100%	100%
MME Seaside, LLC	(2)	Seaside, California	Dispensary	0%	100%
PHSL, LLC	(2)			0%	100%
MME Sorrento Valley, LLC	(2)	San Diego – Sorrento Valley	Dispensary	100%	100%
Sure Felt, LLC	(2)			100%	100%
Rochambeau, Inc.	(1)	Emeryville, California	Dispensary	100%	100%
Kannaboost Technology, Inc.	(10)	Scottsdale and Tempe, Arizona	Dispensaries	0%	100%
CSI Solutions, LLC	(9)			0%	100%
MME AZ Group, LLC	(9)	Mesa, Arizona	Dispensary	100%	100%
EBA Holdings, Inc.	(10)			100%	100%
MattnJeremy, Inc.	(1)	Long Beach, California	Dispensary	100%	100%
Milkman, LLC	(2)	Grover Beach, California	Dispensary	0%	100%
MME 1001 North Retail, LLC	(11)	Chicago, Illinois	Dispensary	100%	100%
MME Evanston Retail, LLC	(11) (15)	Evanston, Illinois	Dispensary	100%	100%
MME Morton Grove Retail, LLC	(11)	Morton Grove, Illinois	Dispensary	100%	0%
MedMen Boston, LLC	(14)	Boston, Massachusetts	Dispensary	90%	0%

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cultivation Entities

				Ownership
Subsidiaries		Location	Purpose	2021	2020

Project Mustang Development, LLC	(6)	Northern Nevada	Cultivation and Production Facility	100%	100%
The MedMen of Nevada 2, LLC	(6)			100%	100%
MMNV2 Holdings I, LLC	(6)			100%	100%
MMNV2 Holdings II, LLC	(6)			100%	100%
MMNV2 Holdings III, LLC	(6)			100%	100%
MMNV2 Holdings IV, LLC	(6)			100%	100%
MMNV2 Holdings V, LLC	(6)			100%	100%
Manlin DHS Development, LLC	(6)	Desert Hot Springs, California	Cultivation and Production Facility	100%	100%
Desert Hot Springs Green Horizon, Inc.	(3)			100%	100%
Project Compassion Venture, LLC	(4)	Utica, New York	Cultivation and Production Facility	100%	100%
EBA Holdings, Inc.	(10)	Mesa, Arizona	Cultivation and Production Facility	100%	100%
Kannaboost Technology, Inc.	(10)	Scottsdale and Tempe, Arizona	Cultivation and Production Facility	0%	100%
CSI Solutions, LLC	(9)			0%	100%
MME Florida, LLC	(8)	Eustis, Florida	Cultivation and Production Facility	100%	100%

(1)	California Corporation
(2)	California Limited Liability Company
(3)	California Non-Profit Corporation
(4)	Delaware Limited Liability Company
(5)	Nevada Corporation
(6)	Nevada Limited Liability Company
(7)	New York Corporation
(8)	Florida Limited Liability Company
(9)	Arizona Limited Liability Company
(10)	Arizona Corporation
(11)	Illinois Limited Liability Company
(12)	Delaware Limited Liability Company
(13)	British Columbia, Canada Limited Company
(14)	Massachusetts Limited Liability Company
(15)	On August 10, 2020, all operational control and risk of loss was transferred and Evanston operates through a consulting agreement. As of June 26, 2021, the Company owns 100% of membership interests but has no further obligation to fund operations. See “Note 7 – Assets Held for Sale” for further information.

Non-Controlling Interest

Non-controlling interest represents equity interests owned by parties that are not shareholders of the ultimate parent. The share of net assets attributable to non-controlling interests is presented as a component of equity. Their share of net income or loss is recognized directly in equity. Changes in the parent company’s ownership interest that do not result in a loss of control are accounted for as equity transactions.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements and the reported amounts of total net revenue and expenses during the reporting period. The Company regularly evaluates significant estimates and assumptions related to the consolidation or non-consolidation of variable interest entities, estimated useful lives, depreciation of property and equipment, amortization of intangible assets, inventory valuation, stock-based compensation, business combinations, goodwill impairment, long-lived asset impairment, purchased asset valuations, fair value of financial instruments, compound financial instruments, derivative liabilities, deferred income tax asset valuation allowances, incremental borrowing rates, lease terms applicable to lease contracts and going concern. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations could be negatively impacted.

Cash and Cash Equivalents

Cash and cash equivalents comprised of cash and highly liquid investments that are readily convertible into known amounts of cash with original maturities of three months or less.

Restricted Cash

Restricted cash balances are those which meet the definition of cash and cash equivalents but are not available for use by the Company. As of June 26, 2021 and June 27, 2020, restricted cash was $730 and $1,029, respectively, which is used to pay for lease costs and costs incurred related to building construction in Reno, Nevada. This account is managed by a contractor and the Company is required to maintain a certain minimum balance.

Inventory

Inventory is comprised of raw materials, finished goods and work-in-process such as pre-harvested cannabis plants and by-products to be extracted. The costs of growing cannabis, including but not limited to labor, utilities, nutrition and supplies, are capitalized into inventory until the time of harvest. All direct and indirect costs related to inventory are capitalized when incurred, and subsequently classified to cost of goods sold in the Consolidated Statements of Operations. Work-in-process is stated at the lower of cost or net realizable value, determined using the weighted average cost. Raw materials and finished goods inventory is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out (“FIFO”) method of accounting. Net realizable value is determined as the estimated selling price in the ordinary course of business less estimated costs to sell. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. Packaging and supplies are initially valued at cost. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods. As of June 26, 2021 and June 27, 2020, the Company determined that no reserve was necessary.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

Investments in unconsolidated affiliates are accounted as follows:

Equity Method and Joint Venture Investments

The Company accounts for investments in which it can exert significant influence but does not control as equity method investments in accordance with ASC 323, “Investments—Equity Method and Joint Ventures” (“ASC 323”). In accordance with ASC 825, “Financial Instruments” (“ASC 825”), the fair value option (“FVO”) to measure eligible items at fair value on an instrument-by-instrument basis can be applied. Joint ventures are joint arrangements whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. Investments in joint ventures are accounted for under the equity method. These investments are recorded at the amount of the Company’s investment and adjusted each period for the Company’s share of the investee’s income or loss, and dividends paid.

Investments at Fair Value

Equity investments not accounted for using the equity method are carried at fair value, with changes recognized in profit or loss (“FVTPL”) in accordance with ASC 321, “Investments—Equity Securities” (“ASC 321”).

Investments in Equity without Readily Determinable Fair Value

Investments without readily determinable fair values (which are classified as Level 3 investments in the fair value hierarchy) use a determinable available measurement alternative in accordance with ASC 321. The measurement alternative requires the investments to be held at cost and adjusted for impairment and observable price changes, if any.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Finance Lease Assets	Shorter of Lease Term or Economic Life
Right of Use Assets	10 – 20 Years
Furniture and Fixtures	3 – 7 Years
Leasehold Improvements	Shorter of Lease Term or Economic Life
Equipment and Software	3 – 7 Years
Construction in Progress	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at the end of each reporting period and adjusted prospectively if appropriate. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the period the asset is derecognized.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. The estimated useful lives, residual values and amortization methods are reviewed at the end of each reporting period, and any changes in estimates are accounted for prospectively. Intangible assets with an indefinite life or not yet available for use are not subject to amortization. Amortization is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Dispensary Licenses	15 Years
Customer Relationships	5 Years
Management Agreement	30 Years
Intellectual Property	10 Years
Capitalized Software	3 Years

In accordance with ASC 350, “Intangibles—Goodwill and Other” (“ASC 350”), costs of internally developing, maintaining or restoring intangible assets are expensed as incurred. Inversely, costs are capitalized when certain criteria is met through the point at which the intangible asset is substantially complete and ready for its intended use.

Goodwill

Goodwill is measured as the excess of consideration transferred and the net of the acquisition date fair value of assets acquired, and liabilities assumed in a business acquisition. In accordance with ASC 350, goodwill and other intangible assets with indefinite lives are not subject to amortization. The Company reviews goodwill and other intangible assets allocated to each of the Company’s reporting units for impairment on an annual basis as of year-end or whenever events or changes in circumstances indicate carrying amount it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit. In order to determine if goodwill is impaired, the Company measures the impairment of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. If the carrying amount of a reporting unit is in excess of its fair value, the Company recognizes an impairment charge equal to the amount in excess. A goodwill impairment loss associated with a discontinued operation is included within the results of discontinued operations.

Impairment of Long-Lived Assets

For purposes of the impairment test, long-lived assets such as property, plant and equipment and definite-lived intangible assets are grouped with other assets and liabilities at the lowest level for which identifiable independent cash flows are available (“asset group”). In accordance with ASC 360, “Property, Plant, and Equipment” (“ASC 360”), the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, the impairment test is a two-step approach wherein the recoverability test is performed first to determine whether the long-lived asset is recoverable. The recoverability test (Step 1) compares the carrying amount of the asset to the sum of its future undiscounted cash flows using entity-specific assumptions generated through the asset’s use and eventual disposition. If the carrying amount of the asset is less than the cash flows, the asset is recoverable and an impairment is not recorded. If the carrying amount of the asset is greater than the cash flows, the asset is not recoverable and an impairment loss calculation (Step 2) is required. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The cash flow projection and fair value represents management’s best estimate, using appropriate and customary assumptions, projections and methodologies, at the date of evaluation. The reversal of impairment losses is prohibited.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Leased Assets

In accordance with ASU 2016-02, “Leases (Topic 842)” (“ASC 842”), the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and accrued obligations under operating lease (current and non-current) liabilities in the Consolidated Balance Sheets. Finance lease ROU assets are included in property and equipment, net and accrued obligations under finance lease (current and non-current) liabilities in the Consolidated Balance Sheets. Leases with an initial term of 12 months or less are not recorded on the Consolidated Balance Sheets and are expensed in the Consolidated Statements of Operations on the straight-line basis over the lease term.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria. Refer to “Note 17 – Leases” for further discussion.

The Company applies judgment in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company applies judgement in determining the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. All relevant factors that create an economic incentive for it to exercise either the renewal or termination are considered. The Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate. The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the ROU asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another ROU asset.

If a sale and leaseback transaction was accounted for as a sale and leaseback under ASC 840, then the entity continues recognizing any deferred gain or loss under ASC 842. Sale and leaseback transactions are assessed to determine whether a sale has occurred under ASC 606, “Revenue from Contracts with Customers” (“ASC 606”). If a sale is determined not to have occurred, the underlying “sold” assets are not derecognized and a financing liability is established in the amount of cash received. At such time that the lease expires, the assets are then derecognized along with the financing liability, with a gain recognized on disposal for the difference between the two amounts, if any. ROU assets and lease liabilities are recognized on the Company’s Consolidated Balance Sheets and reflect the present value of the Company’s current minimum lease payments over the lease terms, which include options that are reasonably certain to be exercised, discounted using the Company’s incremental borrowing rate. Refer to “Note 17 – Leases” for further discussion.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or the tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Tax benefits from uncertain tax positions are recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. The amount recognized is measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon effective settlement.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities” (“ASC 815”). ASC 815 generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance ASC 470, “Accounting for Convertible Securities with Beneficial Conversion Features”, as those professional standards pertain to “Certain Convertible Instruments”. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. ASC 815 provides that generally, if an event that is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Liabilities

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the Consolidated Statements of Operations. In calculating the fair value of derivative liabilities, the Company uses a valuation model when Level 1 inputs are not available to estimate fair value at each reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the Consolidated Balance Sheets as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the Consolidated Balance Sheets date. Critical estimates and assumptions used in the model are discussed in “Note 16 – Derivative Liabilities”.

Down-Round Features

The Company calculates down-round features under Accounting Standards Update (“ASU”) No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features”, in which down round features do not meet the criteria for derivative accounting and no liability is to be recorded until an actual issuance of securities triggers the down-round feature.

Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred and included in the Consolidated Statements of Operations. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statements of Operations immediately as a gain on acquisition. See “Note 9 – Business Acquisitions” for further details on business combinations.

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies” (“ASC 450”), as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805, “Business Combinations” (“ASC 805”).

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Assets Held for Sale

The Company classifies assets held for sale in accordance with ASC 360. When the Company makes the decision to sell an asset or to stop some part of its business, the Company assesses if such assets should be classified as an asset held for sale. To classify as an asset held for sale, the asset or disposal group must meet all of the following conditions: i) management, having the authority to approve the action, commits to a plan to sell the asset, ii) the asset is available for immediate sale in its present condition subject to certain customary terms, iii) an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated, iv) the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale, within one year, subject to certain exceptions, v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current value, and vi) actions required to complete the plan indicate that it is unlikely that the plan will be significantly changed or withdrawn. Assets held for sale are measured at the lower of their carrying amount or fair value less cost to sell (“FVLCTS”). FVLCTS is the amount obtainable from the sale of the asset in an arm’s length transaction, less the costs of disposal. Once classified as held for sale, any depreciation and amortization on an asset cease to be recorded. For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale. The major classes of assets and liabilities classified as held for sale are disclosed in the notes to the consolidated financial statements. See “Note 7 – Assets Held for Sale” and “Note 28 – Discontinued Operations”.

Discontinued Operations

A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC Subtopic 205-20, “Discontinued Operations” (“ASC Subtopic 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the Consolidated Statements of Operations and the Consolidated Statements of Cash Flows. See “Note 28 – Discontinued Operations”.

Allocation of Interest to Discontinued Operations

Under ASC Subtopic 205-20, interest on debt that is to be assumed by the buyer and interest on debt that is required to be repaid as a result of a disposal transaction is allocated to discontinued operations. The amount of interest expense reclassified to discontinued operations is directly related to the amount of debt that will be repaid with funds received from the sale of discontinued operations. See “Note 28 – Discontinued Operations” for further information. The Company elected not to reclassify other interest expenses which are not directly attributable to discontinued operations as permitted under ASC Subtopic 205-20.

Assets Reclassified from Discontinued Operations

Under ASC Subtopic 205-20, upon determination that assets held for sale no longer meet the held for sale criteria, the Company reclassifies the assets as held and used at the lower of adjusted carrying value (carrying value of the assets prior to being classified as held for sale adjusted for any depreciation and/or amortization expense that would have been recognized had the assets been continuously classified as held and use) or the fair value at the date of the subsequent decision not to sell. If adjusted carrying value is determined to be lower, a catch-up adjustment for depreciation will be recorded. The depreciation and/or amortization expenses that would have been recognized had the assets been continuously classified as held and used is included as a component of depreciation and amortization expenses in the Consolidated Statements of Operations. If fair value is determined to be lower, the Company records a gain or loss that is included in impairment expense in the Consolidated Statements of Operations. See “Note 28 – Discontinued Operations”.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is recognized by the Company in accordance with ASC 606. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

●	Identify a customer along with a corresponding contract;

●	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

●	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

●	Allocate the transaction price to the performance obligation(s) in the contract;

●	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consist of wholesale, retail sales of cannabis and delivery, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. During the years ended June 26, 2021 and June 27, 2020, wholesale revenues were insignificant. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. During the years ended June 26, 2021 and June 27, 2020, sales discounts were $15,965,000 and $16,242,036, respectively.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Stock-Based Compensation

The Company has a stock-based compensation plan comprised of stock options, stock grants, restricted stock units (“RSU”) and three classes of member units: 1) Common Units; 2) Appreciation Only Long-Term Incentive Performance Units (“AO LTIP Units”); and 3) Fair Value Long-Term Incentive Performance Units (“FV LTIP Units”). AO LTIP Units and FV LTIP Units are convertible into Long-Term Incentive Performance Units (“LTIP Units”). LTIP Units are convertible into Common Units on a one-for-one basis.

The Company accounts for its stock-based awards in accordance with ASC 718, “Compensation – Stock Compensation” (“ASC 718”), which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors, including RSUs. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. When there are market-related vesting conditions to the vesting term of the share-based compensation, the Company uses a valuation model to estimate the probability of the market-related vesting conditions being met and will record the expense. The fair value of RSUs is based upon the quoted market price of the common shares on the date of grant. The fair value is then expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the Consolidated Statements of Operations.

The fair value models require the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If the actual forfeiture rate is materially different from management’s estimates, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share

The Company calculates basic loss per share by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting profit or loss attributable to common shareholders and the weighted-average number of common shares outstanding, for the effects of all dilutive potential common shares, which comprise convertible debentures, restricted stock units, warrants and stock options issued.

Financial Instruments

Classification

The Company classifies its financial assets and financial liabilities in the following measurement categories: (i) those to be measured subsequently at fair value through profit or loss (“FVTPL”); (ii) those to be measured subsequently at fair value through other comprehensive income (“FVOCI”); and (iii) those to be measured subsequently at amortized cost. The classification of financial assets depends on the business model for managing the financial assets and whether the contractual cash flows represent solely payments of principal and interest (“SPPI”). Financial liabilities are classified as those to be measured at amortized cost unless they are designated as those to be measured subsequently at FVTPL (irrevocable election at the time of recognition). For assets and liabilities measured at fair value, gains or losses are either recorded in profit or loss or other comprehensive income. The Company reclassifies financial assets when and only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Measurement

All financial instruments are required to be measured at fair value on initial recognition, plus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issuance of the financial asset or financial liability. Transaction costs of financial assets and financial liabilities carried at FVTPL are expensed in profit or loss. Financial assets and financial liabilities with embedded derivatives are considered separately when determining whether their cash flows are solely payment of principal and interest. Financial assets that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost at the end of the subsequent accounting periods. All other financial assets including equity investments are measured at their fair values at the end of subsequent accounting periods, with any changes taken through profit and loss or other comprehensive income (irrevocable election at the time of recognition). For financial liabilities measured subsequently at FVTPL, changes in fair value due to credit risk are recorded in other comprehensive income.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments. There have been no transfers between fair value levels during the year.

Financial instruments are measured at amortized cost or at fair value. Financial instruments measured at amortized cost consist of accounts receivable, due from and due to related party, other liabilities, and accounts payable and accrued liabilities wherein the carrying value approximates fair value due to its short-term nature. Other financial instruments measured at amortized cost include notes payable and senior secured convertible credit facility wherein the carrying value at the effective interest rate approximates fair value as the interest rate for notes payable and the interest rate used to discount the host debt contract for senior secured convertible credit facility approximate a market rate for similar instruments offered to the Company.

Cash and cash equivalents and restricted cash are measured at Level 1 inputs. Acquisition related liabilities resulting from business combinations are measured at fair value using Level 1 or Level 3 inputs. Investments that are measured at fair value use Level 3 inputs. Refer to “Note 6 – Other Current Assets” for assumptions used to value investments. Refer to “Note 15 – Other Current Liabilities and Other Non-Current Liabilities” for assumptions used to value the contingent consideration related to business combinations. Derivative liabilities are measured on quoted market prices in active markets at Level 1 inputs. Refer to “Note 16 – Derivative Liabilities” for assumptions used to value the derivative liabilities.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The individual fair values attributed to the different components of a financing transaction, notably derivative financial instruments, convertible debentures and loans, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and derive estimates. Significant judgment is also used when attributing fair values to each component of a transaction upon initial recognition, measuring fair values for certain instruments on a recurring basis and disclosing the fair values of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of instruments that are not quoted or observable in an active market.

The following table summarizes the Company’s financial instruments as of June 26, 2021:

	Amortized Cost	FVTPL	TOTAL

Financial Assets:
Cash and Cash Equivalents	$-	$11,873,256	$11,873,256
Restricted Cash	$-	$730	$730
Accounts Receivable	$1,027,218	$-	$1,027,218
Investments	$-	$3,036,791	$3,036,791

Financial Liabilities:
Accounts Payable and Accrued Liabilities	$57,138,783	$-	$57,138,783
Other Liabilities	$15,590,388	$-	$15,590,388
Notes Payable	$191,115,328	$-	$191,115,328
Due to Related Party	$1,476,921	$-	$1,476,921
Derivative Liabilities	$-	$6,935,520	$6,935,520
Senior Secured Convertible Credit Facility	$170,821,393	$-	$170,821,393

The following table summarizes the Company’s financial instruments as of June 27, 2020:

	Amortized Cost	FVTPL	TOTAL

Financial Assets:
Cash and Cash Equivalents	$-	$9,598,736	$9,598,736
Restricted Cash	$-	$1,029	$1,029
Accounts Receivable	$1,245,827	$-	$1,245,827
Due from Related Party	$3,109,718	$-	$3,109,718
Investments	$-	$3,786,791	$3,786,791

Financial Liabilities:
Accounts Payable and Accrued Liabilities	$76,627,718	$-	$76,627,718
Other Liabilities	$10,791,392	$-	$10,791,392
Acquisition Consideration Related Liabilities	$-	$8,951,801	$8,951,801
Notes Payable	$168,998,601	$-	$168,998,601
Due to Related Party	$4,556,815	$-	$4,556,815
Derivative Liabilities	$-	$546,076	$546,076
Senior Secured Convertible Credit Facility	$166,368,463	$-	$166,368,463

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment

The Company assesses all information available, including on a forward-looking basis the expected credit loss associated with its assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk. To assess whether there is a significant increase in credit risk, the Company compares the risk of a default occurring on the asset at the reporting date with the risk of default at the date of initial recognition based on all information available, and reasonable and supportive forward-looking information. For accounts receivable only, the Company applies the simplified approach as permitted by ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the trade receivable.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, credit ratings, the existence of third-party insurance, and forward-looking macro-economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost. The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. Under the new standard, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the trade receivable. The Company is not required to track the changes in credit risk. The guidance must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to retained earnings in the period of adoption. The Company adopted ASU 2016-13 on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s Consolidated Financial Statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which provides a simplified assessment method whether goodwill is impaired by removing the requirement to determine the fair value of individual assets and liabilities in order to calculate a reporting unit’s implied goodwill. Per ASU 2017-04, the Company performed its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The Company should recognize a goodwill impairment charge for the amount by which the reporting unit’s carrying amount exceeds its fair value. If fair value exceeds the carrying amount, no impairment should be recorded. Any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Impairment losses on goodwill cannot be reversed once recognized. ASU 2017-04 must be applied prospectively and is effective for the Company for fiscal years beginning after December 15, 2019. The Company adopted the new standard on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”), which removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. Per ASU 2018-13 certain disclosures are eliminated which relate to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 must be applied prospectively and is effective for the Company for fiscal years beginning after December 15, 2019. The Company adopted the new standard on June 28, 2020. The adoption of the standard did not have a material impact on the Company’s Consolidated Financial Statements.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In January 2020, the FASB issued ASU 2020-01, “Investments — Equity Securities (Topic 321)”, “Investments—Equity Method and Joint Ventures (Topic 323)”, and “Derivatives and Hedging (Topic 815)” (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company for fiscal years beginning after December 15, 2020, and interim periods therein. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods therein. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt With Conversion and Other Options (Subtopic 470-20)” and “Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 is effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Adoption is applied on a modified or full retrospective transition approach. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. There were no customers that comprised more than 10% of the Company’s revenue for the years ended June 26, 2021 and June 27, 2020.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

4. PREPAID EXPENSES

As of June 26, 2021 and June 27, 2020, prepaid expenses consist of the following:

	2021	2020

Prepaid Expenses	$4,553,105	$3,879,010
Prepaid Insurance	2,210,484	744,623

Total Prepaid Expenses	$6,763,589	$4,623,633

5. INVENTORIES

As of June 26, 2021 and June 27, 2020, inventory consists of the following:

	2021	2020

Raw Materials	$669,861	$1,885,845
Work-in-Process	5,174,359	5,064,201
Finished Goods	14,248,798	13,726,207

Total Inventory	$20,093,018	$20,676,253

During the years ended June 26, 2021 and June 27, 2020, the Company recognized an impairment of approximately $1,714,000 and nil, respectively, to write down inventory to its net realizable value. During the years ended June 26, 2021 and June 27, 2020, general and administrative expenses of approximately $5,191,000 and $7,140,000, respectively, were included in inventory, of which $2,083,000 and $1,813,410, respectively, remain in inventory as of each balance sheet date.

6. OTHER CURRENT ASSETS

As of June 26, 2021 and June 27, 2020, other current assets consist of the following:

	2021	2020

Investments	$3,036,791	$3,786,791
Excise Tax Receivable	-	5,254,595
Note Receivable (1)	1,339,000	-
Other Current Assets	3,494,183	110,227

Total Other Current Assets	$7,869,974	$9,151,613

(1)	See “Note 7 – Assets Held for Sale” for further information.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

6. OTHER CURRENT ASSETS (Continued)

As of June 26, 2021 and June 27, 2020, investments included in other current assets consist of the following:

	ToroVerde Inc.	The Hacienda Company, LLC	Old Pal	Other Investments	TOTAL
	(1)	(2)	(3)

Fair Value as of June 29, 2019	$5,600,000	$2,209,000	$4,430,000	$779,791	$13,018,791

Non-Cash Additions	-	-	-	287,000	287,000
Unrealized Gain on Changes in Fair Value of Investments	-	1,294,843	2,492,822	-	3,787,665
Unrealized Loss on Changes in Fair Value of Investments	(5,600,000)	(2,753,843)	-	-	(8,353,843)
Transfer to Assets Held for Sale	-	(3,503,843)	(4,952,822)	-	(8,456,665)
Transferred Back from Assets Held for Sale	-	3,503,843	-	-	3,503,843

Fair Value as of June 27, 2020	$-	$750,000	$1,970,000	$1,066,791	$3,786,791

Settlement of Liabilities	-	(750,000)	-	-	(750,000)

Fair Value as of June 26, 2021	$-	$-	$1,970,000	$1,066,791	$3,036,791

(1)	In July 2018, the Company purchased 9,000,000 common shares of ToroVerde Inc., an investment company focused on emerging international cannabis markets, for an aggregate purchase price of $5,000,000, or $0.56 per common share, amounting to 14.3% of the outstanding common shares. As the Company was not deemed to exert any significant influence, the investment was recorded at FVTPL as of June 26, 2021 and June 27, 2020. As of June 26, 2021, the Company holds 14.3% of the equity ownership and voting interests in this investment.
(2)	In July 2018, the Company purchased units of The Hacienda Company, LLC, a California limited liability company, which owns Lowell Herb Co., a California-based cannabis brand known for its pack of pre-rolls called Lowell Smokes, for an aggregate purchase price of $1,500,000, amounting to 3.2% of the outstanding units. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. The Company has elected the fair value option under ASC 825 and the investment was recorded at FVTPL as of June 26, 2021 and June 27, 2020. As of June 26, 2021 and June 27, 2020, the Company holds 0% and 3.2%, respectively, of the equity ownership and voting interests in this investment.
(3)	In October 2018 and March 2019, the Company purchased an aggregate of 125.3 units of Old Pal, a California-based brand that provides high-quality cannabis flower for its customers, for an aggregate purchase price of $2,000,000, amounting to approximately 10.0% of the outstanding units with 8.7% voting interests. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. The Company decreased their level of ownership in which Old Pal no longer qualified under equity method accounting and elected the fair value option under ASC 825. The investment was previously recorded at FVTPL and the Company continues to measure Old Pal at the previously elected FVTPL under ASC 323 as of June 26, 2021. As of June 26, 2021, the Company holds 2.6% of the equity ownership and 1.4% of the voting interests in this investment.

During the year ended June 26, 2021, the Company entered into an agreement to exchange all of its investment in The Hacienda Company, LLC to settle outstanding balances totaling approximately $750,000. As of June 26, 2021, the Company’s investment balance in ToroVerde Inc. and The Hacienda Company, LLC was nil and nil, respectively. The Company determined that the fair value of its investment in Old Pal LLC was $1,970,000 as of June 26, 2021.

During the year ended June 27, 2020, the Company recorded a net loss on changes in fair value of investments of $4,566,178. As of June 27, 2020, the Company’s investment balance in ToroVerde Inc. and The Hacienda Company, LLC was nil and $750,000, respectively. The Company determined that the fair value of its investment in Old Pal LLC was $1,970,000 as of June 27, 2020.

The fair value of investments included in other current assets is considered a Level 3 categorization in the fair value hierarchy. Investments are measured at fair value using a market approach that is based on unobservable inputs.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

7. ASSETS HELD FOR SALE

A reconciliation of the beginning and ending balances of assets held for sale for the year ended June 26, 2021 is as follows:

	PharmaCann Assets	Available for Sale Subsidiaries	Discontinued Operations	Investments	TOTAL
	(1)	(2)	(3)

Balance as of June 29, 2019	$-	$-	$84,326,062	$-	$84,326,062
Transferred In	6,870,833	12,066,428	-	8,456,665	27,393,926
Transferred Out	-	-	-	(3,503,843)	(3,503,843)
Loss on the Sale of Assets Held for Sale	(1,050,833)	-	-	-	(1,050,833)
Proceeds from Sale	-	-	-	(4,952,822)	(4,952,822)
Ongoing Activity from Discontinued Operations	-	-	(26,034,174)	-	(26,034,174)
Impairment of Assets	(5,607,600)	-	-	-	(5,607,600)

Balance as of June 27, 2020	$212,400	$12,066,428	$58,291,888	$-	$70,570,716

Transferred In	-	6,614,987	-		6,614,987
Gain on the Sale of Assets Held for Sale	-	12,338,123	-	-	12,338,123
Proceeds from Sale	-	(24,750,298)	-	-	(24,750,298)
Ongoing Activity from Continued and Discontinued Operations	-	(6,269,240)	(9,392,790)	-	(15,662,030)
Other	(60,611)	-	-	-	(60,611)

Balance as of June 26, 2021	$151,789	$-	$48,899,098	$-	$49,050,887

(1)	See “Note 10 – Termination of Previously Announced Acquisition” for further information.
(2)	Long-lived assets classified as held for sale that do not qualify as discontinued operation and classified as held for sale. Significant classes of assets and liabilities are presented in the notes to the consolidated financial in accordance with ASC Subtopic 360-10, “Impairment and Disposal of Long-Lived Assets” (“ASC Subtopic 360-10”).
(3)	See “Note 28 – Discontinued Operations” for further information.

During the year ended June 26, 2021, the Company agreed to transfer all outstanding membership interests in MME Evanston Retail, LLC (“Evanston”), for a dispensary operation located in Evanston, Illinois, to an unaffiliated third party (“Purchaser”). The Company received an aggregate consideration of $20,000,000, of which, $10,000,000 cash was received at closing on July 1, 2020 (“Closing Date”), an additional $8,000,000 cash was received on November 17, 2020 and an additional $2,000,000 in the form of a secured promissory note payable three months following the Closing Date in exchange for all of the Company’s membership interests in Evanston. As of March 12, 2021 (“Amendment Date”), the secured promissory note was amended to waive any default arising from non-payment of principal and interest prior to the Amendment Date if Purchaser pays principal of $1,000,000 and all accrued interest of 2% per annum through the Amendment Date. Interest will accrue at 9% per annum following the Amendment Date. As of June 26, 2021, the Company received cash payment in accordance with the amended secured promissory note. On August 10, 2020 (“Effective Date”), all operational control and risk of loss was transferred to the Purchaser and the Company had no further obligation to fund operations of Evanston through a Consulting Agreement. Management performed an assessment and determined that the Company no longer has a controlling financial interest as of the Effective Date. The transfer of the cannabis license is pending regulatory approval as of the issuance of these Consolidated Financial Statements and the Company will take all commercially reasonable steps to maintain all permits for Evanston to operate its business. The Company recognized a gain upon sale of membership interests of $12,415,479 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized in the Consolidated Statements of Operations during the year ended June 26, 2021.

During the year ended June 26, 2021, the Company decided to divest two cannabis licenses and entered into separate agreements to sell 100% of its membership interests in these two locations, located in California. On June 26, 2020, the Company entered into a non-binding term sheet for the retail location located in Seaside, California for an aggregate sales price of $1,500,000 wherein $750,000 is to be paid upon the date of close in addition to $750,000 paid in equal monthly installments over twelve months through a promissory note. The transaction closed in October 2020 and the Company transferred all outstanding membership interests in PHSL, LLC. Upon deconsolidation, the Company will not have any continuing involvement with the former subsidiary. The Company recognized a loss upon sale of membership interests of $332,747 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized in the Consolidated Statements of Operations during the year ended June 26, 2021.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

7. ASSETS HELD FOR SALE (Continued)

In December 2020, the Company entered into a purchase agreement for the sale of its membership interests in a retail operation located in Grover Beach, California. The Company received an aggregate consideration of $3,750,000 in which $3,500,000 cash was received thirty days following the closing on March 5, 2021, an additional equity consideration equal to $250,000 was recognized as a gain upon sale of membership interests for a total gain of $255,391 for the difference between the aggregate consideration and the book value of the assets as of the disposition date, less direct costs to sell, which is recognized in the Consolidated Statements of Operations during the year ended June 26, 2021.

In accordance with ASC Subtopic 360-10, the Company performed an analysis of any impairments prior to reclassifying certain assets as held for sale. During the year ended June 26, 2021, the Company recorded an impairment charge of $789,709 which is included as a component of impairment expense in the accompanying Consolidated Statements of Operations.

As of June 26, 2021, there were no assets and liabilities of subsidiaries classified as held for sale on the Consolidated Balance Sheet. Subsidiaries classified as assets held for sale that do not qualify as discontinued operations as of June 27, 2020 consists of the following:

Schedule of discontinued operations
2020

Carrying Amounts of the Assets Included in Assets Held for Sale:

Cash and Cash Equivalents	$743,271
Prepaid Expenses	7,798
Inventory	520,464
Other Current Assets	81,427

TOTAL CURRENT ASSETS (1)

Property and Equipment, Net	717,952
Operating Lease Right-of-Use Assets	190,986
Intangible Assets, Net	5,227,288
Goodwill	4,577,242

TOTAL NON-CURRENT ASSETS (1)

TOTAL ASSETS OF SUBSIDIARIES CLASSIFIED AS HELD FOR SALE	$12,066,428

Carrying Amounts of the Liabilities Included in Assets Held for Sale:
Accounts Payable and Accrued Liabilities	$963,255
Income Taxes Payable	159,053
Other Current Liabilities	27,854

TOTAL CURRENT LIABILITIES (1)

Operating Lease Liabilities, Net of Current Portion	296,694
Deferred Tax Liabilities	2,151,879

TOTAL NON-CURRENT LIABILITIES (1)
TOTAL LIABILITIES OF SUBSIDIARIES CLASSIFIED AS HELD FOR SALE	$3,598,735

(1)	The assets and liabilities of subsidiaries classified as held for sale are classified as current on the Consolidated Balance Sheet as of June 27, 2020 because it is probable that the sale will occur and proceeds will be collected within one year.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

8. PROPERTY AND EQUIPMENT

As of June 26, 2021 and June 27, 2020, property and equipment consists of the following:

	2021	2020

Land and Buildings	$37,400,379	$37,400,378
Finance Lease Right-of-Use Assets	9,154,137	26,074,429
Furniture and Fixtures	12,525,180	12,483,613
Leasehold Improvements	68,437,877	57,617,592
Equipment and Software	26,832,414	26,067,344
Construction in Progress	27,144,696	37,027,509

Total Property and Equipment	181,494,683	196,670,865

Less Accumulated Depreciation	(43,664,415)	(30,684,180)

Property and Equipment, Net	$137,830,268	$165,986,685

Depreciation expense related to continuing operations of $16,779,579 and $21,925,465 was recorded for the years ended June 26, 2021 and June 27, 2020, respectively, of which $2,681,902 and $2,415,360, respectively, is included in cost of goods sold. The amount of depreciation recognized for the right of use assets for capital leases during the years ended June 26, 2021 and June 27, 2020 was $1,105,689 and $2,752,022, respectively, see “Note 17 – Leases” for further information.

Borrowing costs were not capitalized during the year ended June 26, 2021 as there were no active construction projects in progress. During the year ended June 27, 2020, borrowing costs totaling $1,749,467 were capitalized using an average capitalization rate of 10.2%. In addition, during the years ended June 26, 2021 and June 27, 2020, total labor related costs of $566,766 and $448,086, respectively, were capitalized to Construction in Progress, of which $154,015 and $207,664, respectively, was share-based compensation.

During the year ended June 26, 2021, management noted indicators of impairment of its long-lived assets of certain cultivation assets in California and Nevada as well as certain long-lived assets relating to operations in Florida which was due to economic performance. In accordance with ASC 360-10, the Company performed an analysis of any long-lived asset impairment and recognized an impairment of nil during the year ended June 26, 2021.

During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain cultivation assets in California and Nevada as well as certain long-lived assets relating to operations in Florida which was due to the change in use of these asset groups and the impacts of COVID-19. Accordingly, the Company recorded an impairment of $143,005,028 of its property which are included as a component of impairment expense in the accompanying Consolidated Statement of Operations. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

9. BUSINESS ACQUISITIONS

There were no acquisitions completed during the year ended June 26, 2021. A summary of business acquisitions completed during the year ended June 27, 2020 is as follows:

	2020 Acquisitions
	MattnJeremy, Inc.	MME Evanston Retail, LLC	TOTAL

Closing Date:	September 3, 2019	December 2, 2019

Total Consideration:
Cash	$1,000,000	$-	$1,000,000
Relief of Credit	-	6,930,557	6,930,557
Present Value of Deferred Payments	1,875,000	-	1,875,000
Contingent Consideration	9,833,000	-	9,833,000

Total Consideration	$12,708,000	$6,930,557	$19,638,557

Number of Shares Issued:
Subordinate Voting Shares	5,112,263	-	5,112,263

Preliminary Accounting Estimate of Net Assets Acquired:

Current Assets	$405,000	$537,771	$942,771
Fixed Assets	-	430,621	430,621
Deferred Tax Liabilities	(1,844,465)	(1,583,745)	(3,428,210)
Intangible Assets:
Customer Relationships	830,000	300,000	1,130,000
Dispensary License	5,100,000	4,500,000	9,600,000

Total Intangible Assets	5,930,000	4,800,000	10,730,000

Total Identifiable Net Assets	4,490,535	4,184,647	8,675,182

Goodwill (1)	8,217,465	2,745,910	10,963,375

Total Preliminary Accounting Estimate of Net Assets Acquired	$12,708,000	$6,930,557	$19,638,557

Acquisition Costs Expensed (2)	$421,497	$-	$421,497
Net Income (Loss)	$(1,136,536)	$870,289	$(266,247)
Revenues	$2,797,177	$6,283,249	$9,080,426
Pro Forma Net Income (Loss) (3)	$10,000	$(132,726)	$(122,726)
Pro Forma Revenues (3)	$50,000	$4,488,035	$4,538,035

(1)	Goodwill arising from acquisitions represent expected synergies, future income and growth, and other intangibles that do not qualify for separate recognition. Generally speaking, goodwill related to dispensaries acquired within a state adds to the footprint of the MedMen dispensaries within the state, giving the Company’s customers more access to the Company’s branded stores. Goodwill related to cultivation and wholesale acquisitions provide for lower costs and synergies of the Company’s growing and wholesale distribution methods which allow for overall lower costs.
(2)	Acquisition costs include amounts paid in cash and equity. Of the acquisition costs paid in equity during 2020, the Company issued 214,716 Subordinate Voting Shares valued at the trading price of the Subordinate Voting Shares upon grant ($421,497).
(3)	If the acquisition had been completed on July 1, 2019 for the 2020 Acquisitions, the Company estimates it would have recorded increases in revenues and net income (loss) shown in the pro forma amounts above.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

9. BUSINESS ACQUISITIONS (Continued)

The purchase price allocations for the acquisitions, as set forth in the table above, reflect various preliminary fair value estimates and analyses that are subject to change within the measurement period as valuations are finalized. The primary areas of the preliminary purchase price allocations that are not yet finalized relate to the fair values of certain tangible assets, the valuation of intangible assets acquired and goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period. Measurement period adjustments that the Company determines to be material will be applied retrospectively to the period of acquisition in the Company’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected. All the acquisitions noted below were accounted for in accordance with ASC 805.

Business acquisitions completed during the year ended June 27, 2020 were as follows:

MattnJeremy, Inc., d/b/a One Love Beach Club

On September 3, 2019, the Company completed the acquisition of MattnJeremy, Inc., d/b/a One Love Beach Club (“One Love”), a licensed medical and recreational cannabis dispensary located in Long Beach, California. The Company acquired all of the issued and outstanding shares of One Love for aggregate consideration of $12,708,000 which is comprised of $1,000,000 in cash at closing, $1,000,000 deferred payment to be paid six months after closing, $1,000,000 deferred payment to be paid one year after closing and the issuance of 5,112,263 Subordinate Voting Shares with an aggregate value of $9,833,000 at closing. Pursuant to a Lock-Up Agreement with the sellers, the shares cannot be sold or transferred for a period of one year from the closing date. As consideration for the lock up of the shares, the Company agreed to issue additional shares if the value of the shares decline prior to the expiration of the lock up period. The shares were valued at the present value of the $10,000,000 over a one year period. The deferred payments were present valued at $1,875,000, of which $958,500 remain as of June 27, 2020 and were included in other current liabilities in the Consolidated Balance Sheets. During the fiscal year ended June 27, 2020, the Company settled the first deferred payment of $1,000,000 by cash payment and by the issuance of 3,045,989 Subordinate Voting Shares valued at $748,658 based on the closing trading price on the issuance date. The Company recorded a loss on extinguishment of debt of $248,656. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020. In no case will the Company be required to pay additional consideration. However, if the working capital adjustment is negative, the Company will not be required to pay some deferred payments. There was no working capital adjustment based upon the closing inventory.

MME Evanston Retail, LLC

In connection with the termination of the PharmaCann Acquisition, on December 2, 2019, the Company received 100% of the membership interests in MME Evanston Retail, LLC (“Evanston”), which includes a retail location in Evanston, Illinois and related licenses, and a retail license in Greater Chicago, Illinois. The Company acquired all of the issued and outstanding shares of Evanston for aggregate consideration of $6,930,557. See “Note 10 – Termination of Previously Announced Acquisition” and see “Note 7 – Assets Held for Sale” for further information.

10. TERMINATION OF PREVIOUSLY ANNOUNCED ACQUISITION

On October 11, 2018, the Company entered into a binding letter of intent with PharmaCann, LLC (“PharmaCann”) to acquire all outstanding equity interests in PharmaCann in an all-stock transaction (the “PharmaCann Acquisition”), valued at $682,000,000 based on the closing price of the Subordinate Voting Shares on October 9, 2018 (such value being subject to change based on the daily closing price of the Subordinate Voting Shares). In connection with the letter of intent, the Company provided PharmaCann with a $20,000,000 line of credit which bears interest at a rate of 7.5% per annum paid-in-kind. In the event the PharmaCann Acquisition does not close, any outstanding principal and interest shall become due and payable within twelve months of termination.

On October 7, 2019, the Company and PharmaCann entered into a mutual agreement to terminate the PharmaCann Acquisition. As compensation for the termination, the Company and PharmaCann agreed to accept a transfer of assets in exchange for repayment of the line of credit. The assets transferred were 100% of the membership interests (“Transfer of Interest”) in three entities holding the following assets:

●	MME Evanston Retail, LLC (“Evanston”), which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;
●	PharmaCann Virginia, LLC (“Staunton”), which holds land and a license for a vertically-integrated facility in Staunton, Virginia; and
●	PC 16280 East Twombly LLC (“Hillcrest”), which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

10. TERMINATION OF PREVIOUSLY ANNOUNCED ACQUISITION (Continued)

Each delivery of the Transfer of Interest, after successful regulatory approval, if any, will relieve one-third of the line of credit and any accrued interest due from PharmaCann. Concurrent with the termination agreement, the Company and PharmaCann entered into a membership interest purchase agreement which detailed the assets to be delivered to the Company. The Company entered into plans to sell the Staunton and Hillcrest assets while the Evanston assets will be owned and operated by the Company. As of June 27, 2020, the Company successfully received the membership interests in Evanston and Staunton, and transferred the rights to receive the equity interest in Hillcrest to a third party, and relieved the full amount due from PharmaCann.

The Evanston assets received were accounted for as a business combination in accordance with ASC 805, “Business Combinations” as the Evanston assets met the definition of a business. Pursuant to ASC 805, the fair value of the consideration paid, which is the portion of the line of credit relieved, approximates its carrying value. See “Note 9 – Business Acquisitions” for further information on the acquisition of Evanston and see “Note 7 – Assets Held for Sale” for further information on the sale of Evanston.

The Company determined that the cost of the Staunton assets received was equal to the fair value of the assets given up as consideration, being the portion of the line of credit relieved. Accordingly, no gain or loss was recorded upon receipt of the Staunton assets. The Staunton assets were classified as assets held for sale in accordance with ASC 360 and are measured at the lower of its carrying amount or FVLCTS. During the year ended June 27, 2020, the Company recorded $6,870,833 in assets held for sale related to Staunton and subsequently determined that the FVLCTS was less than its carrying amount and wrote down the asset by $1,050,833 which is included as a loss on sale of assets as a component of other operating income in the accompanying Consolidated Statements of Operations. As of June 26, 2021 and June 27, 2020, the Company determined the remaining balance, excluding the land value of approximately $151,800 and $212,000, respectively, was unrecoverable and wrote off the balance of $60,111 and $5,607,600, respectively, which is included as a component of impairment expense in the accompanying Consolidated Statements of Operations. See “Note 7 – Assets Held for Sale” for further information.

The Company determined that the cost of the Hillcrest assets was equal to the fair value of the assets given up as consideration, being the portion of the line of credit relieved. The Company sold its rights to the Hillcrest assets for total gross proceeds of approximately $17,000,000 to an unrelated third party. During the year ended June 27, 2020, the Company recorded a gain of $9,490,800 upon successful sale of the Hillcrest assets. The gain was recorded as a gain on sale of assets as a component of other operating income in the Consolidated Statements of Operations.

11. INTANGIBLE ASSETS

As of June 26, 2021 and June 27, 2020, intangible assets consist of the following:

	2021	2020

Dispensary Licenses	$121,291,616	$127,975,281
Customer Relationships	17,747,600	17,747,600
Management Agreement	7,594,937	7,594,937
Capitalized Software	9,696,903	9,255,026
Intellectual Property	6,276,959	8,520,121

Total Intangible Assets	162,608,015	171,092,965

Dispensary Licenses	(22,125,635)	(16,114,407)
Customer Relationships	(16,463,017)	(6,531,889)
Management Agreement	(765,136)	(565,972)
Capitalized Software	(4,667,235)	(2,273,432)
Intellectual Property	(3,207,464)	(5,496,231)

Less Accumulated Amortization	(47,228,487)	(30,981,931)

Intangible Assets, Net	$115,379,528	$140,111,034

The Company recorded amortization expense related to continuing operations of $17,028,753 and $18,159,972 for the year ended June 26, 2021 and June 27, 2020, respectively. During the year ended June 26, 2021 and June 27, 2020, $62,951 and $346,180, respectively, of share-based compensation was capitalized to capitalized software.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

11. INTANGIBLE ASSETS (Continued)

During the year ended June 26, 2021, the Company recorded impairment on an intellectual property asset in the amount of $1,573,563. During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain asset groups in California, Nevada and Florida. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups. Accordingly, the Company recorded an impairment of $38,959,000 which is included as a component of impairment expense in the accompanying Consolidated Statements of Operations.

12. GOODWILL

As of June 26, 2021 and June 27, 2020, goodwill was $32,900,457 and $32,900,457, respectively. See “Note 9 – Business Acquisitions” and “Note 28 – Discontinued Operations” for further information. As of June 26, 2021 and June 27, 2020, the carrying amounts of goodwill were allocated to each group of reporting units as follows:

	California	Illinois	Nevada	Arizona	TOTAL

Balance as of June 29, 2019	$16,742,843	$9,810,050	$16,556,287	$16,912,951	$60,022,131

Acquired Goodwill	8,217,465	2,745,910	-	-	10,963,375
Transferred to Assets Held for Sale	(1,869,900)	(2,745,910)	-	-	(4,615,810)
Impairment Losses	-	-	(16,556,287)	(16,912,951)	(33,469,238)

Balance as of June 27, 2020 and June 26, 2021	$23,090,408	$9,810,050	$-	$-	$32,900,457

Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. Goodwill arises from the purchase price for acquired businesses exceeding the fair value of tangible and intangible assets acquired less assumed liabilities. Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise. The Company adopted ASU 2017-04 which eliminates Step 2 from the quantitative assessment of the goodwill impairment test wherein the goodwill impairment loss was measured by comparing the implied fair value of a reporting unit’s goodwill with its carrying amount. The goodwill impairment test consists of one step comparing the fair value of a reporting unit with its carrying amount. The amount by which the carrying amount exceeds the reporting unit’s fair value is recognized as a goodwill impairment loss.

The Company conducts its annual goodwill impairment assessment as of the last day of the year. For the purpose of the goodwill impairment test, the Company performed a quantitative assessment wherein the fair value of each reporting unit is determined using a discounted cash flow method (income approach). The earnings forecast for the reporting unit impaired was revised based on a decrease in anticipated operating profits and cash flows for the next five years as it relates to the current economic environment related to COVID-19. The fair value of that reporting unit was estimated using the expected present value of future cash flows. As of June 26, 2021, the Company recorded a goodwill impairment loss in the amount of $960,692 as a result of its assessment, of which nil is recorded as a component of impairment expense in the Consolidated Statements of Operations and $960,692 is included as a component of impairment expense in the Consolidated Statements of Operations for Discontinued Operations. As of June 27, 2020, the Company recorded a goodwill impairment loss in the amount of $58,047,946 as a result of its assessment, of which $33,469,238 is included as a component of impairment expense in the Consolidated Statements of Operations and $24,578,708 is included as a component of impairment expense in the Consolidated Statements of Operations for Discontinued Operations.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

13. OTHER ASSETS

As of June 26, 2021 and June 27, 2020, other assets consist of the following:

	2021	2020

Long-Term Security Deposits for Leases	$4,590,885	$8,177,871
Loans and Other Long-Term Deposits	7,655,933	7,568,738
Other Assets	5,593	147,164

Total Other Assets	$12,252,411	$15,893,773

During the year ended June 26, 2021, management did not identify indicators of realizability for certain loans and assets. Accordingly, the Company recorded impairment of nil for other assets. During the year ended June 27, 2020, management noted indicators of realizability for certain loans and assets. Accordingly, the Company recorded an impairment of $5,944,143 which is included as a component of impairment expense in the Consolidated Statements of Operations.

14. ACCOUNTS PAYABLE AND ACCRUED LIABILTIES

As of June 26, 2021 and June 27, 2020, accounts payable and accrued liabilities consist of the following:

	2021	2020

Accounts Payable	$35,064,380	$55,658,731
Accrued Liabilities	11,470,700	10,513,204
Other Accrued Liabilities	10,603,703	10,455,783

Total Accounts Payable and Accrued Liabilities	$57,138,783	$76,627,718

15. OTHER CURRENT LIABILITIES AND OTHER NON-CURRENT LIABILITIES

As of June 26, 2021 and June 27, 2020, other current liabilities consist of the following:

	2021	2020

Accrued Interest Payable (1)	$685,281	$9,051,650
Contingent Consideration	87,893	8,951,801
Other Current Liabilities	14,905,107	1,739,742

Total Other Current Liabilities	$15,678,281	$19,743,193

(1)	See “Note 18 – Notes Payable” and “Note 19 – Senior Secured Convertible Facility” for further information on paid-in-kind interest.

As of June 26, 2021 and June 27, 2020, other non-current liabilities, net of current portion, consist of the following:

	2021	2020

Deferred Gain on Sale of Assets (1)(2)	$3,598,084	$4,164,713
Other Long Term Liabilities	50,820	50,820

Total Other Non-Current Liabilities	$3,648,904	$4,215,533

(1)	See “Note 17 – Leases” for further information.
(2)	The current portion of Deferred Gain on Sale of Assets of $566,627 is recorded in Accounts Payable and Accrued Liabilities.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

15. OTHER CURRENT LIABILITIES AND OTHER NON-CURRENT LIABILITIES (Continued)

Contingent Consideration

Contingent consideration recorded relates to a business acquisition (see “Note 9 – Business Acquisitions”). The contingent consideration related to the acquisition of One Love Beach Club is based upon fair value of the additional shares required to be paid upon the expiration of the lock-up and is based upon the fair market value of the Company’s trading stock and is considered a Level 1 categorization in the fair value hierarchy. Contingent consideration classified as a liability and measured at fair value in accordance with ASC 480, “Distinguishing Liabilities from Equity”. The contingent consideration is remeasured at fair value at each reporting period with changes recorded in profit and loss in the Consolidated Statements of Operations. During the year ended June 26, 2021, the lock-up period expired and the contingent consideration in the amount of $9,254,635 was reclassified as other current liabilities on the Consolidated Balance Sheets as of June 26, 2021.

16. DERIVATIVE LIABILITIES

During the year ended June 26, 2021, the Company issued the 50,000,000 warrants related to a private placement. The exercise price of the warrants is denominated in Canadian dollars. Upon the analysis of the warrants issued under ASC 815, the Company determined that the warrants are to be accounted as derivative liabilities. See “Note 20 - Shareholders’ Equity – Private Placements” for further information.

The following are the warrants issued related to the bought deals that were accounted for as derivative liabilities:

	Number of Warrants

September Bought Deal Equity Financing	7,840,909	(2)(4)
December Bought Deal Equity Financing	13,640,000	(3)(4)
March 2021 Private Placement	50,000,000	(1)

Total	71,480,909

(1)	During the year ended June 26, 2021, the Company issued 50,000,000 warrants for Subordinate Voting Shares with an exercise price of C$0.50 per warrant and an expiration date of March 27, 2024. The exercise price of the warrants was denominated in a price other than the Company’s functional currency. In accordance with ASC 815, a share warrant denominated in a price other than the functional currency of the Company fails to meet the definition of equity. Accordingly, such a contract or instrument would be accounted for as derivative liabilities and measured at fair value with changes in fair value recognized in the Consolidated Statements of Operations.
(2)	On September 27, 2018, the Company completed a bought deal financing (the “September Offering”) of 15,681,818 units (the “September Units”) at a price of C$5.50 per September Unit (the “September Issue Price”). Each September Unit consisted of one Subordinate Voting Share and one-half of one share purchase warrant of the Company (each whole share purchase warrant, a “September Warrant”). Each September Warrant entitles the holder to acquire, one Subordinate Voting Share at an exercise price of C$6.87 for a period of 36 months following the closing of the September Offering.
(3)	On December 5, 2018, the Company completed a bought deal financing (the “December Offering”) of 13,640,000 units (the “December Units”) at a price of C$5.50 per December Unit (the “December Issue Price”). Each December Unit consisted of one Subordinate Voting Share and one share purchase warrant of the Company (“December Warrant”). Each December Warrant entitles the holder thereof to acquire one Subordinate Voting Share at an exercise price of C$6.87 until September 27, 2021.
(4)	Measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants to estimate fair value of the derivative liability at issuance and at each reporting date.

A reconciliation of the beginning and ending balance of derivative liabilities and change in fair value of derivative liabilities for the years ended June 26, 2021 and June 27, 2020 is as follows:

	2021	2020

Balance at Beginning of Year	$546,076	$9,343,485

Initial Recognition of Derivative Liabilities	7,228,211	-
Change in Fair Value of Derivative Liabilities	(838,767)	(8,797,409)

Balance at End of Year	$6,935,520	$546,076

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

16. DERIVATIVE LIABILITIES (Continued)

The fair value of the September and December bought deal warrants was measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants at the time of grant to estimate fair value of the derivative liability. The fair value of the March 2021 private placement warrants was measured based on Level 3 inputs on the fair value hierarchy using the Black-Scholes Option pricing model using the following variables:

Expected Stock Price Volatility	90.01%
Risk-Free Annual Interest Rate	0.06%
Expected Life	1.00
Share Price	$0.33
Exercise Price	$0.40

17. LEASES

The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. In accordance with ASC 842, the Company initially measures the ROU asset at cost, which is primarily comprised of the initial amount of the lease liability, plus initial direct costs and lease payments at or before the commencement date, less any lease incentives received. The lease liability is initially measured at the present value of the lease payments, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company utilizes its secured borrowing rate.

Measurement of the lease payments are comprised using 1) fixed lease payments less any incentives; 2) variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date; 3) the amount expected to be payable by the lessee under residual value guarantees; 4) the exercise of purchase options, if the lessee is reasonably certain to exercise the options; 5) payments of penalties for early termination of a lease unless the Company is reasonably certain not to terminate early. The incremental borrowing rate is determined using estimates which are based on the information available at commencement date and determines the present value of lease payments if the implicit rate is unavailable.

Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The terms used to calculate the ROU assets for these properties include the renewal options that the Company is reasonably certain to exercise. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions or covenants. The Company has elected not to recognize ROU assets and lease liabilities for short-term leases (defined as leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise).

For finance leases, lease expenses are the sum of interest on the lease obligations and amortization of the ROU assets. Finance lease ROU assets are amortized based on the lesser of the lease term and the useful life of the leased asset according to the capital asset accounting policy. If ownership of the ROU assets transfers to the Company at the end of the lease term or if the Company is reasonably certain to exercise a purchase option, amortization is calculated using the estimated useful life of the leased asset.

During the year ended June 26, 2021, management noted indicators of impairment of its long-lived assets of certain cultivation assets in California and Nevada as well as certain long-lived assets relating to operations in Florida, which include right-of-use assets related to operating leases, and was a result of economic performance. In accordance with ASC 360-10, the Company performed an analysis of any long-lived asset impairment and recognized an impairment of nil on its right-of-use assets related to operating leases during the year ended June 26, 2021.

During the year ended June 27, 2020, management noted indicators of impairment of its long-lived assets of certain asset groups in California, Nevada and Florida which included right-of-use assets related to operating leases. The Company used various Level 3 inputs and a discounted cash flow model to determine the fair value of these asset groups. Accordingly, the Company recorded an impairment of $19,785,621 on its right-of-use assets related to operating leases, which is included as a component of impairment expense in the accompanying Consolidated Statements of Operations.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

17. LEASES (Continued)

The below are the details of the lease cost and other disclosures regarding the Company’s leases as of June 26, 2021 and June 27, 2020:

	2021	2020

Finance Lease Cost:
Amortization of Finance Lease Right-of-Use Assets	$1,105,689	$2,752,022
Interest on Lease Liabilities	6,068,291	6,262,019
Operating Lease Cost	27,700,475	26,150,479

Total Lease Expenses	$34,874,455	$35,164,520

	2021	2020

Gain on Sale and Leaseback Transactions, Net	$-	$(704,207)
Cash Paid for Amounts Included in the Measurement of Lease Liabilities:
Financing Cash Flows from Finance Leases	$1,201,609	$1,785,282
Operating Cash Flows from Operating Leases	$21,318,700	$24,003,931
Non-Cash Additions to Right-of-Use Assets and Lease Liabilities:
Recognition of Right-of-Use Assets for Finance Leases	$-	$45,614,041
Recognition of Right-of-Use Assets for Operating Leases	$-	$152,141,639

	2021	2020

Weighted-Average Remaining Lease Term (Years) - Finance Leases	46	48
Weighted-Average Remaining Lease Term (Years) - Operating Leases	7	9
Weighted-Average Discount Rate - Finance Leases	17.88%	10.68%
Weighted-Average Discount Rate - Operating Leases	12.93%	12.15%

Future lease payments under non-cancellable operating leases and finance leases as of June 26, 2021 are as follows:

Fiscal Year Ending	Operating Leases	Finance Leases

June 25, 2022	$23,810,699	$5,666,285
June 24, 2023	24,079,306	5,836,273
June 29, 2024	28,079,476	10,961,495
June 28, 2025	21,942,722	7,087,735
June 27, 2026	22,359,868	7,300,367
Thereafter	80,064,391	1,068,802,749

Total Lease Payments	200,336,462	1,105,654,904
Less Interest	(91,124,898)	(1,076,402,210)

Present Value of Lease Liability	$109,211,564	$29,252,694

Finance leases noted above contain required security deposits, refer to “Note 13 – Other Assets”.

Sale and Leaseback Transactions

During the year ended June 27, 2020, the Company sold two properties and subsequently leased them back with the Treehouse Real Estate Investment Trust (the “REIT”) and other third parties for total proceeds of $20,400,000. One of the transactions did not qualify for sale-leaseback accounting as the resulting lease was a finance lease under ASC 842 and thus did not meet the criteria for transfer of control under ASC 606. Accordingly, the asset remained on the Company’s Consolidated Balance Sheets as of June 27, 2020 at its cost basis and the Company recorded a financing liability for the amount of consideration received. The financing liability is included in notes payable on the Consolidated Balance Sheets. Refer to “Note 18 – Notes Payable” for further information. The other transaction qualified for sale-leaseback accounting and the Company recognized a gain immediately upon sale.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

17. LEASES (Continued)

As of June 26, 2021 and June 27, 2020, the total deferred gain recorded for sale and leaseback transactions was as follows:

	2021	2020

Balance at Beginning of Year	$4,731,340	$5,297,965

Amortization	(566,629)	(566,625)

Balance at End of Year	4,164,711	4,731,340

Less Current Portion of Deferred Gain	(566,627)	(566,627)

Deferred Gain on Sale of Assets, Net of Current Portion	$3,598,084	$4,164,713

The current portion and non-current portion of deferred gains are included as a component of accounts payable and other non-current liabilities in the Consolidated Balance Sheets.

Lease Deferral Arrangements

During the year ended June 26, 2021, the Company modified its existing lease arrangements with the REIT in which the REIT agreed to defer a portion of total current monthly base rent on certain cultivation facilities and ground leases for the 36-month period between July 1, 2020 through July 1, 2023 for a total of fourteen properties. Amendments for eight of the properties were accounted for as lease modifications in accordance with ASC 842, whereas nine leases related to failed sales leaseback transactions in which the related finance obligation was modified and accounted for in accordance with ASC 470, “Debt” (“ASC 470”), see “Note 18 – Notes Payable”, for further discussion. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued 3,500,000 warrants to the REIT, each exercisable at $0.34 per share for a period of five years. Upon the analysis of the warrants issued under ASC 815, the Company determined that the warrants are accounted for as a direct cost in relation to the lease and to be measured at fair value and accounted for as an equity instrument. During the year ended June 26, 2021, the Company recorded $17,748,458 in gain on lease terminations of which, $16,274,615 was recognized as a result of the modification to the leases discussed above and is included as a component of other operating income in the accompanying Consolidated Statements of Operations.

18. NOTES PAYABLE

As of June 26, 2021 and June 27, 2020, notes payable consist of the following:

	2021	2020

Financing liability incurred on various dates between January 2019 through September 2019 with implied interest rates ranging from 0.7% to 17.0% per annum.	$83,400,000	$83,576,661

Non-revolving, senior secured term notes dated between October 1, 2018 and October 30, 2020, issued to accredited investors, which mature on January 31, 2022, and bear interest at a rate of 15.5% and 18.0% per annum.	109,318,116	77,675,000

Convertible debentures dated between September 16, 2020 and December 17, 2020, issued to accredited investors and qualified institutional buyers, which mature two years from issuance, and bear interest at a rate of 7.5% per annum.	2,500,000	-

Promissory notes dated between January 15, 2019 through March 29, 2019, issued for deferred payments on acquisitions, which mature on varying dates from July 31, 2021 to April 1, 2022 and bear interest at rates ranging from 8.0% to 9.0% per annum.	2,204,476	16,173,250

Promissory notes dated November 7, 2018, issued to Lessor for tenant improvements as part of sales and leaseback transactions, which mature on November 7, 2028, bear interest at a rate of 10.0% per annum and require minimum monthly payments of $15,660 and $18,471.	2,195,896	2,339,560

Other	15,418	15,418

Total Notes Payable	199,633,906	179,779,889
Less Unamortized Debt Issuance Costs and Loan Origination Fees	(8,518,578)	(10,781,288)

Net Amount	$191,115,328	$168,998,601
Less Current Portion of Notes Payable	(103,496,394)	(16,188,664)

Notes Payable, Net of Current Portion	$87,618,934	$152,809,937

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

18. NOTES PAYABLE (Continued)

A reconciliation of the beginning and ending balances of notes payable for the years ended June 26, 2021 and June 27, 2020 is as follows:

	2021	2020

Balance at Beginning of Year	$168,998,601	$172,747,559

Cash Additions	15,830,279	13,850,000
Non-Cash Addition - Debt Modification	1,877,439	1,000,000
Debt Discount Recognized on Modification	(2,002,544)	(1,000,000)
Extinguishment of Acquisition Promissory Note	(12,173,250)	-
Paid-In-Kind Interest Capitalized	19,046,232	-
Payment of Amendment Fee	-	(500,000)
Cash Payments	(742,860)	(14,779,091)
Equity Component of Debt - New and Amended	(5,583,407)	(5,331,969)
Conversion of Convertible Debentures	(2,371,782)	-
Shares Issued to Settle Debt	(1,351,774)	(4,393,342)
Cash Paid for Debt Issuance Costs	(99,931)	(61,500)
Accretion of Debt Discount	3,793,314	2,532,825
Accretion of Debt Discount Included in Discontinued Operations	5,895,011	4,362,226
Non-Cash Loss on Extinguishment of Debt	-	571,893

Balance at End of Year	191,115,328	168,998,601

Less Current Portion of Notes Payable	(103,496,394)	(16,188,664)

Notes Payable, Net of Current Portion	$87,618,934	$152,809,937

Scheduled maturities of debt as of June 26, 2021 are as follows:

Fiscal Year Ending	Scheduled Maturity

June 25, 2022	$111,538,010
June 24, 2023	2,500,000
June 29, 2024	-
June 28, 2025	-
June 27, 2026	-
June 26, 2027 and Thereafter	85,595,896

Total Notes Payable	$199,633,906

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

18. NOTES PAYABLE (Continued)

Senior Secured Term Loan Facility

On October 1, 2018, the Company closed a $73,275,000 senior secured term loan facility (the “Facility”) with funds managed by Hankey Capital and with an affiliate of Stable Road Capital (the “Lenders”). On October 3, 2018, the Company closed an additional tranche of the Facility, which increased the principal amount of the loan to $77,675,000. The principal amount under the Facility will accrue interest at a rate of 7.5% per annum, paid monthly, with a maturity date of 24 months following the date of closing on October 1, 2018. The Company may repay the balance of the Facility at any time and from time to time, in whole or in part, with a prepayment penalty of 1% of the outstanding principal amount repaid if repaid before December 31, 2019. In connection with the Facility, the Company’s equity interests in MMOF SD LLC, MMOF VENICE LLC, MMOF DOWNTOWN COLLECTIVE LLC, MMOF BH LLC, and MMOF VEGAS 2 LLC were pledged as security.

Additionally, MM CAN issued to the Lenders 8,105,642 warrants, each being exercisable for one Class B Common Share of such company at a purchase price per share of $4.97 for 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company. In connection with the increased principal under the Facility, MM CAN issued to the Lenders an additional 511,628 warrants, each being exercisable for one Class B Common Share of such affiliate at a purchase price per share of $4.73 for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

In addition to providing a portion of the Facility, Stable Road Capital provided advisory services to the Company. Advisory services included introducing the Company to brands and various service providers, advice on the Facility and providing advice with respect to the Company’s planned structured sale of real estate assets. For its advisory services, MM CAN issued to Stable Road Capital 8,105,642 warrants at a purchase price per share of $4.97 and 511,628 warrants at a purchase price per share of $4.73, each being exercisable for one Class B Common Share of such company for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

Amendments to Senior Secured Term Loan Facility

On January 13, 2020, the Company completed an amendment of the Facility wherein the maturity date was extended from October 1, 2020 to January 31, 2022 and the interest rate was increased from a fixed rate of 7.5% per annum to 15.5% per annum. In addition, the Company may prepay the amounts outstanding, on a non-revolving basis, at any time and from time to time, in whole or in part, without penalty. The amendment secured the Facility by a pledge of 100% of the equity interest in Project Compassion NY, LLC, which includes MedMen NY, Inc. and MMOF NY Retail, LLC. The amendment to the term loan facility was not deemed to be a substantial modification under ASC Subtopic 470-50, “Modifications and Extinguishments” (“ASC Subtopic 470-50”).

Further, the Company cancelled the existing 16,211,284 and 1,023,256 warrants issued to the lenders exercisable at $4.97 and $4.73 per share, respectively, representing 100% of the loan amount. The Company issued new warrants to the lenders totaling 40,455,729 warrants exercisable at $0.60 per share until December 31, 2022. The new warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815, “Derivatives and Hedging” and are classified as equity instruments. The warrants are measured at fair value and recorded as a debt discount in connection with the term loan facility. See “Note 21 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments. As a result of the modification, the Company recorded an additional debt discount of $5,331,969 related to the change in terms of the warrants during the fiscal year ended June 27, 2020.

On July 2, 2020, the Company completed an amendment of the Facility wherein the entirety of the interest at a rate of 15.5% per annum shall accrue monthly to the outstanding principal as payment-in-kind effective March 1, 2020 through July 2, 2021. Thereafter until maturity on January 31, 2022, one-half of the interest (7.75% per annum) shall be payable monthly in cash and one-half of the interest (7.75% per annum) shall be paid-in-kind. In addition, the Company may request an increase to the Facility through December 31, 2020 to be funded through incremental term loans. Certain reporting and financial covenants were added, and the minimum liquidity covenant was waived until September 30, 2020 wherein the amount of required cash balance thereafter was amended. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

18. NOTES PAYABLE (Continued)

The Company incurred an amendment fee of $834,000 that was added to the outstanding principal balance. As consideration for the amendment to the Facility, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until July 2, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The warrants may be exercised at the election of their holders on a cashless basis. The warrants issued in connection with the term loan facility met the scope exception under ASC 815 and are classified as equity instruments. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility. As a result of the modification, the Company recorded an additional debt discount of $906,436 related to the change in terms of the warrants during the year ended June 26, 2021. See “Note 21 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

On September 16, 2020, the Company entered into further amendments wherein the amount of funds available under the Facility was increased by $12,000,000, of which $5,700,000 was fully committed by the lenders through October 31, 2020. The additional amounts are funded through incremental term loans at an interest rate of 18.0% per annum wherein 12.0% shall be paid in cash monthly in arrears and 6.0% shall accrue monthly as payment-in-kind. In connection with each incremental draw under the amended Facility, the Company shall issue warrants equal to 200% of the incremental term loan amount, divided by the greater of (a) $0.20 per share and (b) 115% multiplied by the volume-weighted average trading price (“VWAP”) of the shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche, which shall be the exercise price of the issued warrant. Such warrants are subject to a down round feature wherein the exercise price would be decreased in the event of the exercise of a down-round price reset of select warrants under the senior secured convertible credit facility with Gotham Green Partners (“GGP”). Refer to “Note 19 – Senior Secured Convertible Credit Facility” for further information. In addition, certain covenants and terms were added or amended, and the minimum liquidity covenant was waived until December 31, 2020. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50. As consideration for the amendment, the Company issued approximately 20,227,863 warrants exercisable at $0.34 per share until September 16, 2025. The Company also cancelled 20,227,863 existing warrants held by the lenders exercisable at $0.60 per share until December 31, 2022. The change in fair value of the warrants was recorded as a debt discount in connection with the Facility. Accordingly, the Company recorded an additional debt discount of $542,986 related to the change in terms of the warrants during the fiscal year ended June 26, 2021.

On September 16, 2020, the Company closed on an incremental term loan of $3,000,000 under the amended Facility and issued 30,000,000 warrants with an exercise price of $0.20 per share until September 16, 2025. On October 30, 2020, the Company closed on an incremental term loan of $7,705,279 under the amended Facility and issued 77,052,790 warrants with an exercise price of $0.20 per share until September 14, 2025. The warrants may be exercised at the election of their holders on a cashless basis and are classified as equity instruments. See “Note 20 – Shareholders’ Equity” and “Note 21 – Share-Based Compensation” for further information.

On September 16, 2020 and September 28, 2020, the down round feature on the warrants issued in connection with the incremental term loan of $3,000,000 on September 16, 2020 was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature was determined to be $405,480 and recognized as an increase in additional paid-in capital during the fiscal year ended June 26, 2021.

On May 11, 2021, the Company completed an amendment of the Facility wherein certain covenants were added and amended. Specifically, the minimum liquidity covenant was amended to which the covenant will not apply if the Company pays and has paid the cash portion of interest accrued under the Facility when such cash interest becomes due and payable. Such covenant will continue to be applied in the event the Company has failed to make payments. The minimum liquidity balance was not amended. In addition, application of payments was added wherein proceeds from the sale of the New York disposal group shall be applied to the amended and restated Facility as of the amendment on July 2, 2020 in the principal amount of $83,123,291. As consideration for the amendment, the Company incurred a modification fee of $1,000,000 which is due from the earliest of (a) receipt of Level-Up proceeds, (b) the date of the Investment Agreement, and (c) the earlier of January 31, 2022. Fees paid to the Lender in connection with the amendment totaled $225,035. The amendment to the Facility was not deemed to be a substantial modification under ASC Subtopic 470-50.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

18. NOTES PAYABLE (Continued)

Unsecured Convertible Facility

On September 16, 2020, the Company entered into an unsecured convertible debenture facility for total available proceeds of $10,000,000 wherein the convertible debentures shall have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest at a rate of 7.5% per annum payable semi-annually in cash. The unsecured facility is callable in additional tranches in the amount of $1,000,000 each, up to a maximum of $10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The Company has the right to prepay, in whole or in part, the outstanding principal amount and accrued interest prior to maturity, upon payment of 7.5% of the principal amount being repaid, less the amount of interest paid during the year of prepayment. The debentures provide for the automatic conversion into Subordinate Voting Shares in the event that the VWAP is greater than $0.25 on the CSE for 45 consecutive trading days, at a conversion price per Subordinate Voting Share equal to $0.17.

On September 16, 2020, the Company closed on an initial $1,000,000 of the facility with a conversion price of $0.17 per Subordinate Voting Share. In connection with the initial tranche, the Company issued 3,293,413 warrants with an exercise price of $0.21 per share. On September 28, 2020, the Company closed on a second tranche of $1,000,000 under its existing unsecured convertible facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the second tranche, the Company issued 3,777,475 warrants with an exercise price of $0.17 per Subordinate Voting Share. On November 20, 2020, the Company closed on a third tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the third tranche, the Company issued 3,592,425 warrants with an exercise price of $0.17 per share. On December 17, 2020, the Company closed on a fourth tranche of $1,000,000 under the facility with a conversion price of $0.15 per Subordinate Voting Share. In connection with the fourth tranche, the Company issued 3,597,100 warrants with an exercise price of $0.18 per share. On January 29, 2021, the Company closed on a fifth tranche of $1,000,000 under its existing unsecured convertible facility with a conversion price of $0.16 per Subordinate Voting Share. In connection with the fifth tranche, the Company issued 3,355,000 warrants with an exercise price of $0.19 per share. Under ASC 815, the conversion option and warrants were recorded as an equity instrument. As of June 26, 2021, the relative fair value of the warrants with a value of $799,949 has been recorded to equity.

On February 10, 2021, the Company entered into an agreement with Wicklow Capital to issue additional warrants for Subordinate Voting Shares within 12 months based on the borrowed amount of the unsecured convertible facility tranches. These warrants will consist of 644,068, 761,205, 775,510, 741,260, and 693,575 warrants with an exercise price of $0.21, $0.18, $0.17, $0.18, and $0.19, respectively. The commitment to issue warrants related to the existing unsecured convertible facility was deemed to be a substantial modification of the facility under ASC Subtopic 470-50 and a loss on extinguishment of $4,010,022 was recorded in the Consolidated Statements of Operations for the year ended June 26, 2021.

On June 14, 2021, a portion of the principal amount was automatically converted into 16,014,663 Class B Subordinate Voting Shares in the amount of $2,371,782. In addition, 8,807,605 of the outstanding warrants under the unsecured convertible facility were exercised at varying prices for a net exercise price of $1,622,377.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

18. NOTES PAYABLE (Continued)

Acquisition Promissory Note

On January 30, 2020, the Company amended the secured promissory note issued in connection with the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) wherein the principal amount was amended from $12,000,000 to $13,000,000 and the maturity date was extended to April 8, 2020. On February 10, 2020, the secured promissory note was amended in which the Company was required to pay a $500,000 extension fee wherein the amendment was deemed to be a substantial modification under ASC Subtopic 470-50. Accordingly, the Company recorded a loss on extinguishment of debt of $571,897. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

On April 8, 2020, the Company entered into a third amendment of the Level Up secured promissory note wherein the maturity date was extended to the earlier of December 31, 2020 or in the event of default. No payments shall be due prior to the maturity date unless certain events occur. The balance of the secured promissory note will bear interest at a rate of 9.0% per annum until paid in full. The effectiveness of the amendment on April 8, 2020 is currently in dispute with the counterparty. The Company disputes the claims filed by the counterparty. The Company also disputes any default of the promissory note, has entered into a counterclaim and continues to seek resolution of the undisputed portion of the promissory note.

During the year ended June 26, 2021, as a result of the legal proceedings and decisions by the applicable governing bodies, the Company derecognized the acquisition promissory note and the related accrued interest in the amount of $12,173,250 and $1,202,180, respectively, and recorded as a component discontinued operations on the Consolidated Statements of Operations for the year ended June 26, 2021. Refer to the May 2020 litigation disclosed in “Note 25 – Commitments and Contingencies”.

Amendments to Promissory Note

On March 31, 2020, the Company completed the first amendment of its existing promissory note in the principal amount of $3,500,000 issued in connection with the acquisition of Viktoriya’s Medical Supplies LLC d/b/a Buddy’s Cannabis wherein the Company paid $400,000 in partial satisfaction of the outstanding debt and accrued interest. The amendment was deemed to be a substantial modification under ASC Subtopic 470-50 and the Company recorded a loss on extinguishment of debt of $400,000 in the Consolidated Statements of Operations for the fiscal year ended June 26, 2021.

On February 25, 2021, the Company completed the second amendment of the promissory note wherein the maturity date was amended to the earlier of April 1, 2022 or in the event of default. Pursuant to the amendment, the Company issued Subordinate Voting Shares in the aggregate amount of $2,000,000 to the lender to settle a portion of the debt in which the difference in fair value on the date the shares were settled by the seller was recorded as a fee. The remaining balance of the promissory note will bear interest at a rate of 9.0% per annum and be paid monthly commencing on May 1, 2021 until the amended maturity date. The second amendment to the existing promissory note was deemed to be a substantial modification under ASC Subtopic 470-50 and a loss on extinguishment of debt of $658,730 was recorded in the Consolidated Statements of Operations for the fiscal year ended June 26, 2021.

Settlement of Debt

During the fiscal year ended June 27, 2020, the Company entered into agreements with various noteholders to settle debt and accrued interest by the issuance of 6,801,790 Subordinate Voting Shares valued at $5,255,172 based on the closing trading prices on the agreement dates. The remaining principal and interest of the promissory notes at the settlement dates were $4,393,342 and $405,000, respectively. The Company recorded a loss on extinguishment of debt of $456,830. The loss was recorded as a component of other expense in the Consolidated Statement of Operations for the fiscal year ended June 27, 2020.

Financing Liability

In connection with the Company’s failed sale and leaseback transactions described in “Note 17 – Leases”, a financing liability was recognized equal to the cash proceeds received upon inception. The cash payments made on the lease less the portion considered to be interest expense, will decrease the financing liability. The financing liability was modified due to an amended lease agreement during the year ended June 26, 2021 in which the new terms of the amended agreement do not qualify as a substantial modification under ASC Subtopic 470-50.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY

As of June 26, 2021 and June 27, 2020, senior secured convertible credit facility consists of the following:

	Tranche	2021	2020

Senior secured convertible notes dated April 23, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1A	$21,112,530	$21,660,583

Senior secured convertible notes dated May 22, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	1B	91,185,378	86,053,316

Senior secured convertible notes dated July 12, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	2	29,580,445	26,570,948

Senior secured convertible notes dated November 27, 2019, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	3	11,454,144	10,288,815

Senior secured convertible notes dated March 27, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	4	13,496,906	12,500,000

Amendment fee converted to senior secured convertible notes dated October 29, 2019, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	21,623,561	19,423,593

Senior secured convertible notes dated April 24, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	IA-1	3,027,003	2,734,282

Senior secured convertible notes dated September 14, 2020, issued to accredited investors, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	IA-2	5,847,933	-

Restatement fee issued in senior secured convertible notes dated March 27, 2020, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	9,104,665	8,199,863

Second restatement fee issued in senior secured convertible notes dated July 2, 2020, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	2,021,984	-

Third restatement fee issued in senior secured convertible notes dated January 11, 2021, which mature on April 23, 2022 and bear interest at LIBOR plus 6.0% per annum.	-	11,372,828	-

Total Drawn on Senior Secured Convertible Credit Facility		219,827,377	187,431,400

Less Unamortized Debt Discount		(49,005,984)	(21,062,937)

Senior Secured Convertible Credit Facility, Net		$170,821,393	$166,368,463

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

A reconciliation of the beginning and ending balances of senior secured convertible credit facility for the years ended June 26, 2021 and June 27, 2020 is as follows:

	Tranche 1	Tranche 2	Tranche 3	Tranche 4	Incremental Advance - 1	Incremental Advance - 2	3rd Advance	Amendment Fee Notes	Restatement Fee Notes	2nd Restatement Fee Notes	TOTAL

Balance as of June 29, 2019	$86,855,415	$-	$-	$-	$-	$-	$-	$-	$-	$-	$86,855,415

Cash Additions	-	25,000,000	10,000,000	12,500,000	2,734,282	-	-	-	-	-	50,234,282
Fees Capitalized to Debt Related to Debt Modifications	-	-	-	-	-	-	-	18,750,000	8,199,863	-	26,949,863
Paid-In-Kind Interest Capitalized	7,713,899	1,570,948	288,815	-	-	-	-	673,593	-	-	10,247,255
Equity Component of Debt - New and Amended	6,942,719	(1,137,637)	(172,786)	(11,552,806)	(609,060)	-	-	(511,900)	(1,245,676)	-	(8,287,146)
Cash Paid for Debt Issuance Costs	-	(482,998)	(641,689)	(673,435)	-	-	-	-	-	-	(1,798,122)
Amortization of Debt Discounts	1,321,414	402,374	206,093	12,932	43,318	-	-	52,907	127,878	-	2,166,916

Balance as of June 27, 2020	$102,833,447	$25,352,687	$9,680,433	$286,691	$2,168,540	$-	$-	$18,964,600	$7,082,065	$-	$166,368,463

Cash Additions	-	-	-	-	-	5,420,564	10,937,127	-	-	-	16,357,691
Repayments	(8,000,000)	-	-	-	-	-	-	-	-	-	(8,000,000)
Principal Reallocation	585,058	(3,276)	(1,277)	(404,451)	(340)	(589)	-	(2,395)	(24,084)	(148,646)	-
Fees Capitalized to Debt Related to Debt Modifications	-	-	-	-	-	(468,564)	(937,127)	-	-	-	(1,405,691)
Paid-In-Kind Interest Capitalized	11,925,650	3,012,776	1,166,607	1,401,357	290,061	427,165	435,701	2,202,363	928,886	170,630	21,961,196
Net Effect on Debt from Extinguishment	4,812,996	962,750	497,175	2,167,870	(453,979)	-	-	455,792	630,758	2,000,000	11,073,362
Equity Component Debt - New and Amended	(23,562,662)	(6,147,968)	(2,480,673)	(2,839,499)	(1,296,844)	(3,239,507)	(7,694,405)	(4,337,438)	(4,551,977)	-	(56,150,973)
Cash Paid for Debt Issuance Costs	-	-	-	-	-	(175,000)	(200,000)	-	-	-	(375,000)
Amortization of Debt Discounts	9,306,004	2,089,165	854,194	1,794,998	684,720	1,231,345	1,539,902	1,690,108	1,800,653	1,256	20,992,345

Balance as of June 26, 2021	$97,900,493	$25,266,134	$9,716,459	$2,406,966	$1,392,158	$3,195,414	$4,081,198	$18,973,030	$5,866,301	$2,023,240	$170,821,393

On March 22, 2019, the Company signed a binding term sheet for a senior secured convertible credit facility (the “Convertible Facility”) of up to $250,000,000 from funds managed by Gotham Green Partners (“GGP”), an investor in the global cannabis industry. The Company subsequently entered into a definitive agreement on April 23, 2019 and closed on a portion of the initial funding tranche.

The Convertible Facility will be accessed through issuances to the lenders of convertible senior secured notes (“Notes”) co-issued by the Company and MM CAN, in an aggregate amount of up to $250,000,000. See “Note 29 – Subsequent Events” for further information. Under the definitive terms, Notes will be issuable in up to five tranches, with each tranche being issuable at the option of the Company, subject to certain conditions and, in certain cases, price thresholds for the Class B Subordinate Voting Shares of the Company. The initial tranche, which the Company and MM CAN have drawn down on April 23, 2019 and May 22, 2019, was for gross proceeds of $100,000,000 (“Tranche 1”). The balance of the Convertible Facility will be funded through additional tranches.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

All Notes will have a maturity date of 36 months from the Closing Date (the “Maturity Date”), with a 12-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the principal amount under the outstanding Notes. All Notes will bear interest from their date of issue at LIBOR plus 6.0% per annum. During the first 12 months, interest may be paid-in-kind (“PIK”) at the Company’s option such that any amount of PIK interest will be added to the outstanding principal of the Notes. The Company shall have the right after the first year, to prepay the outstanding principal amount of the Notes prior to maturity, in whole or in part, upon payment of 105% of the principal amount in the second year and 103% of the principal amount thereafter.

The Notes (including all accrued interest and fees thereon) will be convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the Maturity Date. The conversion price for each tranche of Notes is determined based upon a predefined formula as defined in the agreement immediately prior to funding of each tranche.

The Company may force the conversion of up to 75% of the then outstanding Notes if the volume weighted average price (“VWAP”) of the Subordinate Voting Shares (converted to U.S. dollars) is at least $8.00 for any 20 consecutive trading day period, at a conversion price per Subordinate Voting Share equal to $8.00. If 75% of the then outstanding Notes are converted by the Company, the term of the remaining 25% of the then outstanding Notes will be extended by 12 months (if such extended period is longer than the maturity date of such Notes), subject to an outside date of 48 months from the Closing Date.

Upon issuance of Notes pursuant to any tranche, the lenders will be issued share purchase warrants of the Company (“Warrants”), each of which would be exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The number of Warrants to be issued will represent an approximate 50% Warrant coverage for each tranche. The exercise prices for each tranche of Warrants are determined based upon a predefined formula as defined in the agreement immediately prior to funding of each tranche.

In connection with Tranche 1, the Company issued to the lenders 10,086,066 Warrants with an exercise price per share equal to $3.72 and 42,913,752 Warrants with an exercise price per share equal to $4.29. Under ASC 815, the conversion option and warrants were recorded as an equity instrument. As of June 29, 2019, the relative fair value of the warrants with a value of $7,548,720 has been recorded to equity. In addition, the Company paid cash financing fees of $2,276,757 and issued 1,748,251 Subordinate Voting Shares valued at an aggregate price of $3,979,119 using the trading share price of the Company at the issuance date. The cash consideration and Subordinate Voting Shares issued were allocated between debt and equity.

As additional consideration for the purchase of the Notes, at the time of each Tranche closing, the lenders will be paid an advance fee of 1.5% of the principal amount of the Notes purchased in such Tranche. While the Notes are outstanding, the lenders will be entitled to the collective rights (a) to nominate an individual to the board of directors of the Company, and (b) to appoint a representative to attend all meetings of the board of directors in a non-voting observer capacity. The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws.

As of June 26, 2021 and June 27, 2020, the Company has drawn down on a total of $165,000,000 and $150,000,000, respectively, on the Convertible Facility.

Amendments to Senior Secured Convertible Credit Facility

On August 12, 2019, the Company amended certain provisions of the Convertible Facility led by GGP (the “First Amendment”). The Company agreed to pay GGP 15% of the $125,000,000 drawn down prior to entering into the amendment as an amendment fee, which was calculated at $18,750,000 and was subsequently converted into convertible notes on October 29, 2019 at a conversion price of $1.28 per Class B Subordinate Voting Share (the “Amendment Fee Notes”). The Amendment Fee Notes may be cancelled in the event that either: the obligations, excluding the amendment fee, are paid in full, whether by prepayment or when due; or the lender elects to convert a portion of the obligations and the price per share is greater than $2.95. Tranche 1 and Tranche 2 had been fully drawn down as of May 22, 2019 and July 12, 2019, respectively. The amount of funds available to the Company in Tranche 3 and Tranche 4 was amended to $50,000,000 and $75,000,000, respectively. The aggregate amount available to be borrowed remained the same. The new terms of the First Amendment were deemed to be substantial modifications under ASC Subtopic 470-50. Accordingly, the Company recorded a loss on extinguishment of debt of $31,816,659. The loss was recorded as a component of loss on extinguishment of debt in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

On October 29, 2019, the Company completed the second amendment of the Convertible Facility with GGP (the “Second Amendment”) wherein certain reporting and financial covenants were modified. The Amendment removed the senior debt to market capitalization ratio covenant. The conversion of any portion of the obligations into shares is restricted until on or after October 29, 2020. As a result of the Second Amendment, the Company has the right to repay, in whole or in part, the outstanding principal amount of the Note together with accrued and unpaid interest and fees, plus the applicable premium which is five percent (5%) of the principal amount being repaid before the second anniversary of the date of issuance of each convertible note, and three percent (3%) of the principal amount being repaid thereafter. The amount of available credit in the remaining tranches was amended to $10,000,000 for Tranche 3 and $115,000,000 for Tranche 4, of which the full amount of Tranche 3 was funded on November 27, 2019. The aggregate amount available to be borrowed remained the same. Further, the Second Amendment provided that the funding of Tranche 4 will require the consent of both the Company and the lenders under the Convertible Facility. The new terms of the Second Amendment do not qualify as a substantial modification under ASC Subtopic 470-50.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

On March 27, 2020, the Company amended and restated the securities purchase agreement with GGP (the “Third Amendment”) wherein GGP committed to fund up to $150,000,000 through Tranche 4 and subsequent tranches (each such subsequent tranche, an “Incremental Advance”) subject to the funding requirements of the Company and certain other conditions. The maximum funding capacity under the Convertible Facility, as amended on March 27, 2020 is $285,000,000 of which $135,000,000 had been drawn down in prior tranches. The final $25,000,000 is subject to acceptance by the Company. Certain financial covenants were also modified which include a reduction in the required go-forward minimum cash balance and the removal of the fixed charge coverage ratio requirement that was to become effective in calendar 2021. The Third Amendment removed the accelerated and forced conversion rights previously held by GGP under the agreement as amended on August 12, 2019.

As part of the Third Amendment, the Company agreed to pay GGP 10% of the existing Notes outstanding prior to Tranche 4, including paid-in-kind interest accrued on such Notes (the “Existing Notes”), or $163,997,255, as a restatement fee (the “Restatement Fee”), of which the first 50% of the Restatement Fee was paid through the issuance of additional Notes in an aggregate principal amount equal to $8,199,863 at a conversion price of $0.26 (the “Restatement Fee Notes”). The remaining 50% of the Restatement Fee, or $8,199,863, will be due upon each Incremental Advance on a pro-rata basis of $87,500,000. As additional consideration for the purchase of the Tranche 4 Notes, the lenders participating in Tranche 4 Advance were paid an advance fee of 1.5% (the “Advance Fee”) of the aggregate principal amount, or $187,500, which was withheld from the Tranche 4 funding amount. The 1.5% Advance Fee will also be paid in respect of any Incremental Advances.

Under the Amended and Restated SPA, each Incremental Advance will be issued at a conversion price per Subordinate Voting Share equal to the five (5) day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of completion of such Incremental Advance, subject to a minimum price of $0.20 and maximum price of $0.40 (in respect of each Incremental Advance, a “Restatement Conversion Price”), provided that the first Incremental Advance (the “Tranche 4 Advance”) will have a Restatement Conversion Price of $0.26. In addition, as any Incremental Advances are funded, the conversion price of the relative portion of the Existing Notes will be amended to the Restatement Conversion Price.

In connection with each Incremental Advance, the Company will also share purchase warrants of the Company (“Incremental Warrants”) representing 100% coverage on the aggregate principal amount of such Incremental Advance, each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance, at an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. In addition, as any Incremental Advances are funded, the relative portion of the existing share purchase warrants issued under the Convertible Facility and outstanding prior to Tranche 4 (the “Existing Warrants”) will be cancelled and replaced by new share purchase warrants of the Company (the “ Replacement Warrants”), each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance at an exercise price equal to the Restatement Conversion Price for such Incremental Advance. The Incremental Warrants, including the Tranche 4 Warrants, and the Replacement Warrants will be exercisable on a cashless (net exercise) basis. In addition, if the Company’s retail operations achieve two (2) consecutive three-month periods of positive after-tax free cash flow during any time prior to the expiry date for the Replacement Warrants, then all outstanding Replacement Warrants will be automatically cancelled upon achieving the milestone.

The principal amount of the Existing Notes that will be repriced and the number of Existing Warrants that will be cancelled and replaced upon an Incremental Advance will be based on the percentage that the amount of such Incremental Advance is of a total funding target of $100,000,000 (the “Funding Target Percentage”). The applicable Existing Notes will be repriced to the Restatement Conversion Price for such Incremental Advance. The Incremental Replacement Warrants issued as a part of such Incremental Advance will represent 50% coverage on the amount determined by multiplying the Funding Target Percentage by $135,000,000. The Third Amendment was a substantial modification in accordance ASC Subtopic 470-50. As a result of the Third Amendment, the Company recorded a loss on extinguishment of debt in the amount of $10,706,883. The loss was recorded as a component of other expense in the Consolidated Statements of Operations for the fiscal year ended June 27, 2020.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

On July 2, 2020, the Company amended and restated the securities purchase agreement with Gotham Green Partners (“GGP”) under the senior secured convertible credit facility (the “Convertible Facility”) (the “Fourth Amendment”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The payment-in-kind feature on the Convertible Facility was also extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The Fourth Amendment released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. The Fourth Amendment allows for immediate prepayment of amounts under the Convertible Facility with a 5% prepayment penalty until 2nd anniversary of the Fourth Amendment and 3% prepayment penalty thereafter. As part of the Fourth Amendment, holders of notes under the Convertible Facility were provided down-round protection where issuances of equity interests (including securities that are convertible or exchangeable for equity interests) by the Company at less than the higher of (i) lowest conversion price under the amended and restated notes of the Convertible Facility amendment dated March 27, 2020 and (ii) the highest conversion price determined for any incremental advances, will automatically adjust the conversion/exercise price of the previous tranches and incremental tranche 4 warrants and the related replacement warrants to the price of the newly issued equity interests. Certain issuances of equity interests are exempted such as issuances to existing lenders, equity interests in contemplation at the time of Fourth Amendment and equity interests issued to employees, consultants, directors, advisors or other third parties, in exchange for goods and services or compensation. Pursuant to ASU 2017-11, the down-round protection was not considered a derivative and will be recognized when the down-round protection adjustments are triggered.

As consideration for the amendment, the conversion price for 52% of the tranches 1 through 3 and the first amendment fee notes outstanding under the Convertible Facility were amended to $0.34 per share. An amendment fee of $2,000,000 was also paid through the issuance of additional notes at a conversion price of $0.28 per share. The Fourth Amendment to the Convertible Facility was deemed to be a substantial modification under ASC Subtopic 470-50 and a loss on extinguishment of $10,129,655 was recorded in the Consolidated Statements of Operations for the year ended June 26, 2021.

On September 14, 2020, the Company closed on an incremental advance in the amount of $5,000,000 under its existing Convertible Facility with GGP at a conversion price of $0.20 per share. In connection with the incremental advance, the Company issued 25,000,000 warrants with an exercise price of $0.20 per share. In addition, 1,080,255 existing warrants were cancelled and replaced with 16,875,001 warrants with an exercise price of $0.20 per share. Pursuant to the terms of the Convertible Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of $170,729,923, was amended to $0.20 per share. As consideration for the additional advance, the Company issued convertible notes as consideration for a $468,564 fee with a conversion price of $0.20 per share.

On September 16, 2020 and September 28, 2020, the down round feature on the convertible notes and warrants issued in connection with Tranche 4, Incremental Advances and certain amendment fees was triggered wherein the exercise price was adjusted to $0.17 and $0.15 per share, respectively. The value of the effect of the down round feature on convertible notes and warrants was determined to be $32,744,770 and $6,723,954, respectively, for the year ended June 26, 2021. The effect related to convertible notes was recognized as additional debt discount and an increase in additional paid-in-capital. The effect related to warrants was recognized as a deemed distribution and an increase in additional paid-in capital.

On November 1, 2020, the Company repaid $8,000,000 of borrowings under the Convertible Facility and recorded a loss $943,707 on the partial extinguishment of debt and is included in the net effect on equity component of new and amended debt in the reconciliation of the beginning and ending balances of senior secured convertible credit facility for the year ended June 26, 2021.

On January 11, 2021, the Company amended and restated the securities purchase agreement under the Convertible Facility (the “Fifth Amendment”) wherein the minimum liquidity covenant was waived until June 30, 2021 and resetting at $7,500,000 effective on July 1, 2021 through December 31, 2021, and $15,000,000 thereafter, and waiver of the minimum liquidity covenant if the Company is current on cash interest. Furthermore, covenants with regards to non-operating leases, capital expenditures and corporate SG&A will now be tied to a board of directors approved budget. In conjunction with the Fifth Amendment, the Company received an additional advance of $10,000,000 under its existing Convertible Facility with GGP with a conversion price of $0.16 per share. The Company also issued 62,174,567 warrants exercisable for five years at a purchase price of $0.16 per share. The notes, restatement fee notes and warrants are subject to down round adjustment provisions, with certain exceptions, if the Company issues securities at a lower price. The Fifth Amendment to the Convertible Facility was not deemed to be a substantial modification under ASC Subtopic 470-50.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

As a result of the amendments during fiscal year ended June 27, 2020, all convertible notes will have a maturity date of 36 months from April 23, 2019 (the “Maturity Date”), with a twelve-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the principal amount under the outstanding Convertible Facility, provided that if the Tranche 4 Notes and Funding Commitments reach at least $100,000,000 in the aggregate, GGP will have certain options to extend the Maturity Date up to April 23, 2027. The Convertible Facility will bear interest from their date of issue at LIBOR plus 6.0% per annum. During the first twelve months, interest may be paid-in-kind (“PIK”) at the Company’s option such that any amount of PIK interest will be added to the outstanding principal of the Convertible Facility. The Company shall have the right after the first year, to prepay the outstanding principal amount of the Convertible Facility prior to maturity, in whole or in part, upon payment of 105% of the principal amount in the second year and 103% of the principal amount thereafter. The Notes (including all accrued interest and fees thereon) will be convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the Maturity Date.

On May 11, 2021, the Company entered into an agreement letter (the “Letter”) with Gotham Green Partners (“GGP”). Pursuant to the Letter with GGP, the Company received reprieve from certain potential non-compliance with certain covenants under the Fifth Amendment dated January 11, 2021, such as potential non-compliance with certain reporting and notice requirements, pay certain liabilities when due, deliver control agreements for certain bank accounts, obtain consent from the lenders prior to hiring certain executives, obtain consent from the lenders for certain matters and related items. No amounts were paid by the Company for the Letter. The Company believes it will meet the amended covenants for the following 12-month period and has classified the balance of the Convertible Facility as non-current in the Consolidated Balance Sheets. Refer to “Note 2 – Summary of Significant Accounting Policies, Going Concern” for discussion of the Company’s plans for the 12-month period after the issuance of the consolidated financial statements and “Note 29 – Subsequent Events” for further details of the amendment subsequent to June 26, 2021.

Warrants Issued for the Senior Secured Convertible Credit Facility

Upon funding of Tranche 2 in the amount of $25,000,000 on July 12, 2019, the Company issued 2,967,708 and 857,336 warrants to the lenders at an exercise price of $3.16 and $3.65 per share, respectively. Upon funding of Tranche 3 in the amount of $10,000,000 on November 27, 2019, the Company issued 3,708,772 and 1,071,421 warrants to the lenders at an exercise price of $1.01 and $1.17 per share, respectively.

Upon funding of the Tranche 4 Advance in the amount of $12,500,000 on March 27, 2020, the Company issued 48,076,923 Warrants with an exercise price of $0.26, representing 100% coverage of the Tranche 4 Advance. Additionally, in accordance with the Third Amendment, the Company cancelled 2,700,628 of the 21,605,061 Existing Warrants issued under Tranche 1, Tranche 2 and Tranche 3 and reissued 32,451,923 Replacement Warrants with an exercise price per share equal to $0.26. Upon funding of the Tranche 4 Advance on March 27, 2020, the conversion price for $20,499,657 of the convertible notes, representing 12.5% of each under Tranche 1, Tranche 2 and Tranche 3 was amended to $0.26 per Subordinate Voting Share. Upon funding of the incremental advance in the amount of $2,500,000 on April 24, 2020, the Company issued 9,615,385 warrants with an exercise price of $0.26. In addition, 540,128 Existing Warrants were cancelled and replaced with 6,490,385 warrants with an exercise price of $0.26 in accordance with the Third Amendment.

Pursuant to the terms of the Convertible Facility, the conversion price of $47,100,000 of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), of an aggregate principal amount of $168,100,000, was amended to $0.17 per share, of which $16,800,000 of the Notes outstanding will continue to be subject to down round adjustment provisions. In addition, the Company cancelled an aggregate of 2,160,507 warrants that were issued with such notes and, in exchange, issued 41,967,832 warrants with an exercise price of $0.16 per share. In connection with the Fifth Amendment, the Company issued convertible notes as consideration for a $937,127 fee with a conversion price of $0.16 per share.

On April 21, 2021, the Company cancelled existing warrants issued to Gotham Green Partners pursuant to the Fifth Amendment of the Senior Secured Credit Facility. The following warrants were immediately and automatically cancelled in the amounts of 32,451,923, 6,490,385, 16,875,000 and 41,967,832 which were exercisable at $0.26, $0.26, $0.20 and $0.16, respectively.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

19. SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

Warrants issued pursuant to the Third Amendment may be exercised at the election of their holders on a cashless basis. All Existing and Replacement Warrants issued in connection with the Convertible Facility met the scope exception under ASC 815 and classified as equity instruments. The warrants are measured at fair value and recorded as a debt discount in connection with the Convertible Facility. See “Note 21 – Share-Based Compensation” for further information regarding the valuation method and assumptions used in determining the fair value of these equity instruments.

While the Notes are outstanding, the lenders will be entitled to the collective rights to (a) nominate an individual to the Board of Directors of the Company, and (b) appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. Pursuant to the Side Letter executed on October 29, 2019 in conjunction with the Amendment, GGP has the right to nominate a majority of the Company’s Board of Directors while the aggregate principal amount outstanding under the Notes being more than $25,000,000. The Notes are secured by substantially all assets of the Company.

The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws. Closing of any tranche of the Convertible Facility subsequent to Tranche 1 is subject to certain conditions being satisfied including, but not limited to, there is no event of default, reconfirmation of representations and warranties and compliance with applicable covenants and agreements.

20. SHAREHOLDERS’ EQUITY

Authorized

The authorized share capital of the Company is comprised of the following:

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the holders of Class B Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority rights of the holders of any shares of the Company ranking in priority to the Class B Shares (including without restriction the Class A Super Voting Shares) be entitled to participate ratably along with all other holders of Class B Shares.

Unlimited Number of Class A Super Voting Shares

Holders of Super Voting Shares are not entitled to receive dividends. They are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. Provided that the founders hold more than 50% of the issued and outstanding non-voting common shares of MM Corp and Common Units of LLC, otherwise each holders of Super Voting Shares are entitled to 50 votes in respect of each Super Voting Share held. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. The Super Voting Shares are redeemable by the Company at a fixed rate of $0.10119 per share at the option of the current holder (the founders) in certain circumstances. In all other circumstances, the Company has the option to redeem the Super Voting Shares at the aforementioned fixed rate. The total amount due if redeemed, was nil and $82,500 as of June 26, 2021 and June 27, 2020, respectively. The Company determined that the Super Voting are temporary equity in accordance with ASC 480, “Distinguishing Liabilities from Equity” and has reflected the amount as mezzanine equity in the Consolidated Balance Sheets.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20. SHAREHOLDERS’ EQUITY (Continued)

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the Company will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Company (including the holders of preferred shares of any series and Class B Subordinate Voting Shares) to return the issue price of the Class A Super Voting Shares. If there are insufficient assets to fully return the issue price, such holders will receive an amount equal to the holders of the Class A Super Voting Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Class A Super Voting Shares along with all other holders of Class A Super Voting Shares.

On January 31, 2020, the Company announced that Adam Bierman and Andrew Modlin agreed to surrender all of their Class A Super Voting Shares to the Company. During the fiscal year ended June 27, 2020, 815,295 Super Voting Shares previously held by Mr. Bierman were cancelled by a third-party supervised by a special committee of the Board. On July 12, 2020, the valuation of the Super Voting Shares was completed. As of June 26, 2021 and June 27, 2020, $475,650 was accrued in current liabilities for the amount owed to Adam Bierman related to the Super Voting Shares cancelled. This liability is to be settled in Class B Subordinate Voting Shares and RSUs.

Unlimited Number of Preferred Shares

The Preferred Shares may be issued at any time or from time to time in one or more series. The board of directors of the Company may, by resolution, alter its Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including the rate, form, entitlement and payment of preferential dividends, the dates and place for payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, if any, and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; provided, however, that no Preferred Shares of any series shall be issued until the Company has filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies. Preferred shares shall be entitled to preference over other classes of shares, dividends when declared and any distribution of assets in event of liquidation, dissolution or winding up the Company, whether voluntary or involuntary.

2,000,000,000 Units of MM CAN USA. Redeemable Shares

The Company’s subsidiary, MM CAN USA, Inc. has two authorized classes of units, Class A and Class B Redeemable Stock with a $0.001 USD par value, having an authorized limit of 1,000,000,000 units each. Class A Units are not redeemable, while Class B Redeemable Units are redeemable into shares of the Company’s Class B Subordinate Voting Shares. Holders of Class B Redeemable Units can redeem at their election. There are no mandatory redemption features. Class A Units are entitled to vote per unit held while Class B Redeemable Units are non-voting. Each Class recognizes on a pro-rata basis dividends when declared. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class B Redeemable Units, together with holders of Class A Units on a pro-rata basis, will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

Unlimited Number of MM Enterprises USA Common Units

The Company’s subsidiary, MM Enterprises USA, LLC has one authorized class of units being Common Units. Common Units contain no voting rights and are redeemable into Class B Redeemable Units of MedMen Corp or of the Company’s Class B Subordinate Voting Shares. Distributions to members, upon the dissolution or liquidation of the Company, whether voluntary or involuntary may be declared by out of distributable cash or other funds or property legally available therefor in such amounts and on such terms as the Company shall determine using such record date as the Company may designate on a pro-rata basis in accordance with each member’s percentage interest in the Company.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20. SHAREHOLDERS’ EQUITY (Continued)

Issued and Outstanding

A reconciliation of the beginning and ending issued and outstanding shares is as follows:

	Subordinate Voting Shares	Super Voting Shares	MM CAN USA Class B Redeemable Units	MM Enterprises USA Common Units

Balance as of June 29, 2019	173,010,922	1,630,590	319,193,215	725,016

Cancellation of Super Voting Shares	-	(815,295)	-	-
At-the-Market Equity Financing Program, Net	9,789,300	-	-	-
Shares Issued for Cash	61,596,792	-	-	-
Shares Issued to Settle Debt and Accrued Interest	6,801,790	-	-	-
Shares Issued to Settle Accounts Payable and Liabilities	24,116,461	-	-	-
Shares Issued to Settle Contingent Consideration	13,737,444	-	-	-
Asset Acquisitions	7,373,034	-	-	-
Redemption of MedMen Corp Redeemable Shares	83,119,182	-	(83,119,182)	-
Shares Issued for Vested Restricted Stock Units	329,548	-	-	-
Shares Issued for Other Assets	13,479,589	-	-	-
Shares Issued for Acquisition Costs	765,876	-	-	-
Shares Issued for Business Acquisition	5,112,263	-	-	-
Stock Grants for Compensation	4,675,017	-	49,818	-

Balance as of June 27, 2020	403,907,218	815,295	236,123,851	725,016

Cancellation of Super Voting Shares	-	(815,295)	-	-
Shares Issued for Cash	89,050,000	-	-	-
Shares Issued to Settle Debt and Accrued Interest	4,305,148	-	-	-
Shares Issued to Settle Accounts Payable and Liabilities	17,872,181	-	-	-
Redemption of MedMen Corp Redeemable Shares	175,140,972	-	(175,140,972)	-
Shares Issued for Vested Restricted Stock Units	11,658,293	-	-	-
Shares Issued for Exercise of Warrants	8,807,605	-	34,229,722	-
Shares Issued for Conversion of Debt	16,014,663	-	-	-
Stock Grants for Compensation	110,294	-	-	-

Balance as of June 26, 2021	726,866,374	-	95,212,601	725,016

At-the-Market Equity Financing Program

On April 10, 2019, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity Corp. pursuant to which the Company may, from time to time, sell Subordinate Voting Shares for aggregate gross proceeds of up to C$60,000,000. The At-the-Market equity financing program (the “ATM program”) is designed to enable the Company to issue Subordinate Voting Shares from treasury at a lower cost than traditional offerings, without discount and at prevailing trading prices. The Company intends to use the net proceeds from the sale of Subordinate Voting Shares under the ATM program principally for general and administrative expenses, working capital needs and other general corporate purposes. During the fiscal year ended June 27, 2020, the Company had issued 9,789,300 for net proceeds of US$12,399,252.

Cancellation of Super Voting Shares

Effective as of December 10, 2020, the Company cancelled the remaining 815,295 Class A Super Voting Shares that were granted via proxy to Benjamin Rose wherein no consideration was paid. The effect of the cancellation was recognized as a reduction in the mezzanine equity for the book value of $82,500 and the difference over the repurchase price of nil was recorded to additional paid-in capital. There was no effect on total shareholders’ equity as a result of this cancellation. As of June 26, 2021, there are no outstanding Class A Super Voting Shares.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20. SHAREHOLDERS’ EQUITY (Continued)

Private Placements

Effective as of February 16, 2021, the Company executed the sale of 7,800,000 units through an investor agreement for a purchase price of $0.37 per share or aggregated total proceeds of approximately $2,866,000. Each unit consisted of one Class B Subordinate Voting Share and one share purchase warrant. Each warrant permits the holder to purchase one additional Class B Subordinate Voting Share at an exercise price of $0.46 per share for a period of five years from the date of issuance. The warrants were classified within shareholders’ equity as additional-paid-in-capital in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”) and recorded at fair value.

Effective as of March 18, 2021, the Company executed the sale of 50,000,000 units (“Private Placement Units”) and 50,000,000 warrants that were granted through a separate private placement for a purchase price of C$0.40 per Private Placement Unit for aggregated total proceeds of approximately C$20,000,000 (or $16,019,597 U.S. dollars). Each Private Placement Unit consisted of one Class B Subordinate Voting Share and one share purchase warrant of the Company (“Private Placement Warrant”). Each Private Placement Warrant entitles the holder to purchase one Subordinate Voting Share at an exercise price of C$0.50 for a period of three years following the closing of the transaction. See “Note 16 - Derivative Liabilities” for further information.

Effective as of May 17, 2021, the Company executed the sale of 31,250,000 units and 31,250,000 warrants that were granted through a subscription agreement for a purchase price of $0.32 or aggregated total proceeds of approximately $10,000,000. Each unit consisted of one Class B Subordinate Voting Share and one share purchase warrant of the Company. Each warrant entitles the holder to purchase one Subordinate Voting Share at an exercise price of $0.35 for a period of three years following the closing of the transaction. The warrants were classified within shareholders’ equity as additional-paid-in-capital in accordance with ASC 815-10, “Derivatives and Hedging” (“ASC 815-10”) and recorded at fair value.

Cashless Exercise of Warrants

During the fiscal year ended June 26, 2021, 50,078,058 warrants were exercised on a cashless basis for 34,229,722 MM CAN USA Class B Redeemable Shares, of which 30,697,023 were redeemed for Class B Subordinate Voting Shares.

Non-Controlling Interests

Non-controlling interest represents the net assets of the subsidiaries that the holders of the Subordinate Voting Shares do not directly own. The net assets of the non-controlling interest are represented by the holders of MM CAN USA Redeemable Shares and the holders of MM Enterprises USA Common Units. Non-controlling interest also represents the net assets of the entities the Company does not directly own but controls through a management agreement. As of June 26, 2021 and June 27, 2020, the holders of the MM CAN USA Redeemable Shares represent approximately 11.58% and 36.89%, respectively, of the Company and holders of the MM Enterprises USA Common Units represent approximately 0.09% and 0.11%, respectively, of the Company.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20. SHAREHOLDERS’ EQUITY (Continued)

Variable Interest Entities

The below information are entities the Company has concluded to be variable interest entities (“VIEs”) as the Company possesses the power to direct activities through management services agreements (“MSAs”). Through these MSAs, the Company can significantly impact the VIEs and thus holds a controlling financial interest. The following table represents the summarized financial information about the Company’s consolidated VIEs. VIEs include the balances of Venice Caregiver Foundation, Inc., LAX Fund II Group, LLC, and Natures Cure, Inc. This information represents amounts before intercompany eliminations.

As of and for the year ended June 26, 2021, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,365,867	$500,648	$13,260,675	$15,127,190
Non-Current Assets	12,596,223	2,864,806	4,957,685	20,418,714

Total Assets	$13,962,090	$3,365,454	$18,218,360	$35,545,904

Current Liabilities	$8,760,561	$10,302,246	$2,778,312	$21,841,119
Non-Current Liabilities	9,350,037	2,442,330	1,146,320	12,938,687

Total Liabilities	$18,110,598	$12,744,576	$3,924,632	$34,779,806

Non-Controlling Interest	$(4,148,508)	$(9,379,122)	$14,293,728	$766,098

Revenues	$9,247,506	$-	$14,620,618	$23,868,124
Net (Loss) Income Attributable to Non-Controlling Interest	$1,776,677	$(3,308,795)	$7,514,101	$5,981,983

As of and for the year ended June 27, 2020, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,233,188	$811,025	$6,639,231	$8,683,444
Non-Current Assets	16,867,824	3,259,563	5,032,428	25,159,815

Total Assets	$18,101,012	$4,070,588	$11,671,659	$33,843,259

Current Liabilities	$12,831,161	$7,481,953	$3,745,710	$24,058,824
Non-Current Liabilities	11,196,585	2,662,078	1,146,322	15,004,985

Total Liabilities	$24,027,746	$10,144,031	$4,892,032	$39,063,809

Non-Controlling Interest	$(5,926,734)	$(6,073,443)	$6,779,627	$(5,220,550)

Revenues	$10,949,458	$-	$13,976,810	$24,926,268
Net (Loss) Income Attributable to Non-Controlling Interest	$(6,132,528)	$(3,777,079)	$3,143,437	$(6,766,170)

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

20. SHAREHOLDERS’ EQUITY (Continued)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the year ended June 26, 2021:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Other Non- Controlling Interests	TOTAL

Balance as of June 27, 2020	$(5,925,185)	$(6,070,327)	$6,779,627	$(331,561,812)	$(336,777,697)

Net Income (Loss)	1,776,677	(3,308,795)	7,514,101	(39,434,217)	(33,452,234)

Deferred Tax Impact on Conversion Feature	-	-	-	(1,210,052)	(1,210,052)
Equity Component on Debt and Debt Modification	-	-	-	4,055,133	4,055,133
Redemption of MedMen Corp Redeemable Shares	-	-	-	(78,008,749)	(78,008,749)

Balance as of June 26, 2021	$(4,148,508)	$(9,379,122)	$14,293,728	$(446,159,697)	$(445,393,599)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the year ended June 27, 2020:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Other Non- Controlling Interests	TOTAL

Balance as of June 29, 2019	$207,343	$(2,293,248)	$3,636,190	$(33,417,690)	$(31,867,405)

Net Income (Loss)	(6,132,528)	(3,777,079)	3,143,437	(272,499,888)	(279,266,058)

Cash Distributions from Non-Controlling Members	-	-	-	(310,633)	(310,633)
Stock Grants for Compensation	-	-	-	35,157	35,157
Equity Component on Debt and Debt Modification	-	-	-	5,331,969	5,331,969
Redemption of MedMen Corp Redeemable Shares	-	-	-	(32,192,800)	(32,192,800)
Share-Based Compensation	-	-	-	1,492,073	1,492,073

Balance as of June 27, 2020	$(5,925,185)	$(6,070,327)	$6,779,627	$(331,561,812)	$(336,777,697)

Prior to November 2019, the Company held 70% of the total outstanding units in LCR Manager, LLC (the “Manager”) which holds less than 0.01% of the total outstanding units in Le Cirque Rouge, LP (the “Operating Partnership,” or the “OP”) in which the investment was accounted for under the equity method due to the Company’s significant influence as a result of LCR Manager, LLC being the manager of the OP and owning equity interests in the OP. The amount of initial investment in the OP was nominal, and thus the equity interests in the OP, and accordingly, the amount of investment, was determined to be insignificant and therefore has not been recorded in these financial statements. Accordingly, the Company’s maximum exposure to loss as a result of its involvement with the OP is not significant. During the fiscal year ended June 27, 2020, the Company sold its interests in LCR Manager, LLC for gross proceeds of $12,500,000 and terminated its management agreement with the Manager.

Le Cirque Rouge, LP is a Delaware limited partnership that holds substantially all of the real estate assets owned by the REIT, conducts the REIT’s operations, and is financed by the REIT. Under ASC 810, “Consolidation”, the OP was determined to be a variable interest entity in which the Company has a variable interest. The Company was determined to have an implicit variable interest in the OP based on the leasing relationship and arrangement with the REIT. The Company was not determined to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities of the VIE that most significantly affect its economic performance. As of June 26, 2021, the Company continues to have a variable interest in the OP. During the fiscal years ended June 26, 2021 and June 27, 2020, the Company did not provide any financial or other support to the REIT other than the completion of the sale and leaseback transactions and the REIT being a lessor on various leases as described in “Note 17 – Leases”. Accordingly, Le Cirque Rouge, LP is not consolidated as a variable interest entity within the consolidated financial statements.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, restricted stock units (together, “Awards”). Stock based compensation expenses are recorded as a component of general and administrative to the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

A summary of share-based compensation expense for the years ended June 26, 2021 and June 27, 2020 is as follows:

	2021	2020

Stock Options	$2,092,273	$1,876,225
Deferred Stock Units	-	484,932
LTIP Units	-	1,492,073
Stock Grants for Services	55,163	4,141,858
Restricted Stock Grants	2,197,255	3,554,968

Total Share-Based Compensation	$4,344,691	$11,065,124

On February 1, 2020, Adam Bierman resigned as Chief Executive Officer of the Company and surrendered all Class A Super Voting Shares to the Company. See “Note 20 – Shareholders’ Equity” for further information on Mr. Bierman’s Super Voting Shares. As payment of severance to Mr. Bierman, the Company will compensate Mr. Bierman in the form of securities, of which the number of issued securities and the aggregate amount is approximately 3,700,000 of which half are in Class B Subordinate Voting Shares and half are in RSUs. The RSUs have a term of 10 years and vest when the Company’s Class B Subordinate Voting Shares have a daily VWAP of at least $2.05 for 25 consecutive days. As of June 26, 2021, $475,650 was accrued in current liabilities for the amount owed to Adam Bierman related to the Super Voting Shares cancelled. This liability is to be settled in Class B Subordinate Voting Shares and RSUs. In addition, the Company amended the terms of the 9,661,939 LTIP Units held by Mr. Bierman wherein the vesting period was extended to ten years from February 1, 2020. The Company analyzed the impact of the modification on its consolidated financial statements and determined the modification did not have a significant impact on its Consolidated Statements of Operations and its Consolidated Balance Sheets as of and for the year ended June 27, 2020.

Stock Options

A reconciliation of the beginning and ending balance of stock options outstanding is as follows:

	Number of Stock Options	Weighted-Average Exercise Price

Balance as of June 29, 2019	13,538,102	$4.31

Granted	6,812,552	$1.34
Forfeited	(11,732,450)	$(2.79)

Balance as of June 27, 2020	8,618,204	$2.78

Granted	7,858,643	$0.17
Forfeited	(1,723,887)	$(2.73)

Balance as of June 26, 2021	14,752,960	$1.40

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION (Continued)

The following table summarizes the stock options that remain outstanding as of June 26, 2021:

Security Issuable	Exercise Price	Weighted Average Remaining Life in Years	Stock Options Outstanding	Stock Options Exercisable

Subordinate Voting Shares	$5.71	7.30	350,560	350,560
Subordinate Voting Shares	$4.03 - $4.05	6.99	1,829,768	1,442,084
Subordinate Voting Shares	$3.06 - $3.84	6.52	1,206,839	1,206,599
Subordinate Voting Shares	$2.02 - $2.79	5.5	2,063,936	1,106,182
Subordinate Voting Shares	$1.38 - $1.99	8.22	565,358	326,850
Subordinate Voting Shares	$0.11 - $0.53	4.64	8,736,499	937,265

			14,752,960	5,369,540

For the years ended June 26, 2021 and June 27, 2020, the fair value of stock options granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	2021	2020

Weighted-Average Risk-Free Annual Interest Rate	1.05%	1.60%
Weighted-Average Expected Annual Dividend Yield	0.0%	0.0%
Weighted-Average Expected Stock Price Volatility	116.5%	91.0%
Weighted-Average Expected Life in Years	7.50	7.50
Weighted-Average Estimated Forfeiture Rate	40.0%	40.0%

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares and the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies and beginning March 28, 2021, was solely based on the historical volatility of the Company’s Subordinate Voting Shares. The expected life represents the period of time that stock options granted are expected to be outstanding. The risk-free rate was based on Bank of Canada zero coupon bond with a remaining term equal to the expected life of the options. There were no stock options granted during the year ended June 26, 2021. For the year ended June 27, 2020, the fair value of stock options granted with vesting contingent upon achievement of certain price targets was determined using a Monte Carlo simulation model taking into account the fair value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions. The following assumptions were used at the time of grant:

2020

Weighted-Average Stock Price	C$2.65
Weighted-Average Probability	6.0%
Weighted-Average Term in Years	3.0
Weighted-Average Volatility	83.3%

During the years ended June 26, 2021 and June 27, 2020, the weighted-average fair value of stock options granted was $0.17 and $0.98, respectively, per option. As of June 26, 2021 and June 27, 2020, stock options outstanding have a weighted-average remaining contractual life of 5.4 years and 7.5 years, respectively.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION (Continued)

LTIP Units and LLC Redeemable Units

A reconciliation of the beginning and ending balances of the LTIP Units and LLC Redeemable Units issued for compensation outstanding is as follows:

			Weighted
	LTIP Units	LLC	Average
	Issued and	Redeemable	Grant Date
	Outstanding	Units	Fair Value

Balance as of June 29, 2019	20,882,355	725,016	$0.74

Vesting and Converted (1)(2)	(1,558,477)	-	$(3.38)

Balance as of June 27, 2020 and June 26, 2021	19,323,878	725,016	$0.52

(1)	LTIP Units and LLC Redeemable Units will vest as follows:

●	19,323,878 of the LTIP Units will vest contingent upon achievement of certain price targets in respect of the Subordinate Voting Shares, whereby one third of such aggregate LTIP Units will vest when the price of the Subordinate Voting Shares reaches C$10 in the open market, another third will vest when such share price reaches C$15 in the open market and the final third will vest when such share price reaches C$20 in the open market. Such share price will be determined as a 5-day volume weighted-average trading price on any exchange on which the Subordinate Voting Shares are traded. 9,661,939 of the LTIPs were modified to extend the vesting periods to 10 years from the modification date of February 1, 2020.

●	6,038,712 of the LTIP Units will vest as follows: (a) 25% vested immediately on issuance; and (b) the remaining 75% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2020.

●	4,227,098 of the FV LTIP Units will vest as follows: (a) 14.3% vested immediately on issuance; and (b) the remaining 85.7% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all FV LTIP Units being fully vested on March 15, 2022.

●	724,645 of the LTIP Units will vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2021.

(2)	For the year ended June 26, 2021 and June 27, 2020, nil and 1,558,477, respectively, of the LTIP Units were vested and converted to zero LLC Redeemable Units pursuant to the formula determined by the Third Amended and Restated LLC Agreement of MM Enterprises USA, LLC.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION (Continued)

Restricted Stock Units

During the years ended June 26, 2021 and June 27, 2020, the Company granted an entitlement to 31,632,112 and 7,443,954, respectively, of restricted Subordinate Voting Shares to certain officers and directors. A reconciliation of the beginning and ending balance of restricted stock units outstanding is as follows:

	Issued and Outstanding	Vested (1)	Weighted-Average Fair Value

Balance as of June 29, 2019	1,018,861	2,962	$3.89

Granted	7,443,954	-	$0.73
Forfeiture of Restricted Stock (2)	(974,103)	-	$2.69
Redemption of Vested Stock	(329,548)	(329,548)	$3.14
Vesting of Restricted Stock	-	519,045	$2.28

Balance as of June 27, 2020	7,159,164	192,459	$0.68

Granted	31,632,112	-	$0.17
Forfeiture of Restricted Stock (2)	(6,244,589)	-	$0.19
Redemption of Vested Stock	(11,658,293)	(11,658,293)	$0.21
Vesting of Restricted Stock	-	10,680,711	$0.24

Balance as of June 26, 2021	20,888,394	(785,123)	$0.24

(1)	Restricted stock units will vest as follows:

●	3,000,000 of the restricted stock units will vest as follows: one-fourth upon the 12-month employment anniversary, with the remaining three-fourths vesting in amounts of one third each when the trading price of the Subordinate Voting Shares on the then current stock exchange at any time during the term of employment reaches a minimum of C$10, C$15 and C$20, respectively.

●	46,331 of the restricted stock units on July 11, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.

●	131,859 of the restricted stock units on August 29, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.

●	918,785 of the restricted stock units will vest ratably as follows: one-fourth within 30-days of the grant date, with the remaining three-fourths in three equal installments on every anniversary of the grant date, beginning on December 18, 2018 and concluding with all restricted stock units being fully vested on December 18, 2021.

●	23,082 of the restricted stock units will vest on a straight-line basis, beginning on January 3, 2019, and concluding with all restricted stock units being fully vested on August 28, 2019.

●	162,455 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on March 26, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.

●	72,202 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on May 7, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.

●	5,458,749 of the restricted stock units will vest as follows on the first anniversary of the grant date, December 10, 2020.

●	1,885,408 of the restricted stock units will vest as follows: on the second anniversary of the grant date, July 30, 2021.

●	50,181 of the restricted stock units will vest as follows: on the first anniversary of the grant date, August 26, 2020.

●	49,616 of the restricted stock units will vest as follows: on August 1, 2021.

●	28,210,512 of restricted stock units vest 37.5%, 12.5%, 37.5%, 12.5% on the 1st, 2nd, 3rd and 4th anniversary, respectively.

(2)	6,244,589 and 974,103 of the restricted stock units were forfeited upon resignation of certain employees prior to their vesting for the fiscal years ended June 26, 2021 and June 27, 2020, respectively.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION (Continued)

Certain restricted stock units have vesting which is based on market conditions. For restricted stock units that have no market condition vesting, the fair value was determined using the trading value of the Subordinate Voting Shares on the date of grant. For the restricted stock units that have market condition vesting, these shares were valued using a Monte Carlo simulation model taking into account the trading value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions. During the year ended June 26, 2021 and June 27, 2020, there were no restricted stock units with a market vesting condition.

Warrants

A reconciliation of the beginning and ending balance of warrants outstanding is as follows:

	Number of Warrants Outstanding
	Subordinate Voting Shares	MedMen Corp Redeemable Shares	TOTAL	Weighted-Average Exercise Price

Balance as of June 29, 2019	12,999,815	17,234,540	30,234,355	$4.48

Issued	105,239,862	40,455,729	145,695,591	$0.58
Cancelled	(3,240,762)	(17,234,540)	(20,475,302)	$4.66

Balance as of June 27, 2020	114,998,915	40,455,729	155,454,644	$0.71

Issued	260,852,951	147,508,516	408,361,467	$0.21
Exercised	(8,807,607)	(50,078,066)	(58,885,673)	$0.20
Cancelled	(107,581,650)	(40,455,723)	(148,037,373)	$0.23

Balance as of June 26, 2021	259,462,609	97,430,456	356,893,065	$0.33

The following table summarizes the warrants that remain outstanding as of June 26, 2021:

Security Issuable	Exercise Price	Number of Warrants	Weighted Average Remaining Life in Years	Warrants Exercisable

MedMen Corp Redeemable Shares	$0.34	40,455,732	4.1	40,455,732
MedMen Corp Redeemable Shares	$0.20	38,345,772	4.4	38,345,772
MedMen Corp Redeemable Shares	$0.15	18,628,952	4.2	18,628,952

Total MedMen Corp Redeemable Shares		97,430,456		97,430,456

Subordinate Voting Shares	$4.29	2,039,627	0.9	2,039,627
Subordinate Voting Shares	$3.16 - $3.72	9,737,782	0.9	9,737,782
Subordinate Voting Shares	$1.01 - $1.17	3,346,161	1.4	3,346,161
Subordinate Voting Shares	$0.15 - $0.46	244,339,039	4.0	244,339,039

Total Subordinate Voting Shares		259,462,609		259,462,609

Total Warrants Outstanding		356,893,065		356,893,065

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

21. SHARE-BASED COMPENSATION (Continued)

The fair value of warrants exercisable for MedMen Corp Redeemable Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the date of issuance:

	2021	2020

Weighted-Average Risk-Free Annual Interest Rate	0.13%	2.20%
Weighted-Average Expected Annual Dividend Yield	0%	0%
Weighted-Average Expected Stock Price Volatility	92.06%	88.19%
Weighted-Average Expected Life of Warrants	1 year	1 year

The fair value of warrants exercisable for the Company’s Subordinate Voting Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the latest modification of January 29, 2021:

Weighted-Average Risk-Free Annual Interest Rate	0.06%
Weighted-Average Expected Annual Dividend Yield	0%
Weighted-Average Expected Stock Price Volatility	175.50%
Weighted-Average Expected Life of Warrants	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares and the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies and beginning March 28, 2021, was solely based on the historical volatility of the Company’s Subordinate Voting Shares. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants. 97,785,140 of warrants are cancelable if the Company meets certain cash flow metrics for nine consecutive months. The effects of contingent cancellation feature were included in determining the fair value of the related warrants. On April 21, 2021, the contingent cancellation feature was met and the related warrants were cancelled.

As of June 26, 2021 and June 27, 2020, warrants outstanding have a weighted-average remaining contractual life of 44.7 and 46.2 months, respectively.

22. LOSS PER SHARE

The following is a reconciliation for the calculation of basic and diluted loss per share for the years ended June 26, 2021 and June 27, 2020:

	2021	2020

Net Loss from Continuing Operations Attributable to Shareholders of MedMen Enterprises, Inc.	$(111,993,197)	$(177,313,705)
Less Deemed Dividend - Down Round Feature of Warrants	(6,364,183)	-

Net Loss from Continuing Operations Available to Shareholders of MedMen Enterprises, Inc.	(118,357,380)	(177,313,705)
Net Loss from Discontinued Operations	(12,152,328)	(69,950,677)

Total Net Loss	$(130,509,708)	$(247,264,382)

Weighted-Average Shares Outstanding - Basic and Diluted	530,980,011	270,418,842

Loss Per Share - Basic and Diluted:

From Continuing Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.22)	$(0.66)

From Discontinued Operations Attributable to Shareholders of MedMen Enterprises Inc.	$(0.02)	$(0.26)

Diluted loss per share is the same as basic loss per share as the issuance of shares on the exercise of convertible debentures, LTIP share units, warrants and share options is anti-dilutive.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

23. OTHER OPERATING INCOME

During the years ended June 26, 2021 and June 27, 2020, other operating income consisted of the following:

	2021	2020

Loss (Gain) on Disposals of Assets	$581,051	$(7,331,288)
Restructuring and Reorganization Expense	5,038,182	6,269,153
Loss on Settlement of Accounts Payable	574,877	314,242
Gain on Lease Terminations	(17,748,368)	(319,163)
Gain on Disposal of Assets Held For Sale	(12,338,123)	(8,439,967)
Other (Income) Expense	(806,921)	390,909

Total Other Operating Income	$(24,699,302)	$(9,116,114)

24. PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal, Illinois state, Florida state and New York state income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

The Company intends to be treated as a United States corporation for United States federal income tax purposes under section 7874 of the U.S. Tax Code and is expected to be subject to United States federal income tax. However, for Canadian tax purposes, the Company is expected, regardless of any application of section 7874 of the U.S. Tax Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”) for Canadian income tax purposes. As a result, the Corporation will be subject to taxation both in Canada and the United States.

The Company has approximately gross $8,500,000 (tax effected $2,300,000) of Canadian non-capital losses and $6,915,000 (tax effected $1,833,000) of Share Issuance cost 20(1)(e) balance. The loss tax attribute has been determined to be more likely than not that the tax attribute would not yield any tax benefit. As such, the Company has recorded a full valuation allowance against the benefit. Since IRC Section 280E was not applied in the California Franchise Tax returns, the Company has approximately $171,000,000 of gross California net operating losses which begin expiring in 2033 as of June 26, 2021. The Company has evaluated the realization of its California net operating loss tax attribute and has determined under the more likely than not standard that $169,200,000 will not be realized.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

24. PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

Provision for income taxes consists of the following for the years ended June 26, 2021 and June 27, 2020:

	2021	2020
Current:
Federal	$(20,173,107)	$(21,675,826)
State	(3,231,255)	(2,471,663)

Total Current	(23,404,362)	(24,147,489)

Deferred:
Federal	15,762,423	52,822,427
State	4,241,991	12,153,888

Total Deferred	20,004,414	64,976,315

Total Provision for Income Taxes	$(3,399,948)	$40,828,826

As of June 26, 2021 and June 27, 2020, the components of deferred tax assets and liabilities were as follows:

	2021	2020

Deferred Tax Assets:
Sale and Leaseback	$1,209,397	$1,378,229
Net Operating Loss	18,947,040	14,773,963
Notes Payable	16,156,489	16,156,489
Fair Value of Investments	797,641	1,019,919
Lease Liability	23,036,902	30,545,899
Held For Sale	5,167,362	16,580,885

Total Deferred Tax Assets	65,314,831	80,455,384
Total Valuation Allowance	(43,164,332)	(49,939,139)

Net Deferred Tax Assets	$22,150,499	$30,516,245

	2021	2020

Deferred Tax Liabilities:
Property, Plant & Equipment	$(18,492,895)	$(25,286,947)
Intangible Assets	(28,243,281)	(37,731,096)
Senior Secured Convertible Credit Facility	(17,171,778)	(9,420,472)
Leases	(10,546,564)	(14,974,482)

Total Deferred Tax Liabilities	(74,454,518)	(87,412,997)

Net Deferred Tax Liabilities	$(52,304,019)	$(56,896,752)

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

24. PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The reconciliation between the effective tax rate on loss from operations and the statutory tax rate is as follows:

	2021	2020

Expected Income Tax Benefit at Statutory Tax Rate	$(32,381,541)	$(113,915,623)
Section 280E Permanent and Other Non-Deductible Items	30,846,236	89,883,278
State Rate	1,878,787	2,471,663
Tax Gain on Sale Leaseback	-	8,377,927
Effect of GAAP Impairment	-	(37,651,440)
Effect of Held for Sale	11,413,523	(16,580,885)
Effect of ASC 842	3,056,613	(15,571,417)
Benefit on Recognized California Net Operating Loss	(9,268,041)	(2,935,116)
Interest and Penalties on Uncertain Tax Positions	4,629,178	-
Valuation Allowance	(6,774,807)	45,092,787

Reported Income Tax Expense (Benefit)	$3,399,948	$(40,828,826)

Effective Tax Rate	(2.05)%	7.09%

During the years ended June 26, 2021 and June 27, 2020, the activities related to the Company’s gross unrecognized tax benefits are as follows:

	2021	2020

Balance at Beginning of Year	$15,016,935	$6,575,181

Increase in Balance Related to Tax Positions Taken During the Year	447,250	8,441,754

Balance at End of Year	$15,464,185	$15,016,935

The Company files income tax returns in the U.S. federal jurisdiction, various U.S. state jurisdictions, and in Canada. The Company is generally subject to audit by taxing authorities in various U.S., state, and in foreign jurisdictions for fiscal years 2013 through the current fiscal year.

As of June 26, 2021, and June 27, 2020, the total amount of gross unrecognized tax benefits was $20,093,363 and $15,016,935, respectively, including $900,000 and $3,800,000 of interest and penalties. As of June 26, 2021, all of the total unrecognized tax benefits, if recognized, would have an impact on the Company’s effective tax rate. The Company estimates that there will be no material changes in its uncertain tax positions in the next 12 months. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

25. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of June 26, 2021 and June 27, 2020, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 26, 2021, there were no pending or threatening lawsuits that could be reasonably assessed to have resulted in a probable loss to the Company in an amount that can be reasonably estimated. As such, no accrual has been made in the Consolidated Financial Statements relating to claims and litigations. As of June 26, 2021, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

In July 2018, a legal claim was filed against the Company related to alleged misrepresentations in respect of a financing transaction completed in May 2018. During the year ended June 26, 2021, the claim was settled for a total of C$575,000 of which C$250,000 shall be paid in Class B Subordinate Voting Shares. The settlement liability has been accrued in the Consolidated Balance Sheet.

In late January 2019, the Company’s former Chief Financial Officer (“CFO”) filed a complaint against MM Enterprises in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable. As of June 26, 2021, $584,000 has been accrued in the Consolidated Balance Sheet.

In March 2020, litigation was filed against the Company related to a purchase agreement for a previous acquisition. The Company is currently defending against this lawsuit, which seeks damages for fraudulent inducement and breach of contract. The Company believes the likelihood of a loss contingency is neither probable nor estimable. As such, no amount has been accrued in these financial statements.

In April 2020, a complaint was filed against the Company related to a contemplated acquisition in which the plaintiffs are seeking damages for alleged breach of contract and breach of implied covenant of good faith and fair dealing. While no amounts have been identified in the claim, the Company estimated this to be approximately $5,200,000. The Company believes the likelihood of a loss contingency is neither probable nor remote. As such, no amount has been accrued in the financial statements.

In May 2020, litigation was filed against the Company related to a purchase agreement and secured promissory note for a previous acquisition. The Company is currently defending against this lawsuit, which claims for breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud. The plaintiffs are seeking damages for such claims in which the amount is currently not reasonably estimable. Therefore, pursuant to ASC 450, “Contingencies” (“ASC 450”), a liability has not been recorded in these audited Consolidated Financial Statements. In response, the Company filed a counterclaim and is seeking entitlement to proceeds of the sale, net of amounts owed under the secured promissory note which is in dispute. The plaintiffs filed an appeal to the ruling on the entitlement of proceeds in excess of the secured promissory note. In accordance with ASC 450, any loss recoveries related to the Company’s counterclaim have not been recorded. In addition, net proceeds resulting from the sale was not recognized as a receivable as the amount is not reasonably estimable. See “Note 18 – Notes Payable” for the secured promissory note related to this litigation.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

25. COMMITMENTS AND CONTINGENCIES (Continued)

In September 2020, a legal dispute was filed against the Company related to the separation of a former officer in which the severance issued is currently being disputed. The Company believes the likelihood of loss is remote. As a result, no amount has been set up for potential damages in these financial statements.

In February 2020, a legal dispute was filed against the Company and settled in December 2020 for approximately $2,400,000. As of June 26, 2021, the remaining amount has been accrued in the Consolidated Balance Sheet.

In December 2020, a lawsuit was filed against the Company related to a previous acquisition alleging that the plaintiffs were owed additional compensation. In the complaint, the plaintiffs allege breach of contract, breach of implied covenant of good faith and fair delaying, fraud and unjust enrichment, among other causes of actions. The plaintiffs are seeking the issuance of 51,716,141 shares, which has been accrued in the Consolidated Balance Sheet as of June 26, 2021, and other monetary damages. The litigation is at an early stage and the likelihood of a loss contingency is remote. The amount of monetary damages is not reasonably estimable and thus, no amount has been accrued in these financial statements.

In January 2021, a cross-complaint was filed against the Company related a lien foreclosure alleging breach of contract, quantum merit and implied indemnity. The Company is actively defending the legal matter which the claimant is seeking damages of approximately $11,000,000. The litigation is at an early stage and thus the likelihood of a loss contingency is remote. As such, no amount has been accrued in these financial statements.

26. RELATED PARTY TRANSACTIONS

All related party balances due to the Company as of June 26, 2021 and June 27, 2020 did not have any formal contractual agreements regarding payment terms or interest. As of February 2020 and May 2020, Mr. Adam Bierman and Mr. Andrew Modlin, respectively, no longer held board or management positions and therefore as of June 26, 2021, they are not considered related parties under ASC 850, “Related Party Disclosures” (“ASC 850”), however they were during the fiscal year ended June 27, 2020. As of November 2020, Mr. Chris Ganan was no longer a member of the Company’s board of directors and therefore is not considered a related party under ASC 850, as of June 26, 2021, however Mr. Ganan was a related party during the fiscal year ended June 27, 2020. As of June 27, 2020, amounts due from MMOF GP II (“Fund LP II”) and MedMen Opportunity Fund GP, LLC (“Fund LP”) were $1,820,204 and $1,289,513, respectively, were recorded in the Consolidated Balance Sheets. As of June 26, 2021, other amounts due to related parties was $1,476,921. As of June 27, 2020, amounts due to Fund LP II, Fund LP and other related parties were $1,093,896, $1,986,697 and $1,476,221, respectively, were recorded in the Consolidated Balance Sheets.

Pursuant to the Side Letter executed on July 2, 2020 in conjunction with the Fourth Amendment of the Convertible Facility with GGP, Wicklow Capital and GGP had the right to approve director nominees submitted by the Company. The ability to approve the nominees to the Company’s Board of Directors met the definition of control under ASC 850 and accordingly, Wicklow Capital is a related party of the Company. See “Note 18 – Notes Payable” for a disclosure of transaction related to the unsecured convertible facility during the fiscal year ended June 26, 2021.

As of June 26, 2021, the Company determined GGP to be a related party as a result of GGP having significant influence over the Company. See “Note 19 – Senior Secured Convertible Credit Facility” for a full disclosure of transactions and balances related to GGP.

In March 2020, the Company entered into a restructuring plan and retained interim management and advisory firm, Sierra Constellation Partners LLC (“SCP”). As part of the engagement, Tom Lynch was appointed as Interim Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Interim Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. In December 2020, Mr. Lynch was elected as Chairman of the Board and Reece Fulgham, a Managing Director at SCP, was appointed as Interim Chief Financial Officer. During the year ended June 26, 2021, the Company had paid $3,113,364 in fees to SCP for interim management and restructuring support. During the year ended June 26, 2021, Mr. Lynch and Mr. Bossidy each received 124,868 stock options.

The Company’s Board of Directors each receive quarterly fees of $200,000 of which one-third is paid in cash and two-thirds is paid in Class B Subordinate Voting Shares. The Class B Subordinate Voting Shares is recorded as a restricted stock unit until settled.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

27. SEGMENTED INFORMATION

The Company currently operates in one segment, the production and sale of cannabis products, which is how the Company’s Chief Operating Decision Maker manages the business and makes operating decisions. The Company’s cultivation operations are not considered significant to the overall operations of the Company. Intercompany sales and transactions are eliminated in consolidation.

28. DISCONTINUED OPERATIONS

During the fiscal year ended June 27, 2020, the Company contemplated the divesture of non-core assets and management entered into a plan to sell its operations in the state of Arizona. As a result, the assets and liabilities allocable to the operations within the state of Arizona were classified as a discontinued operation. The assets associated with the Arizona components were measured at the lower of their carrying amount or FVLCTS. Revenue and expenses, gains or losses relating to the discontinuation of Arizona operations were eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the Consolidated Statements of Operations.

During the fiscal year ended June 27, 2020, the Company began separate negotiations to sell its operations in the state of Arizona, including the related management entities. In October 2020, Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) was sold at auction for a total sales price of $25,150,000, of which the Company has not received the proceeds as of June 26, 2021. Refer to “Note 25 – Commitments and Contingencies” for further information. All outstanding membership interests in Level Up and all operational control and risk of loss was transferred to the purchaser on November 5, 2020. The Company recognized a loss upon sale of membership interests of $1,628,124 for the net carrying value of the assets as of the disposition date which was determined as the book value less direct costs to sell and is recognized as a component of loss on disposal of assets and other expense in the Consolidated Statements of Operations for Discontinued Operations during the year ended June 26, 2021. As of June 26, 2021, Level Up has been fully deconsolidated by the Company and the Company does not have any continuing involvement with the former subsidiary outside of the litigation disclosed in “Note 25 – Commitments and Contingencies”.

During the fiscal fourth quarter of 2021, the Company had a change in plan of sale for the remaining Arizona disposal group in response to changes in its regulatory environment as well as its financial condition which allowed capital to be raised and the disposal group assets to be retained. As a result, the assets no longer meet the held for sale criteria and are required to be reclassified as held and used at the lower of adjusted carrying value (carrying value of the assets prior to being classified as held for sale adjusted for any depreciation and/or amortization expense that would have been recognized had the assets been continuously classified as held and used) or the fair value at the date of the subsequent decision not to sell. During the years ended June 26, 2021 and June 27, 2020, revenues in the amount of $11,316,081 and $6,319,028, respectively, were reclassified to continuing operations and is included as a component of revenue in the Consolidated Statements of Operations. During the years ended June 26, 2021 and June 27, 2020, net loss in the amount of $12,350,388 and $21,572,840, respectively, were reclassified to continuing operations and is included as a component of net loss in the Consolidated Statements of Operations. The depreciation and amortization expense that would have been recognized had the assets been continuously classified as held and used was $1,158,886 and $370,790, for the year ended June 26, 2021 and June 27, 2020, respectively, and is included as a component of depreciation and amortization expenses in the Consolidated Statements of Operations.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

28. DISCONTINUED OPERATIONS (Continued)

On January 29, 2018, the Company acquired all membership interests and assets in Project Compassion NY, LLC (“Project Compassion”) as a part of the formation of MM Enterprises USA through a joint venture. Through Project Compassion, the Company has one cultivation and production facility in Utica, New York, and operates four dispensaries in the state of New York that are located in Buffalo, Lake Success, Salina and Manhattan (collectively, “MedMen NY, Inc.”). During the fiscal third quarter of 2021, the Company contemplated the divesture of non-core assets and management entered into a plan to sell MedMen NY, Inc. On February 25, 2021, the Company entered into a definitive investment agreement to sell a controlling interest in MedMen NY, Inc. equity of approximately 86.7% with the option to purchase the remaining equity of approximately 13.3% that the Company will retain in MedMen NY, Inc. following the sale for a total sales price of up to $73,000,000. In conjunction with the investment agreement, MedMen NY, Inc. will engage the services of the purchaser pursuant to a management agreement until regulatory approval has been obtained. The aggregate sales price consists of a cash purchase price of $35,000,000, subject to adjustments and a senior secured promissory note of $28,000,000 which shall be assigned to Hankey Capital in partial satisfaction of the outstanding debt, and within five business days after the first sale by MedMen NY, Inc. of adult-use cannabis products at one or more of its retail store locations, additional shares of MedMen NY, Inc. will be purchased for $10,000,000 in cash. The proceeds in cash will be used to repay a portion of the Hankey Capital notes payable due by the Company. Accordingly, the total amount of interest expense and amortization of debt discounts and loan origination fees related to the Senior Secured Term Loan Facility allocated to discontinued operations was $16,199,865 and $10,542,120 for the years ended June 26, 2021 and June 27, 2020. Refer to “Note 18 – Notes Payable” for discussion on the outstanding Facility. As of June 26, 2021, the initial closing of the investment has not occurred and is expected to close within the next twelve months.

Consequently, assets and liabilities allocable to the operations within the state of New York were classified as a discontinued operation. Revenue and expenses, gains or losses relating to the discontinuation of New York operations have been eliminated from profit or loss from the Company’s continuing operations and are shown as a single line item in the Consolidated Statements of Operations. The assets associated with the New York component have been measured at the lower of the carrying amount or FVLCTS. The Company will continue to operate the New York operations until the ultimate sale of the disposal group.

The operating results of the discontinued operations are summarized as follows:

	2021	2020

Revenue	$13,536,521	$17,441,970
Cost of Goods Sold	7,513,731	11,456,357

Gross Profit	6,022,790	5,985,613

Expenses:
General and Administrative	9,428,277	14,438,438
Sales and Marketing	24,472	55,182
Depreciation and Amortization	1,811,038	3,816,563
Impairment Expense	960,692	39,506,708
(Gain) Loss on Disposal of Assets and Other Expense (Income)	(11,885,805)	7,469,037

Total Expenses	338,674	65,285,928

Income (Loss) from Operations	5,684,116	(59,300,315)

Other Expense:
Interest Expense	10,377,218	6,183,834
Interest Income	(1,545)	-
Amortization of Debt Discount and Loan Origination Fees	5,895,011	4,362,226

Total Other Expense	16,270,684	10,546,060

Loss from Discontinued Operations Before Provision for Income Taxes	(10,586,568)	(69,846,375)
Provision for Income Tax Expense	(1,565,760)	(104,302)

Net Loss from Discontinued Operations	$(12,152,328)	$(69,950,677)

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

28. DISCONTINUED OPERATIONS (Continued)

The carrying amounts of assets and liabilities in the disposal group are summarized as follows:

	2021	2020

Carrying Amounts of the Assets Included in Discontinued Operations:

Cash and Cash Equivalents	$901,886	$1,018,158
Restricted Cash	5,280	8,844
Accounts Receivable and Prepaid Expenses	233,860	106,808
Inventory	4,899,281	5,285,844
Other Current Assets	-	18,444

TOTAL CURRENT ASSETS (1)		6,438,098

Property and Equipment, Net	12,682,787	12,772,572
Operating Lease Right-of-Use Assets	19,136,500	21,218,027
Intangible Assets, Net	10,582,559	15,307,700
Goodwill	-	959,692
Other Assets	456,945	1,595,799

TOTAL NON-CURRENT ASSETS (1)		51,853,790

TOTAL ASSETS OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$48,899,098	$58,291,888

Carrying Amounts of the Liabilities Included in Discontinued Operations:
Accounts Payable and Accrued Liabilities	$3,082,031	$4,463,431
Income Taxes Payable	1,535,627	-
Other Current Liabilities	124,663	11,860
Current Portion of Operating Lease Liabilities	2,326,002	1,629,282
Current Portion of Finance Lease Liabilities	825	-

TOTAL CURRENT LIABILITIES (1)		6,104,573

Operating Lease Liabilities, Net of Current Portion	349,244	20,359,826
Finance Lease Liabilities, Net of Current Portion	20,272,057	-
Deferred Tax Liabilities	5,457,753	13,338,464

TOTAL NON-CURRENT LIABILITIES (1)		33,698,290

TOTAL LIABILITIES OF THE DISPOSAL GROUP CLASSIFIED AS HELD FOR SALE	$33,148,202	$39,802,863

(1)	The assets and liabilities of the disposal group classified as held for sale are classified as current on the Consolidated Balance Sheets as of June 26, 2021 because it is probable that the sale will occur and proceeds will be collected within one year.

MEDMEN ENTERPRISES INC.

Notes to Consolidated Financial Statements

Fiscal Years Ended June 26, 2021 and June 27, 2020

(Amounts Expressed in United States Dollars Unless Otherwise Stated)

29. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 23, 2021, which is the date these consolidated financial statements were issued, and has concluded that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

Senior Secured Convertible Credit Facility

On August 17, 2021, the Company announced that Tilray, Inc. (“Tilray”) acquired a majority of the outstanding senior secured convertible notes under the Convertible Facility with GGP (the “Notes”). Under the terms of the transaction, a newly formed limited partnership (the “SPV”) established by Tilray and other strategic investors acquired an aggregate principal amount of approximately $165,800,000 of the Notes and warrants issued in connection with the Convertible Facility, representing 75% of the outstanding Notes and 65% of the outstanding warrants under the Convertible Facility. Specifically, Tilray’s interest in the SPV represents rights to 68% of the Notes and related warrants held by the SPV, which are convertible into, and exercisable for, approximately 21% of the outstanding Class B Subordinate Voting Shares of MedMen upon closing of the transaction.

In connection with the sale of the Notes, the Company amended and restated the securities purchase agreement with GGP (“Sixth Amendment”) to, among other things, extend the maturity date to August 17, 2028, eliminate any cash interest obligations and instead provide for payment-in-kind interest, eliminate certain repricing provisions, and eliminate and revise certain restrictive covenants. In connection with the Sixth Amendment, accrued payment-in-kind interest on the Notes will be convertible at price equal to the trailing 30-day volume weighted average price of the Subordinate Voting Shares. The Notes may not be prepaid until the federal legalization of marijuana. The Notes will also provide the holders with a top-up right to acquire additional Subordinate Voting Shares and a pre-emptive right with respect to future financings of the Company, subject to certain exceptions, upon the issuance by MedMen of certain equity or equity-linked securities. No changes have been made to the conversion and exercise prices of the Notes or related warrants.

Equity Investment Through Private Placement

On August 17, 2021, the Company entered into subscription agreements with various investors led by Serruya Private Equity Inc. (“SPE”) to purchase $100,000,000 of units (“Units”) of the Company at a purchase price of $0.24 per Unit (the “Private Placement”) wherein certain investors associated with SPE agreed to backstop the Private Placement (the “Backstop Commitment”). In consideration for providing the Backstop Commitment, such investors will receive a fee of $2,500,000 to be paid in the form of Class B Subordinate Voting Shares (each, a “Share”) at a deemed price of $0.24 (C$0.32) per Share.

Each Unit consists of one Share and one-quarter share purchase warrant (each, a “Warrant”). Each whole Warrant permits the holder to purchase one Share for a period of five years from the date of issuance at an exercise price of $0.288 (C$0.384) per Share. Each Unit issued to certain funds associated with SPE consists of one Share and one-quarter of one Warrant plus a proportionate interest in a short-term warrant (the “Short-Term Warrant”) which expires on December 31, 2021. The Short-Term Warrant entitles the holders to acquire, at the option of the holders and upon payment of $30,000,000, an aggregate of 125,000,000 Units at an exercise price of $0.24 (C$0.32) per Unit, or $30,000,000 principal amount of notes at par, convertible into 125,000,000 Shares at a conversion price of $0.24 (C$0.32) per Share.

PART III—EXHIBITS

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
2.1	Articles of MedMen Enterprises Inc., as amended, dated May 28, 2018	10/A	000-56199	3.1	10/7/20
3.1	Subordinate Voting Share Purchase Warrant Indenture dated September 27, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1	10/7/20
3.1(a)	Supplemental Subordinate Voting Share Purchase Warrant Indenture dated December 5, 2018 between the Registrant and Odyssey Trust Company	10/A	000-56199	4.1(a)	10/7/20
4.1**	Subscription Agreement
6.1	Amended and Restated Articles of Incorporation of MM Can USA, Inc. dated May 28, 2018	10/A	000-56199	10.1	10/7/20
6.2	Third Amended and Restated Limited Liability Company Agreement of MM Enterprises USA, LLC dated May 28, 2018	10/A	000-56199	10.2	10/7/20
6.3	Formation and Contribution Agreement dated January 24, 2018 among MM Enterprises USA, LLC and MMMG, LLC, MedMen Opportunity Fund, LP, MedMen Opportunity Fund II, LP, The MedMen of Nevada 2, LLC, DHSM Investors, LLC and Bloomfield Partners Utica, LLC	10/A	000-56199	10.3	10/7/20
6.4	Letter Agreement dated April 27, 2018 between the Ladera Ventures Corp. and MM Enterprises USA, LLC	10/A	000-56199	10.4	1/15/21
6.5	Support Agreement dated May 28, 2018 between the Registrant, MM Can USA, Inc. and MM Enterprises, LLC	10/A	000-56199	10.5	10/7/20
6.6	Tax Receivable Agreement dated May 28, 2018 among MM Enterprises USA, LLC, certain members and LTIP Unitholders	10/A	000-56199	10.6	10/7/20
6.7	Senior Secured Commercial Loan Agreement dated October 1, 2018 between the Registrant, MM Can USA, Inc. and Hankey Capital, LLC	10/A	000-56199	10.7	10/7/20
6.7(a)	First Modification to Senior Secured Commercial Loan Agreement dated April 10, 2019	10/A	000-56199	10.7(a)	12/7/20
6.7(b)	Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020, with Form of Amended and Restated Senior Secured Term Note	10/A	000-56199	10.7(a)	10/7/20
6.7(c)	Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, with Form of Second Amended and Restated Senior Secured Term Note, Form of Amended and Restated Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.60 per share, and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share	10/A	000-56199	10.7(b)	10/7/20

III-1

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
6.7(d)	Fourth Modification to Senior Secured Commercial Loan Agreement dated September 16, 2020, with Form of Secured Term Note, Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. at an exercise price of $0.34 per share (B1 Warrants), and Form of Warrant exercisable for Class B Common Shares of MM CAN USA, Inc. (B2 Warrants)	10/A	000-56199	10.17(d)	12/7/20
6.7(e)	Side Letter dated February 25, 2021 between the Registrant, MM CAN USA, Inc. and Hankey Capital, LLC and Form of Warrant issued by MM CAN USA, Inc.	S-1	333-253980	10.7(e)	3/8/21
6.7(f)	Fifth Modification (with forms of Note and Warrants) dated May 11, 2021 between the Company and Hankey Capital, LLC	8-K	000-56199	10.1	5/17/21
6.7(g)**	Sixth Modification (with forms of Notes) dated February 2, 2022 between the Company and Hankey Capital, LLC
6.8	Business Combination Agreement dated December 23, 2018 among the Registrant and The PharmaCann LLC Majority Members	10/A	000-56199	10.8	12/7/20
6.8(a)	Termination and Release Agreement dated October 7, 2019 between the Registrant and PharmaCann, LLC	10/A	000-56199	10.8(a)	12/7/20
6.9	Canadian Equity Distribution Agreement dated April 10, 2019 between the Registrant and Canaccord Genuity Corp.	10/A	000-56199	10.9	10/7/20
6.10	Master Lease Agreement dated November 25, 2019 with Treehouse Real Estate Investment Trust, Inc., First Amendment dated January 30, 2020 and Second Amendment dated July 2, 2020	10/A	000-56199	10.10	10/7/20
6.11	Management Support Agreement dated March 30, 2020 between the Registrant and SierraConstellation Partners	10/A	000-56199	10.11	10/7/20
6.11(a)	Amendment to Terms of Engagement with SierraConstellation Partners dated May 1, 2020	S-1/A	333-256912	10.11(a)	7/16/21
6.11(b)	Transaction and Retention Bonus Award Agreement dated July 12, 2021 between the Registrant and SierraConstellation Partners	8-K	000-56199	10.1	7/15/21
6.12†	MedMen Equity Incentive Plan dated May 28, 2018	10/A	000-56199	10.12	10/7/20
6.12(a) †	Amendment No. 1 to MedMen Enterprises Inc. 2018 Stock and Incentive Plan	S-8	333-254984	99.1(a)	4/2/21
6.12(b) †	Form of Option Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(a)	10/7/20
6.12(c) †	Form of Restricted Stock Unit Award Agreement for MedMen Equity Incentive Plan	10/A	000-56199	10.12(b)	10/7/20
6.13	Second Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Incremental Warrant) dated July 2, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13	10/7/20

III-2

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
6.13(a)	First Amendment dated September 14, 2020 to Second Amended and Restated Securities Purchase Agreement (with Form of Senior Secured Convertible Note - Incremental Note)	10/A	000-56199	10.13(a)	12/7/20
6.13(b)	Securities Purchase Agreement dated April 23, 2019 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(b)	12/7/20
6.13(c)	First Amendment dated August 12, 2019 to Securities Purchase Agreement, Tranche 1 Notes and Tranche 2 Notes	10/A	000-56199	10.13(c)	12/7/20
6.13(d)	Second Amendment dated October 29, 2019 to Securities Purchase Agreement and Notes	10/A	000-56199	10.13(d)	12/7/20
6.13(e)	Amended and Restated Securities Purchase Agreement dated March 27, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(e)	12/7/20
6.13(f)	Side Letter dated July 2, 2020 among the Registrant, MMC CAN USA, Inc. and the Purchasers named therein and Gotham Green Admin 1, LLC	10/A	000-56199	10.13(f)	12/7/20
6.13(g)	Third Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Note) dated January 11, 2021 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC	S-1	333-253980	10.13(g)	3/8/21
6.13(h)	Waiver Letter dated May 11, 2011 for Third Amended and Restated Securities Purchase Agreement between the Company, and Gotham Green Admin 1, LLC the Other Credit Parties named therein	8-K	000-56199	10.2	5/17/21
6.13(i)	Fourth Amended and Restated Securities Purchase Agreement dated August 17, 2021 among MedMen Enterprises Inc., each Credit Party and Holders Signatory thereto and Gotham Green Admin 1, LLC	8-K	000-56199	10.1	8/20/21
6.13(j)	Form of Fourth Amended and Restated Senior Secured Convertible Note dated August 17, 2021	8-K	000-56199	10.1(a)	8/20/21
6.13(k)	Form of Amended and Restated Warrant dated August 17, 2021	8-K	000-56199	10.1(b)	8/20/21
6.14	Form of Subscription Agreement for July 2019 sale of 14,634,147 Class B Subordinate Voting Shares	10/A	000-56199	10.14	12/7/20
6.15	Investment Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors for issuance of 7.5% Convertible Unsecured Debentures	10/A	000-56199	10.15	12/7/20
6.15(a)	Securities Lending Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors	10/A	000-56199	10.15(a)	12/7/20
6.15(b)	Form of 7.5% Unsecured Convertible Debenture	10/A	000-56199	10.15(b)	12/7/20
6.15(c)	Form of Warrant Certificate	10/A	000-56199	10.15(c)	12/7/20

III-3

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
6.16	Membership Interest Purchase Agreement dated November 5, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.16	12/7/20
6.17	Membership Interest Purchase Agreement dated November 22, 2019 between Le Cirque Rouge, LP and LCR SLP, LLC	10/A	000-56199	10.17	12/7/20
6.18	Stock Purchase Agreement dated May 24, 2019 between Equityholders of One Love Beach Club and MM Enterprises USA, LLC	10/A	000-56199	10.18	12/7/20
6.19	Securities Transfer Agreement dated September 6, 2019 between MM Enterprises USA, LLC, the transferees named therein and Old Pal, LLC	10/A	000-56199	10.19	12/7/20
6.20	Form of Subscription Agreement for December 2019 Non-Brokered Private Placement of 46,962,645 Class B Subordinate Voting Shares	10/A	000-56199	10.20	12/7/20
6.21	Amended and Restated Membership Interest Purchase Agreement dated October 30, 2020 between Verano Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21	12/7/20
6.21(a)	Membership Interest Purchase Agreement dated July 1, 2020 between Verona Evanston, LLC and MM Enterprises USA, LLC	10/A	000-56199	10.21(a)	12/7/20
6.22†	Severance Agreement and Release dated April 10, 2020 between MM Enterprises USA, LLC and Ryan Lissack	10/A	000-56199	10.22	1/27/21
6.23†	Severance Agreement and Release dated October 7, 2019 between MM Enterprises USA, LLC and Michael W. Kramer	10/A	000-56199	10.23	1/27/21
6.24†	Separation Agreement and Release dated January 30, 2020 between the Registrant, MM Enterprises USA, LLC and Adam Bierman	10/A	000-56199	10.24	1/27/21
6.25†	Separation Agreement dated December 31, 2020 between MM Enterprises USA, LLC and Zeeshan Hyder	10/A	000-56199	10.25	1/27/21
6.26	Form of Subscription Agreement for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26	3/8/21
6.26(a)	Form of Warrant for Equity Private Placement dated February 16, 2021	S-1	333-253980	10.26(a)	3/8/21
6.27	Investment Agreement dated February 25, 2021 among MedMen NY, Inc., MM Enterprises USA, LLC, AWH New York, LLC and Ascend Wellness Holdings, LLC	S-1	333-253980	10.27	3/8/21
6.28	Form of Subscription Agreement and Warrant for Equity Private Placement dated March 18, 2021	S-1/A	333-253980	10.13(g)	3/24/21
6.28(a)	Amendment to Warrant dated March 18, 2021	10-Q	000-56199	10.6(a)	5/12/21
6.29	Subscription Agreement of Parallax Master Fund, L.P. dated May 17, 2021	8-K	000-56199	10.3	5/17/21
6.29(a)	Warrant dated May 17, 2021 issued to Parallax Master Fund, L.P.	8-K	000-56199	10.3(a)	5/17/21

III-4

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith
6.30	Board Observer Letter between MedMen Enterprises Inc. and Tilray, Inc. dated August 17, 2021	8-K	000-56199	10.2	8/20/21
6.31	Mutual Release dated August 17, 2021	8-K	000-56199	10.3	8/20/21
6.32	Form of Subscription Agreement - August 2021	8-K	000-56199	10.4	8/20/21
6.32(a)	Form of Subscription Agreement for certain investors associated with Serruya Private Equity – August 2021	8-K	000-56199	10.4(a)	8/20/21
6.32(b)	Form of Warrant – August 2021	8-K	000-56199	10.4(b)	8/20/21
6.32(c)	Form of Subscription Right (Short-Term Warrant)- August 2021	8-K	000-56199	10.4(c)	8/20/21
6.33	Nomination Rights Agreement dated August 17, 2021 between MedMen Enterprises Inc,. and S5 Holdings Limited Liability Company	10-K	000-56199	10.24	9/24/21
6.34	Nomination Rights Agreement dated August 17, 2021 between MedMen Enterprises Inc,. and Gotham Green Partners, LLC	S-1	333-256912	10.24(a)	10/29/21
6.35	Form of Indemnification Agreement for Officers and Directors	10-K	000-56199	10.25	9/24/21
6.36	Offer Letter to Ana Bowman executed February 16, 2022	8-K	000-56199	10.1	2/22/22
7.1**	Asset Purchase Agreement dated February 27, 2022 between MME Florida, LLC, MM Enterprises USA, LLC and Green Sentry Holdings, LLC.
10	Power of Attorney (see signature page)					✔
11.1	Consent of MNP LLP					✔
12.1**	Legal Opinion of Cassels Brock & Blackwell LLP
14**	Form F-X Appointment of agent for service of process

**	To be filed by amendment.
†	Indicates a management contract or compensatory plan or arrangement.

III-5

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on March 24, 2022.

MEDMEN ENTERPRISES INC.

By:	/s/ Ana Bowman
Ana Bowman
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of MedMen Enterprises Inc., do hereby constitute and appoint Michael Serruya and Ana Bowman, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this offering statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Michael Serruya	Chief Executive Officer, Chairman of the Board and Director	March 24, 2022
Michael Serruya	(Principal Executive Officer)

/s/ Ana Bowman	Chief Financial Officer	March 24, 2022
Ana Bowman	(Principal Financial and Accounting Officer)

/s/ Ed Record	Director	March 24, 2022
Ed Record

/s/ Melvin Elias	Director	March 24, 2022
Melvin Elias

/s/ David Hsu	Director	March 24, 2022
David Hsu

/s/ Cameron Smith	Director	March 24, 2022
Cameron Smith

III-6